    As filed with the Securities and Exchange Commission on February 6, 1998


                                                      Registration No. 333-43281



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       PRE-EFFECTIVE AMENDMENT NO.1 TO THE

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.

             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZLETON
                          401(k) EMPLOYEE BENEFIT PLAN
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                           6036                   06-1504091
(State or Other Jurisdiction of    (Primary Standard Industrial    (IRS Employer Identification No.)
Incorporation or Organization)      Classification Code Number)



                               12 E. BROAD STREET
                          HAZLETON, PENNSYLVANIA 18201
                                 (717) 459-3700
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  E. LEE BEARD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZLETON
                               12 E. BROAD STREET
                          HAZLETON, PENNSYLVANIA 18201
                                 (717) 459-3700
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                          DOUGLAS P. FAUCETTE, ESQUIRE
                        LAWRENCE M. F. SPACCASI, ESQUIRE
                           MULDOON, MURPHY & FAUCETTE
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


                                                     Proposed Maximum     Proposed Maximum         Amount of
  Title of each Class of             Amount to        Offering Price     Aggregate Offering      Registration
Securities to be Registered        be Registered         Per Unit             Price (2)              Fee
    Common Stock                    6,427,350
  $.01 par value(1)                   Shares              $10.00              $64,273,500             (3)
    Participation                       (3)               _______                $835,931             (4)
      Interests


(1) Includes shares of Common Stock to be issued to the First Federal Charitable Foundation, a private foundation.
(2)   Estimated solely for the purpose of calculating the registration fee.


(3) The registration fee of $18,961 was previously paid upon the initial filing of the Form S-1.



(4) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



(5) The securities of Northeast Pennsylvania Financial Corp. to be purchased by First Federal Savings and Loan Association of Hazleton 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

[To be used in connection with sales to Participants in the FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION 401(K) PLAN]


PROSPECTUS SUPPLEMENT
---------------------


                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.

                               FIRST FEDERAL BANK
                            PARTICIPATION INTERESTS
             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZLETON
                                   401(K) PLAN

     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the First Federal Savings and Loan Association of Hazleton 401(k) Plan (the "Plan") of participation interests and shares of common stock, par value $.01 per share of Northeast Pennsylvania Financial Corp. (the "Common Stock"), as set forth herein.



     In connection with the proposed conversion of First Federal Savings and Loan Association of Hazleton from a federally-chartered mutual savings and loan association to a federally-chartered capital stock savings bank, under the name First Federal Bank (the "Bank"), and the issuance of the Bank's stock to the Holding Company and the offer and sale of the Common Stock by the Holding Company (the "Conversion"), the Plan has been amended to permit the investment of Plan assets in Common Stock of Northeast Pennsylvania Financial Corp. (the "Holding Company"). The amended Plan will permits Participants to direct the trustee of the Plan (the "Trustee") to invest in Common Stock with amounts in the Plan attributable to such Participants. Such investments in Common Stock would be made by means of the Northeast Pennsylvania Financial Corp. Stock Fund (the "Employer Stock Fund"). Based upon the value of the Plan assets at September 30, 1997, 83,593 shares of Common Stock could be purchased with Plan assets (assuming a purchase price of $10.00 per share). This Prospectus Supplement relates to the initial election of Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund in connection with the Conversion and also to elections by Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Conversion.



     The prospectus dated                                , 1998 of the Holding
Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus and should be retained for future reference.



     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" PAGES ___ TO ____ OF THE PROSPECTUS.

     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS                     , 1998.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, OR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE BANK. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS




       THE OFFERING                                                    1
            Securities Offered                                         1
            Election to Purchase Common Stock in the Conversion        1
            Value of Participation Interests                           1
            Method of Directing Transfer                               2
            Time for Directing Transfer                                2
            Irrevocability of Transfer Direction                       2
            Direction to Purchase Common Stock After the Conversion    2
            Purchase Price of Common Stock                             2
            Nature of a Participant's Interest in the Common Stock     3
            Voting and Tender Rights of Common Stock                   3

       DESCRIPTION OF THE PLAN                                         3
            Introduction                                               3
            Eligibility and Participation                              4
            Contributions Under the Plan                               5
            Limitations on Contributions                               5
            Investment of Contributions                                7
            Benefits Under the Plan                                   10
            Withdrawals and Distributions From the Plan               10
            Administration of the Plan                                11
            Reports to Plan Participants                              11
            Plan Administrator                                        11
            Amendment and Termination                                 12
            Merger, Consolidation or Transfer                         12
            Federal Income Tax Consequences                           12
            ERISA and Other Qualification                             14
            Restrictions on Resale                                    15
            SEC Reporting and Short-Swing Profit Liability            15


       EXPERTS                                                        16
       LEGAL OPINIONS                                                 16
       TRANSFER FORM

                              THE OFFERING


SECURITIES OFFERED



     The securities offered hereby are participation interests in the Plan. Up to 83,593 shares (assuming the actual purchase price is $10.00 per share) of Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Holding Company is the issuer of the Common Stock. Employees of the Bank (hereinafter referred to as the "Employer") who have attained age 21 and completed six months of service with the Employer, other than employees paid on an hourly basis, may participate in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Participant's investment in units in the Employer Stock Fund in the Conversion is subject to the priority set forth in the Plan of Conversion.



     Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 12 East Broad Street, Hazleton, Pennsylvania 18201. The Bank's telephone number is (717) 459-3700.

ELECTION TO PURCHASE COMMON STOCK IN THE CONVERSION



     In connection with the Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to an investment fund that will invest in Common Stock (the "Employer Stock Fund") and, to the extent shares are available, to use such funds to purchase Common Stock issued in connection with the Conversion, and to purchase Common Stock in the open market. If there is not enough Common Stock in the Conversion to fill all subscriptions, the Common Stock would be apportioned and the Plan may not be able to purchase all of the Common Stock requested by the Participants. In such case, the Trustee will purchase shares in the open market after the Conversion to fulfill Participants' requests. Such purchases may be at prices higher than the purchase price in the Conversion. The ability of each Participant to invest in the Employer Stock Fund in the Conversion pursuant to directions to transfer all or a portion of their beneficial assets in the Plan will be based on such Participant's status as an Eligible Account Holder or Supplemental Eligible Account Holder pursuant to the Plan of Conversion, the subscription priorities set forth in the Plan of Conversion and the availability of Common Stock. The Trustee of the Plan will follow the Participants' directions.



VALUE OF PARTICIPATION INTERESTS

     The market value of the assets of the Plan, as of September 30, 1997, was $835,931 and each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the past contributions to the Plan by the Employers and the Participants and any earnings or losses thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER



     The last page of this Prospectus Supplement is a form to direct a transfer to the Employer Stock Fund (the "Transfer Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund being established in connection with the Conversion, he or she should indicate that decision in Part 2 of the Transfer Form. If a Participant does not wish to make such an election, he or she does not need to take any action.



TIME FOR DIRECTING TRANSFER



     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund which will purchase Common Stock issued in connection with the Conversion is ten days prior to ____________________(the "Expiration Date") of the Offering. The Transfer Form should be returned to the Bank's Human Resources Department by _:__ p.m. on such date.



IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the investment of their accounts ("Accounts") after the Conversion under the Plan as explained below.

DIRECTION TO PURCHASE COMMON STOCK AFTER THE CONVERSION



     After the Conversion, a Participant shall be able to direct that a percentage (in multiples of not less then 1%) of the net value of such Participant's interests in the trust fund established for the Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a percentage (in multiples of not less then 1%) of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed on a daily basis. In order to change investment directions, Participants can request a Change of Investment Allocation Form from the Plan Administrator or utilize the Voice Response Unit telephone system. Changes made by use of the Change of Investment Allocation Form are processed on the day in which the form is received by Pentegra Services Inc. Special restrictions apply to transfers directed by those Participants who are officers, directors and principal shareholders of the Bank who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

PURCHASE PRICE OF COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price to be paid by the Trust Fund for such shares of Common Stock will be the same price as is paid by all persons who purchase shares of Common Stock in the Conversion.

     Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in
Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock will be held in the name of the Trustee for the Plan, as trustee. Each Participant has an allocable interest in the investment funds of the Plan but not in any particular assets of the Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Earnings, e.g., gains and losses, are allocated to the Account of a Participant based on units in the Employer Stock Fund held by the Participants. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

VOTING AND TENDER RIGHTS OF COMMON STOCK

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust Fund as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. In the event of a tender offer for Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                       DESCRIPTION OF THE PLAN

I. INTRODUCTION



     The Plan was established effective January 1, 1994, as the First Federal
Savings and Loan Association of Hazleton 401(k) Plan.   The Plan is a cash or
deferred arrangement established in accordance with the requirements under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan was amended effective February 1, 1998 to provide for the investment in Common Stock. The amended Plan will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the Plan, as amended, is qualified under Section 401(a) of the Code, and that its related trust(s) are qualified under Section 501(a) of the Code.



     The Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, Patricia Purvis, First Federal Bank, 12 East Broad Street, Hazleton, Pennsylvania
18201. The Plan Administrator's telephone number is (717) 459-3700. Each employee is urged to read carefully the full text of the Plan.

II. ELIGIBILITY AND PARTICIPATION



     Employees, other than employees paid on an hourly basis, are eligible to participate in the Plan on the first day of the month following completion of six months of continuous full-time employment (during which at least 500 hours of service have been completed) and the attainment of age 21. In order to commence participation, an employee must submit an enrollment form and beneficiary designation form to the Plan Administrator at least 30 days prior to the date he or she desires to enter the Plan. A Participant may elect to commence salary reductions pre-tax elective deferrals as of the first day of each month. A Participant may modify the amount of pre-tax elective deferrals one time per calendar quarter.



     As of September 30, 1997, there were approximately 112 employees eligible to participate in the Plan, and 101 employees had elected to participate in the Plan.

III. CONTRIBUTIONS UNDER THE PLAN



     401(k) Plan Contributions. Subject to certain limitations on contributions, each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a "Salary Reduction Arrangement" by an amount not more than 15% and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's "Elective Contribution Account." See "Section IV Limitations on Contributions" below. For purposes of the Plan, "Compensation" means total taxable compensation as reported on Form W-2 (exclusive of any compensation deferred from a prior year). Compensation shall also include compensation which is not currently includible in the Participant's gross income by reason of the
application of Code Sections 125, 402(e)(3), 402(h) or 457.   As of January 1,
1998, the annual compensation of each Participant taken into account under the Plan is limited to $160,000 (adjusted for increases in the cost of living as permitted by the Code). Generally, a Participant may elect to modify the amount contributed to the Plan under such participant's Salary Reduction Arrangement not more often than once in any calendar quarter by providing notice to the Plan Administrator. However, special restrictions apply to persons subject to
Section 16 of the 1934 Act. Pre-tax elective contributions are transferred by the Employer to the Trustee of the Plan.



     Notwithstanding the preceding, a Participant who receives a hardship distribution under the terms of the Plan may not be eligible to make additional contributions under a Compensation Reduction Agreement or have matching contributions made on his behalf for a period of twelve (12) months after the receipt of the hardship distribution.



     Employer Contributions. The Employer currently contributes a discretionary match to the Plan for each Plan Year equal to 100% of the Participant's first 2% of pre-tax elective contributions and 50% of any additional percentage up to 4% of Compensation deferred by the Participant for the Plan Year. Such amounts are credited to the Participant's "Matching Contribution Account." After the Conversion, at the discretion of the Bank, the Employer contributions may be credited to the Participant's Account in the First Federal Bank Employee Stock Ownership Plan.

IV. LIMITATIONS ON CONTRIBUTIONS

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Elective Contribution Account and Matching Contribution Account during any Plan Year may not exceed the lesser of 25% of the Participant's Section 415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's Section 415 Compensation is a Participant's Compensation, excluding any Employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

     (i) Any excess amount in the Participant's Account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (ii) If, an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will then be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

     (iii) If a suspense account is in existence at any time during the Limitation Year, it will not participate in the allocation of investment gains and losses.

     Limitation on 401(k) Plan Contributions. The annual amount of deferred Compensation under a Salary Reduction Arrangement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of deferred compensation credited to the Elective Contribution Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary employee and employer matching contributions credited to the Matching Contribution Account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, (1) was a five percent owner of the Employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $80,000 and, if the Employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1998. Such amounts are adjusted annually to reflect increases in the cost of living.

     In addition, the compensation of an employee who is a family member of a 5% owner, or one of the ten most highly compensated employees during the relevant period is aggregated with that of the Highly Compensated Employee. All such family members are treated as a single employee with respect to the application of the limitations on Highly Compensated Employees.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

     Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Bank, (3) a 5% owner of the Bank, (i.e., owns directly or indirectly more than 5% of the stock of the Bank, or stock possessing more than 5% of the total combined voting power of all stock of the Bank) or (4) a 1% owner of the Bank having annual compensation in excess of $160,000. The dollar amounts in the foregoing sentence are for 1998.

V. INVESTMENT OF CONTRIBUTIONS

     All amounts credited to Participants' Accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Directors.

     Prior to [insert date of Prospectus here], the Accounts of a Participant held in the Trust have been invested by the Trustee at the direction of the Participant in the following funds:



     S&P 500 STOCK FUND. This stock fund invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

     STABLE VALUE FUND. This fund invests primarily in Guaranteed Investment Contracts ("GICs") and Synthetic Guaranteed Investment Contracts ("SGICs"). These contracts pay a steady rate of interest over a certain period of time (usually between three and five years). Its objective is short to intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of your investment.

     S&P MIDCAP STOCK FUND. This stock fund invests in the stocks of mid-sized U.S. companies, which are expected to grow faster than larger, more established companies. Its objective is long-term; to earn higher returns which reflect the growth potential of mid-sized companies.

     MONEY MARKET FUND. This fund invests in a broad range of high-quality, short-term instruments issued by banks, corporations and the U.S. Government and its agencies. These instruments include certificates of deposit and U.S. Treasury bills. Its objective is short-term: to achieve competitive, short-term rates of return while preserving the value of your principal.

     GOVERNMENT BOND FUND. This bond fund invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

     INTERNATIONAL STOCK FUND. This fund invests in over 1,000 foreign stocks in 20 countries, based in Europe, Australia, and the Far East. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

     INCOME PLUS ASSET ALLOCATION FUND. This fund diversifies among a broad range of stable value securities to reduce short-term risk and among a broad range of large U.S. and international companies to capture growth potential. The Fund is structured to take advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to preserve the value of your investment over short periods of time and to offer some potential for growth.

     GROWTH AND INCOME ASSET ALLOCATION FUND. This fund diversifies among U.S. and international stocks, U.S. bonds, and stable value investments to pursue long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

     GROWTH ASSET ALLOCATION FUND. This fund diversifies among a broad range of domestic and international stocks and takes advantage of market opportunities with a large flexible component. Its objective is long-term: to pursue high growth of your investment over time.

     The Plan, as amended effective February 1, 1998, now provides that in addition to the Funds specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his or her accounts under the Plan in the Employer Stock Fund.

     Participants may elect to have both past and future contributions and additions to the Participant's Elective Contribution Account invested either in the Employer Stock Fund or among such other Funds. Participants may make these elections in writing or by phone. After the Conversion, and at the discretion of the Bank, the "Matching Contribution" portion of Participants' Accounts may be invested in Employer Stock under the proposed terms of the First Federal Bank Employee Stock Ownership Plan being implemented by the Bank. Any amounts credited to a Participant's Account for which investment directions are not given will be invested in the Money Market Fund in accordance with the terms of the Plan.



     The Participants interest in the Employer Stock Fund consists of units whose value is related to a pro rata portion of the net asset value ("NAV") of the Employer Stock Fund. The NAV is determined daily and all realized and unrealized gains, dividends, and expenses are used to calculate the NAV. For purposes of such valuation, all assets of the Trust are valued at their fair market value.

     A. Previous Funds.

     Prior to                          , contributions under the Plan were
invested in the Funds listed below. The annual percentage return on these funds for the prior three years was:




                                       1996   1995   1994
                                       ----   ----   ----
S&P 500 Stock Fund...................   5.3%   5.9%   3.9%
Stable Value Fund....................   6.5    6.8    7.1
S&P MidCap Stock Fund................  18.5   30.1   (3.8)
Money Market Fund....................   5.3    5.9    3.9
Government Bond Fund.................   1.9   18.1   (3.0)
International Stock Fund.............  10.6   15.0    4.2
Income Plus Asset Allocation Fund....   8.3   12.9    2.3
Growth & Income Asset Allocation Fund  12.3   20.5    1.6
Growth Asset Allocation Fund.........  18.0   31.4    0.8



     B. The Employer Stock Fund.

     The Employer Stock Fund will consist of investments in Common Stock made
on and after the effective date of the Conversion.   Each Participant's
proportionate undivided beneficial interest in the Employer Stock Fund is measured by units. Each day a unit value will be calculated by determining the market value of the Common Stock actually held and adding to that any cash held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund.

     On the occasion of the payment of a cash dividend, the unit value will be determined before the dividend is distributed. The Trustee may use the dividend to purchase additional shares of Common Stock, thereby increasing the total value of the Employer Stock Fund, and the value of each unit. The Board of Directors of the Holding Company may consider a policy of paying cash dividends on the Common Stock in the future; however, no decision as to the amount or timing of cash dividends, if any, has been made. The Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund to purchase shares of Common Stock of the Bank. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.


     Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the trustee. Therefore, although Participants' accounts will not be directly adjusted for such fees, the market value of their accounts will be reduced.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Holding Company and the Bank and market conditions for the Common Stock generally. See "Market for the Common Stock" in the Prospectus.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

VI. BENEFITS UNDER THE PLAN

     Vesting. A Participant, at all times, has a fully vested, nonforfeitable interest in his Basic Contribution Account and the earnings thereon under the Plan. A Participant vests in his Matching Contribution Account under the Plan according to the following schedule:



                        PERIOD OF SERVICE       VESTED PERCENTAGE
                        -----------------       -----------------
                        1 year                            25
                        2 years                           50
                        3 years                           75
                        4 years                          100


VII. WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     Withdrawals Prior to Termination of Employment. Subject to the hardship distribution rules under the Plan, a Participant may withdraw all or a portion of his (i) Elective Contribution Account, and (ii) the vested interest in his or her Matching Contribution Account. The hardship distribution requirements ensure that Participants have a true financial need before a withdrawal may be made.



     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment as soon as administratively feasible after such termination of employment if the vested value of the Participant's Account is $1,000 or less. If the vested portion of the Participant's Account balance is greater than $1,000, the Participant may request a distribution (subject to the minimum distribution rules) in a lump sum payment: (a) as soon as administratively possible after termination, (b) as of any valuation date up to 13 months after termination or (c) as of the date the Participant attains normal retirement age. At the request of the Participant, the distribution may include an in kind distribution of Common Stock of the Holding

Company equal to the number of shares that can be purchased with the Participant's balance in the Employer Stock Fund. Benefit payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs the latest of the Participant's: (i) termination of employment; (ii) the attainment of age 65 or (iii) 10th anniversary of commencement of participation in the Plan; but in no event later than the April 1 following the calendar year in which the Participant attains age 70 1/2. However, if the vested portion of the Participant's Account balances exceeds or has ever exceeded $1,000, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant elects to receive an earlier distribution.



     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse shall have his benefits paid to the surviving spouse in a lump sum as soon as administratively possible following the date of his death, unless the Participant elected prior to his death or the beneficiary so elects within 90 days of the Participant's death, to receive such distribution in a lump sum payment as of any Valuation Date which occurs within one year of the Participant's death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment in cash or in Common Stock in the same manner described above as to a Participant with a surviving spouse.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     The Trustees with respect to the Plan are the named fiduciaries of the Plan for purposes of Section 402 of ERISA.



     Trustees. The Trustees are appointed by the Board of Directors of the Bank to serve at its pleasure. The current Trustees of the Plan with respect to the Employer Stock Fund are Gary Gatski, Patricia Purvis and Patrick Owens, Jr. The Trustee with respect to the investment funds other than the Employer Stock Fund is The Bank of New York. Effective 30 days after the Conversion, it is expected that The Bank of New York will also be the Trustee with respect to the Employer Stock Fund.



     The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustees is responsible for investment of the assets of the Trust.

REPORTS TO PLAN PARTICIPANTS

     The Plan Administrator will furnish to each Participant a statement showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such participant's Account for that period, and (iii) the adjustments to such participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank. Currently, the Plan Administrator is Patricia Purvis, of the Bank. The address of the Plan Administrator is c/o 12 East Broad Street, Hazleton, Pennsylvania and telephone number is (717) 459-3700. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his Accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Bank will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Plan.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a Participant who has completed at least five years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit-sharing plan maintained by the Employers), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost or other basis of the securities to the Trust. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, medium term or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to an mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lines of the Participant and his or her designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA AND OTHER QUALIFICATION

     As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under
Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE



     Any person receiving a distribution of shares of Common Stock under the Plan who is an "affiliate" of the Bank as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act. Assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act any person who may be an "affiliate" of the Bank may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.



     Persons who are not deemed to be "affiliates" of the Bank at the time of resale will be free to resell any shares of Common Stock to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Bank. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Bank at the time of a proposed resale will be permitted to make public resales of the Bank's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Bank's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Bank's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Bank is current in filing the reports required of it under the 1934 Act.


SEC REPORTING AND SHORT-SWING PROFIT LIABILITY


     Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Bank's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Holding Company's Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Holding Company's Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of Common Stock distributed from the Plan for six months following such distribution.

                                    EXPERTS

     The financial statements and schedules of the Plan as of December 31, 1996 and 1995 and for the years then ended have been included herein in reliance upon the report of Parente, Randolph, Orlando, Carey & Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm acted as special counsel for the Bank in connection with the Bank's Conversion from a mutual savings bank to a stock based organization.

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                             OF HAZLETON 401(k) PLAN

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995
                                       AND
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                                       AND
                             SUPPLEMENTAL SCHEDULES

                                TABLE OF CONTENTS

                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        F-2

FINANCIAL STATEMENTS:
   Statement of Net Assets Available for Benefits,
     With Fund Information                                              F3-F6
   Statement of Changes in Net Assets Available
     for Benefits, With Fund Information                               F7-F10
   Notes to Financial Statements                                      F11-F15

SUPPLEMENTAL SCHEDULES:
   Item 27a - Schedule of Assets Held for Investment Purposes            F-16
   Item 27d - Schedule of Reportable Transactions                        F-17

                           [PARENTE-RANDOLPH-ORLANDO-
                           CAREY & ASSOCIATES - LOGO]

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

First Federal Savings & Loan Association of Hazleton 401(k) Plan:

      We were engaged to audit the financial statements and supplemental schedules of First Federal Savings & Loan Association of Hazleton 401(k) Plan as of December 31, 1996 and 1995, and for the years then ended, as listed in the accompanying table of contents. These financial statements and schedules are the responsibility of the Plan's management.

      As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information discussed in Note 2, which was certified by Lincoln National Life Insurance Co. the custodian of the Plan, except for comparing such information with the related information included in the financial statements and supplemental schedules. We have been informed by the plan administrator that the custodian holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the custodian as of and for the years ended December 31, 1996 and 1995, that the information provided to the plan administrator by the custodian is complete and accurate.

      Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the information certified by the custodian, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

                                               Parente, Randolph, Orlando, Carey
                                                                    & Associates

Hazleton, Pennsylvania
August 29, 1997

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                            OF HAZLETON 401(k) PLAN

                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS,
                             WITH FUND INFORMATION
                               DECEMBER 31, 1996

                                                                                PARTICIPANT DIRECTED
                                                                                    GOVERNMENT/
                                                                        GOVERNMENT   CORPORATE     HIGH YIELD    VALUE       CORE
                                             GUARANTEED   SHORT-TERM       BOND        BOND          BOND       EQUITY      EQUITY
                                               ACCOUNT      ACCOUNT       ACCOUNT     ACCOUNT       ACCOUNT     ACCOUNT     ACCOUNT
                                             ----------   ----------    ----------  ---------     ----------    -------     -------
ASSETS:
 Investments:
  Guaranteed Account                         $64,977
  Short-Term Account                                      $1,734
  Government Bond Account                                                $25,961
  Government/Corporate Bond Account                                                 $10,559
  High Yield Bond Account                                                                         $6,618
  Value Equity Account                                                                                          $2,003
  Core Equity Account                                                                                                       $162,547
  Large Capitalization Equity Account
  Medium Capitalization Equity Account
  Small Capitalization Equity Account
  International Equity Account
  Delaware Global Bond Account
  Balanced Equity Account
  Conservative Balanced Account
  Aggressive Balanced Account
  Fidelity Asset Manager Account
  Janus Account
  Fidelity Contrafund Account
  Strong Discovery Account
  T. Rowe Price International Equity Account
                                              ------       -----          ------     ------        -----         -----       -------
          Total assets                        64,977       1,734          25,961     10,559        6,618         2,003       162,547

LIABILITIES                                       --          --              --         --           --            --            --
                                              ------       -----          ------     ------        -----         -----       -------
NET ASSETS AVAILABLE FOR BENEFITS            $64,977      $1,734         $25,961    $10,559       $6,618        $2,003      $162,547
                                             =======      ======         =======    =======       ======        ======      ========

                                                                               PARTICIPANT DIRECTED
                                                   LARGE            MEDIUM           SMALL                            DELAWARE
                                              CAPITALIZATION   CAPITALIZATION    CAPITALIZATION     INTERNATIONAL      GLOBAL
                                                  EQUITY           EQUITY            EQUITY            EQUITY          BOND
                                                 ACCOUNT          ACCOUNT            ACCOUNT           ACCOUNT         ACCOUNT
                                              --------------   --------------    --------------     -------------      -------
ASSETS:
 Investments:
  Guaranteed Account
  Short-Term Account
  Government Bond Account
  Government/Corporate Bond Account
  High Yield Bond Account
  Value Equity Account
  Core Equity Account
  Large Capitalization Equity Account          $149,865
  Medium Capitalization Equity Account                           $12,530
  Small Capitalization Equity Account                                              $2,123
  International Equity Account                                                                      $9,250
  Delaware Global Bond Account                                                                                         $39
  Balanced Equity Account
  Conservative Balanced Account
  Aggressive Balanced Account
  Fidelity Asset Manager Account
  Janus Account
  Fidelity Contrafund Account
  Strong Discovery Account
  T. Rowe Price International Equity Account
                                                -------           ------            -----            -----             ---
          Total assets                          149,865           12,530            2,123            9,250              39

LIABILITIES                                          --               --               --               --              --
                                                -------           ------            -----            -----             ---
NET ASSETS AVAILABLE FOR BENEFITS              $149,865          $12,530           $2,123           $9,250             $39
                                               ========          =======           ======           ======             ===

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
  OF HAZLETON 401(k) PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS,
  WITH FUND INFORMATION
DECEMBER 31, 1996

                                                                            PARTICIPANT DIRECTED
                                                                                           FIDELITY
                                                  BALANCED   CONSERVATIVE   AGGRESSIVE     ASSET                   FIDELITY
                                                  EQUITY     BALANCED       BALANCED       MANAGER     JANUS     CONTRAFUND
                                                  ACCOUNT    ACCOUNT        ACCOUNT        ACCOUNT    ACCOUNT      ACCOUNT
                                                  -------    -------        -------        -------    -------      -------
ASSETS:
  Investments:
    Guaranteed Account
    Short-Term Account
    Government Bond Account
    Government/Corporate Bond Account
    High Yield Bond Account
    Value Equity Account
    Core Equity Account
    Large Capitalization Equity Account
    Medium Capitalization Equity Account
    Small Capitalization Equity Account
    International Equity Account
    Delaware Global Bond Account
    Balanced Equity Account                        $93,817
    Conservative Balanced Account                             $5,866
    Aggressive Balanced Account                                              $2,476
    Fidelity Asset Manager Account                                                         $8,149
    Janus Account                                                                                      $31,917
    Fidelity Contrafund Account                                                                                    $7,137
    Strong Discovery Account
    T. Rowe Price International Equity Account
                                                   -------    ------         ------        ------      -------     ------
        Total assets                                93,817     5,866          2,476         8,149       31,917      7,137

LIABILITIES                                             --        --             --            --           --         --
                                                   -------    ------         ------        ------      -------     ------
NET ASSETS AVAILABLE FOR BENEFITS                  $93,817    $5,866         $2,476        $8,149      $31,917     $7,137
                                                   =======    ======         ======        ======      =======     ======


                                                      PARTICIPANT DIRECTED

                                                                T. ROWE PRICE
                                                      STRONG    INTERNATIONAL
                                                    DISCOVERY       EQUITY
                                                      ACCOUNT       ACCOUNT        TOTAL
                                                      -------       -------        -----
ASSETS:
  Investments:
    Guaranteed Account                                                            $64,977
    Short-Term Account                                                              1,734
    Government Bond Account                                                        25,961
    Government/Corporate Bond Account                                              10,559
    High Yield Bond Account                                                         6,618
    Value Equity Account                                                            2,003
    Core Equity Account                                                           162,547
    Large Capitalization Equity Account                                           149,865
    Medium Capitalization Equity Account                                           12,530
    Small Capitalization Equity Account                                             2,123
    International Equity Account                                                    9,250
    Delaware Global Bond Account                                                       39
    Balanced Equity Account                                                        93,817
    Conservative Balanced Account                                                   5,866
    Aggressive Balanced Account                                                     2,476
    Fidelity Asset Manager Account                                                  8,149
    Janus Account                                                                  31,917
    Fidelity Contrafund Account                                                     7,137
    Strong Discovery Account                          $3,025                        3,025
    T. Rowe Price International Equity Account                      $1,885          1,885
                                                      ------        ------       --------
        Total assets                                   3,025         1,885        602,478

LIABILITIES                                               --            --             --
                                                      ------        ------       --------
NET ASSETS AVAILABLE FOR BENEFITS                     $3,025        $1,885       $602,478
                                                      ======        ======       ========



                       See Notes to Financial Statements

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                            OF HAZLETON 401(k) PLAN

                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS,
                             WITH FUND INFORMATION
                               DECEMBER 31, 1995

                                                                                 PARTICIPANT DIRECTED
                                                                                            GOVERNMENT/
                                                                              GOVERNMENT    CORPORATE        VALUE        CORE
                                                  GUARANTEED    SHORT-TERM       BOND          BOND          EQUITY      EQUITY
                                                    ACCOUNT       ACCOUNT      ACCOUNT       ACCOUNT         ACCOUNT    ACCOUNT
                                                    -------       -------      -------       -------         -------    -------
ASSETS:
  Investments:
    Guaranteed Account                             $41,005
    Short-Term Account                                            $1,357
    Government Bond Account                                                   $20,467
    Government/Corporate Bond Account                                                        $11,483
    Value Equity Account                                                                                      $596
    Core Equity Account                                                                                                 $94,382
    Large Capitalization Equity Account
    Medium Capitalization Equity Account
    Small Capitalization Equity Account
    International Equity Account
    Balanced Equity Account
    Conservative Balanced Account
    Aggressive Balanced Account
    Fidelity Asset Manager Account
    Janus Account
    Fidelity Contrafund Account
    Strong Discovery Account
    T. Rowe Price International Equity Account
  Contributions receivable:
    Employer
    Participants
                                                   -------        ------      -------        -------          ----      -------
          Total assets                              41,005         1,357       20,467         11,483           596       94,382
LIABILITIES                                             --            --           --             --            --           --
                                                   -------        ------      -------        -------          ----      -------
NET ASSETS AVAILABLE FOR BENEFITS                  $41,005        $1,357      $20,467        $11,483          $596      $94,382
                                                   =======        ======      =======        =======          ====      =======

                                                                            PARTICIPANT DIRECTED
                                                         LARGE             MEDIUM            SMALL
                                                    CAPITALIZATION    CAPITALIZATION    CAPITALIZATION    INTERNATIONAL
                                                         EQUITY            EQUITY            EQUITY            EQUITY
                                                        ACCOUNT           ACCOUNT           ACCOUNT           ACCOUNT
                                                        -------           -------           -------           -------
ASSETS:
  Investments:
    Guaranteed Account
    Short-Term Account
    Government Bond Account
    Government/Corporate Bond Account
    Value Equity Account
    Core Equity Account
    Large Capitalization Equity Account                $87,356
    Medium Capitalization Equity Account                                  $6,659
    Small Capitalization Equity Account                                                      $961
    International Equity Account                                                                              $4,730
    Balanced Equity Account
    Conservative Balanced Account
    Aggressive Balanced Account
    Fidelity Asset Manager Account
    Janus Account
    Fidelity Contrafund Account
    Strong Discovery Account
    T. Rowe Price International Equity Account
  Contributions receivable:
    Employer
    Participants
                                                       -------            ------             ----             ------
          Total assets                                  87,356             6,659              961              4,730
LIABILITIES                                                 --                --               --                 --
                                                       -------            ------             ----             ------
NET ASSETS AVAILABLE FOR BENEFITS                      $87,356            $6,659             $961             $4,730
                                                       =======            ======             ====             ======

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
  OF HAZLETON 401(k) PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS,
  WITH FUND INFORMATION
DECEMBER 31, 1995

                                                                                 PARTICIPANT DIRECTED
                                                                                                FIDELITY
                                                  BALANCED    CONSERVATIVE       AGGRESSIVE      ASSET                   FIDELITY
                                                  EQUITY      BALANCED           BALANCED       MANAGER    JANUS        CONTRAFUND
                                                  ACCOUNT     ACCOUNT            ACCOUNT        ACCOUNT   ACCOUNT         ACCOUNT
                                                  -------     -------            -------        -------   -------         -------
ASSETS:
  Investments:
    Guaranteed Account
    Short-Term Account
    Government Bond Account
    Government/Corporate Bond Account
    Value Equity Account
    Core Equity Account
    Large Capitalization Equity Account
    Medium Capitalization Equity Account
    Small Capitalization Equity Account
    International Equity Account
    Balanced Equity Account                        $60,376
    Conservative Balanced Account                              $2,208
    Aggressive Balanced Account                                                  $1,094
    Fidelity Asset Manager Account                                                              $3,059
    Janus Account                                                                                        $10,097
    Fidelity Contrafund Account                                                                                           $2,172
    Strong Discovery Account
    T. Rowe Price International Equity Account
  Contributions receivable:
    Employer
    Participant
                                                   -------     ------            ------         ------   -------          ------
        Total assets                                60,376      2,208             1,094          3,059    10,097           2,172
LIABILITIES                                             --         --                --             --        --              --
                                                   -------     ------            ------         ------   -------          ------
NET ASSETS AVAILABLE FOR BENEFITS                  $60,376     $2,208            $1,094         $3,059   $10,097          $2,172
                                                   =======     ======            ======         ======   =======          ======

                                                             PARTICIPANT DIRECTED
                                                                  T. ROWE PRICE
                                                      STRONG       INTERNATIONAL
                                                     DISCOVERY        EQUITY
                                                       ACCOUNT        ACCOUNT        OTHER      TOTAL
                                                       -------        -------        -----      -----
ASSETS:
  Investments:
    Guaranteed Account                                                                          $41,005
    Short-Term Account                                                                            1,357
    Government Bond Account                                                                      20,467
    Government/Corporate Bond Account                                                            11,483
    Value Equity Account                                                                            596
    Core Equity Account                                                                          94,382
    Large Capitalization Equity Account                                                          87,356
    Medium Capitalization Equity Account                                                          6,659
    Small Capitalization Equity Account                                                             961
    International Equity Account                                                                  4,730
    Balanced Equity Account                                                                      60,376
    Conservative Balanced Account                                                                 2,208
    Aggressive Balanced Account                                                                   1,094
    Fidelity Asset Manager Account                                                                3,059
    Janus Account                                                                                10,097
    Fidelity Contrafund Account                                                                   2,172
    Strong Discovery Account                             $487                                       487
    T. Rowe Price International Equity Account                        $2,623                      2,623
  Contributions receivable:
    Employer                                                                         $2,074       2,074
    Participant                                                                       4,858       4,858
                                                         ----         ------         ------    --------
        Total assets                                      487          2,623          6,932     358,044
LIABILITIES                                                --             --             --          --
                                                         ----         ------         ------    --------
NET ASSETS AVAILABLE FOR BENEFITS                        $487         $2,623         $6,932    $358,044
                                                         ====         ======         ======    ========


                       See Notes to Financial Statements

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                            OF HAZLETON 401(k) PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                             WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                PARTICIPANT DIRECTED
                                                                                        GOVERNMENT/   HIGH
                                                                 SHORT-    GOVERNMENT   CORPORATE    YIELD      VALUE       CORE
                                                  GUARANTEED     TERM        BOND          BOND       BOND      EQUITY     EQUITY
                                                   ACCOUNT      ACCOUNT     ACCOUNT      ACCOUNT     ACCOUNT    ACCOUNT   ACCOUNT
                                                   -------      -------     -------      -------     -------    -------   -------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income                               $2,993
  Net appreciation in fair value of investments                   $64          $985        $233       $521       $197     $23,134
  Investment expenses                               (642)         (12)         (221)       (116)       (23)       (11)     (1,170)
                                                 -------       ------       -------     -------     ------     ------    --------
      Total investment income                      2,351           52           764         117        498        186      21,964
                                                 -------       ------       -------     -------     ------     ------    --------
  Contributions:
    Employer                                       9,064                                  2,990        381        485      19,394
    Participants                                  15,665          325         6,428       5,083      1,023        736      33,609
                                                 -------       ------       -------     -------     ------     ------    --------
      Total contributions                         24,729          325         6,428       8,073      1,404      1,221      53,003
                                                 -------       ------       -------     -------     ------     ------    --------
          Total additions                         27,080          377         7,192       8,190      1,902      1,407      74,967
                                                 -------       ------       -------     -------     ------     ------    --------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                    2,854                                                84                 10,360
  Administrative fees
                                                 -------       ------       -------     -------     ------     ------    --------
          Total deductions                         2,854           --            --          --         84         --      10,360
                                                 -------       ------       -------     -------     ------     ------    --------
            Net increase prior to interfund
              transfers                           24,226          377         7,192       8,190      1,818      1,407      64,607

INTERFUND TRANSFERS                                 (254)                    (1,698)     (9,114)     4,800                  3,558
                                                 -------       ------       -------     -------     ------     ------    --------
                Net increase                      23,972          377         5,494        (924)     6,618      1,407      68,165

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                               41,005        1,357        20,467      11,483         --        596      94,382
                                                 -------       ------       -------     -------     ------     ------    --------
  End of year                                    $64,977       $1,734       $25,961     $10,559     $6,618     $2,003    $162,547
                                                 =======       ======       =======     =======     ======     ======    ========

                                                                                PARTICIPANT DIRECTED
                                                      LARGE           MEDIUM            SMALL                       DELAWARE
                                                  CAPITALIZATION  CAPITALIZATION    CAPITALIZATION  INTERNATIONAL    GLOBAL
                                                     EQUITY          EQUITY            EQUITY          EQUITY         BOND
                                                     ACCOUNT         ACCOUNT           ACCOUNT         ACCOUNT      ACCOUNT
                                                     -------         -------           -------         -------      -------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income
  Net appreciation in fair value of investments     $19,551          $1,303               $74            $611
  Investment expenses                                (1,104)            (92)              (14)            (65)
                                                   --------         -------            ------          ------
      Total investment income                        18,447           1,211                60             546
                                                   --------         -------            ------          ------
  Contributions:
    Employer                                         19,830           2,025               476           1,782         $13
    Participants                                     29,979           3,852               626           3,611          26
                                                   --------         -------            ------          ------         ---
      Total contributions                            49,809           5,877             1,102           5,393          39
                                                   --------         -------            ------          ------         ---
          Total additions                            68,256           7,088             1,162           5,939          39
                                                   --------         -------            ------          ------         ---
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                       1,577           1,554                             1,419
  Administrative fees
                                                   --------         -------            ------          ------         ---
          Total deductions                            1,577           1,554                --           1,419          --
                                                   --------         -------            ------          ------         ---
            Net increase prior to interfund
              transfers                              66,679           5,534             1,162           4,520          39

INTERFUND TRANSFERS                                  (4,170)            337
                                                   --------         -------            ------          ------         ---
                Net increase                         62,509           5,871             1,162           4,520          39

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                  87,356           6,659               961           4,730          --
                                                   --------         -------            ------          ------         ---
  End of year                                      $149,865         $12,530            $2,123          $9,250         $39
                                                   ========         =======            ======          ======         ===

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
  OF HAZLETON 401(k) PLAN
STATEMENT OF CHANGES NET ASSETS AVAILABLE FOR BENEFITS,
  WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                PARTICIPANT DIRECTED
                                                                                                         FIDELITY
                                                        BALANCED      CONSERVATIVE        AGGRESSIVE      ASSET
                                                         EQUITY          BALANCED         BALANCED       MANAGER        JANUS
                                                         ACCOUNT         ACCOUNT          ACCOUNT        ACCOUNT       ACCOUNT
                                                         -------         -------          -------        -------       -------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income
  Net appreciation in fair value of investments         $7,343             $272             $194            $707        $3,394
  Investment expenses                                     (693)             (38)             (16)            (51)         (190)
                                                       -------           ------           ------          ------       -------
      Total investment income                            6,650              234              178             656         3,204
                                                       -------           ------           ------          ------       -------
  Contributions:
    Employer                                            12,401            1,315              526           1,596         3,509
    Participants                                        10,444            2,109              678           2,838         7,432
                                                       -------           ------           ------          ------       -------
      Total contributions                               22,845            3,424            1,204           4,434        10,941
                                                       -------           ------           ------          ------       -------
          Total additions                               29,495            3,658            1,382           5,090        14,145
                                                       -------           ------           ------          ------       -------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                          4,691
  Administrative fees
                                                       -------           ------           ------          ------       -------
          Total deductions                               4,691               --               --              --            --
                                                       -------           ------           ------          ------       -------
            Net increase prior to interfund
              transfers                                 24,804            3,658            1,382           5,090        14,145

INTERFUND TRANSFERS                                      8,637                                                           7,675
                                                       -------           ------           ------          ------       -------
                Net increase                            33,441            3,658            1,382           5,090        21,820

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                     60,376            2,208            1,094           3,059        10,097
                                                       -------           ------           ------          ------       -------
  End of year                                          $93,817           $5,866           $2,476          $8,149       $31,917
                                                       =======           ======           ======          ======       =======

                                                                        PARTICIPANT DIRECTED
                                                                                      T. ROWE PRICE
                                                         FIDELITY        STRONG       INTERNATIONAL
                                                        CONTRAFUND      DISCOVERY        EQUITY
                                                         ACCOUNT         ACCOUNT         ACCOUNT      OTHER       TOTAL
                                                         -------         -------         -------      -----       -----
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income                                                                                              $2,993
  Net appreciation in fair value of investments            $918           $111           $364                    59,976
  Investment expenses                                       (41)           (14)           (21)                   (4,534)
                                                         ------         ------         ------                  --------
      Total investment income                               877             97            343                    58,435
                                                         ------         ------         ------                  --------
  Contributions:
    Employer                                              1,730            851            561                    78,929
    Participants                                          2,637          1,338          1,170                   129,609
                                                         ------         ------         ------                  --------
      Total contributions                                 4,367          2,189          1,731                   208,538
                                                         ------         ------         ------                  --------
          Total additions                                 5,244          2,286          2,074                   266,973
                                                         ------         ------         ------                  --------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                                                                                  22,539
  Administrative fees
                                                         ------         ------         ------                  --------
          Total deductions                                   --             --             --                    22,539
                                                         ------         ------         ------                 --------
            Net increase prior to interfund
              transfers                                   5,244          2,286          2,074                   244,434

INTERFUND TRANSFERS                                        (279)           252         (2,812)    ($6,932)           --
                                                         ------         ------         ------     -------      --------
                Net increase                              4,965          2,538           (738)     (6,932)      244,434

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                       2,172            487          2,623       6,932       358,044
                                                         ------         ------         ------       -----      --------
  End of year                                            $7,137         $3,025         $1,885       $  --      $602,478
                                                         ======         ======         ======      ======      ========


                       See Notes to Financial Statements

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                            OF HAZLETON 401(k) PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                             WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                             PARTICIPANT DIRECTED
                                                                                        GOVERNMENT/   HIGH
                                                                 SHORT-    GOVERNMENT   CORPORATE    YIELD    VALUE      CORE
                                                 GUARANTEED      TERM      BOND         BOND          BOND    EQUITY    EQUITY
                                                  ACCOUNT       ACCOUNT    ACCOUNT      ACCOUNT      ACCOUNT  ACCOUNT  ACCOUNT
                                                  -------       -------    -------      -------      -------  -------  -------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income                               $2,006          $44
  Net appreciation in fair value of investments                            $1,722          $1,272     $10      $74    $19,994
  Investment expenses                                              (7)       (148)            (66)     (1)      (2)      (622)
                                                 -------       ------     -------         -------     ---     ----    -------
      Total investment income                      2,006           37       1,574           1,206       9       72     19,372
                                                 -------       ------     -------         -------     ---     ----    -------
  Contributions:
    Employer                                       9,637          106       5,208           2,653      77      199     14,486
    Participants                                  16,290          141       7,685           4,404     154      325     24,984
                                                 -------       ------     -------         -------     ---     ----    -------
      Total contributions                         25,927          247      12,893           7,057     231      524     39,470
                                                 -------       ------     -------         -------     ---     ----    -------
          Total additions                         27,933          284      14,467           8,263     240      596     58,842
                                                 -------       ------     -------         -------     ---     ----    -------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                    2,203                      881                                       2,928
  Administrative fees                                266
                                                 -------       ------     -------         -------    ----     ----    -------
          Total deductions                         2,469           --         881              --      --       --      2,928
                                                 -------       ------     -------         -------    ----     ----    -------
            Net increase prior to interfund
              transfers                           25,464          284      13,586           8,263     240      596     55,914

INTERFUND TRANSFERS                                 (166)         921        (522)                   (240)                 69
                                                 -------       ------     -------         -------    ----     ----    -------
                Net increase                      25,298        1,205      13,064           8,263      --      596     55,983

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                               15,707          152       7,403           3,220                      38,399
                                                 -------       ------     -------         -------    ----     ----    -------
  End of year                                    $41,005       $1,357     $20,467         $11,483    $ --     $596    $94,382
                                                 =======       ======     =======         =======    ====     ====    =======

                                                                             PARTICIPANT DIRECTED
                                                       LARGE               MEDIUM            SMALL
                                                    CAPITALIZATION     CAPITALIZATION    CAPITALIZATION   INTERNATIONAL
                                                       EQUITY              EQUITY            EQUITY           EQUITY
                                                       ACCOUNT             ACCOUNT           ACCOUNT          ACCOUNT
                                                       -------             -------           -------          -------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income
  Net appreciation in fair value of investments         $14,679             $344               $92             $355
  Investment expenses                                      (585)             (16)               (8)             (25)
                                                        -------           ------              ----           ------
      Total investment income                            14,094              328                84              330
                                                        -------           ------              ----           ------
  Contributions:
    Employer                                             15,521            1,034               662            1,691
    Participants                                         22,977            2,058               970            3,461
                                                        -------           ------             -----           ------
      Total contributions                                38,498            3,092             1,632            5,152
                                                        -------           ------             -----           ------
          Total additions                                52,592            3,420             1,716            5,482
                                                        -------           ------             -----           ------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                           1,136
  Administrative fees
                                                        -------           ------              ----           ------
          Total deductions                                1,136               --                --               --
                                                        -------           ------              ----           ------
            Net increase prior to interfund
              transfers                                  51,456            3,420             1,716            5,482

INTERFUND TRANSFERS                                      (1,310)           3,239              (755)            (973)
                                                        -------           ------             -----           ------
                Net increase                             50,146            6,659               961            4,509

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                      37,210                                                 221
                                                        -------           ------               ---           ------
  End of year                                           $87,356           $6,659              $961           $4,730
                                                        =======           ======              ====           ======

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
  OF HAZLETON 401(k) PLAN
STATEMENT OF CHANGES NET ASSETS AVAILABLE FOR BENEFITS,
  WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                    PARTICIPANT DIRECTED
                                                                                                          FIDELITY
                                                         BALANCED       CONSERVATIVE     AGGRESSIVE       ASSET
                                                          EQUITY           BALANCED       BALANCED        MANAGER       JANUS
                                                          ACCOUNT          ACCOUNT        ACCOUNT         ACCOUNT      ACCOUNT
                                                          -------          -------        -------         -------      -------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income
  Net appreciation in fair value of investments           $9,086            $152               $99           $260         $933
  Investment expenses                                       (405)             (7)               (4)           (12)         (36)
                                                         -------          ------            ------         ------      -------
      Total investment income                              8,681             145                95            248          897
                                                         -------          ------            ------         ------      -------
  Contributions:
    Employer                                              10,814             812               434          1,076        2,378
    Participants                                          16,908           1,251               565          1,735        4,717
                                                         -------          ------            ------         ------      -------
      Total contributions                                 27,722           2,063               999          2,811        7,095
                                                         -------          ------            ------         ------      -------
          Total additions                                 36,403           2,208             1,094          3,059        7,992
                                                         -------          ------            ------         ------      -------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                            1,424
  Administrative fees
                                                         -------          ------            ------         ------      -------
          Total deductions                                 1,424              --                --             --           --
                                                         -------          ------            ------         ------      -------
            Net increase prior to interfund
              transfers                                   34,979           2,208             1,094          3,059        7,992

INTERFUND TRANSFERS                                          126                                                         2,105
                                                         -------          ------            ------         ------      -------
                Net increase                              35,105           2,208             1,094          3,059       10,097

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                       25,271
                                                         -------          ------            ------         ------      -------
  End of year                                            $60,376          $2,208            $1,094         $3,059      $10,097
                                                         =======          ======            ======         ======      =======


                                                                          PARTICIPANT DIRECTED
                                                                                   T. ROWE PRICE
                                                          FIDELITY       STRONG     INTERNATIONAL
                                                         CONTRAFUND     DISCOVERY      EQUITY
                                                          ACCOUNT        ACCOUNT       ACCOUNT        OTHER        TOTAL
                                                          -------        -------       -------        -----        -----
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income                                                                                                $2,050
  Net appreciation in fair value of investments             $367           $88            $297                     49,824
  Investment expenses                                         (9)           (2)            (18)                    (1,973)
                                                          ------          ----          ------                   --------
      Total investment income                                358            86             279                     49,901
                                                          ------          ----          ------                   --------
  Contributions:
    Employer                                                 750           159           1,227          $434       69,358
    Participants                                           1,064           242           2,690           834      113,455
                                                          ------          ----          ------        ------     --------
      Total contributions                                  1,814           401           3,917         1,268      182,813
                                                          ------          ----          ------        ------     --------
          Total additions                                  2,172           487           4,196         1,268      232,714
                                                          ------          ----          ------        ------     --------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Benefits paid to participants                                                                                     8,572
  Administrative fees                                                                                                 266
                                                          ------          ----          ------        ------     --------
          Total deductions                                    --            --              --            --        8,838
                                                          ------          ----          ------        ------     --------
            Net increase prior to interfund
              transfers                                    2,172           487           4,196         1,268      223,876

INTERFUND TRANSFERS                                                                     (1,573)         (921)          --
                                                          ------          ----          ------        ------     --------
                Net increase                               2,172           487           2,623           347      223,876

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                                                                    6,585      134,168
                                                          ------          ----          ------        ------     --------
  End of year                                             $2,172          $487          $2,623        $6,932     $358,044
                                                          ======          ====          ======        ======     ========


                       See Notes to Financial Statements

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                             OF HAZLETON 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF PLAN

    The following description of the First Federal Savings & Loan Association of Hazleton 401(k) Plan (the "Plan") provides only general information. The participants should refer to the Plan document for a more complete description of the Plan's provisions.

    GENERAL

      The Plan is a contributory, defined contribution plan covering substantially all salaried employees of the First Federal Savings & Loan Association of Hazleton (the "Association"). The Plan was established on January 1, 1994 and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    ELIGIBILITY

      Employees of the Association are eligible to participate in the Plan if the employee has completed six months of service and attained the age of twenty-one, provided he is a salaried employee.

    CONTRIBUTIONS

      Participants in the Plan may elect to have a portion of their annual compensation reduced and paid into the Plan. The salary deferral percentage can be changed semiannually. The Association also contributes to the Plan on behalf of each participant. The Association's contribution for each participant is based on a "floating" match. For the years ended December 31, 1996 and 1995, the Association matched 100% of the participants' annual compensation on the first 2% and fifty percent on the next 2% contributed.

    PARTICIPANT ACCOUNTS

      Each participant's account is credited with the participant's contribution and an allocation of the Association's contributions and Plan earnings. Plan earnings are allocated based upon participant's account balances as defined.

    VESTING

      Participants vest in their employee contribution account balances 100% immediately upon entering the Plan. Participants vest in their employer's contribution account balances according to the vesting schedule outlined in the Plan agreement which provides that participants are 100% vested after 4 years of service.

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
    OF HAZLETON 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS

    INVESTMENT OPTIONS

      Participants may direct employee contributions in the following investments administered by Lincoln National Life Insurance Co.

         Guaranteed Account - Account consists primarily of high-quality bonds and mortgages. The assets of the account are backed by the general assets of Lincoln National Life Insurance Co.

         Short-Term Account- Account consists of high-quality money market securities that include commercial paper, bankers acceptances, certificates of deposit, loan participation and short-term U.S. government debt.

         Government Bond Account - Account consists primarily of bonds backed by the United States government that will mature in 3 to 5 years.

         Government/Corporate Bond Account - Account consists primarily of government and high-quality mortgage-backed corporate bonds.

         High Yield Bond Account - Account consists primarily of below investment-grade bonds.

         Value Equity Account - Account consists of stocks of conservative companies that are leaders in their industries.

         Core Equity Account - Account consists of large capitalization stocks of well-established companies.

         Large Capitalization Equity Account - Account consists of stocks of large companies that have the potential to grow 50% within 18 months from the date of purchase.

         Medium Capitalization Equity Account - Account consists of stocks of medium-sized companies that have strong financial characteristics.

         Small Capitalization Equity Account - Account consists of stocks of small companies having the potential to grow rapidly and produce superior returns.

         International Equity Account - Account consists of stocks of non-United States companies.

         Delaware Global Bond Account - Account invests primarily in fixed income securities that may also provide the potential for capital appreciation.

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
    OF HAZLETON 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS

         Balanced Equity Account - Account consists of holdings in three different asset classes: stocks, bonds and money market instruments.

         Conservative Balanced Account - Account consists of holdings in three different asset classes: stocks, bonds and money market instruments. The account places an emphasis on a bond portfolio.

         Aggressive Balanced Account - Account consists of holdings in three different asset classes: stocks, bonds and money market instruments. The account places an emphasis on common stocks, both domestic and international.

         Fidelity Asset Manager Account - Account consists of shares from a mutual fund, Fidelity Asset Manager, that invests in three different asset classes: stocks, bonds and short-term, fixed-income instruments.

         Janus Account - Account consists of shares of The Janus Fund, a mutual fund which invests primarily in common stocks of companies experiencing favorable demand for their products and services.

         Fidelity Contrafund Account - Account consists of shares exclusively from a mutual fund, Fidelity Contrafund, that invests in undervalued stocks of medium-sized and smaller companies not currently favored by the public, but which show a potential for capital appreciation.

         Strong Discovery Account - Account consists of shares of the Strong Discovery Fund, a mutual fund. The fund invests primarily in common stocks, emphasizing smaller companies with favorable prospects for earnings growth.

         T. Rowe Price International Equity Account - Account consists of shares exclusively in the T. Rowe Price International Stock Fund, a mutual fund. This fund invests primarily in common stocks of established non-U.S. companies having the potential for growth of capital.

      Participants may transfer amounts among investment funds daily.

    PLAN BENEFITS

      Participants are eligible for distribution of their account balances at the earlier of the participant's termination, disability or death. Participants may also receive distributions in the event of financial hardship. Distributions are made in single sum amounts or installment payments or in the form of an annuity.

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
    OF HAZLETON 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVESTMENTS

      The Plan's investments include the Guaranteed Account and the Short-Term Account which are valued at contract value, which approximates fair value. Contract value represents contributions made under the contract plus earnings, less withdrawals. The remaining investments are valued at fair value based upon market prices provided to the Plan by Lincoln National Life Insurance Co.

      Lincoln National Life Insurance Co. has provided the plan administrator with a certification as to the completeness and accuracy of substantially all investment information presented in the accompanying statement of net assets available for benefits, with fund information as of December 31, 1996 and 1995 and in the statement of changes in net assets available for benefits for the years then ended.

      A summary of the Plan's total units and unit values of investments by account type as of December 31, 1996 and 1995 are as follows:

                                                   1996                    1995
                                             TOTAL        UNIT       TOTAL         UNIT
                                             UNITS       VALUES      UNITS        VALUES
                                              -----      ------      -----        ------
      Short-Term Account                     628.67    $2.758008     518.02     $2.620501
      Government Bond Account             17,245.33     1.505387  14,138.59      1.447598
      Government/Corporate Bond Account    2,158.51     4.905633   2,390.16      4.804281
      Value Equity Account                 1,268.67     1.579151     439.55      1.355926
      Core Equity Account                 19,736.20     8.236001  13,735.07      6.871594
      Large Capitalization Equity
      Account                             26,492.41     5.656885  18,239.90      4.789281
      Medium Capitalization Equity
      Account                              1,403.92     8.924848     850.65      7.828105
      Small Capitalization Equity
      Account                                662.79     3.203282     313.18      3.068546
      International Equity Account         1,844.52     5.014649   1,031.62      4.585028
      Balanced Equity Account             21,399.95     4.383997  15,147.84      3.985784
      Conservative Balanced Account        4,728.18     1.244969   1,874.69      1.177797
      Aggressive Balanced Account          1,816.33     1.363246     891.87      1.226633
      Fidelity Asset Manager Account       6,255.75     1.302662   2,638.17      1.159514
      Janus Account                       20,221.38     1.578357   7,640.35      1.321536
      Fidelity Contra Fund Account         4,201.00     1.698761   1,553.89      1.397784
      Strong Discovery Account             2,087.83     1.449088     339.84      1.433009
      T. Rowe Price International
      Equity Account                       1,464.68     1.287258   2,355.84      1.113401
      High Yield Bond Account              3,176.10     2.083805         --            --
      Delaware Global Bond Account            34.93     1.106640         --            --


FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
    OF HAZLETON 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS

    BENEFIT PAYMENTS

      Benefit payments to participants are recorded when paid.

    ESTIMATES

      The preparation of financial statements requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.


 3. PLAN TERMINATION

    Although it has not expressed any intent to do so, the Association have the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become one hundred percent vested in their accounts.


 4. INCOME TAX STATUS

    The trust established under the Plan to hold the Plan's assets is qualified pursuant to the appropriate sections of the Internal Revenue Code, and accordingly, the trust's net investment income is exempt from income taxes. The Plan has obtained a favorable tax determination letter from the Internal Revenue Service, and in the opinion of the Plan's sponsor, the Plan, as amended, continues to operate in a manner that qualifies its tax-exempt status.


5.  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

    The following is a reconciliation of benefits paid to participants reported in the accompanying financial statements to the Form 5500 for the years ended December 31, 1996 and 1995:

                                                                   1996      1995
                                                                   ----      ----
      Benefits paid to participants reported in
         financial statements                                   $23,435    $8,572
      Deduct refund of salary deferral                             (896)     (972)
                                                                -------    ------
      Benefits paid to participants reported in Form 5500       $22,539    $7,600
                                                                =======    ======

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                            OF HAZLETON 401(k) PLAN

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1996

(a)         (b)                             (c)                                             (d)          (e)
                                                                                                        CURRENT
        IDENTITY OF ISSUE         DESCRIPTION OF INVESTMENT                                 COST         VALUE
        -----------------         -------------------------                                 ----         -----
   GROUP ANNUITY CONTRACT
   ADMINISTERED BY LINCOLN
   NATIONAL LIFE INSURANCE
   COMPANY:                  SEPARATE ACCOUNTS:
                              Guaranteed Fixed Income Account                              $60,191      $64,977
                              Short-Term Account, 628.67 units                               1,677        1,734
                              Government Bond Account, 17,245.33 units                      24,106       25,961
                              Government/Corporate Bond Account, 2,158.51 unit               9,809       10,559
                              High Yield Bond Account, 3,176.10 units                        6,124        6,618
                              Value Equity Account, 1,268.67 units                           1,747        2,003
                              Core Equity Account, 19,736.20 units                         124,173      162,547
                              Large Capitalization Equity Account, 26,492.41 units         118,620      149,865
                              Medium Capitalization Equity Account, 1,403.92 units          11,294       12,530
                              Small Capitalization Equity Account, 662.79 unit               2,202        2,123
                              International Equity Account, 1,844.52 units                   8,609        9,250
                              Delaware Global Bond Account, 34.93 units                         --           39
                              Balanced Equity Account, 21,399.95 units                      80,321       93,817
                              Conservative Balanced Account, 4,728.18 units                  5,509        5,866
                              Aggressive Balanced Account, 1,816.33 units                    2,089        2,476
                              Fidelity Asset Manager Account, 6,255.75 units                 7,283        8,149
                              Janus Account, 20,221.38 units                                27,875       31,917
                              Fidelity Contrafund Account, 4,201 units                       6,115        7,137
                              Strong Discovery Account, 2,087.83 units                       2,883        3,025
                              T. Rowe Price International Equity Account, 1,464.68 units     1,694        1,885
                                                                                          --------     --------
                                    TOTAL ASSETS HELD FOR INVESTMENT PURPOSES             $502,321     $602,478
                                                                                          ========     ========

                       See Notes to Financial Statements

                    FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
                            OF HAZLETON 401(k) PLAN

                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

      (a)                       (b)                            (c)         (d)      (e)       (f)     (g)        (h)         (I)
                                                             PURCHASE    SELLING   LEASE                        CURRENT    NET GAIN
IDENTITY OF PARTY       DESCRIPTION OF ASSET                 PRICE       PRICE     RENTAL   EXPENSES  COST       VALUE      (LOSS)
-----------------       --------------------                 -----       -----     ------   --------  ----       -----      ------
LINCOLN NATIONAL LIFE
  INSURANCE COMPANY    GUARANTEED FIXED ACCOUNT
                        Purchases                            $24,145                                           $24,145
                        Sales                                            $3,151                       $3,151     3,151

                       CORE EQUITY ACCOUNT
                        Purchases                             58,650                                            58,650
                        Sales                                            12,964                       12,964    12,964

                       BALANCED ACCOUNT
                        Purchases                             41,332                                            41,332
                        Sales                                            14,555                       14,555    14,555

                       LARGE CAPITALIZATION EQUITY ACCOUNT
                        Purchases                             50,234                                            50,234
                        Sales                                             6,203                        6,203     6,203

                       JANUS EQUITY ACCOUNT
                        Purchases                             18,616                                            18,616


                       See Notes to Financial Statements

PSI FORM 7 (97)-A10

CHANGE OF INVESTMENT ALLOCATION

MEMBER DATA  (PLEASE TYPE OR PRINT CLEARLY):

      1. Soc. Sec. Number:   ___ ___ ___-- ___ ___-- ___ ___ ___ ___

      2. Name___________________________________________________________________
                     Last                 First                   Middle Initial

      3. Current Address________________________________________________________
                           Street               City           State    Zip Code


SECTION 1
NEW INVESTMENT DIRECTIONS  (APPLICABLE TO FUTURE CONTRIBUTIONS ONLY):

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on behalf of my Employer, including those contributions and/or repayments received by the First Federal Savings and Loan Association of Hazleton Employees' Savings and Profit Sharing Plan and Trust during the same reporting as this form, be invested in the following whole percentages.

         S&P 500 Stock Fund                                       ______%
         Stable Value Fund                                        ______%
         S&P MidCap Stock Fund                                    ______%
         Money Market Fund                                        ______%
         Government Bond Fund                                     ______%
         International Stock Fund                                 ______%
         Income Plus Asset Allocation Fund                        ______%
         Growth & Income Asset Allocation Fund                    ______%
         Growth Asset Allocation Fund                             ______%
         Northeast Pennsylvania Financial Corporation Stock Fund        %
                                                                  ======
                                                                    100



SECTION II
NEW INVESTMENT DIRECTIONS  (APPLICABLE TO ACCUMULATED BALANCES ONLY)

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following Funds, to the extent permissible, be transferred out of the specified Fund and invested in the selected Funds in whole percentages. THE TOTAL OF YOUR FUND TO FUND PERCENTAGES MUST TOTAL 100%.

______% FROM
S&P 500 STOCK FUND TO:
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Money Market Fund
______% Government Bond Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth and Income Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund

______% FROM
MONEY MARKET FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Government Bond Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth and Income Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund

______% FROM
STABLE VALUE FUND TO:
______% S&P 500 Stock Fund
______% S&P MidCap Stock Fund
______% Government Bond Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth and Income Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund

______% FROM
GOVERNMENT BOND FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Money Market Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth and Income Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund

______% FROM
S&P MIDCAP STOCK FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% Money Market Fund
______% Government Bond Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth and Income Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund

______% FROM
INTERNATIONAL STOCK FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Money Market Fund
______% Government Bond Fund
______% Growth and Income Fund
______% Income Plus Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund


                           (CONTINUED ON REVERSE SIDE)

______% FROM
INCOME PLUS ASSET ALLOCATION FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Money Market Fund
______% Government Bond Fund
______% International Stock Fund
______% Growth and Income Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund

______% FROM NORTHEAST PENNSYLVANIA
        FINANCIAL CORPORATION STOCK
        FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Money Market Fund
______% Government Bond Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth & Income Fund
      % Growth Fund
======
  100

______% FROM
GROWTH AND INCOME ASSET ALLOCATION FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Money Market Fund
______% Government Bond Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund

______% FROM:
GROWTH ASSET ALLOCATION FUND TO:
______% S&P 500 Stock Fund
______% Stable Value Fund
______% S&P MidCap Stock Fund
______% Money Market Fund
______% Government Bond Fund
______% International Stock Fund
______% Income Plus Fund
______% Growth & Income Fund
      % Northeast Pennsylvania Financial
======
  100   Corporation Stock  Fund



NOTE: ALL PERCENTAGES ELECTED IN SECTION II WILL BE SUBTRACTED FROM CURRENT FUND VALUE PRIOR TO ANY REALLOCATION NOTED ON THIS FORM.



Notes:
------



No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, S&P Midcap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, Growth Asset Allocation Fund, and/or Northeast Pennsylvania Financial Corporation Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation form.



The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, Growth Asset Allocation Fund, and/or Northeast Pennsylvania Financial Corporation Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.



MEMBER'S SIGNATURE


          _________________________________________    _________________________
                           Signature of Member                       Date


PENTEGRA SERVICES IS HEREBY AUTHORIZED TO MAKE THE ABOVE LISTED CHANGE(S) TO THIS MEMBER'S RECORD.



      __________________________________________________________    ____________
      Signature of First Federal Savings and Loan Association of           Date
      Hazleton's Authorized Representative

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                   (PROPOSED HOLDING COMPANY FOR FIRST FEDERAL
                    SAVINGS AND LOAN ASSOCIATION OF HAZLETON)

                        __________ SHARES OF COMMON STOCK


         Northeast Pennsylvania Financial Corp. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $10.00, of its common stock, par value $.01 per share (the "Common Stock"), to be sold upon the conversion (the "Conversion") of First Federal Savings and Loan Association of Hazleton, Hazleton, Pennsylvania (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion, (the "Plan of Conversion"). The remaining __________ shares of the Common Stock to be sold in the Conversion have been subscribed for in subscription and community offerings (the "Subscription and Community Offerings") by holders of deposit accounts with the Bank with a balance of $50 or more as of September 30, 1996, by the First Federal Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by holders of deposit accounts with the Bank with a balance of $50 or more as of ______________, 1997, by certain other account holders and borrowers of the Bank and, then, by certain members of the general public. See "The Conversion General." Contained herein is the Prospectus in the form used in the Subscription and Community Offerings. The purchase price for all shares sold in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Community Offerings (the "Purchase Price"). The Purchase Price of $10.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock.

         Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 199_, unless extended by the Bank and the Company with the approval of the Office of Thrift Supervision (the "OTS"). Such extensions may not go beyond _______________, 199_. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 10% of the total number of shares of Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase more than the total number of shares offered in the Community Offering and the Syndicated Community Offering that could be purchased for $175,000 at the Purchase Price and no person, together with associates of and persons acting in concert with such person, may purchase more than 1% of the total number of shares sold in the Conversion. See "Plan of Conversion - Subscription Rights and Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

         The Company and the Bank have engaged Sandler, O'Neill & Partners, L.P. ("Sandler O'Neill") as financial advisors to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will not exceed ____% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.



         The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange ("AMEX") under the symbol "NEP." Prior to this offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS" ON PAGES ____ TO ____ OF THE PROSPECTUS.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY, OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE, OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

                                                              Estimated                              Estimated Net Pro-
                                                            Underwriting          Estimated Net      ceeds of Subscrip-
                                                             Commissions           Proceeds of         tion, Community
                                        Syndicated            and Other            Syndicated          and Syndicated
                                        Community             Fees and              Community             Community
                                      Offering Price         Expenses(1)            Offering           Offerings(2)(3)
Minimum Per Share                         $10.00             $                    $                     $
Midpoint Per Share                        $10.00             $                    $                     $
Maximum Per Share                         $10.00             $                    $                     $
Total Minimum(4)                          $                  $                    $                     $
Total Midpoint                            $                  $                    $                     $
Total Maximum(4)                          $                  $                    $                     $
Total Maximum, As Adjusted(5)             $                  $                    $                     $

------------------------------
(1) Consists of a pro rata allocation of estimated expenses of the Bank and the Company in connection with the Conversion (other than estimated fees to be paid to Sandler O'Neill for services in connection with the Subscription and Community Offerings) and estimated compensation of Sandler O'Neill and Selected Dealers in connection with the sale of the remaining shares in the Syndicated Community Offering which fees are estimated to be $__________ and $__________ at the minimum and the maximum of the estimated price range and may be deemed to be underwriting fees. The information under "Pro Forma Data" in the Prospectus was based on the assumptions stated therein, which may differ from the estimates used for this table. See "The Conversion - Marketing and Underwriting Arrangements" for a more detailed discussion of fee arrangements.
(2) The Company applied to retain up to 50% of the net proceeds. The balance of the net proceeds will be transferred to the Bank in exchange for all of the capital stock of the Bank to be issued in connection with the Conversion.
(3) The net proceeds of the Subscription and Community Offerings (based upon the sale of the __________ shares subscribed for at a price of $_____ per share and after allocation of a pro rata portion of the estimated expenses relating to the Conversion) are estimated to be $___________.
(4) Based on an estimated price range of $__________ to $__________ at $10.00 per share (the "Estimated Price Range"). The Total Minimum reflects the sale of __________ shares at a per share price of $_____, leaving a total of __________ shares to be sold in the Syndicated Community Offering.
(5) Gives effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following commencement of the offerings. See "The Conversion - Stock Pricing." For a discussion of the distribution and allocation of the additional shares, see "The Conversion - Subscription Rights and Limitations on Common Stock Purchases."


                        SANDLER O'NEILL & PARTNERS, L.P.

                        ---------------------------------


        The date of this Prospectus Supplement is _______________, 1997.


62297
                                                         3

PROSPECTUS                   [SUBJECT TO COMPLETION]

                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                          (Proposed Holding Company for
             First Federal Savings and Loan Association of Hazleton)


                     UP TO 5,951,250 SHARES OF COMMON STOCK



      Northeast Pennsylvania Financial Corp. (the "Company"), a Delaware corporation, is offering up to 5,951,250 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of First Federal Savings and Loan Association of Hazleton (the "Bank" or "First Federal") from a federally-chartered mutual savings and loan association to a federally-chartered capital stock savings bank, under the name First Federal Bank, pursuant to the Bank's plan of conversion, as amended (the "Plan" or "Plan of Conversion"). The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Common Stock by the Company are herein referred to as the "Conversion." In certain circumstances, the Company may increase the amount of Common Stock offered hereby to 5,951,250 shares. See Footnote 4 to the table below. (continued on following page)


      FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE __.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION
    ("OTS"), OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION,
          NOR HAS SUCH COMMISSION, OFFICE OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
   THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
      OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
        INSURANCE CORPORATION ("FDIC"), THE BANK INSURANCE FUND ("BIF"),
    THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY NOR ARE THEY INSURED OR GUARANTEED BY THE BANK OR THE COMPANY. THE
   COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF
                               PRINCIPAL INVESTED.

                                                               ESTIMATED UNDERWRITING
                                                               COMMISSIONS AND OTHER FEES        ESTIMATED
                                       SUBSCRIPTION PRICE(1)       AND EXPENSES(2)           NET PROCEEDS(3)
                                       ---------------------   --------------------------    ---------------
Minimum Per Share ..................     $     10.00                $     0.31                $      9.69

Midpoint Per Share .................     $     10.00                $     0.28                $      9.72

Maximum Per Share ..................     $     10.00                $     0.26                $      9.74

Total Minimum(1) ...................     $38,250,000                $1,189,500                $37,060,500

Total Midpoint(1) ..................     $45,000,000                $1,266,600                $43,733,400

Total Maximum(1) ...................     $51,750,000                $1,343,700                $50,406,300

Total Maximum, as adjusted(4) ......     $59,512,500                $1,432,306                $58,080,194


(1) Determined in accordance with an independent appraisal prepared by Keller & Company, Inc. ("Keller") dated November 28 1997 which states that the aggregate estimated pro forma market value of the Common Stock being offered for sale ranged from $38.3 million to $51.8 million, with a midpoint of $45.0 million (the "Valuation Range"). Based on the Valuation Range, the Board of Directors (the "Board of Directors") established the estimated price range of $38.3 million to $51.8 million (the "Estimated Price Range"), or between 3,825,000 and 5,175,000 shares of Common Stock at the $10.00 per share (the "Purchase Price") to be paid for each share of Common Stock subscribed for or purchased in the Offerings (as described herein). The independent appraisal of Keller is based upon estimates and projections that are subject to change and the valuation must not be construed as a recommendation as to the advisability of purchasing such shares nor an assurance that a purchaser will thereafter be able to sell such shares at the Purchase Price. See "The Conversion -- Stock Pricing" and " -- Number of Shares to be Issued."

(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of $775,000 and marketing fees to be paid to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") estimated to be $414,000 and $568,000 at the minimum and the maximum of the Estimated Price Range, respectively. See "The Conversion -- Marketing and Underwriting Arrangements." See "Pro Forma Data" for the assumptions used to arrive at these estimates. The actual fees and expenses may vary from the estimates.

(3) Actual net proceeds may vary substantially from estimated amounts depending on the number of shares sold in each of the offerings and other factors. Includes the purchase of shares of Common Stock by the First Federal Bank Employee Stock Ownership Plan and related trust (the "ESOP") and funded by a loan to the ESOP, by the Company or from a third party, which will be deducted from the Company's stockholders' equity. See "Use of Proceeds" and "Pro Forma Data."

(4) As adjusted to reflect the sale of up to an additional 15% of the Common Stock which may be offered at the Purchase Price, without resolicitation of subscribers or any right of cancellation, due to regulatory considerations, changes in market conditions or general financial and economic conditions. See "Pro Forma Data" and "The Conversion -- Stock Pricing." For a discussion of the distribution and allocation of the additional shares, if any, see "The Conversion -- Subscription Offering and Subscription Rights," " -- Community Offering" and " --Limitations on Common Stock Purchases."


                        SANDLER O'NEILL & PARTNERS, L.P.

            The date of this Prospectus is ___________________, 1998.

      AS SET FORTH IN THE PLAN OF CONVERSION AND PURSUANT TO OTS REGULATIONS, NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR THE COMMON STOCK IN A SUBSCRIPTION OFFERING (THE "SUBSCRIPTION OFFERING") HAVE BEEN GRANTED IN THE FOLLOWING ORDER OF PRIORITY: (1) HOLDERS OF DEPOSIT ACCOUNTS, SO DEFINED BY THE PLAN AND MORE FULLY DESCRIBED HEREIN, OF THE BANK WHICH TOTALED $50 OR MORE ON SEPTEMBER 30, 1996 ("ELIGIBLE ACCOUNT HOLDERS"); (2) THE EMPLOYEE PLANS, CONSISTING OF THE ESOP WHICH INTENDS TO SUBSCRIBE FOR UP TO 8% OF THE COMMON STOCK ISSUED IN CONNECTION WITH THE CONVERSION (INCLUDING SHARES ISSUED TO FIRST FEDERAL CHARITABLE FOUNDATION (THE "FOUNDATION")); (3) DEPOSITORS WHOSE ACCOUNTS IN THE BANK TOTALED $50 OR MORE ON DECEMBER 31, 1997 ("SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS"); AND (4) MEMBERS OF THE BANK CONSISTING OF DEPOSITORS OF THE BANK AS OF __________, 1997, THE VOTING RECORD DATE ("VOTING RECORD DATE") FOR THE SPECIAL MEETING (AS DEFINED HEREIN), AND BORROWERS WITH LOANS OUTSTANDING AS OF DECEMBER 16, 1997 WHICH CONTINUE TO BE OUTSTANDING AS OF THE VOTING RECORD DATE, OTHER THAN THOSE MEMBERS WHO OTHERWISE QUALIFY AS ELIGIBLE ACCOUNT HOLDERS OR SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS ("OTHER MEMBERS"). SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE. PERSONS FOUND TO BE TRANSFERRING SUBSCRIPTION RIGHTS WILL BE SUBJECT TO THE FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS. Subsequent to the Subscription Offering, and subject to the prior rights of holders of subscription rights, the Company will offer any shares of Common Stock not subscribed for in the Subscription Offering for sale in a community offering to certain members of the general public (the "Community Offering"). Shares not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering") (the Subscription Offering, Community Offering, and the Syndicated Community Offering are referred to collectively as the "Offerings").


      Except for the ESOP, which intends to subscribe for up to 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, no Eligible Account Holder or Supplemental Eligible Account Holder or Other Member may, in their respective capacities as such, purchase in the Subscription Offering more than $175,000 of Common Stock; no person, together with associates or persons acting in concert with such person, may purchase in the Community Offering and Syndicated Community Offering more than $175,000 of Common Stock; and no person, together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock offered in the Conversion; provided, however, that the overall maximum purchase limitations may be increased and the amount that may be subscribed for may be increased or decreased at the sole discretion of the Bank or the Company without further approval of the Bank's members. See "The Conversion - Subscription Offering and Subscription Rights," " -- Community Offering" and " -- Limitations on Common Stock Purchases." The minimum purchase is 25 shares.

      Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Company and the Bank will create the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will be funded with shares of Common Stock contributed by the Company in an amount equal to 8% of the number of shares of Common Stock sold in the Conversion. The Foundation will be dedicated to charitable purposes within the communities in which the Bank operates. The establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to consider the Plan of Conversion. For a discussion of the Foundation and the effects on the Conversion, including if the members do not approve the establishment of the Foundation, see "Risk Factors -- Establishment of the Charitable Foundation," "Pro Forma Data," and "The Conversion -- Establishment of the Charitable Foundation."

      THE SUBSCRIPTION OFFERING WILL TERMINATE AT __________, EASTERN TIME, ON ________, 1998 (THE "EXPIRATION DATE") UNLESS EXTENDED BY THE BANK AND THE COMPANY, WITH THE APPROVAL OF THE OTS, IF NECESSARY. Orders submitted are irrevocable until the completion of the Conversion; provided, that, if the Conversion is not completed within 45 days after the close of the Subscription Offering, unless such period has been extended with the consent of the OTS, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be canceled. Such extensions may not go beyond __________, 1998. See "The Conversion -- Subscription Offering and Subscription Rights," " -- Procedure for Purchasing Shares in Subscription Offering."

      The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange ("AMEX") under the symbol "NEP" upon completion of the Conversion. Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the Common Stock. See "Risk Factors -- Absence of Market for Common Stock."

                              INSERT MAP PAGE HERE

                   SUMMARY OF THE CONVERSION AND THE OFFERINGS

      The following summary of the Conversion and the Offerings is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

  Risk Factors.................. A purchase of the Common Stock involves a substantial degree of risk. Eligible Account
                                 Holders, Supplemental Eligible Account Holders, Other Members and other prospective investors should carefully consider the matters set forth under "Risk Factors." THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT INSURED OR GUARANTEED BY THE FDIC, BIF OR SAIF OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR BANK.

  Northeast Pennsylvania         Northeast Pennsylvania Financial Corp. is a
  Financial Corp. .............. Delaware corporation organized at the direction of the Bank to become a savings and loan holding company and own all of the Bank's capital stock to be issued upon its conversion from mutual form to stock form.
                                 To date, the Company has not engaged in
                                 any business. Its executive office is
                                 located at 12 E. Broad Street, Hazleton,
                                 Pennsylvania 18201 and its telephone number is (717) 459-3700.

First Federal Savings and Loan   The Bank is a federally-chartered mutual
Association of Hazleton ........ savings and loan association. At September 30,
                                 1997, the Bank had total assets of $369.2 million, total deposits of $314.1 million and total equity of $28.5 million. Concurrent with the Conversion, the Bank will change its name to First Federal Bank. The Bank is located at
                                 12 E. Broad Street, Hazleton, Pennsylvania
                                 18201, and its telephone number is (717)
                                 459-3700. The Bank currently operates 10 banking offices in Luzerne, Carbon, Columbia and Schuylkill Counties in Northeast
                                 Pennsylvania and a loan production office in Monroe County, also in Northeast Pennsylvania.
                                 The Bank has historically operated as a
                                 community-oriented savings institution
                                 primarily providing one- to four-family
                                 residential mortgage loans and a variety of retail deposit products to consumers. The Bank considers that its market area consists of the five counties in Northeast Pennsylvania in which it has a banking office or a loan production office. Since 1993, the Bank has implemented a strategy to operate as a consumer-oriented community bank by placing greater emphasis on the origination of adjustable-rate and shorter-term fixed-rate one- to four-family loans and short-term consumer loans and commercial loans, limiting the origination of longer-term fixed-rate mortgage loans and increasing investment in other short-term and adjustable-rate loans and securities investments.

The Conversion and               The Board of Directors of the Bank has adopted
  Reasons for Conversion ....... a Plan of Conversion pursuant to which the
                                 Bank intends to convert to a
                                 federally-chartered capital stock savings bank, under the name First Federal Bank, and issue all of its stock to the Company. The
                                 Company is offering shares of its Common Stock in the Offerings in connection with the Bank's
                                 Conversion. Management believes the Conversion offers a number of advantages, including: (i) providing a larger capital base with which to operate; (ii) providing enhanced future access to capital markets; (iii) providing enhanced ability to diversify into other financial services related activities; and (iv) providing enhanced ability to increase its presence in the communities it serves through the acquisition or establishment of branch offices or the acquisition of other financial institutions. The Conversion and the Offerings are subject to approval by the OTS, and approval of members of the Bank eligible to vote at a special meeting to be held on __________, 1998 (the "Special Meeting"). The
                                 OTS issued an approval letter on _______, 1998. See "The Conversion -- General."

First Federal Charitable         The Bank's Plan of Conversion provides for the
Foundation ..................... establishment of a charitable foundation in connection with the Conversion. The
                                 Foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded with a contribution by the Company equal to 8% of the Common Stock sold in the Conversion. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, all of whom are existing Directors of the Company or the Bank or officers of the Company or the Bank. See
                                 "The Conversion - Establishment of the
                                 Charitable Foundation."


Terms of the Subscription        The shares of Common Stock to be sold in
Offering ....................... connection with the Conversion are being offered at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority to: (i) Eligible Account Holders; (ii) the ESOP; (iii) Supplemental Eligible Account
                                 Holders; and (iv) Other Members. Subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering will be offered in the Community Offering at $10.00 per share to certain members of the general public.
                                 Subscription rights will expire if not
                                 exercised by _______, Eastern time, on
                                 __________, 1998, unless extended by the Bank and the Company, with the approval of the OTS, if necessary. Deposit accounts which will provide subscription rights to holders thereof consist of any "savings account," as defined by the Plan of Conversion consistent with OTS regulations. Such accounts do not include any noninterest-bearing demand accounts, primarily noninterest-bearing checking accounts, maintained at the Bank. See "The Conversion -
                                 Subscription Offering and Subscription Rights" and " - Community Offering."


Procedure for Ordering Shares     Forms to order Common Stock offered in the
and Prospectus Delivery ......... Subscription Offering and the Community
                                  Offering will be preceded or accompanied by a Prospectus. Any person receiving a stock order and certification form who desires to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment.
                                  ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE
                                  REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE
                                  BANK. To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. The
                                  Bank is not obligated to accept subscriptions not submitted on an original stock order form.
                                  See "The Conversion - Procedure for Purchasing
                                  Shares in Subscription Offerings."

Form of Payment for Shares ...... Payment for subscriptions may be made: (i) in cash (if delivered in person); (ii) by check, bank draft or money order; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account of the Bank. No wire transfers will be accepted. See "The Conversion - Procedure for Purchasing Shares in Subscription Offerings."

Nontransferability of             The subscription rights of Eligible Account
  Subscription Rights ........... Holders, Supplemental Eligible Account
                                  Holders, Other Members and the Employee Plans, including the ESOP, are nontransferable. See
                                  "The Conversion - Restrictions on Transfer of
                                  Subscription Rights and Shares."

Purchase Limitations...........   No Eligible Account Holder, Supplemental
                                  Eligible Account Holder or Other Voting Member may purchase in the Subscription Offering more than $175,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the Community Offering and the Syndicated
                                  Community Offering more than $175,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than 1% of the Common Stock offered.
                                  However, the ESOP, may purchase up to 10% of the Common Stock issued, including shares issued to the Foundation. Pursuant to the Plan of Conversion, it is intended that the ESOP will purchase 8% of the Common Stock issued, including shares issued to the Foundation. The minimum purchase is 25 shares of Common Stock.
                                  At any time during the Conversion and without approval of the Bank's depositors or a resolicitation of subscribers, the Bank and the Company may, in their sole discretion, decrease the maximum purchase limitation below
                                  $175,000 of Common Stock; however, such amount may not be reduced to less than 0.10% of the Common Stock offered. Additionally, at any time during the Conversion, the Bank and the Company may, in their sole discretion, increase the maximum purchase limitation in the Subscription and Community Offerings to an amount in excess of $175,000 up to a maximum of 5% of the shares to be issued in the Conversion. Similarly, the 1% overall maximum purchase limitation may be increased up to 5% of the total shares of Common Stock offered in the Conversion.

Securities Offered and            The Company is offering between 3,825,000 and
  Purchase Price...............   5,175,000 shares of Common Stock at a Purchase
                                  Price of $10.00 per share. The maximum of the Estimated Price Range may be increased by up to 15% and the maximum number of shares of Common Stock to be issued may be increased up to 5,951,250 shares due to regulatory considerations and changes in market or general financial or economic conditions. See
                                  "The Conversion - Stock Pricing" and " -
                                  Number of Shares to be Issued."


Appraisal......................   The Purchase Price per share has been fixed at
                                  $10.00. The total number of shares to be issued in the Conversion is based upon an independent appraisal prepared by Keller, dated as of November 28, 1997, which states that the estimated pro forma market value of the Common Stock ranged from $38.3 million to $51.8 million, taking into account shares issued to the Foundation. Establishing the Foundation in connection with the Conversion will result in a lower aggregate market valuation than if the Conversion was completed without the Foundation. See "Comparison of Valuation and Pro Forma Information With No
                                  Foundation." The final aggregate value will be determined at the time of closing of the Offerings and is subject to change due to changing market conditions and other factors.
                                  See "The Conversion - Stock Pricing."


Use of Proceeds................   The Company will use 50% of the net proceeds
                                  of the Offerings to purchase all of the
                                  outstanding common stock of the Bank to be issued in the Conversion. The portion of net proceeds retained by the Company will be used for general business activities, including the loan of funds to the ESOP (to the extent such loan is not funded by a third party) to enable the ESOP to purchase up to 8% of the stock issued in connection with the Conversion, including shares issued to the Foundation. The
                                  Company intends initially to invest the
                                  remaining net proceeds in federal funds and securities, primarily mortgage-related securities and federal agency obligations. The
                                  Bank intends to utilize the net proceeds from the sale of its stock to the Company for general business purposes, including investment in loans, mortgage-related securities and, under appropriate market conditions, the possible repayment of advances from the Federal Home Loan Bank ("FHLB") of
                                  Pittsburgh. See "Use of Proceeds."


Dividend Policy...............    Upon Conversion, the Board of Directors of the
                                  Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors of the Company may consider a policy of paying cash dividends on the Common Stock. However, no decision has been made with respect to such dividends, if any. Additionally, in connection with the Conversion, the Company and Bank have committed to the OTS that during the one-year period following the consummation of the Conversion, the Company will not make any distribution to stockholders that, for federal tax purposes, would be treated as a return of capital without prior approval of the OTS. See
                                  "Dividend Policy."

Benefits of the Conversion to     Among the benefits to the Bank and the Company
Management.....................   anticipated from the Conversion is the ability
                                  to attract and retain personnel through the use of stock options and other stock related benefit programs. Subsequent to the
                                  Conversion, the Company intends to adopt a Stock-Based Incentive Plan (as defined herein) for the benefit of directors, officers and employees of the Company and Bank. If the Stock-Based Incentive Plan is adopted within one year after the Conversion, the plan will be subject to stockholders' approval at a meeting of stockholders which may not be held earlier than six months after the Conversion.
                                  The Stock-Based Incentive Plan would provide for the granting of stock-based benefits, including Common Stock in an amount equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation, and options to purchase Common
                                  Stock in an amount equal to 10% of the Common
                                  Stock issued in the Conversion, including shares issued to the Foundation. Any Common
                                  Stock awarded under the Stock-Based Incentive
                                  Plan will be awarded at no cost to the
                                  recipients.



                                  Additionally, certain officers of the Company and the Bank will be provided with employment agreements or change in control agreements which provide such officers with employment rights and/or payments upon their termination of service following a change in control. The Stock-Based Incentive Plan may also provide participants with benefits upon a change in control of the Company or the Bank. For a further description of the Stock-Based Incentive Plan and employment and change in control agreements, see "Risk Factors - Stock Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments" and "Management of the Bank - Other Benefit Plans." See "Management of the Bank - Subscriptions by Executive Officers and Directors," "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws," and "The Conversion - Establishment of the Charitable Foundation."


Voting Control of Officers        Directors and executive officers of the Bank
and Directors..................   and the Company expect to purchase
                                  approximately 4.48% or 3.35% of shares of Common Stock outstanding, based upon the minimum and the maximum of the Estimated Price
                                  Range, including shares issued to the
                                  Foundation, respectively. Additionally,
                                  assuming the implementation of the ESOP and Stock-Based Incentive Plan, directors, executive officers and employees have the potential to control the voting of approximately 23.89% or 22.75% of the Common
                                  Stock at the minimum and the maximum of the Estimated Price Range, including shares issued to the Foundation, respectively. See
                                  "Management of the Bank - Subscriptions by
                                  Executive Officers and Directors," and
                                  "Restrictions on Acquisition of the Company and the Bank - Restrictions in the Company's
                                  Certificate of Incorporation and Bylaws."


Market for Stock...............   As a mutual institution, the Bank has never
                                  issued capital stock and, consequently, there is no existing market for the Common Stock.
                                  The Company has received conditional approval to have its Common Stock listed on the American Stock Exchange under the symbol "NEP" subject to the completion of the Conversion and compliance with certain conditions. See
                                  "Market for the Common Stock."


No Board Recommendations........  The Bank's Board of Directors and the
                                  Company's Board of Directors are not making any recommendations to depositors or other potential investors regarding whether such persons should purchase the Common Stock. An investment in the Common Stock must be made pursuant to each investor's evaluation of his or her best interests.

Conversion Center..............   If you have any questions regarding
                                  Conversion, call the Conversion Center at
                                  (717) ____________.

                               RECENT DEVELOPMENTS



      The selected financial and other data presented below at December 31, 1997 and for the three month periods ended December 31, 1997 and 1996 are derived from unaudited financial data, but, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. The results of operations for the three months ended December 31, 1997 are not necessarily indicative of the results of operations that may be expected for the fiscal year ending September 30, 1998.



                                                                AT               AT
                                                            DECEMBER 31,     SEPTEMBER 30,
                                                               1997             1997
                                                            ------------     -------------
                                                                    (IN THOUSANDS)
SELECTED CONSOLIDATED FINANCIAL DATA:
    Total assets ..........................................  $386,532         $369,242
    Cash and cash equivalents .............................     4,537           13,214
    Loans, net (1) ........................................   264,509          261,469
    Securities held-to-maturity:
       Mortgage-related securities, net ...................    10,495            9,965
       Investment securities, net .........................    38,045           28,960
    Securities available-for-sale:
       Mortgage-related securities, net ...................    34,867           29,982
       Investment securities, net .........................    22,687           14,791
    Real estate-owned .....................................       301              319
    Deposits ..............................................   304,119          314,123
    FHLB advances .........................................    49,512           23,516
    Total equity ..........................................    29,494           28,538
    Nonperforming assets and troubled debt restructuring...     1,110            1,208



                                              FOR THE THREE MONTHS
                                                ENDED DECEMBER 31,
                                              --------------------
                                               1997          1996
                                              ------        ------
                                                 (IN THOUSANDS)
SELECTED CONSOLIDATED OPERATING DATA:
    Total interest income .................   $6,914        $6,566
    Interest expense ......................    3,709         3,513
                                              ------        ------
       Net interest income ................    3,205         3,053
    Provision for loan losses .............      246            32
                                              ------        ------
       Net interest income after
        provision for loan losses .........    2,959         3,021
    Noninterest income ....................      160           148
    Noninterest expense ...................    2,286         2,240
                                              ------        ------
       Income before income taxes .........      833           929
    Income taxes ..........................      276           285
                                              ------        ------
       Net income .........................   $  557        $  644
                                              ======        ======

                                                                    AT OR FOR THE THREE MONTHS
                                                                        ENDED DECEMBER 31,
                                                                    --------------------------
                                                                       1997           1996
                                                                    -----------     ----------
SELECTED FINANCIAL RATIOS AND OTHER DATA(2):
PERFORMANCE RATIOS:
    Average interest rate spread(3) ..........................           3.22%          3.39%
    Net interest margin(4) ...................................           3.60           3.55
    Ratio of average interest-earning assets to average
     interest-bearing liabilities ............................         105.33         104.98
    Total noninterest expense as a percent of average assets..           2.40           2.49
    Return on average assets .................................           0.59           0.72
    Return on average equity .................................           7.98           9.76
    Ratio of average retained equity to average assets .......           7.31           7.28
    Retained earnings to total assets at end of period .......           7.20           7.42
REGULATORY CAPITAL RATIOS (5):
    Tangible capital ratio ...................................           7.20           7.42
    Core capital ratio .......................................           7.20           7.42
    Risk-based capital ratio .................................          14.80          14.61
ASSET QUALITY RATIOS :
    Nonperforming loans and troubled debt restructurings
        as a percent of total loans(6) .......................           0.28           0.30
    Nonperforming assets and troubled debt restructurings
        as a percent of total assets (7) .....................           0.29           0.37
    Allowance for loan losses as a percent of total loans ....           0.56           0.30
    Allowance for loan losses as a percent of non-
      performing loans and troubled debt restructurings ......         200.40          56.94
FULL-SERVICE BANKING FACILITIES (8) ..........................              9              9


-----------------

(1) Loans, net, represent gross loans receivable net of the Bank's allowance for loan losses, loans in process and deferred loan origination fees. The allowance for loan losses at December 31, 1997 and 1996 was $1.5 million and $742,000, respectively.



(2) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.



(3) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities. See "Business of the Bank -- Sources of Funds."



(4) The net interest margin represents net interest income as a percent of average interest-earning assets. See "Business of the Bank -- Sources of Funds."



(5) For definitions and further information relating to the Bank's regulatory capital, see "Regulation and Supervision -- FDIC Regulations - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.



(6) Nonperforming loans consist of all non-accrual loans and all other loans 90 days or more past due. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due (unless the loan principal and interest are determined by management to be fully secured and in the process of collection) and to charge off all accrued interest. See "Business of the Bank -- Delinquent Loans, Classified Assets and Real Estate Owned."



(7) Nonperforming assets consist of nonperforming loans, real estate-owned, net ("REO"), and other repossessed assets.



(8) In January 1998, the Bank opened an additional branch office and combined one of its previous two separate loan production offices with that branch office.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS



COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1997 AND SEPTEMBER 30, 1997



      Total assets increased by $17.3 million, or 4.7%, from $369.2 million at September 30, 1997 to $386.5 million at December 31, 1997. The growth in assets was due to increases in investments, which were funded primarily through FHLB advances and a reduction in cash and cash equivalents.



      At the end of its fiscal year ended September 30, 1997, the Bank restructured its available-for-sale securities portfolio in order to increase its yield on such portfolio. This restructuring involved the sale of its lower-yielding shorter-term available-for-sale securities in order to reinvest the proceeds in higher-yielding mortgage-related securities and federal agency and municipal obligations with stated or estimated lives of three to five years. Pending reinvestment, some of such proceeds were used to repay FHLB advances and held as cash and cash equivalents. The Bank completed the reinvestment of such proceeds during October and November 1997. As a result, cash and cash equivalents decreased $8.7 million from $13.2 million at September 30, 1997 to $4.5 million at December 31, 1997. The Bank's portfolio of securities available for sale increased by $12.8 million, or 28.6%, from $44.8 million at September 30, 1997 to $57.6 million at December 31, 1997, and its portfolio of securities held to maturity increased by $9.6 million, or 24.7% from $38.9 million to $48.5 million. Such increases in the securities portfolios were funded by FHLB advances in addition to the reinvestment of amounts held as cash and cash equivalents.



      Loans receivable, net, remained relatively constant for the period, growing $3.0 million from $261.5 million to $264.5 million, an increase of 1.2%. Nonperforming loans remained relatively stable, decreasing $132,000 from $774,000 at September 30, 1997 to $642,000 at December 31, 1997, representing 0.30% and 0.24%, respectively, of total loans at such dates. Nonperforming assets and troubled debt restructurings also remained stable, decreasing from $1.2 million at September 30, 1997 to $1.1 million at December 31, 1997, representing 0.32% and 0.29%, respectively, of total assets at such dates.



      Total deposits decreased by $10.0 million, or 3.2%, from $314.1 million at September 30, 1997 to $304.1 million at December 31, 1997. The decrease was primarily due to a $10.4 million, or 5.7%, decrease in certificates of deposit from $192.7 million at September 30, 1997 to $182.3 million at December 31, 1997, primarily as a result of maturities of $9.7 million in jumbo certificates of deposit which were not renewed. Management determined there were opportunities to obtain FHLB advances at a lower effective rate than required to retain the jumbo certificates of deposit. There was also a $1.6 million, or 2.2%, decrease in savings deposits, from $71.8 million at September 30, 1997 to $70.2 million at December 31, 1997. The decrease in deposits was slightly offset by an increase of $2.0 million, or 4.0%, in checking account deposits from $49.6 million at September 30, 1997 to $51.7 million at December 31, 1997.



       FHLB advances and other borrowings increased by $26.1 million, from $23.6 million at September 30, 1997 to $49.7 million at December 31, 1997. The increase in FHLB advances and other borrowings was primarily due to the utilization of advances to fund purchases of investment securities, as part of the Bank's restructuring of the available-for-sale securities portfolio that the Bank commenced in September 1997, as well as to offset the withdrawals of the jumbo certificates of deposits.



      Total equity increased by $956,000, or 3.4%, from $28.5 million at September 30, 1997 to $29.5 million at December 31, 1997. The increase in equity was a result of retained earnings of $557,000 and a $399,000 increase in net unrealized gain on available-for-sale securities, net of taxes.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996



GENERAL



      Net income for the three months ended December 31, 1997 was $557,000, a decrease of $87,000, or 13.5%, from $644,000 for the three months ended December 31, 1996. The $87,000 decrease was primarily attributable to an increase of $214,000 in the provision for loan losses. This increase in provision for loan losses was offset by an increase in net interest income of $152,000 from $3.05 million for the three months ended December 31, 1996 to $3.21 million for the three months ended December 31, 1997 and an increase in noninterest income of $12,000, from $148,000 for the three months ended December 31, 1996 to $160,000 for the three months ended December 31, 1997, an increase of 8.1%. Also, contributing to the decrease in net income for the December 31, 1997 period was an increase of $50,000 in noninterest expenses, from $2.24 million for the three months ended December 31, 1996 to $2.29 million for the three months ended December 31, 1997, a 2.2% increase.



INTEREST INCOME



      Interest income for the three months ended December 31, 1997 was $6.9 million, compared to $6.6 million for the three months ended December 31, 1996, an increase of $348,000, or 5.3%. The increase in interest income was primarily the result of a $18.2 million increase in the average balance of loans from $247.8 million at December 31, 1996 to $266.0 million average balance at December 31, 1997.



INTEREST EXPENSE



      Interest expense increased $196,000, or 72.2%, in the three months ended December 31, 1996 compared to the three months ended December 31, 1997, as a result of an increase of $200,000 in interest expense on FHLB advances, from $277,000 to $477,000 for the same respective periods. This increase was a result of an increase of $13.2 million in the average balance in FHLB advances, from $20.5 million at December 31, 1996 to $33.7 million at December 31, 1997. In addition, the cost of FHLB advances increased by 24 basis points, from 5.34% for the three months ended December 31, 1996 to 5.58% for the three months ended December 31, 1997. The average balance in deposits increased $2.2 million from $311.3 million for the three months ended December 31, 1996 to $313.5 million for the three months ended December 31, 1997. Offsetting the increase in the average deposits was a reduction during the period in the cost of funds for savings and checking of 24 basis points and 21 basis points, respectively. This was partially offset by a 10 basis point increase in the cost of funds for certificates of deposit.



PROVISION/ALLOWANCE FOR LOAN LOSSES



      The Bank's provision for loan losses totalled $246,000 for the three months ended December 31, 1997, compared to $32,000 for the three months ended December 31, 1996, an increase of $214,000. The allowance for loan losses increased from $742,000 at December 31, 1996 to $1.5 million at December 31, 1997. The increase in the provision for loan losses and corresponding increase in the allowance for loan losses reflected the changing loan portfolio composition caused by a change in management's strategic lending direction, as well as a decision to give a greater consideration to the allowance for loan loss ratio levels of peer group institutions. The Bank continues to anticipate, that as a result of its increasing emphasis on consumer, commercial, multi-family, and commercial real estate and construction lending, in the future, it may need to maintain an allowance for loan losses at a higher level than it has maintained in previous periods to offset any greater risk resulting from the shifting composition of its loan portfolio. See "Business of the Bank -- Delinquent Loans, Classified Assets, and Real Estate Owned" and "Allowance for Loan Losses."

NONINTEREST INCOME



      Noninterest income increased $12,000 to $160,000 for the three months ended December 31, 1997, from $148,000 for the three months ended December 31, 1996. Noninterest income improved primarily due to additional loan fee and other service charge income, particularly the implementation in fiscal 1997 of ATM fees for non-bank customers.



NONINTEREST EXPENSE



      Noninterest expense increased by $46,000, or 2.1% from $2.24 million for the three months ended December 31, 1996, to $2.29 million for the three months ended December 31, 1997, primarily due to a contribution of $110,000 to a low and moderate income housing project. The Company expects that such contribution will result in $55,000 of Commonwealth of Pennsylvania tax credits under Pennsylvania's Neighborhood Assistance Program. This increase in noninterest expense was partially offset by a $32,000 reduction in compensation from $1.16 million for the three months ended December 31, 1996 to $1.13 million for the three months ended December 31, 1997, a reduction of 2.76%. As a result of becoming a publicly held company and implementing various stock-based incentive plans, the Company expects its future noninterest expense will be higher than in prior periods primarily due to higher compensation costs, and professional fees and costs related to satisfying regulatory reporting requirements. In addition, establishment of the Foundation will have an adverse effect on the Company's and the Bank's earnings in the year in which the contribution is made. The contribution expense will, however, be partially offset by the tax deductibility of the expense. See "Risk Factors - Establishment of the Charitable Foundation - Negative Impact on Earnings" and "- Stock-Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments."



INCOME TAXES



      Income tax expense was $276,000 for the three months ended December 31, 1997, compared to $285,000 for the three months ended December 31, 1996. The decline in income tax expense for 1997 is attributable to lower pretax earnings, offset by a reduction of 1996 state income tax credits not available for 1997. The effective tax rate for the three months ended December 31, 1997 was 33.1%, as compared to 30.7% for the same period in 1996, as a result of the state income tax credits utilized in 1996.

      SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

      The selected consolidated financial and other data of the Bank set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.


                                                                   AT SEPTEMBER 30,
                                          ------------------------------------------------------------------------
                                             1997          1996          1995          1994          1993
                                          ----------    ----------    ---------     ----------     ---------
                                                                     (IN THOUSANDS)
SELECTED CONSOLIDATED FINANCIAL DATA:
   Total assets ........................   $369,242      $362,464      $318,931      $283,344      $280,237
   Cash and cash equivalents............     13,214         4,045         3,681         4,137        21,732
   Loans, net (1) ......................    261,469       242,916       213,515       188,501       180,132
   Securities held-to-maturity (2):
     Mortgage-related securities, net ..      9,965        13,386        51,868        51,045        28,434
     Investment securities, net ........     28,960        30,100        26,355        27,661        23,316
   Securities available-for-sale (2):
     Mortgage-related securities, net ..     29,982        37,259           497            --        14,950
     Investment securities, net ........     14,791        22,899        12,826            --         2,166
   Deposits ............................    314,123       306,806       280,010       257,161       257,598
   FHLB advances .......................     23,516        25,534        11,050           120           123
   Total equity ........................     28,538        26,127        25,550        23,183        20,432
   Real estate owned, net ..............        319           453           423           250           119
   Nonperforming assets and
     troubled debt restructurings ......      1,208         1,169         1,670         1,863         1,982




                                                           FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                            --------------------------------------------------------------------
                                               1997            1996           1995         1994       1993
                                            ----------      ----------     ----------    ----------  ---------
                                                                         (IN THOUSANDS)
SELECTED OPERATING DATA:
   Total interest income .................    $ 26,599      $24,323        $ 21,280      $ 19,578      $22,054
   Interest expense ......................      14,194       13,007          10,845         8,827       10,244
                                              --------      -------        --------      --------      -------
     Net interest income .................      12,405       11,316          10,435        10,751       11,810
   Provision for loan losses .............         651           97              25           (54)          --
                                              --------      -------        --------      --------      -------
     Net interest income after provision        11,754       11,219          10,410        10,805       11,810
       for loan losses ...................
   Noninterest income:
     Net gain (loss) on sale of securities        (563)          --              (6)          153          234
     Other(3) ............................         430          508             605           460        1,800
   Noninterest expense ...................       9,492       10,774(4)        8,360         7,924        8,456
                                              --------      -------        --------      --------      -------
   Income before income taxes ............       2,129          953           2,649         3,494        5,388
   Income taxes ..........................         748           12             899           743        2,143
                                              --------      -------        --------      --------      -------
     Net income ..........................    $  1,381      $   941        $  1,750      $  2,751      $ 3,245
                                              ========      =======        ========      ========      =======


                                                   (See footnotes on next page)

                                                             AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                                       -----------------------------------------------------------
                                                           1997        1996        1995        1994        1993
                                                       -----------   ---------  ---------  ----------   --------
SELECTED OPERATING RATIOS AND OTHER DATA (5):
PERFORMANCE RATIOS:
   Average yield on interest-earning assets(6) ......      7.53%       7.44%       7.38%       7.18%       8.16%
   Average rate paid on interest-bearing liabilities       4.22        4.23        3.98        3.44        4.01
   Average interest rate spread (7) .................      3.31        3.21        3.40        3.74        4.15
   Net interest margin (8) ..........................      3.49        3.45        3.60        4.06        4.21
   Ratio of interest-earning assets to                   109.23      107.95      108.43      107.28      100.07
     interest-bearing liabilities ...................
   Net interest income after provision for loan          123.83      104.13      124.52      136.28      139.97
     losses to noninterest expense ..................
   Noninterest expense as a percent of                     2.58        3.19        2.78        2.80        2.99
     average assets .................................
   Return on average assets .........................      0.38        0.28        0.58        0.98        1.15
   Return on average equity .........................      4.98        3.59        7.06       12.64       19.60
   Ratio of average equity to average assets ........      7.53        7.74        8.25        7.67        7.54
REGULATORY CAPITAL RATIOS:(9) .......................
   Tangible capital ratio ...........................      7.39        7.15        7.82        8.20        7.29
   Core capital ratio ...............................      7.39        7.15        7.82        8.20        7.29
   Risk-based capital ratio .........................     14.40       14.23       14.70       16.20       16.20
ASSET QUALITY RATIOS:
   Nonperforming loans and troubled debt ............      0.34        0.29        0.58        0.85        1.03
     restructurings as a percent of total loans (10)
   Nonperforming assets and troubled debt                  0.38        0.38        0.52        0.66        0.71
     restructurings as a percent of total assets(11)
  Allowance for loan losses as a percent                   0.48        0.30        0.33        0.40        0.53
     of total loans .................................
  Allowance for loan losses as a percent of              143.57      101.96       58.67       48.27       52.80
     nonperforming loans and troubled debt ..........
     restructurings(1)(10) ..........................
  Net loans charged-off to average interest-               0.04        0.04        0.03        0.08        0.35
     earning loans ..................................
FULL SERVICE OFFICES AT END OF PERIOD(12) ...........         9           9           9           8           8

---------------

(1) Loans, net, represents gross loans receivable net of the allowance for loan losses, loans in process and deferred loan origination fees. The allowance for loan losses at September 30, 1997, 1996 , 1995, 1994 and 1993 was $1.3 million, $730,000, $724,000, $769,000 and $979,000, respectively.

(2) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," during fiscal 1994.

(3) Includes $176,000 net loss for disposition of branch equipment in connection with a branch relocation in fiscal 1998 and $1.2 million net gain on sale of real estate loans in fiscal 1993.

(4) Includes a one-time special assessment of $1.7 million in order to recapitalize the SAIF fund in fiscal 1996.

(5) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods.

(6) Calculations of yield for 1997 and 1996 are presented on a taxable equivalent basis using the combined Federal and state income tax rate of 40% for 1997 and 1996. The Bank did not have securities exempt from Federal or state income taxes in previous years.

(7) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(8) The net interest margin represents net interest income as a percent of average interest-earning assets.

(9) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation - Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the Offerings.



(10) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due (unless the loan principal and interest are determined by management to be fully secured and in the process of collections) and to charge off all accrued interest. See "Business of the Bank - Delinquent Loans, Classified Assets, and Real Estate Owned."



(11) Non-performing assets consist of non-performing loans, other repossessed assets and real estate owned, net ("REO").

(12) In January 1998, the Bank opened an additional branch office and combined one of its previous two separate loan production offices with that branch office.

                                  RISK FACTORS

        The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors in deciding whether to purchase the Common Stock offered hereby.

SENSITIVITY TO CHANGES IN INTEREST RATES

        The Bank's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Accordingly, the Bank's results of operations and financial condition are largely dependent on movements in market interest rates and its ability to manage its assets in response to such movements.

        The Bank anticipates that an increase in interest rates could have an adverse effect on the Bank. The Bank primarily monitors its interest rate sensitivity through the use of a model which estimates the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios. NPV is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. As of September 30, 1997, based on assumptions utilized by the Bank, it is estimated that a 200 basis point increase in market interest rates would result in a 25% decrease in NPV, compared to a 10% estimated increase in NPV as a result of a 200 basis point decrease in market interest rates. Such estimates are not intended and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk."

        Another measurement of interest rate sensitivity is a comparison of interest-bearing assets and interest-bearing liabilities maturing or repricing during a period. At September 30, 1997, the Bank's total interest-bearing liabilities maturing or repricing within one year exceeded its total interest-earning assets maturing or repricing in the same time period by $36.4 million, representing a cumulative one-year interest sensitivity gap as a percentage of total assets of negative 9.9%. However, that interest sensitivity gap reflected the temporary use of proceeds from the sale of investment and mortgage-related securities at the end of fiscal 1997, which significantly increased interest-bearing deposits and reduced FHLB advances as of September 30, 1997 compared to their levels immediately prior to the sale of securities. The Bank believes that, after giving effect to the subsequent reinvestment of such proceeds, its cumulative one-year interest rate sensitivity gap as a percent of total assets would have approximated a negative 15% as of September 30, 1997. Such a negative interest rate gap indicates that, in a rapidly rising interest rate environment, the cost of the Bank's interest-bearing liabilities will generally increase at a rate faster than the yield on its interest-earning assets, thereby adversely affecting the Bank's net interest income. Increases in interest rates also could adversely affect the type (fixed-rate or adjustable-rate) and amount of loans originated by the Bank and the average life of loans and securities which, in turn, could adversely impact the yields earned on the Bank's loan and securities portfolios as well as the amount of secondary market activity in which the Bank engages.

        The Bank attempts to manage its interest rate risk primarily by emphasizing the origination and retention of adjustable-rate and shorter-term fixed-rate loans, limiting its retention of longer-term, fixed-rate one- to four-family loans to 20% of loan originations during a year and investing in securities with shorter stated or estimated maturities. Although the interest rate gap analysis presents the stated maturity of the Bank's investment securities, the Bank also evaluates the estimated life of such securities. Therefore, the

Bank could be subject to an increased interest rate risk or reinvestment risk compared to its evaluation of that risk if changes in interest rates exceed ranges anticipated by the Bank in estimating the anticipated life of callable investment securities in which it has invested and/or if such changes result in changes in prepayments on loans and mortgage-related securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk."

        Increases in market interest rates would result in an increase in the interest rates on the Bank's adjustable-rate loans, thereby causing higher loan payment amounts by the borrowers which, in turn, may result in elevated delinquencies on such loans. Increases in the level of interest rates may also adversely affect the value of the Bank's investment and mortgage-related securities and other interest-earning assets and, in turn, its results of operations or retained earnings. At September 30, 1997, the Bank's investment securities available-for-sale had an estimated fair value of $44.8 million, which was greater than the amortized cost of $42.6 million. At the same date, the Bank's investment securities, including mortgage-related securities, held-to-maturity had an estimated fair value of $38.9 million, which was $56,000 less than their amortized cost. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk," "Business of Bank - Lending Activities - One- to Four-Family Mortgage Lending" and " - Investment Activities."

POTENTIAL LOW RETURN ON EQUITY FOLLOWING THE CONVERSION


        At September 30, 1997, the Bank's ratio of equity to total assets was 7.7%. The Company's equity position will be significantly increased as a result of the Conversion. On a pro forma basis as of September 30, 1997, assuming the sale of Common Stock at the midpoint of the Estimated Price Range, the Company's ratio of equity to assets would exceed 17.2%. The Company's ability to deploy this new capital through investments in interest-earning assets, such as loans and securities which bear rates of return comparable to its current loans and securities investments, will be significantly affected by industry competition. The Company currently anticipates that it will take time to prudently deploy such capital. As a result, the Company's return on equity initially is expected to be below its historical return on equity and may be below peer group institutions after the Conversion. No assurances can be made as to when or if the Company will achieve returns on its equity that are comparable to industry peers or industry averages. Additionally, due to the implementation of stock-based benefit plans such as the ESOP and Stock-Based Incentive Plan, the Company's future compensation expense will be increased, thereby, adversely affecting its net income and return on equity.


WEAKNESS OF REGIONAL AND LOCAL ECONOMY

           Economic conditions at the local and national levels, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, significantly affect the operations of financial institutions such as the Bank. The population of the market in which the Bank operates is relatively small and in recent years has grown slowly, or in the case of Luzerne County in which the Bank is headquartered, remained relatively static. In addition, the population of Luzerne County has one of the oldest average ages of all counties in the United States and the unemployment rate in the Bank's market area is greater than the national average. Further, because of the number of financial institutions competing for funds in the market, the Bank has experienced increased competition for loan and deposit customers. Accordingly, the Bank could be exposed to a higher cost of funds and/or a decreased net interest margin in the future.

INCREASED LENDING RISK ASSOCIATED WITH THE BANK'S CONSUMER, COMMERCIAL, MULTI-FAMILY AND COMMERCIAL REAL ESTATE, AND CONSTRUCTION LENDING.


        The Bank's aggregate portfolio of consumer, commercial, multi-family and commercial real estate, and construction loans aggregated $85.1 million, or 32.2% of its total loan portfolio as of September 30, 1997. These types of loans are generally considered to involve a higher degree of risk compared to first mortgage loans on one- to four-family real property. The Bank's increased emphasis on such types of loans has contributed to the Bank increasing its provision for loan losses in recent periods in order to increase the overall level of its loan loss allowance. As a result, the Bank's loan loss allowance at September 30, 1996 was $730,000, or 0.30%, of total loans compared to $1.3 million, or 0.48%, at September 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Comparison of Operating Results for the Fiscal Years ended September 30, 1997 and September 30, 1996 -- Provision for Loan Losses," "Recent Developments" and "Business of the Bank -- Lending Activities."


        Consumer Loans. At September 30, 1997, the Bank's consumer loan portfolio totaled $61.8 million, or 23.4% of total loans. These consumer loans include home equity loans and home equity lines of credit, which although secured by one- to four-family real property, generally are secured by a second lien rather than a first mortgage on such property. The consumer loans also include automobile and other loans for the purchase of recreational vehicles and boats, the collateral for which depreciates rapidly and, if the loan is defaulted upon, may not provide an adequate source of repayment. In addition, consumer loans generally are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by unemployment, divorce, illness or personal bankruptcy.

        Commercial Loans. The Bank's commercial loans at September 30, 1997 totaled $10.8 million, or 4.1% of total loans. Risk of loss on commercial business lending is dependent in significant part on the business success of the borrower and on general economic conditions in the region or industry in which the borrower operates. Commercial business loans also require continued review and evaluation regarding the performance of the borrower.

        Multi-family and Commercial Real Estate Loans. The Bank's multi-family and commercial real estate loans aggregated $6.7 million or 2.5% of total loans at September 30, 1997. Multi-family and commercial real estate loans generally involve larger principal amounts than one- to four-family mortgage loans. In addition, because multi-family and commercial real estate loans often are dependent on successful operation and management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy to a greater extent than one- to four-family loans.

        Construction Loans. At September 30, 1997, construction loans totaled $5.8 million, or 2.2% of total loans, and during fiscal year 1997 the Bank originated $14.2 million of construction loans for one- to four-family properties, or 19.7% of total loan originations for that year. The Bank has primarily originated construction loans for the construction of one- to four-family properties but offers such loans for the development of multi-family and commercial properties. Construction loans are generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate because the risk of loss on such loans is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the property securing the loan, when completed, may have a value which is insufficient to assure full repayment of the loan.

ESTABLISHMENT OF THE CHARITABLE FOUNDATION

        Pursuant to the Plan, the Company intends to establish a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation and will be funded with shares of Common Stock contributed by the Company. Establishment of the Foundation is subject to the approval of the Bank's members at the Special Meeting. If approved by members, the establishment of the Foundation will be dilutive to the voting and ownership interests of stockholders and will have an adverse impact on the operating results of the Company in fiscal 1998, possibly resulting in an operating loss in fiscal 1998, the fiscal year in which the Foundation is established.

        Dilution of Stockholders' Interests. The Company proposes to establish the Foundation with Company Common Stock in an amount equal to 8% of the Common Stock sold in the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would be 306,000, 360,000, and 414,000 shares, with a value of $3.1 million, $3.6 million and $4.1 million, respectively, based on the Purchase Price of $10.00 per share. Upon completion of the Conversion and establishment of the Foundation, the Company will have 5,589,000 shares issued and outstanding at the maximum of the Estimated Price Range, of which the Foundation will own 414,000 shares, or 7.4%. AS A RESULT, PERSONS PURCHASING SHARES IN THE CONVERSION WILL HAVE THEIR OWNERSHIP AND VOTING INTERESTS IN THE COMPANY DILUTED BY 7.4%. SEE "PRO FORMA DATA."

        Negative Impact on Earnings. Assuming receipt of approval of the Bank's members, establishment of the Foundation will have an adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize an expense in the amount of the contribution to the Foundation in the quarter in which it occurs, which is expected to be the third quarter of fiscal 1998. Such expense will reduce earnings and have a material adverse impact on the Company's earnings for the year. The amount of the contribution will range from $3.1 million to $4.1 million, depending on the amount of Common Stock sold in the Conversion. The contribution expense will be partially offset by the tax deductibility of the expense. The Company has been advised by its independent accountants that the contribution to the Foundation will be deductible for federal income tax purposes, subject to a limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $4.1 million in Common Stock, based on the maximum of the Estimated Price Range, the Company estimates a net tax effected expense of $2.7 million. If the Foundation had been established at September 30, 1997, the Bank would have reported a net loss of $1.3 million for fiscal 1997 rather than reporting net income of $1.4 million. In addition to the contribution to the Foundation, the Bank expects in the future to continue making ordinary charitable contributions within its community.

        Possible Nondeductibility of the Contribution. The Company and the Bank have been advised by their independent accountants that an organization created for charitable purposes will qualify as a Section 501(c)(3) exempt organization under the Code, and will be classified as a private foundation. In this regard, the Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as a tax-exempt organization. The Company and the Bank have received an opinion of their independent accountants that the Foundation will qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the regulatory condition on the gift imposed by the OTS which requires the shares of Common Stock of the Company held by the Foundation to be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion -- Establishment of the Charitable Foundation --Regulatory Conditions Imposed on the Foundation." In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to OTS that compliance with the voting restriction would have the effect of causing the Foundation to lose its tax exempt status, otherwise have material adverse tax consequences on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such voting restriction upon submission of such opinion(s) by the Company or the Foundation. The independent accountants' opinion further provides that the Company's contribution of its own stock to the

Foundation will not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the year in which the contribution is initially made for federal tax purposes, subject to the 10% annual limitation. Thus, while the Company expects, based on the maximum of the Estimated Price Range, to be able to utilize for federal income tax purposes a charitable contribution deduction of approximately $450,000 in fiscal year 1998, the Company is permitted under the Code to carryover the excess of the total contribution over such 1998 deduction over a five-year period for federal tax purposes. For Commonwealth of Pennsylvania income tax purposes, the Company also will be able to deduct its contributions and to carry forward the unused portion of the deduction for a five-year period following the year in which the contribution is initially made, subject to limitations based on 10% of the Company's unconsolidated annual taxable income, and provided the Company generates sufficient state taxable income on an unconsolidated basis. Assuming the sale of Common Stock at the maximum of the Estimated Price Range, the Company estimates that substantially all of the contribution should be deductible for federal tax purposes over the combined six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five-year period following the year in which the contribution is initially made to fully utilize the carryover related to the excess contribution. Although the Company and the Bank have received an opinion of their independent accountants that the Company will be entitled to the deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, there would be no tax benefit related to the Foundation.

           Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The establishment of the Foundation was taken into account by Keller in determining the estimated pro forma market value of the Company. The aggregate price of the shares of Common Stock being offered in the Subscription and Community Offerings is based upon the independent appraisal conducted by Keller of the estimated pro forma market value of the Company. The pro forma aggregate price of the shares being offered for sale in the Conversion is currently estimated to be between $38.3 million and $51.8 million, with a midpoint of $45.0 million. Based on the appraisal, the pro forma market capitalization of the Bank at the midpoint, including shares contributed to the Foundation, is $48.6 million. The pro forma price to book ratio and the pro forma price to earnings ratio are 71.78% and 15.15x, respectively, at the midpoint of the Estimated Price Range. In the event that the Conversion did not include the Foundation, Keller has estimated that the estimated pro forma market capitalization of the Bank would be approximately $53.1 million at the midpoint based on the pro forma price to book ratio and the pro forma price to earnings ratio that are approximately the same as the independent appraisal at 71.85% and 15.40x, respectively. If the Foundation was not part of the Conversion, the pro forma market value of the shares being offered is estimated to be between $45.1 million and $61.1 million. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing depositors with sufficient information with which to make an informed decision on the Foundation. There is no assurance that if the Foundation is not approved the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as the amount estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

        The Bank believes that the establishment of the Foundation is in the best interests of the Bank, its depositors, its prospective stockholders and the communities in which it operates. The Foundation is integrally tied to the Bank's business of operating a community banking institution and the Bank believes that, based upon the additional goodwill and visibility expected to be generated by the Foundation and the expected benefits it will provide the communities in which the Bank's customers reside, the Foundation will have a positive impact on the Bank's long-term franchise value. The amount of Common Stock being offered in the Conversion at the midpoint of the Estimated Price Range is approximately $8.1 million less than the estimated amount of Common Stock that would be offered in the Conversion without the Foundation based on the estimate provided by Keller. Accordingly, certain depositors of the Bank who subscribe to purchase Common Stock in the Subscription Offering may receive fewer shares depending on the appraisal valuation at that time, the number of shares sold based on that appraisal, the size of a depositor's stock order, the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. The decrease in the amount of Common Stock being offered will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. The Bank's tangible, leverage and risk-based capital ratios at September 30, 1997 were 7.4%, 7.4% and 14.4%, respectively. Assuming the sale of shares at the midpoint of the Estimated Price Range, the Bank's pro forma tangible, leverage and risk-based capital ratios at September 30, 1997 would be 12.6%, 12.6% and 24.1%, respectively. On a consolidated basis, the Company's pro forma stockholders' equity would be $67.7 million or approximately 16.5% of pro forma consolidated assets, assuming the sale of shares at the midpoint of the Estimated Price Range. Pro forma stockholders' equity per share and pro forma net earnings per share would be $13.93 and $0.66, respectively. If the Foundation was not being established in the Conversion, based on the Keller estimate, the Company's pro forma stockholders' equity would be approximately $73.9 million or approximately 17.8% of pro forma consolidated assets at the midpoint of the estimate and pro forma stockholders' equity per share and pro forma net earnings per share would be approximately the same with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."


        Potential Anti-Takeover Effect. If approved by the Bank's members, upon completion of the Conversion, the Foundation will own 7.4% of the total shares of the Company's Common Stock outstanding. Such shares will be owned solely by the Foundation; however, pursuant to the terms of the contribution as mandated by the OTS, the shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by the stockholders of the Company. See "The Conversion -- Establishment of the Charitable Foundation -- Regulatory Conditions Imposed on the Foundation." The Company and the Foundation will take the necessary steps to provide such requirement in the Foundation's corporate governance documents. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. In the event that the OTS were to waive this voting restriction, the Foundation's board of directors would exercise sole voting power over such shares and would no longer be subject to the restriction. However, the OTS could impose additional conditions at that time on the composition of the board of directors of the Foundation or which otherwise related to control of the Common Stock of the Company held by the Foundation. See "The Conversion -- Establishment of the Charitable Foundation -- Regulatory Conditions Imposed on the Foundation." If a waiver of the voting restriction were granted by the OTS and no further conditions were imposed on the Foundation at that time, management of the Company and the Bank may benefit to the extent that the board of directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. In such event, when the Foundation's shares are combined with shares purchased directly by officers and directors of the Company, shares held by proposed stock benefit plans, if approved by stockholders, and shares held in the Bank's ESOP, the aggregate of such shares could exceed 20% of the Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, in the event the voting restriction was waived, this potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. Since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by an independent trustee, and because awards under the proposed stock benefit plans may be granted to employees other than executive officers and directors, management of the Company does not expect to have voting control of all shares held or allocated by the ESOP or other stock benefit plans. See " -- Certain Anti-Takeover Provisions Which May Discourage Takeover Attempts -- Voting Control of Officers and Directors."

        Further, there will be no agreements or understandings, written or tacit, with respect to the exercise of either direct or indirect control over the management or policies of the Company by the Foundation which may discourage takeover attempts, including agreements related to voting, acquisition or disposition of the Company's Common Stock. Finally, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company are expected to decrease.

        Potential Challenges. The establishment and funding of a charitable foundation as part of a conversion is innovative and has been done in a limited number of instances in connection with a conversion. As such, the Foundation may be subject to potential challenges notwithstanding that the Boards of Directors of the Company and the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching its determination to establish the Foundation as part of the Conversion. See "The Conversion -- Establishment of the Charitable Foundation -- Purpose of the Foundation." In conjunction with its approval of the Conversion, the Bank determined to submit the Foundation for a vote of members so that members have a right to vote on whether the Foundation should be established as part of the Conversion. If certain parties were to institute an action seeking to require the Bank to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such action would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other equitable relief or monetary damages against the Company or the Bank. Additionally, if the Company and the Bank are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

        Approval of Members. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offerings since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. If the pro forma market value of the Common Stock without the Foundation is either greater than $59.5 million or less than $38.2 million, the Bank will establish a new Estimated Price Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscriptions funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to increase, decrease, or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. See "The Conversion -- Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 199_.

HIGHLY COMPETITIVE INDUSTRY

        The Bank faces significant competition in its market area both in attracting deposits and in originating loans. The Bank's market area is a highly competitive market. The population of the market is relatively small and population growth is moderate and is static in the county in which the Bank is headquartered. The Bank faces direct competition from a significant number of financial service providers operating in its market area, many with a state-wide or regional presence, and, in some cases, a national presence. This competition arises from commercial banks, savings banks, mortgage brokers, mortgage banking companies, credit unions, and other providers of financial services, many of which are significantly larger than the Bank and, therefore, have greater financial and marketing resources than those of the Bank. The Bank's competitive environment raises the possibility of increasing its cost of funds and lowering the yields the Bank may achieve on its loans. See "Business of the Bank -- Market Area and Competition."

FINANCIAL INSTITUTION REGULATION AND POSSIBLE LEGISLATION

        The Bank is subject to extensive regulation and supervision as a federal savings association. In addition, the Company, as a savings and loan holding company, is subject to extensive regulation and supervision. Such regulations, which affect the Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations is also subject to change by the authorities who examine the Bank and interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Bank's Conversion. See "Regulation."

STOCK-BASED BENEFITS TO MANAGEMENT AND DIRECTORS, EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PAYMENTS

        Stock-Based Incentive Plan. The Company intends to adopt a Stock-Based Incentive Plan which would provide for the granting of options to purchase common stock ("Stock Options"), awards of common stock ("Stock Awards"), and certain related rights to eligible officers, employees and directors of the Company and Bank. While the Company currently anticipates granting Stock Options and Stock Awards under a single plan, it may establish separate plans to provide for such awards. In the event such plan is adopted within one year after conversion, OTS regulations require the plan to be approved by stockholders at a meeting of stockholders which may be held no earlier than six months after completion of the Conversion. It is anticipated the Stock-Based Incentive Plan will provide for the granting of options to purchase shares of Common Stock equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (413,100 shares and 558,900 shares at the minimum and maximum of the Estimated Price Range, respectively) and the granting of Stock Awards in an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (165,240 shares and 233,560 shares at the minimum and maximum of the Estimated Price Range, respectively). Shares of common stock used to satisfy such awards will be acquired by the Plan or a trust established for the Plan either through open market purchases or from authorized but unissued Common Stock. See " -- Possible Dilutive Effect of Stock-Based Incentive Plan."

        Under the Stock-Based Incentive Plan, Stock Awards would be granted in the form of non-transferable, non-assignable shares of Common Stock. The Board of Directors intends to appoint an independent trustee who will vote unallocated stock awards in the same proportion as it receives instructions from recipients with respect to allocated shares which have not been earned and distributed. The trustee will not vote allocated shares which have not been distributed if it does not receive instructions from the recipient.


        It is anticipated that the exercise price of Stock Options granted under the Stock-Based Incentive Plan will be equal to the fair market value of the underlying Common Stock on the date of grant. Such options will permit such officers and directors to benefit from any increase in the market value of the shares in excess of the exercise price at the time of exercise. Officers and directors receiving Stock Options will not be required to pay for the shares until the date of exercise. The granting of Stock Awards and the exercise of non-statutory stock options (and disqualifying dispositions of stock acquired through the exercise of incentive stock options) will result in additional compensation expense to the Company and, accordingly, may result in an increase in the overall compensation expense in future periods. See "Management of the Bank -- Other Benefit Plans."


        Although no specific award determinations have been made, the Company anticipates that it will provide Stock Awards and/or Stock Options to directors, officers and employees to the extent permitted by applicable regulations. Current OTS regulations provide that, with respect to any non-tax qualified stock benefit plan such as the Stock-Based Incentive Plan, which is implemented within one year after consummation of the Conversion, no individual may receive more than 25% of the shares or options of any such plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the shares or options awarded under any such plan. Such regulations also provide that any awards granted under such a Plan may not vest at a rate greater than 20% per year except in limited circumstances. It is also anticipated that the Stock-Based Incentive Plan will provide for cash payments to participants in the event of a change in control of the Company or Bank.

        The Board of Directors, in determining specific allocations and grants of Stock Awards and Stock Options, will consider various factors, including but not limited to, the financial condition of the Company, current and past performance of plan participants and tax and securities law and regulation requirements.


        Employment Contracts and Change in Control Provisions. Employment and change in control agreements with certain officers and the employee severance compensation plan provide for benefits and cash payments in the event of a change in control of the Company or the Bank. The provisions in such agreements and plan would provide the recipient with a change in control payment in the event of the recipient's involuntary or, in certain circumstances, voluntary termination of employment subsequent to a change in control of the Company or the Bank. In addition to any payments which may be made under the Stock-Based Incentive Plan upon a change in control, these provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank. Based on current salaries, cash payments to be paid in the event of a change in control pursuant to the terms of the employment agreements, change in control agreements and an employee severance compensation plan would be approximately $3.7 million. However, the actual amount to be paid in the event of a change in control of the Company or Bank cannot be estimated at this time because the actual amount is based on the average salary of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank -- Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank -- Employment Agreements," " -- Change in Control Agreements," " -- Employee Severance Compensation Plan" and " -Other Benefit Plans."

POSSIBLE DILUTIVE EFFECT OF STOCK-BASED INCENTIVE PLAN

        Following the Conversion, the Stock-Based Incentive Plan will acquire an amount of shares equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, either through open market purchases or the issuance of authorized but unissued shares of Common Stock from the Company. If the Stock-Based Incentive Plan is funded by the issuance of authorized but unissued shares, the voting interests of existing stockholders at that time will be diluted by 3.8%. Also following the Conversion, directors, officers and employees will be granted stock options under the Stock-Based Incentive Plan in an amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The exercise of such stock options may be satisfied by the issuance of authorized but unissued shares. Under certain circumstances, such options may be exercised and sold on the same day, thereby eliminating any risk to officers and directors in exercising options in the event that the market price exceeds the exercise price. If all of the stock options were to be exercised using authorized but unissued Common Stock and the stock awards granted under the Stock-Based Incentive Plan were funded with authorized but unissued shares, the voting interests of existing stockholders at that time would be diluted at that time by 12.3%.

CERTAIN ANTI-TAKEOVER PROVISIONS WHICH MAY DISCOURAGE TAKEOVER ATTEMPTS

        Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Stock Charter and Bylaws, as well as certain federal regulations, assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting on certain matters, staggered boards of directors, non-cumulative voting for directors, limits on the calling of special meetings, limits on voting shares in excess of 10% of outstanding shares, and certain uniform price provisions for certain business combinations. The Bank's Stock Charter also prohibits, for five years, the acquisition or offer to acquire, directly or indirectly, the beneficial ownership of more than 10% of the Bank's equity securities. Any person violating this restriction may not vote the Bank's securities in excess of 10%. These provisions in the Bank's and the Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate existing management. For a more detailed discussion of these provisions, see "Restrictions on Acquisitions of the Company and the Bank."

        Voting Control of Officers and Directors. Directors and officers of the Bank and the Company expect to purchase approximately 4.48% or 3.35% of the shares of Common Stock to be issued in the Conversion, including shares issued to the Foundation based upon the minimum and the maximum of the Estimated Price Range, respectively, exclusive of shares that may be attributable to directors and officers through the Stock-Based Incentive Plan (exclusive of shares to be issued upon the exercise of options) and the ESOP, which plans may give directors, officers and employees the potential to control the voting of an additional 12.0% of the Company's Common Stock assuming such plans were funded with authorized but unissued shares. In addition, the Foundation will be funded with a contribution by the Company equal to 8% of the Common Stock sold in the Conversion, which if a waiver of the voting restriction imposed on such Common Stock is obtained from the OTS, may be voted as determined by the directors of the Foundation who also will be directors or officers of the Company and Bank. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank --Restrictions in the Company's Certificate of Incorporation and Bylaws."

ABSENCE OF MARKET FOR COMMON STOCK


        The Company and the Bank have never issued capital stock. The Company has received conditional approval to have its Common Stock listed on the AMEX under the symbol "NEP" upon completion of the Conversion. However, there can be no assurance that an active and liquid trading market for the Common Stock will develop or, once developed, will continue, nor can there be any assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence or discontinuance of a market for the Common Stock would have an adverse impact on both the price and liquidity of the Common Stock. See "Market for the Common Stock."


POSSIBLE INCREASE IN ESTIMATED PRICE RANGE AND NUMBER OF SHARES ISSUED

        The number of shares to be issued in the Conversion, including shares issued to the Foundation may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is so increased, it is expected that the Company will issue up to 5,951,250 shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $59.5 million. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

        The Bank has received an opinion of Keller that, pursuant to Keller's Valuation, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have no value. However, such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, the Bank could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion -- Effects of Conversion" and " -- Tax Aspects."

YEAR 2000 COMPLIANCE


        As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. Many existing application software products were designed to accommodate only two-digits. For example, "96" is stored on the system and represents 1996. The Company has been identifying potential problems associated with the "Year 2000" issue and has implemented a plan designated to ensure that all software used in connection with the Company's business will manage and manipulate data involving the transition with data from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Bank has prepared a critical issues schedule with a timeline and assigned responsibilities. In addition, the Bank recognizes that its ability to be Year 2000 compliant is dependent upon the cooperation of its vendors. The Bank is requiring its computer systems and software vendors to represent that the products provided are or will be Year 2000 compliant and has planned a program of testing for compliance. The Bank has received representations from its primary third party vendors that they will have resolved any Year 2000 problems in their software by December 31, 1998 and anticipates that all of its vendors also will have resolved any Year 2000 problems in their software by that same date. All Year 2000 issues for the Bank, including testing, are expected to be addressed by December 31, 1998 and any problems would be remedied by March 31, 1999. The Bank will also prepare contingency plans in the event there are any system interruptions. The Bank believes that its costs related to Year 2000 will be approximately $100,000. There can be no assurances, however, that such plan or the performance by the Bank's vendors will be effective to remedy all potential problems. To the extent the Company's systems are not fully Year 2000 compliant, there can be no assurance that potential systems interruptions or the cost necessary to update software would not have a materially adverse effect on the Company's business, financial condition, results of operations and business prospects. Further, any Year 2000 failure on the part of the Bank's customers could result in additional expense or loss to the Bank. The Bank plans also to work with its customers to address any potential Year 2000 problems.

                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.

        The Company was organized in Delaware at the direction of the Board of Directors of the Bank for the purpose of acquiring all of the capital stock to be issued by the Bank in the Conversion. The Company has received approval from the OTS to become a savings and loan holding company and, as such, will be subject to regulation by the OTS. See "The Conversion -- General." Upon consummation of the Conversion, the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation -- Holding Company Regulation." After completion of the Conversion, the Company's assets will consist of all of the outstanding shares of the Bank's capital stock issued to the Company in the Conversion and that portion of the net proceeds of the Offerings retained by the Company. The Company intends to use part of the net proceeds it retains to loan funds to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company and Bank may, however, alternatively choose to fund the ESOP through a loan to the ESOP trust by a third-party financial institution. The Company intends to initially utilize the remaining proceeds for investments in mortgage-related securities and federal agency obligations. See "Use of Proceeds." Immediately after the Conversion, the Company will have no significant liabilities. The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers of the Company who are also officers of the Bank, but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

        Management believes that the holding company structure will provide the Company with additional flexibility to diversify, should it decide to do so, its business activities through existing or newly-formed subsidiaries, or through acquisitions of other financial institutions and financial services related companies. In addition, management believes that the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any acquisition and expansion opportunities that may arise. There are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions. The initial activities of the Company are anticipated to be funded by the net proceeds retained by the Company and earnings thereon or, alternatively, through dividends from the Bank.

        The Company's executive offices are located at 12 E. Broad Street, Hazleton, Pennsylvania 18201 and its telephone number is (717) 459-3700.

             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZLETON

        The Bank was organized in 1935 as a federally chartered savings and loan association. The Bank operates as a community bank and its corporate philosophy has traditionally been focused on providing a competitive array of financial products and services to consumers within its market area. The Bank's business primarily consists of accepting deposits from customers and investing those funds primarily in mortgage loans secured by one- to four-family residences, consumer loans and, to a lesser extent, other types of loans and securities. At September 30, 1997, the Bank had $264.2 million, or 71.6% of total assets, of loans, consisting of: $179.1 million, or 48.5% of total assets, of one- to four-family mortgage loans, $61.8 million, or 16.7% of total assets, of consumer loans (consisting primarily of home equity loans, home equity lines of credit, automobile loans and education loans); $10.8 million, or 2.9% of total assets, of commercial loans; $6.7 million, or 1.8% of total assets, of multi-family and commercial real estate loans, and $5.8 million, or 1.6% of total assets, of construction loans. Securities at September 30, 1997 totaled $83.7 million, or 22.7% of total assets, consisting of: $43.8 million, or 11.9% of total assets of investment securities (consisting primarily of U.S. Government agency and municipal obligations) and $39.9 million, or 10.8% of total assets, of mortgage-related securities (consisting primarily of those issued by government agencies such as Fannie Mae ("FNMA"), Freddie Mac ("FHLMC"), and Ginnie Mae ("GNMA"). At September 30, 1997, the Bank's deposit accounts totaled $314.1 million, or 92.2% of total liabilities. The Bank also utilizes advances from the FHLB of Pittsburgh as a source of funds. At September 30, 1997, such advances totaled $23.5 million, or 6.9% of total liabilities.

        The Bank is subject to extensive regulation, supervision and examination by the OTS, its primary regulator, and the FDIC, which insures its deposits. As of September 30, 1997, the Bank exceeded all regulatory capital requirements with tangible, core and risk-based capital of $27.3 million, $27.3 million and $28.5 million, respectively. Additionally, the Bank's regulatory capital was in excess of the amount necessary for the Bank to be deemed "well capitalized" under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). See "Regulatory Capital Compliance" and "Regulation." The Bank is a member of the FHLB of Pittsburgh which is one of the twelve regional banks which comprise the FHLB system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Bank."

        The Bank's executive offices are located at 12 E. Broad Street, Hazleton, Pennsylvania 18201 and its telephone number is (717) 459-3700.

                          REGULATORY CAPITAL COMPLIANCE


         At September 30, 1997, the Bank exceeded all regulatory capital requirements. See "Regulation -- Federal Savings Institution Regulation -- Capital Requirements." Set forth below is a summary of the Bank's compliance with the regulatory capital standards as of September 30, 1997, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the Stock-Based Incentive Plan are deducted from pro forma regulatory capital.


                                                          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZLETON
                                                  PRO FORMA AT SEPTEMBER 30, 1997 BASED UPON THE SALE AT $10.00 PER SHARE
                                                  -----------------------------------------------------------------------
                                                          3,825,000 SHARES         4,500,000 SHARES      5,175,000 SHARES
                                    HISTORICAL AT       (MINIMUM OF ESTIMATED   (MIDPOINT OF ESTIMATED    (MAXIMUM OF ESTIMATED
                                  SEPTEMBER 30, 1997       PRICE RANGE)              PRICE RANGE)           PRICE RANGE)
                                  ------------------       ------------              ------------           ------------
                                               PERCENT                PERCENT                PERCENT                PERCENT
                                                 OF                     OF                     OF                      OF
                                  AMOUNT      ASSETS(2)   AMOUNT      ASSETS(2)   AMOUNT     ASSETS(2)    AMOUNT     ASSETS(2)
                                  ------      ---------   ------      ---------   ------     ---------    ------     ---------
                                                                       (DOLLARS IN THOUSANDS)

GAAP Capital(3) ............      $28,538       7.7%      $47,068      12.1%      $50,405      12.9%      $53,741      13.6%
                                  =======      ====       =======      ====       =======      ====       =======      ====


Tangible Capital:
         Capital Level .....      $27,255       7.4%      $45,785      11.8%      $49,122      12.6%      $52,458      13.8%
         Requirement .......        5,539       1.5         5,826       1.5         5,867       1.5         5,927       1.5
                                  -------      ----       -------      ----       -------      ----       -------      ----


         Excess ............      $21,716       5.9%      $39,950      10.3%       43,255      11.1%      $48,531      11.8%
                                  =======      ====       =======      ====       =======      ====       =======      ====

Core Capital:
         Capital Level .....      $27,255       7.4%      $45,785      11.8%      $49,122      12.6%      $52,458      13.3%
         Requirement(4) ....       11,077       3.0        11,651       3.0        11,733       3.0        11,854       3.0
                                  -------      ----       -------      ----       -------      ----       -------      ----


         Excess ............      $16,178       4.4%      $34,134       8.8%      $37,388       9.6%      $40,605      10.3%
                                  =======      ====       =======      ====       =======      ====       =======      ====

Risk-Based Capital:
         Capital Level(5)(6)      $28,527      14.4%      $47,057      22.7%      $50,394      24.1%      $53,730      25.5%
         Requirement .......       15,845       8.0        16,610       8.0       $16,720       8.0        16,853       8.0
                                  -------      ----       -------      ----       -------      ----       -------      ----

         Excess ............      $12,682       6.4%      $30,447      14.7%      $33,674      16.1%      $36,877      17.5%
                                  =======      ====       =======      ====       =======      ====       =======      ====




                                        FIRST FEDERAL SAVINGS AND
                                      LOAN ASSOCIATION OF HAZLETON
                                             PRO FORMA AT
                                          SEPTEMBER 30, 1997
                                          BASED UPON THE SALE
                                          AT $10.00 PER SHARE
                                      -----------------------------
                                           5,951,250 SHARES
                                             (15% ABOVE
                                              MAXIMUM OF
                                               ESTIMATED
                                             PRICE RANGE)(1)
                                             ---------------
                                                      PERCENT
                                                        OF
                                          AMOUNT     ASSETS(2)
                                         ---------   --------
                                            (DOLLARS IN
                                             THOUSANDS)
GAAP Capital(3) ....................      $57,578       14.5%
                                          =======       ====

Tangible Capital:
         Capital Level .............      $56,295       14.1%
         Requirement ...............        5,974        1.5
                                          -------       ----

         Excess ....................      $50,321       12.6%
                                          =======       ====

Core Capital:
         Capital Level .............      $56,295       14.1%
         Requirement(4) ............       11,948        3.0
                                          -------       ----

         Excess ....................      $44,347       11.1%
                                          =======       ====

Risk-Based Capital:
         Capital Level(5)(6) .......      $57,567       27.1%
         Requirement ...............       17,007        8.0
                                          -------       ----

         Excess ....................      $40,580       19.1%
                                          =======       ====


(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

(2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighed assets.

(3) GAAP Capital includes unrealized gain on available-for-sale securities, net, which is not included as regulatory capital.

(4) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation -- Federal Savings Institution Regulation -- Capital Requirements."

(5) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

(6) The difference between equity under generally accepted accounting principles ("GAAP") and regulatory risk-based capital is attributable to the addition of the general valuation allowance of $1.3 million at September 30, 1997 (in addition to the exclusion of unrealized gain on available-for-sale securities, net).

                                 USE OF PROCEEDS


         Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Common Stock will be between $37.1 million and $50.4 million (or $58.1 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion-- Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

         The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds, with the remaining net proceeds to be retained by the Company. Based on the midpoint of the Estimated Price Range, the Company expects to utilize the $21.9 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds will be added to the Bank's general funds which the Bank currently intends to utilize for general corporate purposes, including investments in loans, mortgage-related and investment securities, the possible repayment of FHLB advances under appropriate market conditions, and the funding of stock-based benefit plans. The Bank may also use such funds for the expansion of its facilities, and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. The Bank has not yet determined the approximate amount of net proceeds to be used for any of the purposes mentioned above.


         The Company intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Company and Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third-party financial institution. The remaining net proceeds retained by the Company will initially be invested in mortgage-related securities and federal agency obligations. Based upon the sale of 3,825,000 shares or 5,175,000 shares at the minimum and maximum of the Estimated Price Range, and the issuance of shares to the Foundation, the amount of the loan to the ESOP would be $3.3 million or $4.5 million, respectively (or $5.1 million if the Estimated Price Range is increased by 15%) to be repaid over a 10-year period at the prevailing prime rate of interest, which currently is 8.5%. See "Management of the Bank -- Other Benefit Plans -- Employee Stock Ownership Plan."


         The net proceeds retained by the Company may also be used to support the future expansion of operations through branch acquisitions, the establishment of branch offices and the acquisition of other financial institutions or their assets, including those located within the Bank's market area or diversification into other banking related businesses. The Company has no current arrangements, understandings or agreements regarding any such opportunities or transactions. The Company, upon the Conversion, will be a unitary savings and loan holding company, which under existing laws would generally not be restricted as to the types of business activities in which it may engage, provided that the Bank continues to be a qualified thrift lender ("QTL"). See "Regulation -- Holding Company Regulation" for a description of certain regulations applicable to the Company.

         Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years except (i) for an offer to all stockholders on a pro rata basis, or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing and except as provided below, beginning one year following completion of the Conversion, the OTS regulations permit the Company to repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a 12-month period; (ii) the repurchases do not cause the Bank to become "undercapitalized" within the meaning of the OTS prompt corrective action regulation; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. See "Regulation -- Prompt Corrective Regulatory Action." In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion provided there are valid and compelling business reasons for such repurchases and the OTS does not object to such repurchases.


         Based upon facts and circumstances following Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders. Although the Company has no current plans to repurchase its stock, in the event the Company does determine to repurchase stock, such repurchases may be made at market prices which may be in excess of the Purchase Price in the Conversion.


         Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Conversion-- Certain Restrictions on Purchase or Transfer of Shares After Conversion."


         Additionally, in connection with the Conversion, the Company and Bank have committed to the OTS that during the one-year period following the consummation of the Conversion, the Company will not make any distribution to stockholders that, for federal tax purposes, would be treated as a return of capital without prior approval of the OTS.



                                 DIVIDEND POLICY

         Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors intends to consider a policy of paying cash or stock dividends on the Common Stock. However, no decision has been made with respect to the payment of dividends. Declarations of dividends by the Board of Directors, if any, will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid.

         The Bank will not be permitted to pay dividends to the Company on its capital stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion-- Liquidation Rights." For information concerning federal regulations which apply to the Bank in determining the amount of proceeds which may be retained by the Company and regarding a savings institution's ability to make capital distributions, including payment of dividends to its holding company, see "Federal and State Taxation -- Federal Taxation -- Distributions" and "Regulation -- Federal Savings Institution Regulation -- Limitation on Capital Distributions."

         Unlike the Bank, the Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends will be dependent on the net proceeds retained by the Company and earnings thereon and may be dependent, in part, upon dividends from the Bank. The Company is subject, however, to the requirements of Delaware law, which generally limits dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital (generally defined as the aggregate par value of the outstanding shares of the Company's capital stock having a par value plus the amount of the consideration paid for shares of the Company's capital stock without par value) or, if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.


         Additionally, in connection with the Conversion, the Company and Bank have committed to the OTS that during the one-year period following the consummation of the Conversion, the Company will not make any distribution to stockholders that, for federal tax purposes, would be treated as a return of capital without prior approval of the OTS.



                           MARKET FOR THE COMMON STOCK

         The Company and Bank have not previously issued capital stock and, consequently, there is no established market for the Common Stock. The Company has received conditional approval to have its Common Stock listed on the AMEX under the symbol "NEP" upon completion of the Conversion. Such approval is subject to various conditions, including completion of the Conversion and the satisfaction of applicable listing criteria. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its listing on the AMEX or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the purchase price of the Common Stock after the Conversion.

                                 CAPITALIZATION

         The following table presents the unaudited historical consolidated capitalization of the Bank at September 30, 1997, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                                             COMPANY PRO FORMA BASED UPON SALE AT $10.00 PER SHARE
                                                                             ------------------------------------------------------
                                                                                                                          5,951,250
                                                                                                                            SHARES
                                                                              3,825,000     4,500,000      5,175,000     (15% ABOVE
                                                                               SHARES         SHARES         SHARES       MAXIMUM OF
                                                                              (MINIMUM      (MIDPOINT OF   (MAXIMUM       ESTIMATED
                                                                   BANK       OF ESTIMATED    ESTIMATED      OF ESTIMATED    PRICE
                                                                 HISTORICAL   PRICE RANGE)    PRICE RANGE)  PRICE RANGE)   RANGE)(1)
                                                                 ----------   ------------    ------------  ------------   ---------
                                                                                            (IN THOUSANDS)
Borrowings:
         Deposits(2) .........................................  $314,123      $ 314,123       $ 314,123       $ 314,123   $ 314,123
         FHLB advances and other borrowings ..................    23,608         23,608          23,608          23,608      23,608
                                                                --------      ---------       ---------       ---------   ---------

                  Total ......................................  $337,731      $ 337,731       $ 337,731       $ 337,731   $ 337,731
                                                                ========      =========       =========       =========   =========

Stockholders' equity:
         Preferred Stock, $.01 par value, 2,000,000 shares
           authorized; none to be issued......................  $   --        $    --         $    --         $    --     $    --
         Common Stock, $.01 par value, 16,000,000 shares
           authorized; shares to be issued as reflected.......      --               41              49              56          64


         Additional paid-in capital(3) .......................      --           37,019          43,684          50,350      58,016
         Retained earnings(4) ................................    27,255         27,255          27,255          27,255      27,255
         Unrealized gain on available-for-sale securities, net     1,283          1,283           1,283           1,283       1,283

         Less:  Expense of contribution to the Foundation,
           net of taxes(5)....................................      --           (1,986)         (2,336)         (2,687)     (3,090)

         Plus:  Shares issued to the Foundation ..............      --            3,060           3,600           4,140       4,761
         Less:  Common Stock acquired by the ESOP(6) .........      --           (3,305)         (3,888)         (4,471)     (5,142)

         Less:  Common Stock acquired by the Stock-Based
           Incentive Plan (7).................................      --           (1,652)         (1,944)         (2,236)     (2,571)
                                                                --------      ---------       ---------       ---------   ---------
                           Total stockholders' equity ........  $ 28,538      $  61,715       $  67,703       $  73,690   $  80,576
                                                                ========      =========       =========       =========   =========

--------------------------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.


(3) No effect has been given to the issuance of additional shares of Common Stock to the Foundation at a value of $10.00 per share or to the issuance of additional shares for option grants under the Company's Stock-Based Incentive Plan intended to be adopted by the Company. An amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be reserved for issuance upon the exercise of options to be granted under the Stock-Based Incentive Plan. See "Risk Factors -- Possible Dilutive Effect of Stock-Based Incentive Plan," Footnote 4 to the tables under "Pro Forma Data" and "Management of the Bank -- Other Benefit Plans."


(4) The retained earnings of the Bank will be substantially restricted after the Conversion. See "The Conversion -- Liquidation Rights" and "Regulation -- Federal Savings Institution Regulation -- Limitations on Capital Distributions."


(5) Represents the value of the contribution of Common Stock to the Foundation at $10.00 per share reduced by the associated tax benefit of $1.1 million, $1.3 million, $1.5 million and $1.7 million at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. The realization of the federal tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made. For state income tax purposes, the Company will be able to deduct the contribution and to carry forward any unused portion of the deduction for a five-year period following the year in which the contribution is initially made. Such deductions by the Company for Pennsylvania income tax purposes can be utilized only if the Company generates sufficient state taxable income on an unconsolidated basis, and also are subject to the limitation of 10% of unconsolidated income of the Company.



(6) Assumes that 8% of the shares issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from the Company. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank -- Other Benefit Plans -- Employee Stock Ownership Plan."



(7) Assumes an amount equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation, is purchased by the Stock-Based Incentive Plan through open market purchases at the offering price of $10.00 per share. The Common Stock purchased by the Stock-Based Incentive Plan is reflected as a reduction of stockholders' equity. See "Risk Factors -- Possible Dilutive Effect of Stock-Based Incentive Plan," Footnote 3 to the tables under "Pro Forma Data" and "Management of the Bank -- Other Benefit Plans."

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $37.1 million and $50.4 million (or $58.1 million in the event the Estimated Price Range is increased by 15%) based upon the following assumptions: (i) 100% of the shares of Common Stock will be sold in the Subscription Offering to Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders; (ii) directors, officers and employees of the Bank and members of their immediate families (collectively, "Insiders") will purchase an aggregate of $1.8 million of Common Stock and the ESOP will purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; (iii) Sandler O'Neill will receive a fee equal to 1.25% of the aggregate Purchase Price of shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees and any immediate family member thereof and the ESOP for which Sandler O'Neill will not receive a fee; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $775,000. Actual Conversion expenses may vary from those estimated.

         Pro forma consolidated net income of the Company for the fiscal year ended September 30, 1997, has been calculated as if the Common Stock had been sold at the beginning of the fiscal year and the net proceeds had been invested at 5.85%, which is the arithmetic average of the weighted average yield earned by the Bank on its interest-earning assets and the weighted average rate paid on its deposits during such period (as required by OTS regulations). The tables below do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock or the effect of any possible use of the net Conversion proceeds. The pro forma after-tax yield for the Company and the Bank is assumed to be 3.59% for the fiscal year ended September 30, 1997, based on an effective tax rate of 38.65%. Historical and pro forma net earnings per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued, as adjusted to give effect to the purchase of shares by the ESOP and the issuance of shares to the Foundation. Historical and pro forma stockholders' equity per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock issued.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be stated in an amount greater than amounts that would be available for distribution to stockholders in the event of liquidation.


         The following tables summarize historical data of the Bank and pro forma data of the Company at or for the fiscal year ended September 30, 1997, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to Stock Awards reserved for grant under the Stock-Based Incentive Plan, which is expected to be adopted by the Company following the Conversion. See Footnote 3 to the tables and "Management of the Bank--Other Benefit Plans." No effect has been given in the tables to the possible issuance of additional shares of Common Stock upon the exercise of stock options to be granted under the Stock-Based Incentive Plan, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 5 to the tables below, "The
Conversion-- Liquidation Rights" and "Management of the Bank--Other Benefit Plans." THE FOLLOWING TABLE ASSUMES THAT THE FOUNDATION IS APPROVED AS PART OF THE CONVERSION AND THEREFORE GIVES EFFECT TO THE ISSUANCE OF AUTHORIZED BUT UNISSUED SHARES OF THE COMPANY'S COMMON STOCK TO THE FOUNDATION CONCURRENTLY WITH THE COMPLETION OF THE CONVERSION. THE VALUATION RANGE, AS SET FORTH HEREIN AND IN THE TABLE BELOW, TAKES INTO ACCOUNT THE DILUTIVE IMPACT OF THE ISSUANCE OF SHARES TO THE FOUNDATION.

                                                                            AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997
                                                                       ------------------------------------------------------------
                                                                                                                        5,951,250
                                                                        3,825,000      4,500,000      5,175,000        SHARES SOLD
                                                                        SHARES SOLD    SHARES SOLD    SHARES SOLD       AT $10.00
                                                                         AT $10.00      AT $10.00      AT $10.00        PER SHARE
                                                                        PER SHARE      PER SHARE      PER SHARE        (15% ABOVE
                                                                         (MINIMUM      (MIDPOINT       (MAXIMUM          MAXIMUM
                                                                       OF ESTIMATED   OF ESTIMATED    OF ESTIMATED     OF ESTIMATED
                                                                       PRICE RANGE)   PRICE RANGE)    PRICE RANGE)   PRICE RANGE)(7)
                                                                       ------------   ------------    ------------   ---------------
                                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Gross Proceeds ....................................................      $ 38,250        $ 45,000        $ 51,750        $ 59,512


Plus:  Shares issued to Foundation (equal to 8% of
                     the stock sold in the Conversion).............         3,060           3,600            4140            4761
                                                                         --------        --------        --------        --------
Pro forma market capitalization ...................................      $ 41,310        $ 48,600        $ 55,890        $ 64,273
                                                                         ========        ========        ========        ========
Gross proceeds ....................................................      $ 38,250        $ 45,000        $ 51,750        $ 59,512
Less:  Offering expenses and commissions ..........................        (1,190)         (1,267)         (1,344)         (1,432)
Estimated net proceeds ............................................        37,060          43,733          50,406          58,080
Less:  Common Stock purchased by ESOP .............................        (3,305)         (3,888)         (4,471)         (5,142)
                   Common Stock purchased by Stock-Based ..........
                   Incentive Plan                                          (1,652)         (1,944)         (2,236)         (2,571)
                                                                           ------          ------          ------          ------
         Estimated net proceeds, as adjusted ......................      $ 32,103        $ 37,901        $ 43,699        $ 50,367
                                                                         ========        ========        ========        ========

Consolidated net earnings(1):
         Historical ...............................................      $  2,093        $  2,093        $  2,093        $  2,093
         Pro forma earnings on net proceeds .......................         1,152           1,360           1,568           1,808
         Less: Pro forma ESOP adjustment(2)........................          (203)           (239)           (274)           (316)
                  Pro forma Stock-Based Incentive Plan
                    adjustment(3)..................................          (203)           (238)           (274)           (315)
                                                                             ----            ----            ----            ----

                  Pro forma net earnings ..........................      $  2,839        $  2,976        $  3,113        $  3,270
                                                                         ========        ========        ========        ========

Per share net earnings(1):
         Historical ...............................................      $   0.55        $   0.46        $   0.40        $ 0.35
         Pro forma earnings on net proceeds .......................          0.30            0.30            0.30          0.30
         Less:  Pro forma ESOP adjustment(2) ......................          0.05            0.05            0.05          0.05

                Pro forma Stock-Based Incentive                              0.05            0.05            0.05          0.05
                  Plan adjustment(3)...............................          ----            ----            ----          ----
                Pro forma net earnings per share ..................      $   0.74        $   0.66        $   0.60        $ 0.55
                                                                         ========        ========        ========        ======

Stockholders' equity:
         Historical ...............................................      $ 28,538        $ 28,538        $ 28,538        $ 28,538
         Estimated net proceeds ...................................        37,060          43,733          50,406          58,080
         Plus:  Shares issued to Foundation .......................         3,060           3,600           4,140           4,761
         Less:  After tax cost of Foundation(4)....................        (1,986)         (2,336)         (2,687)         (3,090)
                            Common Stock acquired by ESOP(2) ......        (3,305)         (3,888)         (4,471)         (5,142)
                            Common Stock acquired by Stock-Based
                               Incentive Plan (3)..................        (1,652)         (1,944)         (2,236)         (2,571)
                                                                         --------        --------        --------        --------
                            Pro forma stockholders' equity(3)(4)(5)(6)   $ 61,175        $ 67,703        $ 73,690        $ 80,576
                                                                         ========        ========        ========        ========

Stockholders' equity per share:
         Historical ...............................................     $   6.91        $   5.87        $   5.11        $ 4.44
         Estimated net proceeds ...................................         8.97            9.00            9.02          9.04
         Plus:  Shares issued to the Foundation ...................         0.74            0.74            0.74          0.74
         Less:  After tax cost of Foundation(4)....................        (0.48)          (0.48)          (0.48)        (0.48)
                            Common Stock acquired by ESOP(2) ......        (0.80)          (0.80)          (0.80)        (0.80)
                            Common Stock acquired by Stock-Based ..
                               Incentive Plan (3)..................        (0.40)          (0.40)          (0.40)        (0.40)
                                                                           -----           -----           -----         -----
                            Pro forma stockholders' equity per
                              share(3)(4)(5)(6)....................     $  14.94        $  13.93        $  13.19        $12.54
                                                                        ========        ========        ========        ======
Offering price as a percentage of pro forma stockholders'
  equity per share.................................................        66.94%          71.78%          75.84%        79.77%
Offering price to pro forma net earnings per share ................        13.50           15.15           16.66         18.24

                                                        (Footnotes on next page)

---------------

(1) Does not give effect to the non-recurring expense that is expected to be recognized in the third quarter of fiscal 1998 if the establishment of the Foundation is approved. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $2.0 million, $2.3 million, $2.7 million, and $3.1 million at the minimum, midpoint, maximum, and maximum as adjusted, of the Estimated Price Range, respectively.


(2) It is assumed that 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 10 equal annual installments of principal, with an assumed interest rate at 8.5%. The pro forma net earnings assume: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended September 30, 1997, and was made at the end of the period; (ii) that 33,048, 38,880, 44,712 and 51,419 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended September 30, 1997 at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank --Other Benefit Plans --Employee Stock Ownership Plan."



(3) Gives effect to the Stock Awards available for grant under the Stock-Based Incentive Plan expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. The Stock-Based Incentive Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation, or 165,240, 194,400, 233,560 and 257,095 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. Funds used by the Stock-Based Incentive Plan to purchase the shares will be contributed to the Stock-Based Incentive Plan by the Bank. In calculating the pro forma effect of the Stock-Based Incentive Plan, it is assumed that the shares were acquired by the Stock-Based Incentive Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock-Based Incentive Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.73, $0.65, $0.59, and $0.54 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share would be $14.75, $13.78, $13.06 and $12.44 at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the Stock-Based Incentive Plan will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Other Benefit Plans."


(4)        Assumes a combined federal and state effective income tax rate of
           35.1%


(5) No effect has been given to the issuance of additional shares of Common Stock upon the exercise of options to be granted under the Stock-Based Incentive Plan. An amount equal to 10% of the Common Stock issued in the Conversion, including shares issued to the Foundation, or 413,100, 486,000, 558,900 and 642,738 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock-Based Incentive Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock-Based Incentive Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.70, $0.63, $0.58, and $0.53, respectively, and the pro forma stockholders' equity per share would be $14.49, $13.57, $12.90 and $12.31, respectively. See "Management of the Bank--Other Benefit Plans."


(6) The retained earnings of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion--Liquidation Rights" and "Regulation --Federal Savings Institution Regulation --Limitation on Capital Distributions."

(7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Community Offerings.

      COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION


         In the event that the Foundation was not being established as part of the Conversion, Keller has estimated that the pro forma market capitalization of the Bank would be approximately $53.1 million, at the midpoint, which is approximately $4.5 million greater than the pro forma market capitalization of the Bank if the Foundation is approved by members of the Bank and would result in approximately a $8.1 million increase, or 9.3%, in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would be substantially the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity and pro forma net income per share would be $13.93 and $0.66, respectively, at the midpoint of the estimate, assuming no Foundation, and $13.96 and $0.66, respectively, with the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are 71.85% and 15.40x, respectively, at the midpoint of the estimate, assuming no Foundation and are 71.78% and 15.15x, respectively, with the Foundation. This estimate by Keller was prepared at the request of the OTS and is solely for purposes of providing members with sufficient information with which to make an informed decision on the Foundation. There is no assurance that in the event the Foundation is not approved at the Special Meeting of members that the appraisal prepared at that time would conclude that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at September 30, 1997.


                                                          AT THE MINIMUM                     AT THE MIDPOINT
                                                          --------------                     ---------------
                                                    WITH                NO             WITH                NO
                                                 FOUNDATION        FOUNDATION       FOUNDATION          FOUNDATION
                                                 ----------        ----------       ----------          ----------
                                                                        (DOLLARS IN THOUSANDS)
Estimated offering amount ................      $    38,250       $    45,135       $    45,000       $    53,100
Pro forma market capitalization ..........           41,310            45,135            48,600            53,100
Total assets .............................          403,313           408,583           409,301           415,501
Total liabilities ........................          341,598           341,598           341,598           341,598
Pro forma stockholders' equity ...........           61,715            66,985            67,703            73,903
Pro forma consolidated net earnings ......            2,839             3,030             2,976             3,200
Pro forma stockholders' equity per share..            14.94             14.84             13.93             13.92
Pro forma consolidated net earnings
  per share...............................             0.74              0.72              0.66              0.65
Pro Forma Pricing Ratios:
         Offering Price as a percentage of
           pro forma stockholders' equity
           per share......................            66.94%            67.38%            71.78%            71.85%
         Offering price to pro forma net
           earnings per share.............            13.50x            13.82x            15.15x            15.40x
         Offering price to assets ........            10.24%            11.05%            11.87%            12.78%
Pro Forma Financial Ratios:
         Return on Assets ................             0.70%             0.74%             0.73%             0.77%
         Return on stockholders' equity ..             4.60%             4.52%             4.40%             4.33%
         Stockholders' equity to assets ..            15.30%            16.39%            16.54%            17.79%



                                                                                          AT THE MAXIMUM,
                                                      AT THE MAXIMUM                        AS ADJUSTED
                                                      --------------                        -----------
                                                WITH                NO              WITH                  NO
                                             FOUNDATION         FOUNDATION       FOUNDATION           FOUNDATION
                                             ----------         ----------       ----------           ----------
                                                                        (DOLLARS IN THOUSANDS)

Estimated offering amount ................  $    51,750       $    61,065       $    59,513       $    70,225
Pro forma market capitalization ..........       55,890            61,065            64,274            70,225
Total assets .............................      415,289           422,418           422,174           430,373
Total liabilities ........................      341,598           341,598           341,598           341,598
Pro forma stockholders' equity ...........       73,690            80,820            80,576            88,775
Pro forma consolidated net earnings ......        3,173             3,370             3,270             3,566
Pro forma stockholders' equity per share .        13.19             13.24             12.54             12.64
Pro forma consolidated net earnings per ..         0.60              0.59              0.55              0.55
share
Pro Forma Pricing Ratios:
         Offering Price as a percentage of
           pro forma stockholders'
           equity per share...............        75.84%            75.56%            79.77%            79.10%
         Offering price to pro forma net
           earnings per share.............        16.66x            16.82x            18.24x            18.28x
         Offering price to assets ........        13.45%            14.46%            15.22%            16.32%
Pro Forma Financial Ratios:
         Return on Assets ................         0.75%             0.80%             0.77%             0.83%
         Return on stockholders' equity ..         4.22%             4.17%             4.06%             4.02%
         Stockholders' equity to assets ..        17.74%            19.13%            19.09%            20.63%


                         FIRST FEDERAL SAVINGS AND LOAN
                     ASSOCIATION OF HAZLETON AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statement of Income of the Bank and Subsidiaries for the fiscal year ended September 30, 1997 has been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report thereon is included elsewhere in this Prospectus. The Consolidated Statements of Income of the Bank and Subsidiaries for the fiscal years ended September 30, 1996 and 1995 have been audited by Parente, Randolph, Orlando, Carey & Associates, independent certified public accountants, whose report thereon is included elsewhere in this Prospectus. These Consolidated Statements of Income should be read in conjunction with the Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.


                                                            FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                                            ---------------------------------------
                                                            1997            1996           1995
                                                            ----            ----          ----
                                                                     (DOLLARS IN THOUSANDS)
Interest income:
         Loans ......................................      $ 20,071       $ 18,105       $ 16,149
         Mortgage-related securities ................         3,306          3,064          3,121
         Investment securities:
                  Taxable ...........................         2,948          3,051          2,010
                  Non-taxable .......................           274            103           --
                                                           --------       --------       --------
                           Total interest income ....      $ 26,599       $ 24,323       $ 21,280
                                                           --------       --------       --------
Interest expense:
         Deposits ...................................        12,699         12,195         10,714
         FHLB advances and other ....................         1,495            812            131
                                                           --------       --------       --------
            Total interest expense ..................        14,194         13,007         10,845
                                                           --------       --------       --------
Net interest income .................................        12,405         11,316         10,435
Provision for loan losses ...........................           651             97             25
                                                           --------       --------       --------
Net interest income after provision
  for loan losses....................................        11,754         11,219         10,410
                                                           --------       --------       --------
Noninterest Income:
   Service charges and other fees ...................           650            522            498
   Gain (loss) on sale of:
      Real estate owned .............................           (66)           (46)            (8)
      Loans .........................................            22             18             10
      Available-for-sale securities .................          (563)            --             (6)
      Other .........................................          (176)            14            105
                                                           --------       --------       --------
            Total noninterest income                           (133)           508            599
                                                           --------       --------       --------
Noninterest expense:
   Salaries and net employee benefits ...............         5,395          4,989          4,203
   Occupancy costs ..................................         1,421          1,326          1,416
   Federal deposit insurance premiums ...............           368          2,390            596
   Data Processing ..................................           365            490            566
   Professional fees ................................           274            312            317
   FHLB service charges .............................           269            220            172
   Other ............................................         1,400          1,047          1,090
                                                           --------       --------       --------
            Total noninterest expense ...............         9,492         10,774          8,360
                                                           --------       --------       --------
Income before income taxes ..........................         2,129            953          2,649
Income taxes ........................................           748             12            899
                                                           --------       --------       --------
Net income ..........................................      $  1,381       $    941       $  1,750
                                                           ========       ========       ========



          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and investment portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the Bank's provision for loan losses, loan and security sales activities, service charges and other fee income, and noninterest expense. The Bank's noninterest expense principally consists of compensation and employee benefits, office occupancy and equipment expense, federal deposit insurance premiums, data processing, advertising and business promotion and other expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities.

MANAGEMENT STRATEGY

         Since fiscal 1993, the Bank's operating strategy has been that of a community-based bank, offering a wide variety of savings products to its retail customers, while concentrating on residential and construction lending and, to a lesser extent, consumer lending and small business and municipal commercial lending. In order to promote long-term financial strength and profitability, the Bank's operating strategy has focused on: (i) maintaining strong asset quality by originating one- to four-family loans located in its market area; (ii) increasing profitability by emphasizing higher yielding consumer and commercial loans; (iii) managing its interest rate risk by emphasizing shorter-term, fixed-rate, one- to four-family loans, in addition to consumer and commercial loans; limiting its retention of newly originated longer-term fixed-rate one- to four-family loans; soliciting longer-term deposits; utilizing longer-term advances from the FHLB; and investing in investment and mortgage-related securities having shorter estimated durations; (iv) meeting the banking needs of its customers through expanded products and improved delivery systems by taking advantage of technological advances; and (v) maintaining a strong regulatory capital position.

         The Bank has attempted to diversify and expand its loan products to better serve its customer base by placing a greater emphasis on its consumer-lending and its commercial lending, primarily to small businesses and municipalities. Additionally, the Bank is in the process of implementing a program to sell in the secondary market longer-term, fixed-rate one- to four-family loans which it could originate in excess of its retention policy for such loans. As a result of its policy to limit its retention of newly originated longer-term, fixed-rate one- to four-family loans to 20% of total loan origination during a fiscal year, periodically the Bank has had to limit its originations of such loans. The Bank is also evaluating the offering of loan products which it has historically not offered, such as nonconforming or subprime one-to -four family loans. In the event the Bank originates such loan products, it currently intends to originate such loans for sale in the secondary market.


MARKET RISK ANALYSIS



         Management of Interest Rate Risk. The principal objective of the Bank's interest rate risk management is to evaluate the interest rate risk included in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Directors' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Board of Directors has established an Asset Liability Committee ("ALCO"), which is responsible for reviewing asset/liability policies and interest rate risk position. The ALCO meets at least on a quarterly basis, reports trends and interest rate risk position to the Board of Directors and reviews with the Board its activities and strategies, the effect of those strategies on the Bank's net interest margin, the market value of the portfolio, and the effect the changes in interest rates will have on the Bank's portfolio and exposure limits. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors -- Sensitivity to Changes in Interest Rates."

         In recent years, the Bank has utilized the following strategies to manage interest rate risk: (i) emphasizing the origination and retention of fixed-rate mortgages having terms to maturity of not more than fifteen years, adjustable-rate and shorter-term loans, commercial loans, and consumer loans;
(ii) limiting the origination of all greater than 15-year fixed-rate mortgage loans to no more than 20% of the total originations in a given year; and (iii) investing in shorter-term and, to a lesser extent, adjustable-rate securities which generally bear lower yields, compared to longer-term investments, but which better position the Bank for increases in market interest rates.

         Management believes that reducing its exposure to interest rate risk fluctuations will enhance long-term profitability. However, the Bank's strategies may adversely impact net interest income due to lower initial yields on some of these investments in comparison to longer-term fixed-rate investments and whole loans. To promote a higher yield on its investment securities while at the same time addressing the Bank's interest rate risk management policies, the Bank has invested a significant portion of its portfolio of investment securities in longer-term (more than five years) federal agency obligations which have call features. Given the rates of such securities in comparison to current market interest rates, the Bank anticipates the substantial majority of such securities will be called prior to their contractual maturity. However, if changes in interest rates exceed ranges anticipated by the Bank in estimating the anticipated life of such callable securities, the Bank would be subject to increased interest rate or reinvestment risk, depending on the direction of the change in market interest rates.

         Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At September 30, 1997, the Bank's cumulative interest rate gap (which is the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year) as a percentage of total assets, was a negative 9.9%. However, this interest sensitivity gap reflected the temporary use of proceeds from the sale of investment and mortgage-related securities at the end of fiscal 1997, which significantly increased interest-bearing deposits and reduced FHLB advances as of September 30, 1997 compared to their levels immediately prior to the sale of securities. The Bank believes that, after giving effect to the subsequent reinvestment of such proceeds, its cumulative one-year interest rate gap as a percentage of total assets would have been approximately a negative 15% as of September 30, 1997. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position would be in a worse position to invest in higher yielding assets as compared to an institution with a positive gap position which, consequently, may result in the cost of its interest-bearing liabilities increasing at a rate faster than its yield on interest-earning assets than if it had a positive gap. During a period of falling interest rates, an institution with a negative gap position would tend to have its interest-earning liabilities repricing downward at a faster rate than its interest-earning assets as compared to an institution with a positive gap which, consequently, may tend to positively affect the growth of its net interest income.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1997, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at September 30, 1997, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a series of time intervals. For loans on residential mortgages, adjustable-rate loans, and fixed-rate loans, prepayment rates were assumed to range from 8% to 28% annually. Mortgage-related securities were assumed to prepay at rates between 8% and 65% annually. Investment securities, which include callable federal agency obligations, are presented based on their stated maturities. Savings accounts, negotiable order of withdrawal ("NOW") accounts and Money Market Cash accounts were assumed to decay at 17%, 37%, and 79%, respectively, for each of the following periods: one year, one to two years, two to three years, three to four years, four to five years and over five years. Prepayment of deposit rates can have a significant impact on the Bank's estimated gap. While the Bank believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates and decay rates will approximate actual loan prepayment and deposit/withdrawal activity. See "Business of the Bank -- Lending Activities," "-- Investment Activities" and "-- Sources of Funds."

                                                                            AT SEPTEMBER 30, 1997
                                           --------------------------------------------------------------------------------
                                                                    MORE                                             MORE
                                                                    THAN           MORE               MORE           THAN
                                                 ONE               1 YEAR          THAN               THAN          4 YEARS
                                                 YEAR                TO         2 YEARS TO           3 YEARS TO       TO
                                               OR LESS             2 YEARS       3 YEARS             4 YEARS       5 YEARS
                                               -------             -------       -------             -------       -------
                                                                (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
      Interest-bearing deposits .........      $  11,689             --               --               --               --
      Investment securities .............          1,991            3,000            3,994             --              3,999
      Mortgage-related securities .......          2,628            1,628             --               --               --
      Equity securities (FHLB & FHLMC)...          2,101             --               --               --               --

      Loans(1) ..........................        113,854           29,680           33,377           18,958           16,144
                                                 -------           ------           ------           ------           ------
               Total interest
                 earning assets..........      $ 132,263        $  34,308        $  37,371        $  18,958        $  20,143
                                               ---------        ---------        ---------        ---------        ---------

INTEREST-BEARING LIABILITIES:
      Money market accounts .............         10,919            2,293              482              101               21
      Savings accounts ..................         12,202           10,128            8,406            6,977            5,791
      NOW accounts ......................         10,102            6,408            4,037            2,543            1,602
      Certificate accounts ..............        127,375           37,223           21,563            4,697            1,878
      FHLB advances .....................          8,000               --               --            5,000           10,000

      Other borrowings ..................             92               --               --               --               --
                                               ---------        ---------        ---------        ---------        ---------

               Total interest-
                 bearing liabilities.....      $ 168,690        $  56,052        $  34,488        $  19,318        $  19,292
                                               ---------        ---------        ---------        ---------        ---------

Interest-earning assets less
      interest-bearing liabilities ......      $ (36,427)       $ (21,744)       $   2,883        $    (360)       $     851
Cumulative interest-rate
      sensitivity gap ...................      $ (36,427)       $ (58,171)       $ (55,288)       $ (55,648)       $ (54,797)
Cumulative interest-rate gap as
      a percentage of total assets ......           (9.9)%          (15.8)%          (15.0)%          (15.1)%           14.8%
Cumulative interest-rate gap as
      a percentage of total interest
      earning assets ....................          (10.2)%          (16.3)%          (15.5)%          (15.6)%          (15.3)%
Cumulative interest-earning assets
 as a percentage of cumulative
 interest-bearing liabilities ...........           78.4%            74.1%            78.7%            80.0%            81.6%
Cumulative earning assets ...............      $ 132,263        $ 166,571        $ 203,942        $ 222,900        $ 243,043
Cumulative interest-bearing liabilities..      $ 168,690        $ 224,742        $ 259,230        $ 278,548        $ 297,840



                                                         AT SEPTEMBER 30, 1997

                                                  ---------------------------------------
                                                    MORE
                                                    THAN           TOTAL        FAIR
                                                   5 YEARS         AMOUNT       VALUE
                                                   -------         ------       -----
                                                          (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
      Interest-bearing deposits .........              --         $ 11,689      $ 11,689
      Investment securities .............            26,960         39,944        40,103
      Mortgage-related securities .......            35,200         39,456        39,793
      Equity securities (FHLB & FHLMC)...              --            2,101         3,746

      Loans(1) ..........................            52,225        264,238       264,214
                                                     ------        -------       -------
               Total interest-
                 earning assets..........          $114,385       $357,428      $359,545
                                                   --------       --------      --------

INTEREST-BEARING LIABILITIES:
      Money market accounts .............                 6         13,821        13,821
      Savings accounts ..................            28,275         71,779        71,779
      NOW accounts ......................             2,610         27,302        27,302
      Certificate accounts ..............              --          192,736       191,328
      FHLB advances .....................               516         23,516        23,431
      Other borrowings ..................              --               92            92
                                                   --------       --------      --------
            Total interest-
              bearing liabilities........          $ 31,407       $329,246      $327,753
                                                   --------       --------      --------

Interest-earning assets less
      interest-bearing liabilities ......         $ 82,978        $ 28,182
Cumulative interest-rate
      sensitivity gap ...................          $28,181
Cumulative interest-rate gap as
      a percentage of total assets ......              7.6%
Cumulative interest-rate gap as
      a percentage of total interest
      earning assets ....................              7.9%
Cumulative interest-earning assets
 as a percentage of cumulative
 interest-bearing liabilities ...........            108.6%
Cumulative earning assets ...............         $357,428
Cumulative interest-bearing liabilities..         $329,247



-----------------
(1)  Excludes nonaccrual loans

         Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

         Net Portfolio Value. The Bank's interest rate sensitivity is primarily monitored by management through the use of a model which internally generates estimates of the change in the Bank's net portfolio value ("NPV") over a range of interest rate scenarios. Such analysis was prepared by a third party for the Bank. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The model assumes estimated loan prepayment rates, reinvestment rates, and deposit decay rates similar to the assumptions utilized for the gap table. The OTS also produces a similar analysis using its own model, based upon data submitted on the Bank's quarterly Thrift Financial Reports, the results of which may vary from the Bank's internal model primarily due to differences in assumptions utilized, including estimated loan prepayment rates, reinvestment rates and deposit decay rates. See "Regulation -- Federal Savings Institution Regulation." The following table sets forth the Bank's NPV as of September 30, 1997.



                                                                                    NPV AS % OF PORTFOLIO
    CHANGE IN                         NET PORTFOLIO VALUE                              VALUE OF ASSETS
  INTEREST RATES              ------------------------------------               ----------------------------
 IN BASIS POINTS                                              %                   NPV
   (RATE SHOCK)               AMOUNT          $ CHANGE      CHANGE               RATIO              CHANGE(1)
   ------------               ------          --------      ------               -----              ---------
                                                      (DOLLARS IN THOUSANDS)
       400                    17,578         (21,673)           (55.22%)           5.04%              (530)
       300                    23,425         (15,826)           (40.32%)           6.57%              (377)
       200                    29,338          (9,913)           (25.26%)           8.04%              (230)
       100                    34,668          (4,583)           (11.68%)           9.31%              (104)
      Static                  39,251                0             0.00%           10.34%                 0
       -100                   41,661            2,410             6.14%           10.84%                50
       -200                   43,249            3,998            10.19%           11.13%                79
       -300                   45,135            5,884            14.99%           11.48%               114
       -400                   48,789            9,538            24.30%           12.22%               187

     ----------
     (1)   Expressed in basis points.

         As is the case with the GAP Table, certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV model presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

ANALYSIS OF NET INTEREST INCOME

         Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

        Average Balance Sheet. The following table sets forth certain information relating to the Bank at and for the fiscal years ended September 30, 1997, 1996 and 1995. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown, except where noted, otherwise and reflect annualized yields and costs. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields.


                                                                                      FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                                               -----------------------------------------------------
                                                        AT SEPTEMBER 30, 1997               1997                         1996
                                                        ---------------------  ------------------------------  ---------------------
                                                                                                      AVERAGE
                                                                      YIELD/   AVERAGE                YIELD/     AVERAGE
                                                         BALANCE       RATE    BALANCE     INTEREST    RATE      BALANCE   INTEREST
                                                         --------   --------   -------   -----------  -------  ----------  --------
                                                                                               (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
  Loans (1):
    Real estate ......................................    $184,919     7.66%   $180,080    $ 13,856    7.69%   $166,692   $12,925
    Consumer .........................................      61,843     8.52      58,717       4,980    8.48      49,409     4,268
    Commercial .......................................      17,476     7.49      15,151       1,235    8.15      11,182       912
                                                          --------     ----    --------    --------    ----    --------   -------
      Total loans: ...................................     264,238     7.85     253,948      20,071    7.90     227,283    18,105
  Mortgage-related securities (2) ....................      39,947     6.45      54,112       3,306    6.11      51,268     3,064
  Investment securities (3):
     Taxable .........................................      34,788     6.99      40,902       2,866    7.01      45,492     2,959
     Non-taxable (4) .................................       8,963     8.32       5,417         457    8.44       2,014       172
  Interest-bearing deposits ..........................      11,689     8.31       1,516          82    5.41       1,583        92
                                                           -------     ----    --------    --------    ----    --------   -------
      Total interest-earning assets ..................     359,625     7.57     355,895      26,782    7.53     327,640    24,392
  Noninterest-earning assets .........................       9,617     ----      12,284                ----       9,968
                                                           -------             --------                        --------
      Total assets ...................................     369,242              368,179                         337,608
                                                           =======              =======                         =======
INTEREST-BEARING LIABILITIES:
  Deposits:
       Demand accounts ...............................      41,123     1.96      49,723         814    1.64      44,583       775
       Savings accounts ..............................      71,779     2.43      72,292       1,765    2.44      73,654     1,871
       Certificates of deposit .......................     192,736     5.50     187,270      10,120    5.40     174,617     9,549
                                                           -------     ----     -------      ------    ----     -------     -----
          Total deposits .............................     305,637     4.30     309,285      12,699    4.11     292,854    12,195
  FHLB advances and other borrowings .................      23,608     5.73      27,264       1,495    5.48      14,971       812
                                                           -------     ----     -------      ------    ----     -------     -----
          Total interest-bearing liabilities .........     329,246     4.40     336,583      14,194    4.22     307,825    13,007
                                                                       ----                  ------    ----                ------
  Noninterest-bearing liabilities ....................      11,458                3,883                           3,636
                                                           -------              -------                        --------
          Total liabilities ..........................     340,704              340,466                         311,461
  Equity..............................................      28,538               27,713                          26,147
                                                          --------             --------                        --------
          Total liabilities and equity ...............    $369,242             $368,179                        $337,608
                                                          ========             ========                        ========
          Net interest-earning assets ................                         $ 19,312                        $ 19,815
          Net interest income/interest rate spread(5).                 3.17%               $ 12,588    3.31%              $11,385
                                                                       ====                ========    ====               =======
          Net interest margin as a percentage
            of interest-earning assets(6) ............                                         3.49%                         3.45%
                                                                                           ========                       =======
          Ratio of interest-earning assets to interest-
            bearing liabilities ......................      109.23%              105.74%                         106.44%
                                                            ======               ======                          ======



                                                         FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                         ----------------------------------------
                                                            1996                  1995
                                                         --------- ------------------------------
                                                           AVERAGE                         AVERAGE
                                                           YIELD/   AVERAGE                 YIELD/
                                                            RATE    BALANCE    INTEREST     RATE
                                                          --------  --------   ---------   --------
                                                                   (DOLLARS IN THOUSANDS)

INTEREST EARNING ASSETS:                                       Loans (1):
    Real estate ........................................   7.75%    $151,373   $ 11,801      7.80%
    Consumer ...........................................   8.64       43,206      3,752      8.68
    Commercial .........................................   8.16        7,582        596      7.86
                                                           ----     --------     ------      ----

      Total loans: .....................................   7.97      202,161     16,149      7.99
  Mortgage-related securities (2) ......................   5.98       53,281      3,121      5.86
  Investment securities (3): ...........................
     Taxable ...........................................   6.50       31,896      1,870      5.86
     Non-taxable (4) ...................................   8.54           --         --        --
  Interest-bearing deposits ............................   5.81        2,206        140      6.35
                                                           ----      -------      -----      ----
      Total interest-earning assets ....................   7.44      289,544     21,380      7.38
                                                           ----                              ----
  Noninterest-earning assets ...........................              10,760
                                                                     -------
      Total assets .....................................             300,304
                                                                     =======
INTEREST-BEARING LIABILITIES:
  Deposits:
       Demand accounts .................................   1.74      43,898        960      2.19
       Savings accounts ................................   2.54      78,478      2,079      2.65
       Certificates of deposit .........................   5.46     148,163      7,675      5.18
                                                           ----     -------      -----      ----
          Total deposits ...............................   4.16     270,539     10,714      3.96
  FHLB advances and other borrowings ...................   5.42       2,243        131      5.84
                                                           ----     -------        ---      ----
          Total interest-bearing liabilities ...........   4.23     272,782     10,845      3.98
                                                           ----                 ------      ----
  Noninterest-bearing liabilities ......................              2,751
                                                                      -----
          Total liabilities ............................            275,533
 Equity ................................................             24,771
                                                                     ------
          Total liabilities and equity .................           $300,304
                                                                   ========
          Net interest-earning assets ..................           $ 16,762
          Net interest income/interest rate spread(5) ..   3.22%              $ 10,535      3.40%
                                                           ====               ========      ====














          Net interest margin as a percentage
           of interest-earning assets(6) ..............                           3.60%
                                                                                  ====
          Ratio of interest-earning assets to interest-
            bearing liabilities ........................             106.14%
                                                                     ======



--------------------

(1) Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and includes nonperforming loans.

(2) Includes mortgage-related securities available-for-sale and held-to-maturity.

(3) Includes investment securities available-for-sale and held-to-maturity, stock in the FHLB of Pittsburgh and FHLMC.

(4) Interest and Yield/Rate are presented on a taxable equivalent basis using the combined Federal and state income tax marginal rate of 40% for 1997 and 1996. The Bank did not have securities exempt from federal or state income taxes in 1995.

(5) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

        Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated on a proportional basis between changes in rate and volume.


                                                    FISCAL YEAR ENDED                     FISCAL YEAR ENDED
                                                    SEPTEMBER 30, 1997                   SEPTEMBER 30, 1996
                                                       COMPARED TO                          COMPARED TO
                                                   FISCAL YEAR ENDED                    FISCAL YEAR ENDED
                                                   SEPTEMBER 30, 1996                    SEPTEMBER 30, 1995
                                               ----------------------------------   -----------------------------
                                                   INCREASE (DECREASE)                  INCREASE (DECREASE)
                                                         DUE TO                               DUE TO
                                               -----------------------               ----------------------
                                                   RATE       VOLUME        NET        RATE     VOLUME       NET
                                               ----------   ----------   ---------  ---------  ---------- --------
                                                                          (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
   Loans:
     Real estate loans                            $ (98)    $ 1,029     $   931     $ (63)    $ 1,187     $ 1,124
     Consumer loans                                 (76)        788         712       (20)        536         516
     Commercial loans                                (1)        324         323       (23)        293         316
                                                   ----       -----       -----       ---       -----       -----
        Total loans                                (175)      2,141       1,966       (60)      2,016       1,956
                                                   ----       -----       -----       ---       -----       -----
     Mortgage-related securities(1)                  69         173         242        66        (123)        (57)
     Investment securities(1)                       128          64         192       400         861       1,261
     Interest-earning deposits                       (6)         (4)        (10)      (11)        (37)        (48)
                                                   ----       -----       -----       ---       -----       -----
        Total interest-earning assets                16       2,374       2,390       395       2,717       3,112
                                                   ----       -----       -----       ---       -----       -----
INTEREST-BEARING LIABILITIES:
      Deposits:
         Demand accounts                            (77)        (38)         39      (200)        (15)       (185)
         Savings accounts                           (72)        (34)       (106)      (83)       (125)       (208)
         Certificates of deposit                   (111)        682         571       445       1,429       1,874
         FHLB advances and other
            borrowings                                8         675         683        (9)        690         681
                                                   ----       -----       -----       ---       -----       -----
            Total interest-bearing liabilities      (98)      1,285       1,187       153       2,009       2,162
                                                   ----       -----       -----       ---       -----       -----
Increase(decrease) in net interest income          $ 100     $ 1,103     $ 1,203     $ 242     $   708     $   950
                                                   =====     =======     =======     =====     =======     =======

--------------------

(1) Includes securities available-for-sale and held-to-maturity on a tax equivalent basis.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996.


        Total assets increased by $6.7 million, or 1.8%, from $362.5 million at September 30, 1996 to $369.2 million at September 30, 1997. The growth in assets was primarily due to one- to -four family loan growth which was funded primarily through deposit inflows and retained earnings.



        At the end of fiscal 1997, the Bank restructured its available-for-sale securities portfolio in an effort to increase its yield on such portfolio.
This restructuring involved the sale of its lower yielding shorter-term available-for-sale securities in order to reinvest the proceeds in higher yielding mortgage-related securities and federal agency and municipal obligations with stated or estimated lives of three to five years. A substantial portion of the proceeds from such security sales was held as interest-bearing deposits included under cash and cash equivalents at September 30, 1997, pending such reinvestment. As a result, cash and cash equivalents totaled $4.0 million at September 30, 1996 increased to $13.2 million at September 30, 1997. Proceeds from the sale of the available-for-sale investment portfolio also were used on an interim basis to repay FHLB advances. The Bank's portfolio of securities available-for-sale decreased by $15.4 million, or 25.6% from $60.2 million at September 30, 1996 to $44.8 million at September 30, 1997. The Bank's portfolio of securities held-to-maturity decreased by $4.6 million, or 10.6% from $43.5 million at September 30, 1996 to $38.9 million.



        The Bank's outstanding loans, net, increased $18.6 million, or 7.1%, from $242.9 million at September 30, 1996 to $261.5 million at September 30, 1997. Real estate loans, increased by $11.3 million, or 6.3%, from $180.3 million at September 30, 1996, to $191.6 million at September 30, 1997 primarily due to increases in the origination of one- to four-family loans, including the conversion of construction loans to permanent financing, and multi-family loans exceeding repayments on such loans. One-to four-family loans increased by $8.3 million or 4.9% and multi-family and commercial real estate loans increased by $2.3 million, or 51.3%. Commercial loans increased from $9.3 million at September 30, 1996 to $10.8 million at September 30, 1997, a 16.1% increase, primarily due to the Bank's more competitive pricing of local municipal loans as well as increased business development efforts. Consumer loans increased by $6.3 million, or 11.4%, from $55.5 million at September 30, 1996 to $61.8 million at September 30, 1997, primarily due to an increase in home equity loans and lines of credit and automobile loans due to increased marketing efforts and competitive pricing of such loans.



        Non-performing loans remained relatively stable, increasing from $716,000 at September 30, 1996 to $774,000 at September 30, 1997, representing 0.29% and 0.30%, respectively, of total loans at such dates. Non-performing assets and troubled debt restructurings also remained stable, at September 30, 1996 and 1997, representing 0.33% of total assets at such dates.


           Total deposits increased by $7.3 million, or 2.4%, from $306.8 million at September 30, 1996 to $314.1 million at September 30, 1997. The increase was primarily due to an increase of $6.0 million, or 3.2%, in certificates of deposit from $186.7 million at September 30, 1996 to $192.7 million at September 30, 1997. The increase in certificates of deposit was primarily due to the Bank's strategy of offering more competitive rates on such deposits and expanding the number of certificate products offered in order to attract deposits. The increase in certificate accounts was offset, in part, by a slight decrease in core deposits (savings, money market and NOW accounts) which declined slightly from $113.3 million at September 30, 1996 to $112.9 million at September 30, 1997. Noninterest-bearing demand accounts increased by $1.7 million, or 25.2%, due primarily to an increase in the Bank's business checking accounts resulting from its more active solicitation of such accounts.

        FHLB advances and other borrowings decreased by $1.9 million, or 7.5%, from $25.5 million at September 30, 1996 to $23.6 million at September 30, 1997. The decrease in FHLB advances and other borrowings was primarily due to the utilization of proceeds from the sale of securities in accordance with the Bank's restructuring of its securities portfolio to repay a portion of the Bank's outstanding FHLB advances.

        Total equity increased by $2.4 million, or 9.2%, from $26.1 million at September 30, 1996 to $28.5 million at September 30, 1997. The increase in equity was a result of retained earnings of $1.4 million, and a $1.0 million increase in net unrealized gain, net of taxes, related to available-for-sale securities.

COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996.

        General. Net income for fiscal 1997 increased by $440,000, or 46.8%, from $941,000 for fiscal 1996 to $1.4 million for fiscal 1997. The increase was primarily due to a decrease in noninterest expense resulting from the absence of the one time special assessment of $1.7 million to recapitalize the SAIF which occurred in the fourth quarter of fiscal 1996. Net income also increased due to an increase in net interest income. These items were substantially offset by an increase in the provision for loan losses and a decrease in noninterest income due to losses on the sale of securities and a writedown of fixed assets resulting from the proposed relocation of a branch office.


        Interest Income. Total interest income increased by $2.3 million, or 9.5%, from $24.3 million for fiscal 1996 to $26.6 for fiscal 1997 primarily due to a $28.3 million, or 8.7%, increase in the average balance of interest earning assets and a slight increase in the weighted average yield on interest earning assets, which increased from 7.44% for fiscal 1996 to 7.53% for fiscal 1997. Interest income on real estate loans increased $1.0 million, or 7.8%, from $12.9 million for fiscal 1996 to $13.9 million for fiscal 1997, primarily due to a $13.3 million increase in the average balance of real estate loans notwithstanding a 6 basis point decrease in the weighted average yield from an 7.75% for fiscal 1996 to 7.69% for fiscal 1997. The increase in the average balance of real estate loans was primarily due to an increase in the average balance of one- to four-family loans. Interest income on consumer loans increased $700,000, from $4.3 million for fiscal 1996 to $5.0 million for fiscal 1997. This was principally due to increases in the average balance of consumer loans from $49.4 million in 1996 to $58.7 million in 1997, offset by a 16 basis point decrease in the yield on such loans. Interest income on securities increased by $300,000, or 4.8%, to $6.5 million for 1997 from $6.2 million for 1996. This increase was a result of a $200,000 increase in interest income on mortgage-related securities, attributable to a $2.9 million increase in the average balance of such securities to $54.1 million, and an increase in weighted average yield of 13 basis points. Interest income on investment securities remained stable at $3.2 million for fiscal 1997 and fiscal 1996 due to the lower average balance of such securities being offset by an increase in the weighted average yield of such portfolio from 6.60% for fiscal 1996 to 7.17% for fiscal 1997.



        Interest Expense. Interest expense increased by $1.2 million, or 9.2%, from $13.0 million for fiscal 1996 to $14.2 million for fiscal 1997. The increase in interest expense was primarily the result of a $12.3 million increase in the average balance of FHLB advances and other borrowings, which increased from $15 million for fiscal 1996 to $27.3 million for fiscal 1997, and a slight increase in the weighted average rate paid on such borrowings from 5.42% for fiscal 1996 to 5.48% for fiscal 1997. The increase in FHLB advances reflects management's determination to more heavily utilize FHLB advances to fund asset growth. The increase in interest expense also resulted from increased interest expense on certificates of deposit, which was a result of a $12.7 million, or 7.3%, increase in the average balance of such accounts from $174.6 million for fiscal 1996 to $187.3 million for fiscal 1997. This increase was offset in part by a 6 basis point decrease in the rate paid on such accounts for fiscal 1997. These net increases were partially offset by a decrease in interest expense on savings accounts of $106,000 due to the combined effect of a decline in the average balance of such accounts, which declined from an average balance of $73.7 million for fiscal 1996 to $72.3 million for fiscal 1997, and a 10 basis point decrease in the average rate paid on such accounts from 2.54% at September 30, 1996 for fiscal 1996 to 2.44%. The increase in the average balance of certificates of deposit and the decrease in the average balance of savings accounts was due primarily to the Bank's efforts to solicit certificate accounts by more competitively pricing such accounts, expanding the number of certificate products it offers and by customers shifting funds from lower-yielding savings accounts to higher-yielding certificates of deposit.



        Provisions for Loan Losses. The Bank's provision for loan losses for fiscal 1997 was $651,000, compared to $97,000 for fiscal 1996. The increase in the provision for loan losses and corresponding increase in the Bank's allowance for loan losses reflected a change in management's strategic direction and a decision to give a greater consideration to the allowance for loan loss ratio levels of peer group institutions. The change in strategic direction changed the composition of the Bank's loan portfolio by increasing the levels of consumer, commercial and construction loans. Such loans generally bear a greater degree of credit risk than the one-to four family loans which represented 69.7% of the loan portfolio at September 30, 1996 compared to 67.8% of the loan portfolio at September 30, 1997. As a result, at September 30, 1997, the allowance for loan losses was 0.48% of total loans, compared to 0.30% at September 30, 1996. The Bank anticipates that, as a result of its increasing emphasis on consumer, commercial, multi-family and commercial real estate and construction lending, in the future, it may need to maintain an allowance for loan losses at a higher level than it has maintained in previous periods to offset any greater risk resulting from the shifting composition of its loan portfolio. See "Business of the Bank - Delinquent Loans, Classified Assets and Real Estate Owned" and "Allowance for Loan Losses."



        Noninterest Income. In fiscal 1997, the Bank experienced a $641,000 decrease in noninterest income from $508,000 in fiscal 1996 to a loss of $133,000 for fiscal 1997 due primarily to losses on sale of securities available-for-sale in connection with the Bank's restructuring of its securities portfolio. Security sales totaling $26.8 million and resulted in net losses of $563,000. The decrease in noninterest income also was caused by a $176,000 write down of fixed assets resulting from the Bank's decision to relocate its Columbia Mall office to an alternate site in Columbia County. These decreases in noninterest income were offset by an increase in loan fees and other income from $522,000 in fiscal 1996 to $650,000 in fiscal 1997, primarily due to the implementation of surcharges on ATM transactions.



        Noninterest Expense. Total noninterest expense decreased from $10.8 million for fiscal 1996 to $9.5 million for fiscal 1997 due primarily to a reduction in the FDIC deposit insurance premiums in fiscal 1997 and the absence of a one-time charge of $1.7 million in order to recapitalize the SAIF fund which occurred in the last quarter of fiscal 1996. As a result of the FDIC premium reduction and absence of the SAIF assessment in fiscal 1997, FDIC insurance assessments and premiums decreased from $2.4 million for fiscal 1996 to $368,000 for fiscal 1997. Noninterest expense other than FDIC premiums and the SAIF special assessment increased approximately $700,000 for fiscal 1997 compared to fiscal 1996. Compensation and employee benefits expense increased $400,000, or 8.0%, from $5.0 million for fiscal 1996 to $5.4 million for fiscal 1997, primarily due to normal increases in salaries as well as increases in benefit costs. Other noninterest expense increased $353,000 primarily as a result of an increase of $253,000 in reserves for losses on real estate owned and repossessed and other assets and increases in various general business expenses.



        Income Taxes. Income tax expense totaled $748,000 for fiscal 1997, compared to $12,000 for fiscal 1996, resulting in an effective tax rate of 35.1% for fiscal 1997 compared to 1.3% for fiscal 1996. The increase in income tax expense in fiscal 1997 was attributable to higher pre-tax income, which increased from $953,000 in 1996 to $2.1 million in 1997, and to the fact that for fiscal 1996 the Bank had a $250,000 state tax credit relating to the construction of an addition to its main office.

COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995.

        General. Net income decreased $800,000, or 4.6%, from $1.7 million for fiscal 1995, to $900,000 for fiscal 1996. The decrease was primarily attributable to a one-time special assessment of $1.7 million from the FDIC in order to recapitalize the SAIF, which was offset, in part, by a $900,000 increase in net interest income and a reduction in taxes due to a state tax credit of $250,000.


        Interest Income. Interest income increased by $3.0 million, or 14.1%, from $21.3 million in 1995, to $24.3 million in 1996, due primarily to a $38.1 million, or 13.2%, increase in the average balance of interest earning assets from $289.5 million for fiscal 1995 to $327.6 million for fiscal 1996 and a 6 basis point increase in the weighted average yield on such assets. The increase in the average balance of interest earning assets was due to a $25.1 million, or 12.4%, increase in the average balance of loans and a $13.6 million, or 42.6%, increase in the average balance of securities. The average balance in investment securities increased from $31.9 million for fiscal 1995 to $47.4 million for fiscal 1996, an increase of $15.5 million, or 48.6%. Combined with an increase in the average yield on investment securities of 105 basis points, this increase caused the tax equivalent interest income from investment securities to increase by $1.2 million, or 63.2%, from $1.9 million in 1995 to $3.1 million for 1996. The increase in interest on loans was attributable to an increase of $1.1 million, or 9.3%, on real estate loans from $11.8 million for fiscal 1995 to $12.9 million for fiscal 1996, resulting from the average balance of real estate loans increasing from $151.4 million for 1995 to $166.7 million for 1996. Commercial loan income increased $316,000 from $596,000 for 1995 to $912,000 for 1996, an increase of 53.0%, primarily due to the increase in the average balance of commercial loans from $7.6 million in 1995 to $11.2 million for 1996, an increase of $3.6 million, or 47.4%. Interest on consumer loans increased from $3.8 million for 1995 to $4.3 million for 1996, an increase of $500,000, or 13.2%, resulting from the average balance on consumer loans increasing from $43.2 million for 1995 to $49.4 million for 1996.



        Interest Expense. Interest expense increased by $2.2 million, or 20.4%, from $10.8 million for fiscal 1995 to $13.0 million for fiscal 1996 primarily due to a $35.0 million increase in the average balance of interest-bearing liabilities, and an increase in the weighted average cost of such liabilities from 3.98% for 1995 to 4.23% for 1996 due to higher average balances of deposits and FHLB advances. Interest expense on savings accounts decreased by $200,000, or 9.6%, from $2.1 million for 1995 to $1.9 million for 1996, due primarily to the Bank's decision to reduce the rate paid on such accounts during 1996. The average rate paid on savings accounts for 1996 was 2.54% compared to 2.65% for 1995. Despite the effect of the lower interest rate environment and the decreased cost of savings accounts, interest expense increased, primarily due to higher rates paid on certificate of deposit accounts. The average rate paid on certificate of deposit accounts increased from 5.18% for the year ended September 30, 1995 to 5.46% for the year ended September 30, 1996, due primarily to the Bank's deposit pricing strategy, whereby it offered more competitive rates on certificate of deposit accounts than on savings accounts in an effort to extend the maturity of its deposit accounts, resulting in an increase in the average balance of such accounts from $148.2 million for 1995 to $174.6 million for 1996. The increase in interest expense for certificate of deposit accounts of $1.9 million more than offset the decrease in interest expense on savings accounts.



        Provision for Loan Losses. During 1996, the provision for loan losses was increased to $97,000 from the prior year's level of $25,000. The higher provision was based on management's evaluation of existing real estate market conditions, the level of charge-offs and non-performing loans, as well as an evaluation of the general economic conditions in the Bank's market areas. In particular, the Bank experienced increased net charge-offs, which increased from $70,000 for fiscal 1995 to $91,000 for fiscal 1996. At September 30, 1995, the Bank's allowance for loan losses to total non-performing loans and to total loans was 58.7% and 0.33%, respectively, compared to 102% and 0.30% at September 30, 1996.

        Noninterest Income. Noninterest income decreased by $91,000, or 15.2%, from $599,000 in 1995 to $508,000 in 1996. The decrease was primarily attributable to the writedown of fixed assets totaling $75,000 for fiscal 1996 due to the phase out of obsolete assets.



        Noninterest Expense. Noninterest expense increased $2.4 million, or 28.6%, in 1996 to $10.8 million compared to $8.4 million in 1995. The increase primarily relates to the special assessment by the FDIC for the SAIF recapitalization of $1.7 million and the increase in compensation and employee benefits, which increased by $700,000, or 18%, from $4.2 million in 1995 to $4.9 million in 1996, primarily as a result of normal salary increases, staff additions, and an increase in the Bank's benefit expenses.



        Income Taxes. Income tax expense decreased by $887,000, or 98.7%, from $899,000 in fiscal 1995 to $12,000 in fiscal 1996, resulting in an effective tax rate of 1.3% for fiscal 1996 compared to 33.9% for fiscal 1995. The decrease in income tax expense in fiscal 1996 was primarily attributable to a decrease in the Bank's pre-tax earnings for fiscal 1996 and a $250,000 state tax credit in fiscal 1996 related to construction of an addition to its main office.


LIQUIDITY AND CAPITAL RESOURCES


        The Bank's primary sources of funds on a long-term and short-term basis are deposits, principal and interest payments on loans, mortgage-backed and investment securities and FHLB advances. The Bank uses the funds generated to support its lending and investment activities as well as any other demands for liquidity such as deposit outflows. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows, mortgage prepayments and the exercise of call features are greatly influenced by general interest rates, economic conditions and competition. The Bank has continued to maintain the required levels of liquid assets as defined by OTS regulations. This requirement of the OTS, which may be varied at the direction of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The Bank's currently required liquidity ratio is 4.0%. At September 30, 1997, 1996, 1995, 1994, and 1993, the Bank's liquidity ratios were 8.8%, 11.9%, 18.0%, 12.2% and 19.4%, respectively.


        At September 30, 1997, the Bank exceeded all of its regulatory capital requirements with a tangible capital level of $27.3 million, or 7.4%, of total adjusted assets, which is above the required level of $5.5 million, or 1.5%; core capital of $27.3 million, or 7.4%, of total adjusted assets, which is above the required level of $11.1 million, or 3%; and risk-based capital of $28.5 million, or 14.4%, of risk-weighted assets, which is above the required level of $15.8 million, or 8%. See "Regulatory Capital Compliance."

        The Bank's most liquid assets are cash and cash equivalents and its investment and mortgage-related securities held for sale. The levels of these assets are dependent on the Bank's operating, financing, lending and investing activities during any given period. At September 30, 1997, cash and cash equivalents and investment and mortgage-related securities held for sale totaled $58.0 million, or 15.7% of total assets.

        The Bank has other sources of liquidity if a need for additional funds arises, including FHLB advances. At September 30, 1997, the Bank had $23.5 million in advances outstanding from the FHLB, and at September 30, 1997, had an additional overall borrowing capacity from the FHLB of $214.5 million. Depending on market conditions, the pricing of deposit products and FHLB advances, the Bank may continue to rely on FHLB borrowing to fund asset growth.

        At September 30, 1997, the Bank had commitments to originate and purchase loans and unused outstanding lines of credit and undisbursed proceeds of construction mortgages totaling $25.4 million. The Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificate accounts, including Individual Retirement Account ("IRA") and KEOGH accounts, which are scheduled to mature in less than one year from September 30, 1997, totaled $127.4 million. The Bank expects that substantially all of the maturing certificate accounts will be retained by the Bank at maturity.


        In accordance with the Bank's plans to improve its customer delivery systems and expand the services it offers, the Bank anticipates that it will be investing in new computer hardware and software during fiscal 1998 and may expand branch facilities. The Bank anticipates that during fiscal 1998 it will incur capital expenditures of approximately $1.5 million to fund such plans. These anticipated capital expenditures will be funded from the Bank's general corporate funds, including proceeds from the conversion and its FHLB advances.



        The initial impact of the Conversion on the liquidity and capital resources of the Company will be significant as it will substantially increase the liquid assets of the Company and the capital base on which the Company operates. Additionally, the Company expects the substantial majority of conversion proceeds will initially be invested in readily marketable investment grade securities which, if liquidity needs developed, could be sold by the Company to provide additional liquidity. Further, the additional capital resulting from the offerings is expected to increase the capital base of the Company. At September 30, 1997, the Bank had total equity, determined in accordance with GAAP, of $28.5 million, or 7.7% of total assets, which approximated the Bank's regulatory tangible capital at that date of 7.4% of assets. An institution with a ratio of tangible capital to total assets of greater than or equal to 5.0% is considered to be "well-capitalized" pursuant to OTS regulations. Assuming that the Company uses 50% of the net proceeds at the maximum of the Estimated Price Range to purchase the stock of the Bank, the Bank's GAAP capital will increase to $53.7 million or a ratio of GAAP capital to adjusted assets, on a pro forma basis, of 13.6% after the Conversion. In the event that the holding company form of organization is not utilized and all of the net Conversion proceeds, at the midpoint of the Estimated Price Range, are retained by the Bank, the Bank's ratios of tangible and core capital to adjusted assets, on a pro forma basis, will both increase to 17.2% after Conversion. The investment of the net proceeds from the sale of the Common Stock is expected to provide the Bank with additional income to increase further its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers. See "Use of Proceeds."



YEAR 2000 COMPLIANCE



        As the year 2000 approaches, an important business issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. Many existing application software products were designed to accommodate only two-digits. For example, "96" is stored on the system and represents 1996. The Company has been identifying potential problems associated with the "Year 2000" issue and has implemented a plan designated to ensure that all software used in connection with the Company's business will manage and manipulate data involving the transition with data from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Bank has prepared a critical issues schedule with a timeline and assigned responsibilities. In addition, the Bank recognizes that its ability to be Year 2000 compliant is dependent upon the cooperation of its vendors. The Bank is requiring its computer systems and software vendors to represent that the products provided are or will be Year 2000 compliant and has planned a program of testing for compliance. The Bank has received representations from its primary third party vendors that they will have resolved any Year 2000 problems on their software by December 31, 1998 and anticipates that all of its vendors also will have resolved any Year 2000 problems in their software by that same date. All Year 2000 issues for the Bank, including testing, are expected to be addressed by December 31, 1998 and any problems would be remedied by March 31, 1999. The Bank will also prepare contingency plans in the event there are any system interruptions. The Bank believes that its costs related to Year 2000 will be approximately $100,000. There can be no assurances, however, that such plan or the performance by the Bank's vendors will be effective to remedy all potential problems. To the extent the Company's systems are not fully Year 2000 compliant, there can be no assurance that potential systems interruptions or the cost necessary to update software would not have a materially adverse effect on the Company's business, financial condition, results of operations and business prospects. Further, any Year 2000 failure on the part of the Bank's customers could result in additional expense or loss to the Bank. The Bank plans also to work with its customers to address any potential Year 2000 problems.


IMPACT OF INFLATION AND CHANGING PRICES

        The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results generally in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

        Accounting for Long Lived Assets. In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed of" ("SFAS No. 121"). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an institution be reviewed for impairment whenever events change and circumstances indicate the carrying amount of the asset may not be recoverable. If impaired, such assets are written down to fair value. Long-lived assets to be disposed of are carried at the lower of cost or fair value, less cost to dispose. This Statement became effective for the Bank on September 30, 1996. Adoption of this Statement did not have a material impact on the earnings, equity, or financial position of the Bank.

        Accounting for Mortgage Servicing Rights. In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS 122"), which amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities." SFAS 122 is effective for fiscal years beginning after December 15, 1995. SFAS 122 requires that a mortgage banking enterprise recognize, as separate assets, rights to service mortgage loans for others regardless of how those servicing rights are acquired. Additionally, the Statement requires that the capitalized mortgage servicing rights be assessed for impairment based on the fair value of those rights, and the impairment be recognized through a valuation allowance. These requirements will accelerate the income recognition associated with mortgage banking activities, increase future operating expense due to the amortization of servicing rights and will also result in greater earnings volatility for those institutions involved in mortgage banking activities. SFAS No. 122 was adopted by the Bank in fiscal 1997. Adoption of this statement did not have a material impact on the earnings, equity, or financial position of the Bank.

        Accounting for Stock-Based Compensation. In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the current Accounting

Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. For companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25, SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., Stock Option Plan, stock purchase plans, restricted stock plans, and stock appreciation rights). The statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The recognition provisions of SFAS No. 123 for companies choosing to adopt the new fair value based method of accounting for stock-based compensation arrangements apply to all transactions entered into in fiscal years that begin after December 15, 1995, however, disclosure of the pro forma net earnings and earnings per share, as if the fair value method of accounting for stock-based compensation had been elected, is required for all awards granted in fiscal years beginning after December 31, 1994. Any effect that this statement will have on the Bank will be applicable upon the consummation of the Conversion. The Bank has elected to continue to follow the APB Opinion 25 method upon adoption, and will provide the required pro forma disclosure as if the fair value method had been applied.

        Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996 the FASB issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Under the financial-components approach, after a transfer of financial assets, an entity recognizes all financial and servicing assets it controls and liabilities it has incurred and derecognizes financial assets it no longer controls and liabilities that have been extinguished. The financial-components approach focuses on the assets and liabilities that exist after the transfer. If a transfer does not meet the criteria for a sale, the transfer is accounted for as a secured borrowing with a pledge of collateral. The Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application of this Statement is not permitted. Adoption of this Statement did not have a material impact on the net income, equity, or financial position of the Bank.

        Accounting for Earnings Per Share. In February 1997 the FASB issued SFAS No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, "Earnings per Share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted.

        Reporting Comprehensive Income. In September 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Bank will make the appropriate disclosures in the applicable consolidated financial statements, as required.

        Disclosure About Segments of an Enterprise and Related Information. In September 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. Management has not yet determined the impact, if any, of this statement on the Bank.


                              BUSINESS OF THE BANK

GENERAL


        The Bank's principal business has been and continues to be attracting retail deposits from the general public in the areas surrounding its 10 banking offices and investing those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family mortgage loans, consumer loans and commercial loans. The Bank currently originates, primarily for investment, adjustable-rate and shorter-term (15 years or less) one- to four-family mortgage loans and longer-term, fixed-rate one- to four-family mortgage loans. Since the Bank has a policy to limit its retention of newly originated longer-term, fixed-rate one- to four-family loans to 20% of total originations for a fiscal year, periodically the Bank has had to limit its origination of such loans. The Bank has implemented a program for resale in the secondary market of longer-term fixed-rate one- to four-family mortgage loans originated in excess of its retention limit. Also, the Bank is currently considering the origination for sale of subprime one- to four-family mortgage loans, if the origination of such loans were warranted under market conditions. The Bank also originates a variety of consumer loans, including home equity loans, home equity lines of credit, direct and indirect automobile loans and education loans, and commercial loans. To a lesser extent, the Bank also originates multi-family and commercial real estate loans and construction loans. The Bank also invests in mortgage-related securities and investment securities, primarily U.S. government and agency and municipal obligations, and other permissible investments. The Bank's revenues are derived principally from interest on its loans, and to a lesser extent, interest and dividends on its investment and mortgage-related securities and other noninterest income. The Bank's primary sources of funds are deposits, principal and interest payments on loans and mortgage-related securities, FHLB advances and proceeds from the sale of loans.


MARKET AREA AND COMPETITION

        The Bank is a community-oriented banking institution offering a variety of financial products and services to meet the needs of the communities it serves. The Bank's lending and deposit gathering is concentrated in its market area consisting of Luzerne, Carbon, Columbia, Monroe and Schuylkill counties in Northeast Pennsylvania. The Bank invests primarily in loans secured by first or second mortgages on properties located in areas surrounding its offices.

        The Bank maintains its headquarters in Hazleton and three other banking offices in Luzerne County, although one of those offices only opened in January 1998. The Bank's three offices in Luzerne County, including Hazleton, which were open during fiscal 1997 accounted for $152.2 million or 48.5% of the Bank's total deposits at September 30, 1997. Hazleton is situated approximately 100 miles from Philadelphia and New York City and approximately 50 miles from Allentown and the Wilkes-Barre/Scranton area. The Bank also maintains two banking branch offices in Bloomsburg (Columbia County), one in Lehighton (Carbon County), and one each in Frackville, Pottsville and Shenandoah (all in Schuylkill County). The Bank also operates, separate from its branch office locations, a loan production office in Pocono Pines in Monroe County. A second loan production office was combined with the branch office which was opened in January 1998. The Bank's two loan production offices existing in fiscal 1997, together with a separate loan production facility at one of its branch offices, were the source of 29.7% of the Bank's one- to four-family mortgage loans originated in fiscal 1997.

        The economy of the greater Hazleton area is characterized by diversified light manufacturing and is the site of production facilities for several major manufacturers including Union Camp, Hershey-Cadbury Chocolates, Quebacor and Hazleton Pumps, Inc. As a consequence, the manufacturing sector employs more than one third of the area's work force. The Hazleton area has excellent access to major highway transportation routes including Interstates 80 and 81 as well as rail transportation. The population of Luzerne County has remained relatively static and has one of the oldest average ages for all counties in the United States. The overall population in the Bank's market area is relatively small and, in recent years, has grown slowly, and the unemployment rate in the area is greater than the national average.

        Monroe County, the location of the Pocono Pines loan production office, is dominated by the Pocono Mountains, making the area one of the Middle-Atlantic's most popular resort areas. The Pocono Mountains, with their ski areas and other recreational facilities, draw vacationers primarily from Eastern Pennsylvania, New Jersey, Maryland, and New York. The Bank established its loan production office to take advantage of the market for vacation properties existing in Monroe County as well as to be involved in the growth in the number of permanent residents relocating into the County.

        The Bank faces significant competition both in generating loans and in attracting deposits. The Bank's primary market area is highly competitive and the Bank faces direct competition from a significant number of financial institutions, many with a state wide or regional presence and, in some cases, a national presence. Many of these financial institutions are significantly larger and have greater financial resources than the Bank. The Bank's competition for loans comes principally from commercial banks, savings banks, credit unions, mortgage brokers, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from savings banks and associations, commercial banks and credit unions. In addition, the Bank faces increasing competition for deposits from non-bank institutions such as brokerage firms and insurance companies in such instruments as short-term money market funds, corporate and government securities funds, mutual funds and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions. See "Risk Factors -- Highly Competitive Industry and Geographic Area."

        In addition, the Bank recognizes that its customer base increasingly focuses on convenience and access to services. The Bank has addressed these customer desires recently through the implementation of PC banking and voice response capabilities, a computerized loan origination and document system and the issuance of debit cards. The Bank intends to continue to evaluate and enhance its service delivery system.

LENDING ACTIVITIES


        Loan Portfolio Composition. The Bank's loan portfolio consists primarily of mortgage loans secured by one- to four-family residential real estate. In addition, the Bank has a significant amount of consumer loans and commercial loans. At September 30, 1997, the Bank's loans totaled $264.2 million, of which $179.1 million, or 67.8%, were one- to four-family residential mortgage loans. Such residential mortgage loans consisted of 34.8% of adjustable-rate loans, which are indexed to various indexes, primarily a Federal Housing Finance Board average, a National Average Monthly Median Cost of Funds Ratio, or a one-year U.S. Treasury Constant Maturity Yield ("CMT") index, 29.4% of shorter-term (15 years or less to maturity as of the date of origination) fixed-rate loans, and 35.8% of longer-term fixed-rate loans. At September 30, 1997, the Bank also had $12.5 million, or 4.7% of total loans, in multi-family and commercial real estate loans and construction loans.


           The Bank's consumer loans at September 30, 1997 aggregated $61.8 million, or 23.4% of total loans. Such consumer loans included $32.8 million of home equity loans, $8.5 million of home equity lines of credit, $13.7 million of direct and indirect automobile loans, $2.3 million of education loans and $4.5 million of other consumer loans.

           The Bank's commercial loan portfolio at September 30, 1997, aggregating $10.8 million, or 4.1% of total loans, consisted of $5.7 million of commercial business loans, $3.9 million of participations in loans originated by other financial institutions, and $928,000 of municipal, tax-advantaged loans. The commercial business loans generally are secured by real estate.

           The types of loans that the Bank may originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board, and legislative tax policies.

      The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

                                                                       AT SEPTEMBER 30,
                                           -----------------------------------------------------------------------
                                                   1997                     1996                     1995
                                           ---------------------     --------------------    ---------------------
                                                        PERCENT                  PERCENT                  PERCENT
                                            AMOUNT      OF TOTAL     AMOUNT      OF TOTAL     AMOUNT      OF TOTAL
                                           ---------    ---------    ---------   ---------   ---------    --------
                                                                    (DOLLARS IN THOUSANDS)
Real estate loans:
    One- to four-family ...............    $179,101       67.78%    $170,773       69.68%    $157,360       73.01%
    Multi-family and commercial .......       6,701        2.54        4,429        1.81        3,457        1.60
    Construction ......................       5,818        2.20        5,129        2.09        4,040        1.87
                                           --------     -------     --------     -------     --------     --------
            Total real estate loans ...     191,620       72.52      180,331       73.58      164,857       76.49
                                           --------     -------     --------     -------     --------     --------
Consumer loans:
    Home equity loans and
      lines of credit .................      41,278       15.62       38,054       15.53       33,275       15.44
    Automobile ........................      13,678        5.18       10,594        4.32        6,705        3.11
    Education .........................       2,348        0.89        2,538        1.04        2,432        1.13
    Unsecured lines of credit .........       1,310        0.50          959        0.39          495        0.23
    Other .............................       3,229        1.22        3,309        1.35        3,241        1.50
            Total consumer loans ......      61,843       23.40       55,454       22.63       46,148       21.41
                                           --------     -------     --------     -------     --------     -------
Commercial loans ......................      10,775        4.08        9,280        3.79        4,523        2.10
                                           --------     -------     --------     -------     --------     -------
        Total loans ...................     264,238      100.00%     245,065      100.00%     215,528      100.00%
                                                        =======                  =======                  =======
Less:
    Deferred loan origination fees
      and discounts ...................       1,497                    1,419                    1,289
    Allowance for loan losses .........       1,272                      730                      724
                                           --------                 --------                 --------
        Total loans, net ..............    $261,469                 $242,916                 $213,515
                                           ========                 ========                 ========


                                                          At September 30,
                                           ----------------------------------------------
                                                   1994                     1993
                                           ---------------------    ---------------------
                                                        PERCENT                  PERCENT
                                            AMOUNT      OF TOTAL     AMOUNT      OF TOTAL
                                           --------     --------    --------     --------
                                                        Dollars in Thousands

Real estate loans:
    One- to four-family ...............    $138,506       72.70%    $137,951       75.68%
    Multi-family and commercial .......       5,741        3.01        6,781        3.72
    Construction ......................       4,263        2.24        2,763        1.52
                                           --------     -------     --------     -------
            Total real estate loans ...     148,510       77.95      147,495       80.92
                                           --------     -------     --------     -------
Consumer loans:
    Home equity loans and
      lines of credit..................      28,957       15.20       25,687       14.09
    Automobile ........................       4,842        2.54        2,834        1.55
    Education .........................       2,505        1.31        1,953        1.07
    Unsecured lines of credit .........         418        0.22          255        0.14
    Other .............................       3,585        1.88        3,880        2.13
            Total consumer loans ......      40,307       21.16       34,609       18.99
                                           --------     -------     --------     -------
Commercial loans ......................       1,707        0.90          179        0.10
                                           --------     -------     --------     -------
        Total loans ...................     190,524      100.00%     182,283      100.00%
                                                        =======                  =======
Less:
    Deferred loan origination fee
      and discounts....................       1,254                    1,172
    Allowance for loan losses..........         769                      979
                                           --------                 --------
        Total loans, net                   $188,501                 $180,132
                                           ========                 ========

      Loan Maturity. The following table shows the remaining contractual maturity of the Bank's total loans at September 30, 1997. The table does not include the effect of future principal prepayments.



                                                                                    AT SEPTEMBER 30, 1997
                                                        --------------------------------------------------------------------------
                                                                     MULTI-
                                                         ONE-TO    FAMILY AND
                                                          FOUR-    COMMERCIAL                                               TOTAL
                                                         FAMILY   REAL ESTATE   CONSTRUCTION      CONSUMER   COMMERCIAL     LOANS
                                                        --------------------------------------------------------------------------
                                                                          (IN THOUSANDS)
Amounts due in:
    One year or less ...............................    $  8,551    $    435      $   --          $ 18,608    $  1,942    $ 31,049
    After one year:
        More than one year to three years ..........      17,869         830          --            13,360         695      34,096
        More than three years to five years ........      17,192         916          --            15,071         565      31,515
        More than five years to 10 years ...........      40,696       2,088          --             9,947       1,132      53,237
        More than 10 years to 20 years .............      55,207       1,780          --             3,612          37      60,636
         More than 20 years ........................      39,586         652         5,818(1)        1,245       6,404      53,705
                                                        --------    --------      --------        --------    --------    --------
                Total amount due ...................    $179,101    $  6,701      $  5,818        $ 61,843    $ 10,775    $264,238
                                                        ========    ========      ========        ========    ========    ========



--------------------
(1) Construction loans, which consist of loans to the owner for the construction of one- to four-family residences, automatically convert to permanent financing upon completion of the construction phase.

      The following table sets forth, at September 30, 1997, the dollar amount of loans contractually due after September 30, 1998, and whether such loans have fixed interest rates or adjustable interest rates.


                                                 DUE AFTER SEPTEMBER 30, 1998
                                               --------------------------------
                                                FIXED     ADJUSTABLE    TOTAL
                                               --------   ----------   --------
                                                      (IN THOUSANDS)
Real estate loans:
    One- to four-family ...................    $110,277    $ 60,273    $170,550
    Multi-family and commercial real estate         850       5,416       6,266
    Construction ..........................       5,818        --         5,818
       Total real estate loans ............     121,514      61,120     182,634
Consumer loans ............................      43,235        --        43,235
Commercial loans ..........................       3,462       5,371       8,833
                                               --------    --------    --------

        Total loans .......................    $163,642    $ 71,060    $234,702
                                               ========    ========    ========


      Origination and Sale of Loans. The Bank's mortgage lending activities are conducted primarily by its loan personnel operating at its branch offices and loan origination office. All loans originated by the Bank are underwritten pursuant to the Bank's policies and procedures. For fiscal 1997 and 1996, the Bank originated $72.1 million and $75.2 million in loans, respectively. The Bank originates both adjustable-rate and longer-term and shorter-term fixed-rate loans. The Bank's ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates.


      In recent years, all real estate loans originated by the Bank have been originated for investment, although, in the past, the Bank has sold loans. It currently is the policy of the Bank to retain for investment longer-term (greater than 15 years to maturity at date of origination) fixed-rate one- to four-family loans originated during a fiscal year only up to 20% of its total loan originations during that year. In addition, the Bank generally retains the adjustable rate and shorter-term (maturities of 15 years or less) fixed-rate loans originated. In recent years, the Bank has not resold loans and has had to limit its solicitation of longer-term one- to four-family loans to meet its retention policy regarding such loans. In January 1998, the Bank implemented a program to sell longer-term fixed-rate one-to four-family mortgage loans. The Bank has sold or has commitments to sell loans totalling $571,302. The Bank intends to retain servicing rights on mortgage loans sold.


      During fiscal years 1997 and 1996, the Bank originated $17.7 million and $24.4 million, respectively, of one- to four-family mortgage loans, of which $10.1 million and $8.2 million, respectively, were adjustable-rate loans, $5.6 million and $10.7 million, respectively, were shorter-term fixed-rate loans, and $2.0 million and $5.5 million, respectively, were longer-term fixed-rate loans. In addition, during fiscal years 1997 and 1996, the Bank originated $14.2 million and $12.2 million, respectively of construction loans. Approximately 100% of such construction loans were for owner financing of single family properties, which, upon completion of the construction phase, generally would convert to permanent financing. Also, the Bank originated $2.1 million and $1.6 million, respectively, of multi-family and commercial real estate loans during fiscal 1997 and 1996.

      Also, during fiscal 1997 and 1996, respectively, the Bank originated $30.8 million and $30.4 million of consumer loans, consisting of $13.6 million and $14.5 million, respectively, of home equity loans, $3.1 million and $3.0 million, respectively, of home equity lines of credit, $8.9 million and $8.1 million, respectively, of direct and indirect automobile loans, $1.7 million and $1.7 million, respectively, of education loans, and $3.5 million and $3.1 million, respectively, of other consumer loans. In addition, during fiscal 1997 and 1996, the Bank originated $7.4 million and $6.6 million, respectively, of commercial loans, of which 0% and 6%, respectively, were participation interests in commercial loans originated by other financial institutions, and 54.7% and 19.2%, respectively, were municipal loans.

      The following table sets forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated:


                                                             FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                                             ---------------------------------------
                                                                  1997        1996        1995
                                                                --------    --------    --------
                                                                        (IN THOUSANDS)

Loans at beginning of period ...............................    $250,142    $219,633    $193,909
    Originations:
        Real estate:
            One- to four-family ............................      17,698      24,355      24,554
            Multi-family and commercial ....................       2,055       1,588         312
            Construction ...................................      14,151      12,238      11,368
                                                                --------    --------    --------
                Total real estate loans ....................      33,904      38,181      36,234

        Consumer:
            Home equity loans and lines of credit ..........      16,710      17,464      14,597
            Automobile .....................................       8,912       8,107       4,782
            Education ......................................       1,658       1,727       1,766
            Unsecured lines of credit ......................         837         711         315
            Other ..........................................       2,671       2,361       1,936
                                                                --------    --------    --------
                Total consumer loans .......................      30,788      30,370      23,396

        Commercial .........................................       7,426       6,614       4,513
                                                                --------    --------    --------
                Total loans originated .....................      72,118      75,165      64,143

Deduct:
    Principal loan repayments and prepayments ..............      51,298      42,619      37,265
        Loan sales .........................................       1,789       1,534         793
        Transfers to REO ...................................         201         503         361
                Sub-total ..................................      53,288      44,656      38,419
Net loan activity ..........................................      18,830      30,509      25,724
                                                                --------    --------    --------
        Loans at end of period(1) ..........................    $268,972    $250,142    $219,633
                                                                ========    ========    ========

------------------
(1) Loans at end of period include loans in process of $4,734, $5,077 and $4,105 for fiscal years 1997, 1996 and 1995, respectively.



      One- to Four-Family Mortgage Lending. The Bank currently offers both fixed-rate and adjustable-rate mortgage ("ARM") loans with maturities of up to 30 years secured by one- to four-family residences. In excess of 85% of such loans are located in the Bank's market area. One- to four-family mortgage loan originations are generally obtained from the Bank's in-house loan representatives, from existing or past customers, and through referrals from members of the Bank's local communities. At September 30, 1997, the Bank's one- to four-family mortgage loans totaled $179.1 million, or 67.8% of total loans. Of the one- to four-family mortgage loans outstanding at that date, 41.1% were longer-term fixed-rate mortgage loans, 29.1% were shorter-term fixed-rate loans and 29.8% were ARM loans.

      The Bank currently offers a variety of fixed-rate mortgage loans, including 30-year and 15-year mortgage loans and five and seven year balloon loans. The Bank retains for its portfolio shorter-term, fixed-rate loans and adjustable-rate one- to four-family loans. In addition, in July 1994, the Bank adopted a policy to limit its retention of newly-originated longer-term fixed-rate loans to 20% of loan originations during a fiscal year. In January 1998, the Bank implemented a program to sell in the secondary market longer-term fixed-rate one- to four-family mortgage loans originated in excess of the Bank's retention policy.


      The Bank currently offers a number of ARM loans with terms of up to 30 years and interest rates which adjust initially one, three or seven years from the outset of the loan and thereafter annually, or in the case of the three year ARM, every three years, for the duration of the loan. The interest rates for the Bank's ARM loans are indexed to various indexes, particularly a Federal Housing Finance Board average, a National Average Monthly Cost of Funds Ratio, or a CMT Index. The Bank originates ARM loans with initially discounted rates, often known as "teaser rates." The Bank's ARM loans generally provide for periodic (not more than 2%) caps on the increase or decrease in the interest rate at any adjustment date. Currently, the Bank has a contractual rate ceiling for the life of the loan of 5%.

      The origination of adjustable-rate mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower rise, thereby increasing the potential for default. Periodic and lifetime caps on interest rate increases help to reduce the credit risks associated with adjustable-rate loans but also limit the interest rate sensitivity of such loans.

      Most one- to four-family mortgage loans are underwritten according to FNMA and FHLMC guidelines. However, the Bank is evaluating whether to offer solely for resale one- to four-family mortgage loans to borrowers whose credit does not fully meet established FNMA or FHLMC standards, for example, income to debt ratios for the borrower ("subprime loans"). Generally, the Bank originates one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 95% of the appraised value or selling price if private mortgage insurance ("PMI") is obtained. Mortgage loans originated by the Bank generally include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the yields on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses. The Bank requires fire, casualty, title and, in certain cases, flood insurance on all properties securing real estate loans made by the Bank.

      Multi-family and Commercial Real Estate Lending. The Bank originates fixed-rate and adjustable-rate multi-family loans and commercial real estate loans that generally are secured by properties used for business purposes or a combination of residential and retail purposes. At September 30, 1997, the Bank had $6.7 million of multi-family and commercial real estate loans. At that date, the Bank's largest multi-family or commercial real estate loan was a commercial real estate loan for $575,159 secured by a restaurant located in Hazleton, Pennsylvania.

      Pursuant to the Bank's underwriting policies, a multi-family mortgage loan may be made in an amount up to 80% of the lower of the appraised value or sales price of the underlying property with terms generally of 15 years, with an amortization period up to 20 years. The Bank's adjustable-rate multi-family loans generally have rates that adjust every three years. In addition, the Bank generally requires a debt service coverage ratio of a minimum of 125% and the personal guarantee of principals, if appropriate. The Bank also generally requires an appraisal on the property conducted by an independent appraiser and title insurance.

      The Bank's underwriting procedures provide that commercial real estate loans generally may be made in amounts up to 80% of the lower of the appraised value or sales value of the property. These loans may be made with terms up to 25 years and are generally offered at interest rates which adjust in accordance with an index based on prime rate or an appropriate certificate of deposit rate. The factors considered by the Bank include: the net operating income of the mortgaged premises before debt service and depreciation; the debt coverage ratio (the ratio of net earnings to debt service); and the ratio of loan amount to appraised value. The Bank has generally required that the properties securing commercial real estate loans have debt service coverage ratios of at least 125%.

      Multi-family and commercial real estate loans generally are considered to involve a higher degree of credit risk than financing on improved, owner-occupied real estate. Multi-family and commercial real estate loans generally involve larger principal amounts than one- to four-family residential mortgage loans. In addition, because multi-family and commercial real estate loans often are dependent on successful operation and management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy to a greater extent than one- to four-family residential loans.

      Construction Lending. The Bank also offers residential construction loans. Such loans primarily have been for presold one- to four-family residences for the construction phase and convert into permanent financing. The Bank generates residential construction loans primarily through direct contact with the borrower or home builders, and these loans involve properties located in the Bank's market area. Such loans require that the Bank review plans, specifications and cost estimates and that the contractor be known to the Bank to be reputable. The amount of construction advances to be made, together with the sum of previous disbursements, may not exceed the percentage of completion of the construction. The maximum loan-to-value limit applicable to such loans is 80%. At September 30, 1997, the Bank's largest construction loan was a performing loan with an aggregate commitment of $489,000, secured by a single-family residence located in Luzerne County. At that date, construction loans totaled $5.8 million (net), or 2.2% of the Bank's total loans. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development.

      Consumer Lending. Consumer loans at September 30, 1997 amounted to $61.8 million or 23.4% of the Bank's total loans. These loans include home equity loans, home equity lines of credit, direct and indirect automobile loans, education loans and other consumer loans. The Bank's home equity loans are generated primarily through the Bank's retail offices. The Bank generally offers home equity loans with a term of 180 months or less. The Bank also offers home equity lines of credit with terms up to 20 years, the last 10 years of which require full amortization of the principal balance. The maximum loan amount for both home equity loans and home equity lines of credit is subject to a combined loans-to-value ratio of 80%.


      The Bank also offers automobile loans, both on a direct and an indirect basis (through new and used car dealers) in amounts up to $35,000 with 60 month terms and loan-to-value ratios of 100% for new cars. The Bank also finances new cars with prices in excess of $35,000 for up to 72 months. For used cars, the maximum loan-to-value ratio is the lesser of the retail value shown in the NADA Used Car Guide or the contract price, and the terms for such loans range between 60 months for automobiles up to 3 years old to 30 months for older vehicles. The indirect automobile loans were originated by dealers through an independent contractor with the Bank in accordance with underwriting standards pre-established by the Bank and are serviced by the independent contractor. While the contractual arrangements would permit the making of such a loan prior to review by the Bank, in practice, all such indirect loans have been made only after an underwriting review and acceptance by the Bank. During fiscal 1998, the Bank intends to assume the duties previously preformed by its independent contractor and to terminate its relationship with that independent contractor. The Bank also offers loans on recreational vehicles and boats with terms up to 84 months for new and 60 months for used vehicles and boats and loan-to-value ratios of 90% of the retail price for new recreational vehicles and boats. Used recreational vehicles and boats can be financed up to 85% of the estimated retail value plus taxes and fees and new options. Other consumer loans include education loans which are federally guaranteed and originated under regulations of the Pennsylvania Higher Education Assistance Agency, deposit-secured loans, and other personal and unsecured loans. The Bank's policy is to sell its education loans once the borrower has left school to Sallie Mae with servicing released.

      Loans secured by rapidly depreciable assets such as automobiles or that are unsecured entail greater risks than one- to four-family mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, consumer loan collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default.

      Commercial Lending. At September 30, 1997, the Bank had $10.8 million in commercial loans which amounted to 4.1% of total loans. The Bank makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. The Bank offers a variety of commercial lending products, including term loans for fixed assets and working capital, revolving lines of credit, letters of credit, and Small Business Administration guaranteed loans. Interest rates charged generally float based on the prime rate as published in the Wall Street Journal. Prior to making commercial business loans, the borrower is required to provide the Bank with sufficient information to allow a prudent loan decision to be made. Such information generally includes financial statements and projected cash flows, and is reviewed to evaluate debt service capability. Commercial business loans are generally secured by a variety of collateral, primarily real estate, and frequently are supported by personal guarantees. In addition, the Bank actively participates in industrial loans arranged through and with the Greater Wilkes-Barre Industrial Fund and CanDo, Inc. a Hazleton area industrial fund. At September 30, 1997, $2.2 million or 20.4% of the commercial loan portfolio were participation loans of this nature. In addition, the Bank makes loans to various political subdivisions in its lending area, primarily tax and revenue anticipation loans, five year capital improvement loans and general obligation loans. At September 30, 1997, the Bank had $3.9 million, or 36.1% of the commercial loan portfolio in these municipal loans. The interest income on such municipal loans is exempt from state and/or federal income taxes. The average tax equivalent rate on these municipal loans at September 30, 1997 was 7.74%.

      The Bank's commercial business loans, other than the participation loans and the municipal loans, aggregated $4.7 million, or 42.6% of its commercial loan portfolio as of September 30, 1997, and the average outstanding balance of such loans was $65,000.

      Commercial lending is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on commercial business lending is dependent in significant part to the business success of the borrower and on general economic conditions in the region. Also, commercial business loans require continued review and evaluation regarding the performance of the borrower. At September 30, 1997, the Bank's largest commercial loan was $1.5 million to a local municipality for capital improvements.

      Loan Approval Procedures and Authority. The Board of Directors establishes the lending policies of the Bank and oversees the Bank's lending activity. The Board of Directors has established a Loan Committee comprised of the Bank's Chairman of the Board of Directors, President, Senior Vice President Lending, Senior Vice President Retail, Senior Vice President Chief Financial Officer and at least one outside director. Loans in excess of $500,000 must be submitted to the Loan Committee for its consideration and thereafter presented to the Board, with a recommendation from the Loan Committee. The Loan Committee has been granted authority to approve all loans of $500,000 or less. In addition, individual officers have been granted specific loan approval authority. For example, the Chief Executive Officer has authority to approve mortgage and commercial loans up to $300,000, unsecured consumer loans up to $75,000 and secured consumer loans up to $150,000. Various other senior and subordinate lending officers have been granted more limited loan approval authority. All approved loans are reported monthly to the Board of Directors.

DELINQUENT LOANS, CLASSIFIED ASSETS AND REAL ESTATE OWNED

      Delinquencies and Classified Assets. Reports listing all delinquent accounts are generated and reviewed by management on a monthly basis and the Board of Directors performs a monthly review of all loans or lending relationships delinquent 30 days or more and all REO. The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower has been habitually delinquent. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank generally sends the borrower a written notice of non-payment after the loan is first past due. The Bank's guidelines provide that telephone, written correspondence and/or face-to-face contact will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank will attempt to obtain full payment, work out a repayment schedule with the borrower to avoid foreclosure or, in some instances, accept a deed in lieu of foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is 90 days or more delinquent, the Bank will commence foreclosure proceedings against any real or personal property that secures the loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by the Bank, becomes real estate owned.

      Federal regulations and the Bank's Asset Classification Policy require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

      When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for loan losses in an amount deemed prudent by management. General valuation allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount.

      A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Although management believes that, based on information currently available to it at this time, its allowance for loan losses is adequate, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary. In addition, the OTS or other federal banking agencies may require the Bank to recognize additions to the allowance, based on their judgments about information available to them at the time of their examination.

      The Bank's Classification of Assets Committee reviews and classifies the Bank's assets on a quarterly basis and the Board of Directors reviews the results of the reports on a quarterly basis. The Bank classifies assets in accordance with the management guidelines described above. At September 30, 1997, the Bank had $598,000 of assets designated as Substandard which consisted of REO and mortgage and consumer loans. At that same date the Bank had $229,000 of assets classified as Loss consisting of $129,000 of five loans and a $100,000 equity investment in a community development corporation. All assets designated Loss by the Bank are fully reserved. At September 30, 1997, the Bank had $44,000 of assets classified as Doubtful consisting of one loan. As of September 30, 1997, the Bank also had a total of 49 loans, totaling $1.5 million, designated as Special Mention. At September 30, 1997, the largest loan designated as Special Mention was a commercial loan with a carrying balance of $208,000, and was secured by real estate. At September 30, 1997, the largest adversely (other than Special Mention) classified loan was $81,000.

      The following table sets forth the delinquencies in the Bank's loan portfolio as of the dates indicated.

                                                        SEPTEMBER 30, 1997                             SEPTEMBER 30, 1996
                                            --------------------------------------------   -----------------------------------------
                                                 60-89 DAYS           90 DAYS OR MORE            60-89 DAYS        90 DAYS OR MORE
                                            --------------------------------------------   -----------------------------------------
                                                       PRINCIPAL               PRINCIPAL              PRINCIPAL            PRINCIPAL
                                             NUMBER     BALANCE      NUMBER     BALANCE     NUMBER     BALANCE    NUMBER    BALANCE
                                            OF LOANS    OF LOANS    OF LOANS    OF LOANS   OF LOANS    OF LOANS  OF LOANS   OF LOANS
                                            --------   ---------    --------   ---------   --------   ---------  --------  ---------
                                                                              (DOLLARS IN THOUSANDS)
Real Estate Loans:
        One- to four-family .............         8      $  137         22       $  575         8      $  265         15     $  562
        Multi-family and commercial......        --          --          1           47        --          --         --         --
Consumer Loans:
    Home equity loans and lines .........
      of credit..........................         8          81          9          108         9         112          8        114
    Automobile ..........................         1           6          2           22         2           7          5         23
    Unsecured lines of credit ...........        --          --         --           --        --          --          1          2
    Other ...............................         9          57          3           22         7          24          4          9
Commercial Loans ........................         1          59         --           --         1         300         --         --
                                             ------      ------     ------       ------    ------      ------     ------     ------
            Total .......................        27      $  340         37       $  774        27      $  708         33     $  713
                                             ======      ======     ======       ======    ======      ======     ======     ======

Delinquent loans to total loans .........                  0.13%                   0.30%                 0.29%                 0.29%

                                                        SEPTEMBER 30, 1995
                                            -------------------------------------------
                                                 60-89 DAYS           90 DAYS OR MORE
                                            -------------------------------------------
                                                       PRINCIPAL              PRINCIPAL
                                             NUMBER     BALANCE     NUMBER     BALANCE
                                            OF LOANS    OF LOANS   OF LOANS    OF LOANS
                                            --------   ---------   --------   ---------
                                                      (DOLLARS IN THOUSANDS)
Real Estate Loans:
        One- to four-family .............        12      $  519         22     $  879
        Multi-family and commercial......         1          16         --         --
Consumer Loans:
    Home equity loans and lines
        of credit........................        13         212         11        320
    Automobile ..........................         1           9         --         --
    Unsecured lines of credit ...........        --          --          1          9
    Other ...............................        11          30          8         25
Commercial Loans ........................        --          --          1          1
                                             ------      ------     ------     ------
            Total .......................        38      $  786         43     $1,234
                                             ======      ======     ======     ======

Delinquent loans to total loans .........                  0.37%                 0.58%

      Non-Performing Assets and Impaired Loans. The following table sets forth information regarding non-accrual loans and REO. At September 30, 1997, non-accrual loans totaled $774,000, consisting of 37 loans, and REO totaled $319,000 consisting of five one- to four-family loans. It is the policy of the Bank to cease accruing interest on loans 90 days or more past due (unless the loan principal and interest are determined by management to be fully secured and in the process of collection) and to charge off all accrued interest. For the year ended September 30, 1997, the amount of additional interest income that would have been recognized on non-accrual loans if such loans had continued to perform in accordance with their contractual terms was $86,000. On September 30, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. At September 30, 1996, the Bank had a $491,000 recorded investment in impaired loans which had specific allowances of $69,000. At September 30, 1997, there were $477,000 of impaired loans with specific loan loss allowances of $176,000.


                                                        AT SEPTEMBER 30,
                                       --------------------------------------------------
                                        1997       1996       1995       1994       1993
                                       ------     ------     ------     ------     ------
                                                     (DOLLARS IN THOUSANDS)
Non-accruing loans:
   One- to four-family
     real estate...................    $  622     $  562     $  879     $1,173     $1,292
   Consumer .......................       152        154        354        333        433
   Commercial .....................        --         --          1         87        129
                                       ------     ------     ------     ------     ------
      Total(1) ....................       774        716      1,234      1,593      1,854
Real estate owned (REO)(2) ........       319        453        423        250        119
Other repossessed assets ..........         3         --         13         20          9
                                       ------     ------     ------     ------     ------
      Total nonperforming assets(3)    $1,096     $1,169     $1,670     $1,863     $1,982
                                       ======     ======     ======     ======     ======
Troubled debt restructurings ......    $  112         --         --         --         --
Troubled debt restructurings and
   total non-performing assets ....    $1,208     $1,169     $1,670     $1,863     $1,982
                                       ======     ======     ======     ======     ======
Total nonperforming loans and
  troubled debt restructurings as a
  percentage of total loans .......      0.34%      0.29%      0.58%      0.85%      1.03%
Total nonperforming assets and
  troubled debt restructurings as a
  percentage of total assets ......      0.38%      0.38%      0.52%      0.66%      0.71%

---------------

(1) Total non-accruing loans equals total non-performing loans.
(2) Real estate owned balances are shown net of related loss allowances.
(3) Nonperforming assets consist of nonperforming loans (and impaired loans), other repossessed assets and REO.

      Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in loans receivable which are deemed probable and estimable based on information currently known to management. The allowance is based upon a number of factors, including current economic conditions, actual loss experience and industry trends. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for estimated loan losses based upon their judgments about information available to them at the time of their examination. As of September 30, 1997, the Bank's allowance for loan losses was 0.48% of total loans compared to 0.30% as of September 30, 1996. The Bank had non-accrual loans of $774,000 and $716,000 at September 30, 1997 and September 30, 1996, respectively. Such increase in the allowance from September 30, 1996 to September 30, 1997 was the result of a revision in the Bank's method of calculation to give greater consideration to allowance for loan loss ratio levels of peer group institutions and to the shifting emphasis in the Bank's loan portfolio towards consumer, commercial and construction loans, which involves inherently greater risks than traditional one- to four-family mortgage loans. The Bank will continue to monitor and modify its allowances for loan losses as conditions dictate. While management believes the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. In light of the increased lending focus of the Bank on loans involving greater risk than one- to four-family mortgage loans, and the anticipated future growth in such loans as a percentage of the Bank's total loan portfolio, the Bank anticipates that its allowance for loan losses as a percentage of total loans will increase in future periods.

      The following table sets forth activity in the Bank's allowance for loan losses for the periods indicated.

                                                                       AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                                                 ----------------------------------------------------------
                                                                   1997          1996         1995        1994        1993
                                                                 -------      -------      -------      -------     -------
                                                                                  (DOLLARS IN THOUSANDS)
Allowance for loan losses, beginning
    of year .................................................    $   730      $   724      $   769      $   979     $ 1,488
Charged-off loans:
    One- to four-family real estate .........................         66           34           25           72         149
    Multi-family and commercial real estate .................         --           --           --           --         321
    Consumer ................................................         66           60           70           88          75
                                                                 -------      -------      -------      -------     -------
        Total charged-off loans .............................        132           94           95          160         545
                                                                 -------      -------      -------      -------     -------

Recoveries on loans previously charged off:
    One- to four-family real estate .........................         --           --           10           --          18
    Consumer ................................................         23            3           15            4          18
                                                                 -------      -------      -------      -------     -------
        Total recoveries ....................................         23            3           25            4          36
                                                                 -------      -------      -------      -------     -------

Net loans charged-off .......................................       (109)         (91)         (70)        (156)       (509)
Provision for loan losses ...................................        651           97           25          (54)
                                                                 -------      -------      -------      -------     -------
Allowance for loan losses, end of period ....................    $ 1,272      $   730      $   724      $   769     $   979
                                                                 =======      =======      =======      =======     =======

Net loans charged-off to average
    interest-earning loans ..................................       0.04%        0.04%        0.03%        0.08%       0.35%
                                                                 -------      -------      -------      -------     -------

Allowance for loan losses to total loans ....................       0.48%        0.30%        0.33%        0.40%       0.53%
                                                                 -------      -------      -------      -------     -------

Allowance for loan losses to nonperforming
    loans and troubled debt restructuring ...................     143.57%      101.96%       58.67%       48.27%      52.80%
                                                                 -------      -------      -------      -------     -------

Net loans charged-off to allowance for
    loan losses .............................................      (8.57)%     (12.47)%      (9.67)%     (20.29)%    (51.99)%
                                                                 -------      -------      -------      -------     -------

Recoveries to charge-offs ...................................      17.42%        3.19%       26.32%        2.50%       6.61%
                                                                 -------      -------      -------      -------     -------

      The following table set forth the Bank's allowance for loan losses in each of the categories listed at the dates indicated and the percentage of such amounts to the total allowance and to total loans.


                                                                    AT SEPTEMBER 30,
                          --------------------------------------------------------------------------------------------------
                                       1997                             1996                             1995
                          --------------------------------   -----------------------------  --------------------------------
                                        % OF       PERCENT               % OF      PERCENT                % OF      PERCENT
                                     ALLOWANCE    OF LOANS            ALLOWANCE   OF LOANS             ALLOWANCE    OF LOANS
                                      IN EACH      IN EACH             IN EACH     IN EACH              IN EACH     IN EACH
                                      CATEGORY    CATEGORY             CATEGORY   CATEGORY              CATEGORY    CATEGORY
                                      TO TOTAL    TO TOTAL             TO TOTAL   TO TOTAL              TO TOTAL    TO TOTAL
                           AMOUNT    ALLOWANCE      LOANS    AMOUNT   ALLOWANCE     LOANS    AMOUNT    ALLOWANCE     LOANS
                          --------------------------------  ------------------------------  --------------------------------
                                                                  (DOLLARS IN THOUSANDS)

Real estate ..........    $  607       47.72%      75.52%    $  427      58.50%    73.58%    $  462      63.81%      76.90%
Consumer .............       194       15.25       23.40        157      21.51     22.63        170      23.48       21.00
Commercial ...........       141       11.08        4.08        146      20.00      3.79         82      11.33        2.10
Unallocated ..........       330       25.94         --         --         --       --           10       1.38         --
                          ------      ------      ------     ------     ------    ------     ------     ------      ------
    Total allowance
       for loan losses.   $1,272      100.00%     100.00%    $  730     100.00%   100.00%    $  724     100.00%     100.00%
                          ======      ======      ======     ======     ======    ======     ======     ======      ======


                                               AT SEPTEMBER 30,
                          -------------------------------------------------------------
                                      1994                           1993
                          -----------------------------  ------------------------------
                                      % OF     PERCENT               % OF       PERCENT
                                   ALLOWANCE   OF LOANS            ALLOWANCE   OF LOANS
                                    IN EACH    IN EACH              IN EACH     IN EACH
                                    CATEGORY   CATEGORY            CATEGORY    CATEGORY
                                    TO TOTAL   TO TOTAL            TO TOTAL    TO TOTAL
                           AMOUNT  ALLOWANCE    LOANS     AMOUNT   ALLOWANCE     LOANS
                          -----------------------------  ------------------------------
                                               (DOLLARS IN THOUSANDS)

Real estate ..........     $  535    69.57%     78.20%    $ 688      70.28%      81.10%
Consumer .............        157    20.42      20.90       156      15.93       18.80
Commercial ...........         52     6.76       0.90         3       0.31        0.10
Unallocated ..........         25     3.25        --        132      13.48         --
                           ------   ------     ------     -----     ------      ------
    Total allowance
       for loan losses.    $  769   100.00%    100.00%    $ 979     100.00%     100.00%
                           ======   ======     ======     ======    ======      ======

      Real Estate Owned. At September 30, 1997, the Bank had $319,000 of real estate owned consisting of five one- to four-family properties. When the Bank acquires property through foreclosure or deed in lieu of foreclosure, it is initially recorded at the lesser of carrying value of the loan or fair value of the property at the date of acquisition less costs to sell. Thereafter, if there is a further deterioration in value, the Bank provides for a specific valuation allowance and charges operations for the diminution in value. It is the policy of the Bank to have obtained an appraisal or broker's price opinion on all real estate subject to foreclosure proceedings prior to the time of foreclosure. It is the Bank's policy to require appraisals on a periodic basis on foreclosed properties and conducts inspections on foreclosed properties.

INVESTMENT ACTIVITIES

      Federally-chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certificates of deposit of insured banks and savings institutions, bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally-chartered savings institutions may also invest their assets in commercial paper, investment-grade corporate debt securities and mutual funds whose assets conform to the investments that a federally-chartered savings institution is otherwise authorized to make directly. Additionally, the Bank must maintain minimum levels of investments that qualify as liquid assets under OTS regulations. See "Regulation-- Federal Savings Institution Regulation-- Liquidity." Historically, the Bank has maintained liquid assets above the minimum OTS requirements and at a level considered to be adequate to meet its normal daily activities.

      The investment policy of the Bank, as approved by the Board of Directors, requires management to maintain adequate liquidity, generate a favorable return on investments without incurring undue interest rate and credit risk and to complement the Bank's lending activities. The Bank primarily utilizes investments in securities for liquidity management and as a method of deploying excess funding not utilized for loan originations or sales. Generally, the Bank's investment policy is more restrictive than the OTS regulations allow and, accordingly, the Bank has invested primarily in U.S. Government and agency securities, which qualify as liquid assets under the OTS regulations, federal funds and U.S. Government sponsored agency issued mortgage-backed securities. As required by SFAS No. 115, the Bank has established an investment portfolio of securities that are categorized as held-to-maturity, available-for-sale or held for trading. The Bank generally invests in securities as a method of utilizing funds not utilized for loan origination activity and as a method of maintaining liquidity at levels deemed appropriate by management. The Bank does not currently maintain a portfolio of securities categorized as held for trading. At September 30, 1997, the available-for-sale securities portfolio totaled $44.8 million, or 12.1% of assets and the held-to-maturity portfolio totaled $38.9 million, or 10.5% of assets. As of September 30, 1997, $20 million, of the Bank's investment securities held-to-maturity consisted of U.S. Government and related obligations with a weighted average maturity of 85 months.

      At September 30, 1997, the Bank had invested $39.9 million in FNMA, FHLMC and GNMA mortgage-related securities, or 10.8% of total assets, of which 25% were classified as held-to-maturity. Of the $39.9 million, $20.5 million were adjustable-rate with maximum interest rate adjustments of 2% at any adjustment or 6% over the life of the security. In addition, $29.0 million, or 34.7%, of the Bank's securities, were debt obligations issued by federal agencies which generally have stated maturities from 3 to 15 years but which also have call features. Such callable securities allow the issuer, after a certain time period, to repay the security prior to its stated maturity. Based on interest rate ranges anticipated by the Bank, the Bank estimates that the substantial majority of such securities would be called prior to their stated maturities. The Bank is subject to additional interest rate risk and reinvestment risk compared to its evaluation of that risk if changes in interest rates exceed ranges anticipated by the Bank in estimating the anticipated life of such callable investment securities. Investments in mortgage-related securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates. Of the Bank's investment in mortgage-related securities at September 30, 1997, 25% were being held-to-maturity.

      The following table sets forth certain information regarding the amortized cost and fair value of the Bank's securities at the dates indicated.


                                                                           AT SEPTEMBER 30,
                                                 ---------------------------------------------------------------------
                                                         1997                    1996                       1995
                                                 --------------------   --------------------    ----------------------
                                                 AMORTIZED    FAIR      AMORTIZED    FAIR       AMORTIZED      FAIR
                                                    COST      VALUE        COST      VALUE         COST        VALUE
                                                 ---------   --------   ---------   --------    ---------     --------
Investment securities:                                                      (IN THOUSANDS)
  Debt securities held-to-maturity:
    Obligations of U.S. government
     agencies ................................    $ 19,997    $ 19,953    $ 25,995    $ 25,475    $ 25,655    $ 25,523
    Other securities .........................       8,963       9,105       4,105       4,109         700         700
                                                  --------    --------    --------    --------    --------    --------
       Total .................................    $ 28,960    $ 29,058    $ 30,100    $ 29,584    $ 26,355    $ 26,223
                                                  ========    ========    ========    ========    ========    ========
  Debt securities available-for-sale:
    Obligations of U.S. Treasury and
     U.S. government agencies  ...............      10,984      11,045      19,935      19,769       9,940      10,211
    Other securities .........................          --          --          --          --          --          --
                                                  --------    --------    --------    --------    --------    --------
       Total .................................    $ 10,984    $ 11,045    $ 19,935    $ 19,769    $  9,940    $ 10,211
                                                  ========    ========    ========    ========    ========    ========
  Equity securities available-for-sale:
    FHLB stock ...............................    $  2,054    $  2,054    $  1,958    $  1,958    $  1,785    $  1,785
    FHLMC stock ..............................          47       1,692          47       1,172          47         830
                                                  --------    --------    --------    --------    --------    --------
       Total equity securities available-
        for-sale .............................       2,101       3,746       2,005       3,130       1,832       2,615
                                                  --------    --------    --------    --------    --------    --------
       Total debt and equity securities ......    $ 42,045    $ 43,849    $ 52,040    $ 52,483    $ 38,127    $ 39,049
                                                  ========    ========    ========    ========    ========    ========
Mortgage-related securities:
  Mortgage-related securities
   held-to-maturity:
    FHLMC ....................................    $  5,772    $  5,678    $  6,833    $  6,561    $ 18,667    $ 18,346
    FNMA .....................................       3,948       3,891       4,576       4,403      16,996      16,719
    GNMA .....................................          --          --          --          --         918         907
    Collateralized mortgage obligations ......         245         242       1,977       1,967      15,287      14,867
                                                  --------    --------    --------    --------    --------    --------
       Total mortgage-related securities
        held-to-maturity .....................    $  9,965    $  9,811    $ 13,386    $ 12,931    $ 51,868    $ 50,839
                                                  ========    ========    ========    ========    ========    ========
  Mortgage-related securities available-
   for-sale:
    FHLMC ....................................    $  5,690    $  5,769    $ 11,548    $ 11,485    $    494    $    497
    FNMA .....................................       2,168       2,188      11,768      11,666          --          --
    GNMA .....................................      18,253      18,600       3,791       3,807          --          --
    Collateralized mortgage obligations ......       3,380       3,425      10,678      10,301          --          --
                                                  --------    --------    --------    --------    --------    --------
       Total mortgage-related securities
        available-for-sale ...................      29,491      29,982      37,785      37,259         494         497
                                                  --------    --------    --------    --------    --------    --------
       Total mortgage-related securities .....      39,456      39,793      51,171      50,190      52,362      51,336
                                                  --------    --------    --------    --------    --------    --------
       Net unrealized (losses) gains on
        available-for-sale securities ........       1,283          --         253          --         617          --
                                                  --------    --------    --------    --------    --------    --------
       Total securities ......................    $ 82,784    $ 83,642    $103,464    $102,673    $ 91,106    $ 90,385
                                                  ========    ========    ========    ========    ========    ========

      The following table sets forth the Bank's securities activities for the periods indicated.

                                                            FISCAL YEAR ENDED SEPTEMBER 30,
                                                          ----------------------------------
                                                            1997         1996        1995
                                                          --------     --------     --------
                                                                    (IN THOUSANDS)
MORTGAGE-RELATED SECURITIES:
   Mortgage-related securities, beginning of period(1)..  $ 50,645     $ 52,365     $ 51,045
                                                          ========     ========     ========

   Purchases:
      Mortgage-related securities - held-to-maturity..    $     --     $     --     $  6,295
      Mortgage-related securities - available-for-sale..    16,805        8,231          491

   Sales:
      Mortgage-related securities - available-for-sale..   (19,069)          --           --

   Repayments and prepayments:
      Mortgage-related securities ....................      (9,385)      (9,330)      (5,286)
   Increase (decrease) in net premium ................        (110)         (93)        (182)
   Increase (decrease) in unrealized gain ............       1,061         (528)           2
         Net increase in mortgage-related securities .     (10,698)      (1,720)       1,320
                                                          --------     --------     --------
   Mortgage-related securities, end of period ........    $ 39,947     $ 50,645     $ 52,365
                                                          ========     ========     ========

INVESTMENT SECURITIES:
   Investment securities, beginning of period(2) .....    $ 51,181     $ 37,796     $ 28,065
                                                          ========     ========     ========

   Purchases:
      Investment securities - held-to-maturity .......    $  6,880     $ 25,115     $ 12,570
      Investment securities - available-for-sale .....       6,000       12,000       10,000
   Sales:
      Investment securities - held-to-maturity .......          --           --           --
      Investment securities - available-for-sale .....      (8,000)          --       (3,000)
   Calls:
      Investment securities - held-to-maturity .......      (8,000)     (11,645)      (4,000)
      Investment securities - available-for-sale .....      (7,000)      (4,000)          --
   Maturities:
      Investment securities - held-to-maturity .......          --       (5,200)      (6,775)
      Investment securities - available-for-sale .....          --       (2,500)          --

   Increase (decrease) in net premium ................          29          (29)         (82)
   Increase (decrease) in unrealized gain ............         640         (356)       1,018
                                                          --------     --------     --------

         Net increase in investment securities .......      (9,451)      13,385        9,731
                                                          --------     --------     --------

   Investment securities, end of period ..............    $ 41,730     $ 51,181     $ 37,796
                                                          ========     ========     ========

-------------------
(1)  Includes mortgage-related securities available-for-sale.
(2)  Includes investment securities available-for-sale.

      The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's investment securities and mortgage-related securities as of September 30, 1997.

                                                                                AT SEPTEMBER 30, 1997
                                              ---------------------------------------------------------------------------
                                                                          MORE THAN ONE YEAR         MORE THAN 5 YEARS
                                                 ONE YEAR OR LESS           TO FIVE YEARS               TO 10 YEARS
                                              ---------------------      --------------------      ----------------------
                                                           WEIGHTED                  WEIGHTED                    WEIGHTED
                                              CARRYING     AVERAGE       CARRYING    AVERAGE       CARRYING      AVERAGE
                                                VALUE       YIELD          VALUE      YIELD          VALUE        YIELD
                                               -------     --------      --------    --------      --------      --------
                                                                        (DOLLARS IN THOUSANDS)
Held-to-maturity securities:
  Investment securities:
    Municipal securities(1) ...............    $    --         --%       $    --        --%        $ 2,417          7.98%
    Obligations of U.S. Government agencies         --         --          5,000       6.00         12,997          6.94
  Mortgage-related securities .............         --         --            244       4.96             --            --
                                               -------       ----        -------       ----        -------       -------
      Total securities at amortized cost ..    $    --         --%       $ 5,244       5.95%       $15,414          7.10%
                                               =======       ====        =======       ====        =======       =======

Available-for-sale securities:
  Investment securities: ..................    $   991       7.38        $    --         --        $    --            --
    Obligations of the U.S. Treasury
    Obligations of U.S. Government agencies      1,000       7.75          5,993       7.55          3,000          7.29
    Equity securities .....................      2,101       7.08             --         --             --            --
  Mortgage-related securities .............      2,628       5.67          1,384       6.90             --            --
                                               -------       ----        -------       ----        -------       -------
      Total securities at fair value ......    $ 6,720       6.67%       $ 7,377       7.43%       $ 3,000          7.29%
                                               =======       ====        =======       ====        =======       =======

                                                        At September 30, 1997
                                              ------------------------------------------

                                               MORE THAN 10 YEARS           TOTAL
                                              --------------------    ------------------
                                                          WEIGHTED              WEIGHTED
                                              CARRYING    AVERAGE     CARRYING  AVERAGE
                                               VALUE       YIELD       VALUE     YIELD
                                              --------    --------    --------  -------
                                                        (DOLLARS IN THOUSANDS)
Held-to-maturity securities:
  Investment securities:
    Municipal securities(1) ................   $ 6,546        8.45%    $ 8,963    8.32%
    Obligations of U.S. Government agencies.     2,000        7.51      19,997    6.74
  Mortgage-related securities ..............     9,721        6.13       9,965    6.10
                                               -------     -------     -------    ----
      Total securities at amortized cost ...   $18,267        7.09%    $38,925    6.94%
                                               =======     =======     =======    ====

Available-for-sale securities:
  Investment securities:
    Obligations of the U.S. Treasury .......   $    --          --     $   991    7.38%
    Obligations of U.S. Government agencies.        --          --       9,993    7.49
    Equity securities ......................        --          --       2,101    7.08
  Mortgage-related securities ..............    25,479        6.64      29,491    6.57
                                               -------     -------     -------    ----
      Total securities at fair value .......   $25,479        6.64%    $42,576    6.83%
                                               =======     =======     =======    ====

       --------------------
(1) Weighted Average Yield data for municipal securities is presented on a tax equivalent basis based on an assumed tax rate of 40%.

SOURCES OF FUNDS

      General. Deposits, loan repayments and prepayments, proceeds from sales of loans, cash flows generated from operations and FHLB advances are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

      Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposits consist of checking, money market, savings, NOW, certificate accounts and Individual Retirement Accounts. More than 61.4% of the funds deposited in the Bank are in certificate of deposit accounts. At September 30, 1997, core deposits (savings, NOW and money market accounts) represented 35.9% of total deposits. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its branch offices are located. The Bank has historically relied primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including radio and print media and generally does not solicit deposits from outside its market area. The Bank does not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits. At September 30, 1997, the weighted average remaining maturity of the Bank's certificate of deposit accounts was
10.8 months. Further increases in short-term certificate of deposit accounts, which tend to be more sensitive to movements in market interest rates than core deposits, may result in the Bank's deposit base being less stable than if it had a large amount of core deposits which, in turn, may result in further increases in the Bank's cost of deposits.

      The following table presents the deposit activity of the Bank for the periods indicated:

                                          FOR THE FISCAL YEAR ENDED
                                                  SEPTEMBER 30,
                                          --------------------------
                                            1997      1996    1995
                                          -------   -------  -------
                                                 (IN THOUSANDS)
Increase (decrease) before interest
credited ...............................  $(2,625)  $16,664  $13,721
Interest credited ......................    9,942    10,132    9,128
                                          -------   -------  -------
Net increase ...........................  $ 7,317   $26,796  $22,849
                                          =======   =======  =======

      At September 30, 1997, the Bank had $30.9 million in certificate accounts in amounts of $100,000 or more maturing as follows:

   MATURITY PERIOD                               AMOUNT
------------------------                     --------------
                                             (IN THOUSANDS)
Three months or less .................          $22,309
Over 3 through 6 months ..............            3,519
Over 6 through 12 months..............            2,032
Over 12 months .......................            3,032
                                                -------
        Total ........................          $30,892
                                                =======

      The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented and such information at September 30, 1997. Averages for the periods presented utilize month-end balances.


                                                                                 FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                                                   --------------------------------------------------------------
                                    AT SEPTEMBER 30, 1997                       1997                           1996
                               --------------------------------    ------------------------------  ------------------------------
                                                                               PERCENT                       PERCENT
                                          PERCENT                              OF TOTAL   AVERAGE            OF TOTAL
                                          OF TOTAL                 AVERAGE     AVERAGE     RATE    AVERAGE   AVERAGE     AVERAGE
                               BALANCE    DEPOSITS    RATE PAID    BALANCE     DEPOSITS    PAID    BALANCE   DEPOSITS   RATE PAID
                               -------    --------    ---------    -------     --------    ----    -------   --------   ---------
                                                                      (DOLLARS IN THOUSANDS)
Savings account .............  $ 71,779     22.8%        2.43%     $ 72,292     23.4%      2.45%   $ 73,654    25.2%       2.54%

Money market accounts .......    13,821      4.4         2.86        14,238      4.6       2.81      14,746     5.0        2.78

NOW accounts ................    27,302      8.7         1.50        27,870      9.0       1.49      24,258     8.3        1.49

Certificates of deposit .....   192,736     61.4         5.50       187,270     60.5       5.42     174,617    59.6        5.49

Noninterest-bearing deposits:

  Demand deposits ...........     8,485      2.7           --         7,615      2.5         --       5,579     1.9          --
                               --------    -----         ----      --------    -----       ----    --------   -----        ----
    Total average deposits ..  $314,123    100.0%        4.18%     $309,285    100.0%      4.11%   $292,854   100.0%       4.16%
                               ========    =====         ====      ========    =====       ====    ========   =====        ====


                                  FOR THE FISCAL YEAR ENDED
                                       SEPTEMBER 30,
                                -----------------------------
                                           1995
                                ---------------------------
                                          PERCENT
                                          OF TOTAL  AVERAGE
                                AVERAGE   AVERAGE     RATE
                                BALANCE   DEPOSITS    PAID
                                -------   --------    ----
                                  (DOLLARS IN THOUSANDS)
Savings account .............   $ 78,478    29.0%    2.65%

Money market accounts .......     17,392     6.4     2.82

NOW accounts ................     23,727     8.8     2.00

Certificates of deposit .....    148,163    54.8     5.22

Noninterest-bearing deposits:

  Demand deposits ...........      2,779     1.0       --
                                --------   -----     ----
    Total average deposits ..   $270,539   100.0%    3.96%
                                ========   =====     ====

--------------------
(1)  Based on remaining maturity of certificates.

      The following table presents by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at September 30, 1997.

                                           PERIOD TO MATURITY FROM SEPTEMBER 30, 1997
                                   -----------------------------------------------------------
                                   LESS THAN     ONE TO      TWO TO        OVER
                                   ONE YEAR     TWO YEARS  THREE YEARS  THREE YEARS     TOTAL
                                   ---------    ---------  -----------  -----------   --------
                                                      (DOLLARS IN THOUSANDS)
CERTIFICATE ACCOUNTS:
4.01 to 6.00% ...................  $123,629      $35,630     $11,614      $6,575      $177,448
6.01 to 8.00% ...................     3,746          819       9,949          --        14,514
8.01 to 10.00% ..................        --          774          --          --           774
                                   --------      -------     -------      ------      --------
   Total certificate accounts....  $127,375      $37,223     $21,563      $6,575      $192,736
                                   ========      =======     =======      ======      ========

      Borrowings. The Bank utilizes advances from the FHLB of Pittsburgh as an alternative to retail deposits to fund its operations as part of its operating strategy. These FHLB advances are collateralized primarily by certain of the Bank's mortgage loans and mortgage-related securities and secondarily by the Bank's investment in capital stock of the FHLB of Pittsburgh. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB of Pittsburgh will advance to member institutions, including the Bank, fluctuates from time to time in accordance with the policies of the FHLB of Pittsburgh. See "Regulation-- Federal Home Loan Bank System." At September 30, 1997, the Bank had $23.5 million in outstanding FHLB advances, compared to $25.5 million at fSeptember 30, 1996. Other borrowings consist of overnight retail repurchase agreements and for the periods presented were immaterial.

      The following table sets forth certain information regarding the Bank's borrowed funds at or for the periods ended on the dates indicated:


                                        AT OR FOR THE FISCAL YEAR ENDED
                                                 SEPTEMBER 30,
                                        -------------------------------
                                         1997        1996        1995
                                        -------     -------     -------
                                            (DOLLARS IN THOUSANDS)
FHLB advances and other borrowings:
  Average balance outstanding ........  $27,372     $14,971     $ 2,243
  Maximum amount outstanding at any
    month-end during the period ......   42,191      25,534      11,050
  Balance outstanding at end of period   23,608      25,534      11,050
  Weighted average interest rate
    during the period ................     5.45%       5.42%       5.80%
  Weighted average interest rate at
    end of period ....................     5.73%       5.90%       7.12%

SUBSIDIARY ACTIVITIES

      The Bank owns 100% of FIDACO, Inc. which was incorporated in Pennsylvania in August 1978. Currently, FIDACO, Inc.'s sole activity is to act as a conduit for the Bank's $100,000 investment in the Hazleton Community Development Corporation, of which FIDACO is a 25% owner. Its total assets as of September 30, 1997 were $131,000. The Bank has no other active subsidiaries.

PROPERTIES

      The Bank currently conducts its business through 10 full service banking offices located in Luzerne, Carbon, Columbia and Schuylkill counties in Northeast Pennsylvania and one loan origination office in Monroe County in Northeast Pennsylvania. The following table sets forth the Bank's offices as of September 30, 1997.

                                                                              NET BOOK VALUE
                                                                              OF PROPERTY OR
                                                                                 LEASEHOLD              TOTAL
                                           ORIGINAL YEAR                        IMPROVEMENTS         DEPOSITS AT
                             LEASED OR       LEASED OR      DATE OF LEASE     AT SEPTEMBER 30,      SEPTEMBER 30,
     LOCATION                  OWNED         ACQUIRED         EXPIRATION            1997                1997
---------------------------  ---------     -------------    -------------     ----------------      -------------
                                                                                     (DOLLARS IN THOUSANDS)
ADMINISTRATIVE/HOME OFFICE:

12 E. Broad Street
Hazleton, PA 18201             Owned           1947               --               $3,243            $88,892

2  E. Broad Street
Hazleton, PA 18201             Leased          1992             1998                   --                 --

BRANCH OFFICES:

Bloomsburg Office:
17 E. Main Street
Bloomsburg, PA 17815           Owned           1963               --                  489             22,904

Shenandoah Office:
5 -7 N. Main Street
Shenandoah, PA 17976           Owned           1968               --                  432             50,612

Pottsville Office:
111 E. Norwegian Street
Pottsville, PA 17901           Owned           1968               --                  653             30,283

Lehighton Office:
111 N. First Street
Lehighton, PA 18235            Owned           1977               --                  144             26,408

Laurel Mall Office:
240 Laurel Mall
Hazleton, PA 18201             Leased          1994             2003                  219             55,638

Schuylkill Mall Office:
611 Schuylkill Mall
Frackville, PA 17976           Leased          1978             1998                   39             21,674

Columbia Mall Office:
225 Columbia Mall Drive
Bloomsburg, PA 17815           Leased          1988             1998                  204             10,001

Gould's Office:
Route 93
Sugarloaf, PA 18249            Leased          1995             2000                   31              7,712

                                                                                    NET BOOK VALUE
                                                                                    OF PROPERTY OR
                                                                                      LEASEHOLD            TOTAL
                                                    ORIGINAL YEAR                    IMPROVEMENTS       DEPOSITS AT
                                      LEASED OR       LEASED OR      DATE OF LEASE  AT SEPTEMBER 30,   SEPTEMBER 30,
            LOCATION                    OWNED          ACQUIRED       EXPIRATION         1997               1997
----------------------------------  -------------   -------------    -------------  ----------------  --------------
                                                                                        (DOLLARS IN THOUSANDS)
Mountaintop Office:(1)                  Owned            1997              --             143                0
360 S. Mountain Boulevard              (Under
Mountaintop, PA 18707               Construction)

LOAN PRODUCT ORIGINATION OFFICES:

Pocono L.P.O. Office                   Leased            1997             1998
P.O. Box 1092
Pocono Pines.  PA 18350

Mountaintop L.P.O. Office:(1)          Leased            N/A           [Month to
129 N. Mountain Boulevard                                                Month]
Mountaintop, PA 18707

---------------
(1) In January 1998, the Mountaintop branch office was opened and the Mountaintop loan production office was closed (its lease terminated) and combined into the new branch office.

LEGAL PROCEEDINGS

     The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to the Company's financial condition or results of operations.

PERSONNEL


         As of September 30, 1997, the Bank had 121 authorized full-time employee positions and 19 authorized part-time employee positions. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank--Other Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.



                           FEDERAL AND STATE TAXATION

FEDERAL TAXATION

         General. The Company and the Bank will report their income on a September 30 fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The Bank has not been audited by the IRS in the past five years.

         Bad Debt Reserve. Historically, savings institutions such as the Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrifts") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. Due to the Bank's loss experience, the Bank generally recognized a bad debt deduction equal to 8% of taxable income.

         In August 1996, the provisions repealing the above thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all thrift institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988. The Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such, the new rules will have no effect on net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Bank's bad debt deduction will be equal to net charge-offs. The new rules allow an institution to suspend the bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institution's average mortgage lending activity for the six taxable years preceding 1996. For this purpose, only home purchase and home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to a provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

         Distributions. To the extent that the Bank makes "non-dividend distributions" to the Company that are considered as made (i) from the reserve for losses on qualifying real property loans, to the extent the reserve for such losses exceeds the amount that would have been allowed under the experience method, or (ii) from the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Bank's bad debt reserve. Thus, any dividends to the Company that would reduce amounts appropriated to the Bank's bad debt reserve and deducted for federal income tax purposes would create a tax liability for the Bank. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a "non-dividend distribution," then approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "Regulation" and "Dividend Policy" for limits on the payment of dividends of the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserve.

         Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the bad debt reserve deduction claimed by the Bank over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryovers of which the Bank currently has none. AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). In addition, for taxable years beginning after June 30, 1986 and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modifications)


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
over $2.0 million is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. The Bank does not expect to be subject to the AMT.

         Dividends Received Deduction and Other Matters. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company or the Bank own more than 20% of the stock of a corporation distributing a dividend then 80% of any dividends received may be deducted.

STATE AND LOCAL TAXATION

         The Company and its non-thrift Pennsylvania subsidiaries are subject to the Pennsylvania Corporate Net Income Tax and Capital Stock and Franchise Tax. The Corporate Net Income Tax rate for 1998 is 9.99% and is imposed on the Company's and its non-thrift subsidiaries' unconsolidated taxable income for federal purposes with certain adjustments. In general, the Capital Stock Tax is a property tax imposed at the rate of 1.275% of a corporation's capital stock value, which is determined in accordance with a fixed formula. The Company is also required to file an annual report with and pay an annual Franchise tax to the State of Delaware.

         The Bank is taxed under the Pennsylvania Mutual Thrift Institutions Tax Act (the "MTIT"), as amended, to include thrift institutions having capital stock. Pursuant to the MTIT, the Company's tax rate is 11.5%. The MTIT exempts the Company from all other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. The MTIT is a tax upon net earnings, determined in accordance with generally accepted accounting principals ("GAAP") with certain adjustments. The MTIT, in computing GAAP income, allows for the deduction of interest earned on Pennsylvania and federal securities, while disallowing a percentage of a thrift's interest expense deduction in the proportion of interest income on those securities to the overall interest income of the Company. Net operating losses, if any, thereafter can be carried forward three years for MTIT purposes. The Bank has not been audited by the Commonwealth of Pennsylvania in the last five years.


                                   REGULATION

GENERAL

         The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System. The Bank's deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Company, the Bank and their operations. Assuming


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
that the holding company form of organization is utilized, the Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of the OTS and of the Securities and Exchange Commission (the "SEC") under the federal securities laws.

         Any change in the regulatory structure or the applicable statutes or regulations, whether by the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, their operations or the Bank's Conversion. Congress is expected to consider in 1998 the elimination of the federal thrift charter and abolishment of the OTS. The results of such consideration, including possible enactment of legislation is uncertain. Therefore, the Bank is unable to determine the extent to which the results of consideration or possible legislation, if enacted, would affect its business. See "Risk Factors --Financial Institution Regulation and Possible Legislation."

         Certain of the regulatory requirements applicable to the Bank and to the Company are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings associations set forth in this Prospectus do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank and the Company and is qualified in its entirety by reference to such statutes and regulations.

FEDERAL SAVINGS INSTITUTION REGULATION

         Business Activities. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDI Act") and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

         Loans-to-One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans-to-one borrower. Generally, this limit is 15% of the Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At September 30, 1997, the Bank's general limit on loans-to-one borrower was $4.5 million. At September 30, 1997, the Bank's largest aggregate amount of loans-to-one borrower consisted of a $1.5 million commercial loan to a local municipality.

         QTL Test. The HOLA requires savings institutions to meet a QTL test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12-month period. A savings association that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of September 30, 1997, the Bank maintained 90.05% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered as "qualified thrift investments."


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
         Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by a savings institution, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event the Bank's capital fell below its capital requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

         Liquidity. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 4%) of its net withdrawable deposit accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's average liquidity ratio for the three months ended September 30, 1997 was 8.8%, which exceeded the applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

         Assessments. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is based upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the year ended September 30, 1997 totaled $90,714.

         Branching. OTS regulations permit federally-chartered savings associations to branch nationwide under certain conditions. Generally, federal savings associations may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings associations. For a discussion of the impact of proposed legislation, see "Risk Factors --Financial Institution Regulation and Possible Legislation."

         Transactions with Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Company and any non-savings institution subsidiaries that the Company may establish) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A restricts the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in
Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies.

         Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal and state law also establishes criminal penalties for certain violations.

         Standards for Safety and Soundness. The FDI Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness ("Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

         Capital Requirements. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights ("MSRs") and credit card relationships. The OTS regulations require that, in meeting the leverage ratio, tangible and risk-based capital standards institutions generally must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Prompt Corrective Regulatory Action."

         The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The OTS has adopted an interest rate risk component into its regulatory capital requirements; however, the OTS has postponed indefinitely any adjustment to capital which would be required by such interest rate risk component. The OTS interest rate risk rule as written would also adjust the risk-weighting for certain mortgage derivative securities. Under the rule as written, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk would be measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the Bank's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% would be required to deduct an interest rate component in calculating its total risk-based capital. The interest rate risk component would be an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the Bank's assets. That dollar amount would be deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule as written, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% would be not subject to the interest rate risk component, unless the OTS determined otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. No prediction can be made when such interest rate risk component requirement will be implemented, or if it ever will be implemented.

         At September 30, 1997, the Bank met each of its capital requirements, in each case on a fully phased-in basis. See "Regulatory Capital Compliance" for a table which sets forth in terms of dollars and percentages the OTS tangible, leverage and risk-based capital requirements, the Bank's historical amounts and percentages at September 30, 1997, and pro forma amounts and percentages based upon the issuance of the shares within the Estimated Price Range and assuming that a portion of the net proceeds are retained by the Company.

PROMPT CORRECTIVE REGULATORY ACTION

         Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, a savings institution that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has a total risk-based capital less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Subject to a narrow exception, the Banking regulator is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth, and capital distributions and limitations on expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

INSURANCE OF DEPOSIT ACCOUNTS

         The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. [Assessment rates for SAIF member institutions currently range from 23 basis points to 31 basis points. However, the FDIC has recently proposed to lower assessment rates for SAIF member institutions to 0 to 27 basis points effective January 1, 1997.] The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank. The Bank's assessment rate for the years ended September 30, 1997, 1996 and 1995 was
 .064%, .23% and .23% of assessable deposits.

         Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

FEDERAL HOME LOAN BANK SYSTEM

         The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at September 30, 1997 of $2.1 million. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance. At September 30, 1997, the Bank had $23.5 million in FHLB advances.

         The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended September 30, 1997, 1996 and 1995, dividends from the FHLB to the Bank amounted to approximately $127,000, $121,000 and $114,000, respectively. If dividends were reduced, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts. The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $47.8 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $47.8 million, the reserve requirement is $1.4 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

HOLDING COMPANY REGULATION

         The Company, if utilized, will be a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. The Bank must notify the OTS 30 days before declaring any dividend to the Company.

         As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that the Bank continues to be a QTL. See "-- Federal Savings Institution Regulation-- QTL Test" for a discussion of the QTL requirements. Upon any non-supervisory acquisition by the Company of another savings association, the Company would become a multiple savings and loan holding company (if the acquired institution is held as a separate subsidiary) and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, as amended (the "BHC Act"), subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. Previously proposed legislation would have treated all savings and loan holding companies as bank holding companies and limit the activities of such companies to those permissible for bank holding companies. See "Risk Factors -- Financial Institution Regulation and Possible Legislation."

         The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the OTS; from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association. The HOLA also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by the HOLA; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

FEDERAL SECURITIES LAWS

         The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

         The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

                            MANAGEMENT OF THE COMPANY

         The Board of Directors' of the Company is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Mrs. Barbara M. Ecker and Messrs. R. Peter Haentjens, Jr. and William J. Spear, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Paul L. Conard, John P. Lavelle and Michael J. Leib, has a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of Mrs. E. Lee Beard and Messrs. William R. Davidson and Thomas L. Kennedy, has a term of office expiring at the third annual meeting of stockholders. Information concerning the principal occupations, employment and other information concerning the directors and officers of the Company during the past five years is set forth under "Management of the Bank -- Biographical Information."

         The Company has established an Audit Committee of the Board of Directors, consisting of the following members: Barbara M. Ecker (Chair), Paul
L. Conard, John P. Lavelle, Michael J. Leib and William J. Spear. The Company has also established a Personnel and Compensation Committee of the Board of Directors, consisting of the following members: John P. Lavelle (Chair), E. Lee Beard, William R. Davidson, Thomas L. Kennedy and Michael J. Leib.


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
         The following individuals are the executive officers of the Company and hold the offices set forth below opposite their names.

     NAME                      POSITION(S) HELD WITH COMPANY
     ----                      -----------------------------

     Thomas L. Kennedy         Chairman of the Board

     E. Lee Beard              Director, President and Chief Executive Officer

     Patrick J. Owens, Jr.     Chief Financial Officer, Treasurer and Secretary


         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal at the discretion of the Board of Directors.

DIRECTOR COMPENSATION

         Since the formation of the Company, none of the executive officers, directors or other personnel has received remuneration from the Company. Directors of the Company will receive an annual retainer of $4,000 but will not receive additional fees for meetings of the Board of Directors of the Company. For information regarding fees paid to the Bank's Board of Directors see "Management of the Bank - Director Compensation."

                             MANAGEMENT OF THE BANK

DIRECTORS

         The following table sets forth certain information regarding the Board of Directors of the Bank.

                                           POSITION(S) HELD WITH THE        DIRECTOR     TERM
          NAME                AGE(1)                  BANK                   SINCE     EXPIRES
-------------------------     ------      -------------------------------   --------   -------
Thomas L. Kennedy               53        Chairman of the Board and           1985      2001
                                          General Counsel
E. Lee Beard                    46        Director, President and Chief       1993      2001
                                          Executive Officer
Paul L. Conard                  64        Director                            1989      2000
William R. Davidson             61        Director                            1988      2001
Barbara M. Ecker                55        Director                            1987      1999
R. Peter Haentjens, Jr.         52        Director                            1981      1999
John P. Lavelle                 66        Director                            1972      2000
Michael J. Leib                 49        Director                            1989      2000
William J. Spear                61        Director                            1981      1999

----------------
(1)      As of September 30, 1997

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following table sets forth certain information regarding the executive officers of the Bank who are not also directors.

          NAME               AGE (1)            POSITION(S) HELD WITH BANK
-------------------------    -------      --------------------------------------

Patrick J. Owens, Jr.           54        Senior Vice President, Chief
                                          Financial Officer
Joseph K. Osiecki               59        Senior Vice President, Loan Division
Gary M. Gatski                  43        Senior Vice President, Retail Division
Bernard M. Miskin               46        Senior Vice President, Operations
                                          Division/Compliance

---------------
(1)   As of September 30, 1997


         Each of the executive officers of the Bank will retain his/her office in the converted Bank until their re-election at the annual meeting of the Board of Directors of the Bank, held immediately after the first annual meeting of stockholders subsequent to the Conversion, and until their successors are elected and qualified or until they are removed or replaced. Officers are subject to re-election by the Board of Directors annually.

BIOGRAPHICAL INFORMATION

DIRECTORS

Thomas L. Kennedy. Mr. Kennedy has been a practicing attorney for the past 28 years. He is a shareholder in the law firm of Kennedy and Lucadamo, P.C. On November 18, 1997, Mr. Kennedy became the General Counsel of the Bank, although he also remains a shareholder in his law firm.

E. Lee Beard. Mrs. Beard has served as President and Chief Executive Officer since January 1993. Prior to 1993, Mrs. Beard spent 15 years in the thrift industry in the Washington, D.C. area. She served as an Executive Vice President of Citizens Savings Bank in Silver Spring, Maryland, Senior Vice
President/Treasurer for Perpetual Savings Bank and is a Certified Public Accountant.

Paul L. Conard. Mr. Conard is a retired university Administrator from Bloomsburg University, Bloomsburg, Pennsylvania where he had been Assistant Vice President of Administration since 1964.

William R. Davidson, Ph.D. Mr. Davidson is a retired Superintendent from the Pottsville City School District, Pottsville, Pennsylvania where he had been a Superintendent from 1973-1993. He is currently an adjunct faculty member at Widener University and part-time instructor at Penn State Schuylkill Campus.

Barbara M. Ecker. Mrs. Ecker has been employed as an Accountant at Hazleton St. Joseph Medical Center, Hazleton, Pennsylvania since 1993. Prior to 1993, Mrs. Ecker served as a Tax Accountant and Tax Department Administrator with Parente, Randolph, Orlando, Carey & Associates, Hazleton, Pennsylvania and is a Certified Public Accountant. Prior to 1989, she worked in the banking industry and was an Adjunct Professor of banking and accounting.

R. Peter Haentjens, Jr. Mr. Haentjens is employed as a Vice President, General Manager of Hazleton Pumps, Inc., Hazleton, Pennsylvania (former Barrett, Haentjens, & Co.).

The Honorable John P. Lavelle. Judge Lavelle was a general practitioner of law for 18 years before election to the bench. He was elected President Judge for the Court of Common Pleas of Carbon County, Pennsylvania in 1977 and has served continuously since that time.

Michael J. Leib. Mr. Leib has been president of Weatherly Casting & Machine Company, Weatherly, Pennsylvania since November 1989.

William J. Spear. Mr. Spear has been owner and President of Hazle Drugs, Inc., Hazleton, Pennsylvania, a retail pharmacy, since 1969.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Patrick J. Owens, Jr. Mr. Owens joined the Bank as a Chief Financial Officer in 1992. In 1993, Mr. Owens was promoted to his current position of Senior Vice President and Chief Financial Officer. Prior to 1992, Mr. Owens was employed in the thrift industry for twenty-eight (28) years in the Philadelphia, Pennsylvania area.

Gary M. Gatski. Mr. Gatski joined the Bank as a loan officer in 1973 and became Assistant Vice President of Loan Administration in September 1984. He was promoted to Vice President of Loan Administration in January 1985 and in 1993 was promoted to his current position of Senior Vice President of the Retail Division.

Joseph K. Osiecki. Mr. Osiecki joined the Bank as a Senior Vice President-Chief Lending Officer in July 1993. Prior to 1993, Mr. Osiecki served as a Commercial Lender with various commercial banks and thrifts in Luzerne County, Pennsylvania.

Bernard M. Miskin. Mr. Miskin joined the Bank as an Internal Auditor in 1992. He was promoted to Senior Vice President Operations Division/Compliance in 1995. Prior to joining First Federal, Mr. Miskin worked in the thrift and commercial bank industry in Northeast Pennsylvania.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS OF THE BANK AND COMPANY

         The Bank's Board of Directors meets once per month and may have additional special meetings called in the manner specified in the Bylaws.

         The Board of Directors of the Bank has established the following committees:

         The Audit Committee consists of Barbara M. Ecker (Chair), Paul L. Conard, John P. Lavelle, Michael J. Leib and William J. Spear. The purpose of this committee is to oversee both internal and external audit activities. The Audit Committee generally meets at least six times a year and met six times during the fiscal year ended September 30, 1997.

         The Business Development/Marketing Committee consists of William R. Davidson (Chair), Paul L. Conard, R. Peter Haentjens, Jr., William R. Davidson, John P. Lavelle and William J. Spear. The Business Development/Marketing Committee meets every other month, if necessary, or as needed and is responsible for branch locations and physical properties, marketing and business development plans of the Bank. The Business Development/Marketing Committee met six times during the fiscal year ended September 30, 1997.

         The Finance Committee consists of Michael J. Leib (Chair), Paul L. Conard, William R. Davidson, Barbara M. Ecker and R. Peter Haentjens, Jr. The Finance Committee meets every other month, if necessary, or as needed and is responsible for ALCO, interest rate risk management, budget reviews and personnel matters. The Finance Committee met eight times during the fiscal year ended September 30, 1997.

         The Loan Committee consists of William J. Spear (Chair), Thomas L. Kennedy, Barbara M. Ecker and E. Lee Beard. The Loan Committee meets twice a month, if necessary, or as needed and met 19 times during the fiscal year ended September 30, 1997.

         The Personnel and Compensation Committee consists of John P. Lavelle (Chair), E. Lee Beard, William R. Davidson, Thomas L. Kennedy and Michael J. Leib.

DIRECTOR COMPENSATION

         All directors receive an annual retainer of $10,500 a year, paid quarterly, and $325 for each Board meeting attended. All non-employee directors of the Bank also receive $325 for each committee meeting attended. Directors may defer receipt of fees under the Deferred Compensation Plan for key employees of the Bank. See "Executive Compensation--Deferred Compensation Plan."

ADVISORY BOARDS

         The Bank has three advisory boards serving Schuylkill, Bloomsburg and Lehighton Counties. Each advisory board meets four times per year. Such Advisory Boards, which are composed of members of the Bank's Board of Directors, officers of the Bank and other members of the communities that the Bank serves are designed to provide the Bank with a forum for exchanging ideas with members of its local communities so that the Bank may better serve the needs of its customers and communities it serves. Each director of the Bank and the other non-employees of the Bank who serve on the Advisory Boards receive $150 for each meeting attended.

DIRECTOR EMERITUS

         Effective January 1, 1998, the Bank entered into a consulting agreement with a director emeritus. The consulting agreement provides for a one-year term and a $10,000 annual consulting fee. The Director Emeritus is required to attend six (6) Advisory Board meetings and to be available for advice and counsel at the request of the Board of Directors. The Director Emeritus will not receive Advisory Board meeting fees.

EXECUTIVE COMPENSATION

         Cash Compensation. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the fiscal year ended September 30, 1997, to the Chief Executive Officer and to executive officers of the Bank who received cash compensation in excess of $100,000 ("Named Executive Officers").

                                                                                         LONG-TERM COMPENSATION
                                                                                   ---------------------------------
                                                      ANNUAL COMPENSATION (1)               AWARDS           PAYOUTS
                                               ---------------------------------------------------------------------
                                                                         OTHER                  SECURITIES
                                                                         ANNUAL     RESTRICTED   UNDERLYING    LTIP   ALL OTHER
           NAME AND PRINCIPAL           FISCAL                        COMPENSATION STOCK AWARDS OPTIONS/SARS PAYOUTS COMPENSATION
             POSITIONS (1)               YEAR   SALARY($)   BONUS($)     ($)(2)         ($)         ($)        ($)      ($)(3)
---------------------------------------------------------------------------------------------------------------------------------
E. Lee Beard .......................     1997  $148,770.18 $31,241.74      --           --          --         --     $4,409.16
  President and Chief Executive Officer

---------------
(1) Under Annual Compensation, the column titled "Salary" and "Bonus" includes amounts deferred by the Named Executive Officer.

(2) For fiscal year 1997, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year;
         (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For fiscal year 1997, the Bank had no restricted stock or stock related plans in existence.

(3) Other compensation consists of the Bank's matching contribution under the Bank's 401(k) Plan.

EMPLOYMENT AGREEMENTS

         Upon consummation of the Conversion, the Bank and the Company intend to enter into employment agreements (collectively, the "Employment Agreements") with E. Lee Beard and Thomas L. Kennedy (individually, the "Executive"). The Employment Agreements are subject to the review and approval of the OTS and may be amended as a result of such OTS review. Review of compensation arrangements by the OTS does not indicate, and should not be construed to indicate, that the OTS has passed upon the merits of such arrangements. The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Ms. Beard and Mr. Kennedy.

         The Employment Agreements provide for a three-year term. The Bank Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Company Employment Agreements shall be extended on a daily basis, unless written notice of non-renewal is given by the Board of the Company. The Bank and Company Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will be effective for such Employment Agreements for Ms. Beard and Mr. Kennedy will be $182,000, and $118,000, respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to similarly situated executive personnel. The Employment Agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the Employment Agreements by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the Employment Agreements. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Employment Agreement. Upon any termination of the Executive, the Executive is subject to a covenant not to compete with the Company or the Bank for one year.

         Under the agreements, if involuntary termination or under certain circumstances, voluntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

         Payments to the Executive under the Bank employment agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company Employment Agreements would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Pennsylvania law, respectively. In the event of a change in control of the Bank or Company, the total amount of payments due under the Agreements, based solely on the base salaries to be paid to Ms. Beard and Mr. Kennedy effective upon the consummation of the Conversion and excluding any benefits under any employee benefit plan which may be payable, would be approximately $900,000.

CHANGE IN CONTROL AGREEMENTS

         Upon Conversion, the Bank intends to enter into two-year Change in Control Agreements (the "Bank CIC Agreements") with four senior vice presidents, none of whom will be covered by an Employment Agreement. The Company also intends to enter into a two-year Change in Control Agreement with Patrick J. Owens, Jr. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The Company Change in Control Agreement shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The Bank and Company CIC Agreements will provide that in the event involuntary termination or, under certain circumstances, voluntary termination follows a change in control of the Bank or the Company, the officer would be entitled to receive a severance payment equal to three times the officer's average annual compensation for the five most recent taxable years preceding termination. The Company and Bank would also continue and pay for the officer's life, health and disability coverage for 24 months following termination. Payments to the officer under the Bank's CIC Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. In the event of a change in control of the Bank or Company, the total payments that would be due under the Change in Control agreements, based solely on the current annual compensation paid to the four senior vice presidents covered by the Change in Control Agreements and excluding any benefits under any employee benefit plan which may be payable, would be approximately $945,000.

EMPLOYEE SEVERANCE COMPENSATION PLAN

         The Bank's Board of Directors, upon consummation of the Conversion, intends to establish the First Federal Bank Employee Severance Compensation Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company. Management personnel with employment or CIC agreements are not eligible to participate in the Severance Plan. Generally, all employees are eligible to participate in the Severance Plan if they have completed at least six months of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least six months of service, the participant will be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 199% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan were triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $1.9 million. However, it is management's belief that substantially all of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the Severance Plan would be considerably less than the total amount that could possibly be paid under the Severance Plan.

INSURANCE PLANS

         All full-time employees of the Bank, upon completion of the applicable introductory period, are covered as a group for comprehensive hospitalization, including major medical and long-term disability insurance. Life insurance is also provided to employees and directors.

BENEFITS

         PERFORMANCE INCENTIVE PLAN. The Bank maintains the First Federal Savings and Loan Association of Hazleton Performance Incentive Plan ("Performance Incentive Plan"). The Performance Incentive Plan was designed by senior officers and approved by the Board to give all employees an incentive for effectively operating the Bank. The Performance Incentive Plan provides all employees an opportunity to earn quarterly cash payments, equal to a certain percentage of their base salaries upon the attainment of specific performance goals. In establishing the performance goals the Bank considers the following financial criteria: (i) net income before taxes; (ii) net burden ratio; and
(iii) earnings on assets.

         RETIREMENT PLAN. The Bank participates in the Financial Institutions Retirement Fund (the "Retirement Fund") to provide retirement benefits for eligible employees. Employees are eligible to participate in the Retirement Plan after the completion of 12 consecutive months of employment with the Bank and the attainment of age 21. Hourly paid employees are excluded from participating in the Retirement Plan. Benefits payable to a participant under the Retirement Plan are based on the participant's years of service and salary. The formula for normal retirement benefits payable annually under the Retirement Plan is 2% multiplied by years of benefit service multiplied by the average of the participant's highest three years of salary paid by the Bank. A participant may elect early retirement as early as age 45. However, such participant's normal retirement benefits will be reduced by an early retirement factor based on an age at early retirement. Participants generally have no vested interest in Retirement Plan benefits prior to the completion of five years of service with the Bank. Following the completion of five years of vesting service, or in the event of a participant's attainment of age 65, death or termination of employment due to disability, a participant will become 100% vested in the accrued benefits under the Retirement Plan. The table below reflects the pension benefit payable to a participant assuming various levels of earnings and years of service.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the period ended September 30, 1997.

                                    YEARS OF BENEFIT SERVICE
                    --------------------------------------------------------
    FIVE YEAR
     AVERAGE
  COMPENSATION         15          20          25          30          35
-----------------   --------    --------    --------    --------    --------
    $ 15,000        $  5,000    $  6,000    $  8,000    $  9,000    $ 11,000
      30,000           9,000      12,000      15,000      18,000      21,000
      45,000          14,000      18,000      23,000      27,000      32,000
      60,000          18,000      24,000      30,000      36,000      42,000
      75,000          23,000      30,000      38,000      45,000      53,000
      90,000          27,000      36,000      45,000      54,000      63,000
     105,000          32,000      42,000      53,000      63,000      74,000
     120,000          36,000      48,000      60,000      72,000      84,000
     135,000          41,000      54,000      68,000      81,000      95,000
     150,000        $ 45,000    $ 60,000    $ 75,000    $ 90,000    $105,000

        The benefits listed in the table above for the Retirement Plan are not subject to a deduction for Social Security benefits or any other offset amount. As of September 30, 1997, E. Lee Beard had three years and nine months of credited service.


         SAVINGS PLAN. The Bank maintains the First Federal Savings and Loan Association of Hazleton Savings Plan (the "401(k) Plan"), a tax-qualified plan under Section 401(a) of the Code with a cash or deferred arrangement under
Section 401(k) of the Code. Employees, other than employees paid on an hourly basis, become eligible to participate in the 401(k) Plan upon the completion of six months of service and the attainment of age 21. An employee's first service period is the six-month period beginning on the employee's date of hire. Subsequent service periods begin on January 1 and end on December 31.

         Under the 401(k) Plan, participants may elect to have the Bank contribute up to 10% of their compensation to the 401(k) Plan, subject to certain limitations imposed by the Code. The Bank currently makes matching contributions to the 401(k) Plan equal to 100% of the first 2% and 50% of any additional percentage up to 4% of compensation deferred by a participant. The Board periodically reviews the level of matching contributions under the 401(k) Plan and has the discretion to change the match from time to time.

         Currently, participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds. In connection with the Conversion, the Bank intends to amend the 401(k) Plan to permit plan participants to invest their account balances in Company Common Stock through an Employer Stock Fund. Participants may utilize their subscription rights to purchase stock in the Conversion but may not purchase more than $175,000 in aggregate value of the Common Stock in the Conversion (subject to the overall purchase limitations). A participant's ability to direct all or some of his vested account to purchase Common Stock in the Offering will be dependent upon such individual being an Eligible Account Holder or Supplemental Eligible Account Holder. A participant may directly vote shares of Common Stock held in his or her 401(k) Plan account.

         Participants are always 100% vested in their elective deferrals and related earnings under the 401(k) Plan. Participants become fully vested in matching contributions and related earnings upon the completion of four years of vesting service. Participants also become 100% vested in matching contributions and related earnings upon the earlier of attainment of normal retirement age (age 65), death or disability. Participants may receive distributions from the 401(k) Plan in the form of a lump sum cash payment.

         DEFERRED COMPENSATION PLAN. The Bank maintains the Deferred Compensation Plan for Key Employees of First Federal Savings and Loan Association of Hazleton, a non-qualified deferred compensation plan which provides key employees and directors an opportunity to defer receipt of a portion of their compensation, including any bonuses, payable to them by the Bank until a separation from service or death. Upon a participant's separation from service the participant shall receive his or her account balance in a lump sum cash payment unless the participant elects to receive installment payments over a period of time not to exceed ten years. In the event of a participant's death, the value of the participant's account balance shall be paid to a designated beneficiary or, if none, by the participant's surviving spouse or estate in a single sum cash payment. If a participant owes any amounts to the Bank at the time of his or her distribution, the Bank has the right to offset such amounts against the participant's account balance.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank intends to implement a supplemental executive retirement plan to provide for supplemental benefits to employees whose benefits under the ESOP and/or 401(k) Plan are reduced by limitations imposed by the Code. From time to time, the Board will designate which employees may participate in this additional supplemental executive retirement plan. This supplemental executive retirement plan will be an "unfunded" promise to pay supplemental benefits in the future and the benefits under the plan remain subject to the claims of the Bank's general creditors until they are paid to plan participants. The Bank may establish a grantor trust in connection with the plan to satisfy the obligations of the Bank under the plan. The grantor trust would be permitted to invest in a wide-variety of investments, including Company Common Stock.

         EMPLOYEE STOCK OWNERSHIP PLAN. The Bank intends to establish an Employee Stock Ownership Plan and related trust in connection with the Conversion. Employees, other than hourly paid employees employed with the Bank as of the effective date of the conversion and attainment of age 21 shall become participants in the ESOP immediately. Eligible employees employed after the effective date of the Conversion, shall become participants in the ESOP upon the attainment of age 21 and the completion of six months of service. An employee's first eligibility computation period will be the six-month period beginning of the employee's date of hire. Subsequent eligibility computation periods will begin on January 1 and end on December 31. Participants will become fully vested in their benefits under the ESOP upon the completion of four years of service (with credit for prior service). Participants will also become 100% vested in their benefits upon the attainment of normal retirement age (age 65), death, disability, or upon a change in control of the Bank or Company. Benefits become payable in a lump sum upon death, retirement, disability or separation from service.

         The ESOP intends to purchase 8% of the Common Stock issued in the Conversion, including the issuance of shares to the Foundation. As part of the Conversion and in order to fund the ESOP's purchase of the Common Stock issued in the Conversion, the ESOP intends to borrow 100% of the aggregate purchase price of the Common Stock either from the Company or a third party lender. In either case, the loan will have a 10 year term and be repaid principally from the Bank's contribution's to the ESOP. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since the participants are all employees of the Bank or to reimburse the Company for contributions made by it. Contributions to the ESOP will be discretionary; however, the Company or the Bank intend to make annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. The interest rate for the loan is expected to be the prime rate. The contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         Shares purchased by the ESOP will initially be pledged as collateral for the loan and will be held in a suspense account until released for allocation among participants as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation.

         In connection with the establishment of the ESOP, a Committee of the Board of Directors was appointed to administer the ESOP (the "ESOP Committee"). An unrelated corporate trustee for the ESOP will be appointed prior to the Conversion and continuing thereafter. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. The trustee will vote the unallocated shares (i.e., those held in the suspense account) and allocated shares for which the trustee receives no instructions in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding the allocated stock, provided that such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank intends to implement a non-qualified Management Supplemental Executive Retirement Plan ("MSERP") to provide certain officers and highly compensated employees of the Bank and its affiliates, including the Company, with additional retirement benefits. The MSERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the MSERP are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) first reducing the number determined by
(i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the MSERP vest in 20% annual increments over a five year period commencing as of the date of a Participant's participation in the MSERP. The vested portion of the MSERP Participant's benefits are payable to the Participant upon Retirement (as defined in the ESOP) or to the Participant's beneficiary in the event of the Participant's death.

         STOCK-BASED INCENTIVE PLAN. Following the Conversion, the Board of Directors of the Company intends to adopt the Stock-Based Incentive Plan which will provide for the granting of options to purchase Common Stock ("Stock Options"), Common Stock ("Stock Awards"), Limited Option Rights and Limited Stock Rights to eligible officers, employees, and directors of the Company and Bank. The Company may provide such stock based benefits under the Stock-Based Incentive Plan or may establish one or more separate plans which would provide for the benefits described herein.

         In the event the Stock-Based Incentive Plan (or any separate plan(s)) is adopted within one year after conversion, OTS regulations require such plan to be approved by a majority of the Company's stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the Conversion. Under the Stock-Based Incentive Plan, the Company may grant Stock Options in an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (558,900 shares based upon the maximum of the Estimated Price Range), and intends to grant Stock Awards in an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (223,560 shares based upon the maximum of the Estimated Price Range) any Common Stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients. The plan may be funded through a purchase of Common Stock by a trust established in connection with the Stock-Based Incentive Plan (or any separate plan(s)) or from authorized but unissued shares. The Board intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the Stock-Based Incentive Plan. In the event that additional authorized but unissued shares are acquired by the Stock-Based Incentive Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."


         The grants of Stock Options and Stock Awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a propriety interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. All employees of the Company and its subsidiaries, including the Bank, will be eligible to participate in the Stock-Based Incentive Plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be Incentive or Non-Statutory Stock Options, as defined below, the number of shares subject to each stock option and Stock Award, the exercise price of each Non-Statutory Stock Option, whether Stock Options may be exercised by delivering other shares of Common Stock, and when Stock Options become exercisable or Stock Awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the Stock-Based Incentive Plan directors may receive only grants of Non-Statutory Stock Options. If the plan is adopted within one year after conversion, OTS regulations provide that no individual officer or employee of the Bank may receive more than 25% of the stock options available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the Stock-Based Incentive Plan (or any separate plan for directors). OTS regulations also provide that no individual officer or employee of the Bank may receive more than 25% of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for directors).

         The Stock-Based Incentive Plan will provide for the grant of: (i)
Stock Options intended to qualify as incentive Stock Options under Section 422 of the Code ("Incentive Stock Options"); (ii) Stock Options that do not so qualify ("Non-Statutory Stock Options"); and (iii) limited option rights ("Limited Option Rights"). Limited Option Rights are exercisable only upon a change in control of the Bank or the Company. Subject to OTS regulations, upon exercise of Limited Option Rights, the recipient will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of any unexercised Stock Option, whether exercisable or unexercisable at such time, and the fair market value of the shares of Common Stock subject to the Stock Option on the date of exercise of the right in lieu of purchasing the Common Stock underlying the Stock Option. It is anticipated that all Stock Options granted contemporaneously with stockholder approval of the Stock-Based Incentive Plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Code. Unless sooner terminated, the Stock-Based Incentive Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's Stockholders. Subject to stockholder approval, the Company intends to grant Stock Options with Limited Option Rights under the plan at an exercise price equal to at least the fair market value of the underlying Common Stock on the date of grant.

         An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to the Company as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the Common Stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to the Company for tax purposes. In the case of Limited Rights, the option holder will have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company will be entitled to a deduction for federal income tax purposes of the amount paid.

         The Stock-Based Incentive Plan will provide for the granting of Stock Awards and Limited Stock Rights. Limited Stock Rights would be exercisable by participants upon a change in control of the Company or Bank as described in the plan. Subject to OTS regulations, upon the exercise of a Limited Stock Right, the recipient will be entitled to receive a cash payment equal to the fair market value of all unvested Stock Awards in exchange for any rights to such unvested Stock Awards. Grants of Stock Awards, and Limited Stock Rights, to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of the Bank, actual performance of the Bank as compared to targeted goals such as the ratio of the Bank's net worth to total assets, the Bank's return on average assets, or such other performance standards as determined by the committee with the approval of the Board of Directors.

         When a participant becomes vested with respect to Stock Award, the participant will realize ordinary income equal to the fair market value of the Common Stock at the time of vesting (unless the participant made an election pursuant to Section 83(b) of the Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for the Bank. When restricted Stock Awards become vested and shares of Common Stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of Stock Awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

         The vesting periods for awards under the Stock-Based Incentive Plan will be determined by the Committee administering the Plan. If the Stock-Based Incentive Plan (or any separate plans for employees and directors) is adopted within one year after conversion, awards would become vested and exercisable subject to applicable OTS regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and thereafter vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock Options could be exercisable for three months following the date on which the employee or director ceases to perform services for the Bank or the Company, except that in the event of death or disability, options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by the Company. In the case of death or disability, Stock Options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. In the event of retirement, if the optionee continues to perform services as a director or consultant on behalf of the Bank, the Company or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. In the event of death, disability or normal retirement, the Company, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

         Subject to any applicable regulatory requirements, the Stock-Based Incentive Plan (or any separate plans for employees and directors) may be amended subsequent to the expiration of the one-year period to provide for accelerated vesting of previously granted Stock Options or Stock Awards in the event of a change in control of the Company or the Bank. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The Bank currently makes loans to its executive officers and directors on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers and directors be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 1997, 39 of the Bank's executive officers or directors had loans with outstanding balances totaling $724,000 in the aggregate. All such loans were made by the Bank in the ordinary course of business, with no favorable terms and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

         The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

OTHER TRANSACTIONS WITH AFFILIATES

         The Bank utilizes the services of the law firm of Kennedy and Lucadamo, P.C., of which Mr. Kennedy, the Chairman of the Board and general counsel of the Bank is a member, for a variety of legal work relating to the ordinary course of the Bank's business. For each of fiscal years 1996 and 1997, the Bank paid less than $60,000 per year to such law firm.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the number of shares of Common Stock the Bank's officers and directors and their associates propose to purchase, assuming shares of Common Stock are issued at the minimum and maximum of the Estimated Price Range, including the effect of shares issued to the Foundation, and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all directors and officers as a group.


                                                          AT THE MINIMUM OF THE           AT THE MAXIMUM OF THE
                                                          ESTIMATED PRICE RANGE           ESTIMATED PRICE RANGE
                                                      ------------------------------   -----------------------------
                                                                             AS A                            AS A
                                                                          PERCENT OF                      PERCENT OF
                                                      NUMBER OF             SHARES       NUMBER OF          SHARES
NAME                                      AMOUNT(1)    SHARES                SOLD         SHARES            SOLD
-------------------------------------    ----------   ---------           ----------     ---------        ----------
DIRECTORS AND EXECUTIVE OFFICERS:

Thomas L. Kennedy ...................    $  400,000      38,000 (2)          1.00%          40,000           0.77%
E. Lee Beard ........................       175,000      17,500              0.46           17,500           0.34
Paul L. Conard ......................        25,000       2,500              0.07            2,500           0.05
William R. Davidson .................        90,000       9,000              0.24            9,000           0.17
Barbara M. Ecker ....................       250,000      25,000              0.65           25,000           0.48
R. Peter Haentjens, Jr. .............       175,000      17,500              0.46           17,500           0.34
John P. Lavelle .....................       175,000      17,500              0.46           17,500           0.34
Michael J. Leib .....................       200,000      20,000              0.52           20,000           0.39
William J. Spear ....................       100,000      10,000              0.26           10,000           0.19
Patrick J. Owens, Jr. ...............        35,000       3,500              0.09            3,500           0.07
Joseph K. Osiecki ...................        75,000       7,500              0.20            7,500           0.14
Gary M. Gatski ......................       150,000      15,000              0.39           15,000           0.29
Bernard M. Miskin ...................        20,000       2,000              0.05            2,000           0.04
                                         ----------     -------              ----          -------           ----
     All Directors and Executive ....    $1,870,000     185,000              4.83%         187,000           3.61%
                                         ==========     =======              ====          =======           ====

     Officers as a Group (13 persons)

Other officers (6 persons) ..........    $   98,500       9,850              0.26%           9,850           0.19%
All Directors and Officers as a Group
(19 persons) ........................    $1,968,500     194,850              5.09%         196,850           3.80%
                                         ==========     =======              ====          =======           ====

------------


(1) Includes proposed subscriptions, if any, by associates. Also includes funds from the Bank's 401(k) Plan which may be used to purchase shares of Common Stock under such plan's new employer stock fund investment option. See " -- Benefits -- Savings Plan." Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation.



(2) Represents the maximum amount of shares that may be purchased at the minimum of the Estimated Price Range, by a person, together with associates or persons acting in concert with such person, which, pursuant to the Plan of Conversion, is 1% of the Common Stock offered.

                                 THE CONVERSION

         THE BOARD OF DIRECTORS OF THE BANK AND THE OTS HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY. THE OTS NEITHER APPROVED NOR DISAPPROVED THE ESTABLISHMENT OF THE FOUNDATION.

GENERAL


         The Bank's Board of Directors, on November 18, 1997, unanimously adopted, subject to approval by the OTS, the Plan pursuant to which the Bank will be converted from a federally-chartered mutual savings bank to a federally-chartered capital stock savings bank and subsequently amended the Plan on February 10, 1998. It is currently intended that all of the outstanding capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan was approved by the OTS, subject to, among other things, approval of the Plan by the Bank's members. A special meeting of members has been called for this purpose to be held on _______________, 1997.


         The Company has received the approval of the OTS to become a savings and loan holding company and to acquire all of the Common Stock of the Bank to be issued in the Conversion. The Company plans to purchase the shares of issued and outstanding capital stock of the Bank in exchange for 50% of the net proceeds and retain the remaining net proceeds. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company or the Bank, if the holding company form of organization is not utilized, to be issued pursuant to the Plan.

         The Plan provides that the Board of Directors of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use a holding company form. Such reasons may include possible delays resulting from overlapping regulatory processing or policies which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies. In the event such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the OTS, the Bank will issue and sell the Common Stock of the Bank and subscribers will be notified of the elimination of a holding company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions), and notified of the time period within which the subscriber must affirmatively notify the Bank of his intention to affirm, modify or rescind his subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, and Other Members. Subsequent to the Subscription Offering, any remaining shares will be offered in a Community Offering with preference given to natural persons residing in the Bank's Local Community. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. The Bank has the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or in the Syndicated Community Offering. See " -- Community Offering" and " -- Syndicated Community Offering."

         The aggregate price of the shares of Common Stock to be sold in the Conversion within the Estimated Price Range, currently estimated to be between $38.3 million and $51.8 million, will be determined based upon an independent appraisal, prepared by Keller of the estimated pro forma market value of the Common Stock of the Company. All shares of Common Stock to be issued and sold in the Conversion, will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Subscription and Community Offerings, if all shares are subscribed for, or at the completion of the Syndicated Community Offering. The appraisal has been performed by Keller, a consulting firm experienced in the valuation and appraisal of savings institutions. See " -- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Common Stock.


         The following is a brief summary of the material aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available for inspection at each branch of the Bank and at the Northeast Region and Washington, D.C. offices of the OTS.


ESTABLISHMENT OF THE CHARITABLE FOUNDATION

         General. In furtherance of the Bank's long-standing commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Bank's Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and the communities in which the Bank operates and thereby enables such communities to share in the potential growth and success of the Company and the Bank over the long term. By further enhancing the Bank's visibility and reputation in the communities in which it operates, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise.

         The Foundation would be dedicated to the promotion of charitable purposes within the communities in which the Bank operates, including, but not limited to, providing grants or donations to support housing assistance, not-for-profit medical facilities, community groups and other types of organizations or projects. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the establishment of the Foundation may materially affect the pro forma market value of the Common Stock. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See " -- Stock Pricing."


         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable purposes within the communities in which the Bank operates. The Bank has long emphasized community lending and community development activities and currently has a "satisfactory" Community Reinvestment Act ("CRA") rating. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. Indeed, the Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. Since the Bank already engages in community development activities, the Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Boards of Directors of the Bank and Company also believe that the funding of the Foundation with Common Stock of the Company is a means of enabling the communities in which the Bank operates to share in the potential growth and success of the Company long after completion of the Conversion. The Foundation accomplishes that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation would also enable the Company and the Bank to develop a unified charitable donation strategy and would centralize the responsibility for administration and allocation of corporate charitable funds. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities. The Bank expects in future periods to continue making charitable contributions within its communities.



         Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. It is currently anticipated that the Foundation's board of directors will be comprised of five members, four of whom will be individuals elected from existing directors and officers of the Bank. It is also anticipated that the fifth director will be an individual selected from the Bank's community. As a result, it is expected that less than a majority of the Bank's directors will also serve as directors of the Foundation. The officers and directors of the Bank and Company that are expected to serve on the Board of Directors of the Foundation consist of Ms. Beard and Messrs. Kennedy, Gatski and Anthony N. Cusatis (Vice President, Marketing, Public Relations and Business Development for the Bank), who intend to purchase 17,500, 40,000, 15,000 and 5,000 shares of Common Stock in the Conversion, respectively. At the supermaximum of the Estimated Price Range, such purchases equal 0.29%, 0.67%, 0.25% and 0.08%, respectively, or 1.29% in the aggregate of the total number of shares to be issued in the Conversion including shares issued to the Foundation. On an on-going basis, a Nominating Committee of the board of directors of the Foundation, will nominate individuals eligible for election to the board of directors of the Foundation. The members of the Foundation, who are comprised of its board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as directors of the Foundation qualify as members of the Foundation with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members. A person who is a director, officer or employee of the Bank, or has the power to direct its management or policies, or otherwise owes a fiduciary duty to the Bank, and who will also serve as a director or employee of the Foundation would be subject to the requirements of OTS Conflicts of Interest Regulations.

         The authority for the affairs of the Foundation will be vested in the board of directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the stated purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's board of directors will adopt such a policy upon establishment of the Foundation. The directors will also be responsible for directing the assets of the Foundation. Pursuant to the terms of the contribution as mandated by the OTS, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the restriction would: (i) cause a violation of the law of the State of Delaware and the OTS determines that federal law would not preempt the application of the laws of the State of Delaware to the Foundation; (ii) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such legal opinion(s) by the Company or the Foundation. In the event that the OTS waived the voting restriction, the directors would direct the voting of the Common Stock held by the Foundation. However, a condition to the OTS approval of the Conversion provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of the Common Stock held by the Foundation. There will be no agreements or understandings with directors of the Foundation regarding the exercise of control, directly or indirectly, over the management or policies of the Company or the Bank, including agreements related to voting, acquisition or disposition of the Company's stock. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established.

         The Company will provide office space and administrative support services to the Foundation. Initially, the Foundation is expected to have no employees. The board of directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. It is anticipated that initially such officers will be selected from the board of directors of the Foundation. Any transaction between the Bank and the Foundation will comply with the affiliate transaction restrictions set forth in Sections 23A and 23B of the Federal Reserve Act, as amended.

         The Company proposes to capitalize the Foundation with Company Common Stock in an amount equal to 8% of the total amount of Common Stock to be sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Price Range, the contribution to the Foundation would equal 306,000, 360,000 and 414,000 shares, which would have a market value of $3.1 million, $3.6 million and $4.1 million, respectively, based on the Purchase Price of $10.00 per share. Such contribution, once made, will not be recoverable by the Company or the Bank. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation


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with a potentially larger endowment than if the Company contributed cash to the
Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock contribution, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

         The Foundation would receive working capital from any dividends that may be paid on the Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the board of directors of the Foundation, by three-fourths vote, determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets or would otherwise jeopardize the Foundation's capacity to carry out its charitable purposes. While there may be a greater risk associated with a one-stock portfolio in comparison to a diversified portfolio, the Company believes any such risk is mitigated by the ability of the Foundation's directors to sell more than 5% of its stock in such circumstances. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 4,130,100, 4,860,000 and 5,589,000 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's common stock would be diluted by 7.4%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Comparison of Valuation and Pro Forma Information With No Foundation" and "Pro Forma Data."


         Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion. The Company proposes to capitalize the Foundation with Common Stock in an amount equal to 8% of the total amount of Common Stock sold in connection with the Conversion. At the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, the contribution to the Foundation would equal 306,000, 360,000, 414,000 and 476,100 shares, respectively, which would have a market value of $3.1 million, $3.6 million, $4.1 million and $4.8 million, respectively, based on the Purchase Price of $10.00 per share. Such contribution, once made, will not be recoverable by the Company or the Bank. As a result of the establishment of the Foundation, the Estimated Price Range, as estimated by Keller, has decreased and the amount of stock available for sale in the Offerings has also correspondingly decreased. The amount of the decrease is 688,500, 810,000, 931,500 and 1,071,200 shares, or $6.9 million, $8.1 million, $9.3 million and $10.7 million at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" and "Comparison of Valuation and Pro Forma Data Information with No Foundation."


         Tax Considerations. The Company and the Bank have been advised by their independent accountants that an organization created for the above purposes will qualify as a 501(c)(3) exempt organization under the Code, and will be classified as a private foundation rather than a public charity. A private foundation typically receives its support from one person or one corporation whereas a public charity receives its support from the public. The Foundation will submit a request to the IRS to be recognized as an exempt organization after approval of the Foundation by the Bank's members at the Special Meeting being held to consider the Conversion. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's independent accountants, however, have not rendered any advice on the condition of the gift which requires that all shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock, on all proposals considered by stockholders of the Company. In the event that the Company or the Foundation receives an opinion of their tax counsel satisfactory to the OTS that compliance with the voting restriction would cause the Foundation to lose its tax-exempt status, otherwise have a material adverse tax consequence on the Foundation or subject the Foundation to an excise tax under Section 4941 of the Code, the OTS will waive such condition upon submission of such opinion(s) by the Company or the Foundation. See " --Regulatory Conditions Imposed on the Foundation."


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         A legal opinion of the OTS which addresses the establishment of charitable foundations by savings associations opines that as a general rule funds contributed to a charitable foundation should not exceed the deductible limitations set forth in the Code, and if an association's contributions exceed the deductible limit, such action must be justified by the board of directors. In addition, under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must merely be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company may deduct up to 10% of its taxable income in any one year and any contributions made by the Company in excess of the deductible amount will be deductible for federal tax purposes over each of the five succeeding taxable years. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. See "Comparison of Valuation and Pro Forma Information with No Foundation." Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma consolidated capital of $67.8 million, or 16.6% of consolidated assets and the Bank's pro forma tangible, core and risk-based capital ratios would be 12.6%, 12.6% and 24.1%, respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank and the Company and the Bank therefore believe that the amount of the charitable contribution is reasonable given the Company and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

         The Company and the Bank have received an opinion of their independent accountants that the Company's contribution of its own stock to the Foundation will not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to a limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the year in which the contribution is made for federal tax purposes. Thus, while the Company expects, based on the maximum of the Estimated Price Range, to be able to utilize for federal income tax purposes a charitable contribution deduction of approximately $450,000 in fiscal year 1998, the Company is permitted under the Code to carryover the excess of the total contribution over such 1998 deduction over a five-year period for federal income tax purposes. For Commonwealth of Pennsylvania state income tax purposes, the Company also would be able to deduct its contribution to the Foundation and to carry forward any unused portion over a five-year period, subject to the limitation based on 10% of the Company's unconsolidated annual taxable income, and provided the Company generates sufficient state taxable income on an unconsolidated basis. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that all of the federal tax deduction should be deductible over the six-year period. However, no assurances can be made that the Company will have sufficient pre-tax income over the five year period following the year in which the contribution was made to fully utilize the carryover related to the excess contribution. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other


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
factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

         Although the Company and the Bank have received an opinion of their independent accountants that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. The Bank has agreed to a limitation on the liability of its independent accountants to it solely as a result of, and to indemnify its independent accountants solely in connection with, certain claims or liabilities relating to the above-discussed federal income tax opinion except to the extent determined to have resulted from professional negligence or intentional or deliberate misconduct. See "Risk Factors -- Establishment of the Charitable Foundation." In cases of willful, flagrant or repeated acts or failures to act which result in violations of the IRS rules governing private foundations, a private foundation's status as a private foundation may be involuntarily terminated by the IRS. In such event, the managers of a private foundation could be liable for excise taxes based on such violations and the private foundation could be liable for a termination tax under the Code. The Foundation's certificate of incorporation provides that it shall have a perpetual existence. In the event, however, the Foundation were subsequently dissolved as a result of a loss of its tax exempt status, the Foundation would be required under the Code and its certificate of incorporation to distribute any assets remaining in the Foundation at that time for one or more exempt purposes within the meaning of Section 501(c)(3) of the Code, or to distribute such assets to the federal government, or to a state or local government, for a public purpose.

         As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.

         Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions imposed by the OTS: (i) the Foundation will be subject to examination by the OTS, at the Foundation's own expense; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will provide annual reports to the OTS describing grants made and grant recipients; (iv) the Foundation will operate in accordance with written policies adopted by the board of directors, including a conflict of interest policy; (v) the Foundation will not engage in self-dealing and will comply with all laws necessary to maintain its tax-exempt status; (vi) any purchases of Common Stock by the Foundation following that Conversion will be subject to OTS regulations on stock repurchases; and (vii) any shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that the OTS will waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware and the OTS determines the federal law does not preempt the application of the laws of the State of Delaware to the Foundation; (b) cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) cause the Foundation to be subject to an excise tax under


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4941 of the Code. In order for the OTS to waive such voting restriction, the
Company's or the Foundation's legal counsel must render an opinion satisfactory to OTS that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the OTS will grant a waiver of the voting restriction upon submission of such opinion(s) by the Company or the Foundation. There can be no assurances that either a legal or tax opinion addressing these issues will be rendered, or if rendered, that the OTS will grant an unconditional waiver of the voting restriction. In this regard, a condition to the OTS approval of the Conversion provides that in the event such voting restriction is waived or becomes unenforceable, the Director of the OTS, or his designees, at that time may impose conditions on the composition of the board of directors of the Foundation or such other conditions or restrictions relating to the control of the Common Stock held by the Foundation, any of which could limit the ability of the board of directors of the Foundation to control the voting of Common Stock held by the Foundation. In no event will the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

         In addition, establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the special meeting being held to consider the Conversion. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Common Stock being offered for sale in the Offering since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. See "Comparison of Valuation and Pro Forma Information With No Foundation."

PURPOSES OF CONVERSION

         The Bank, as a federally-chartered mutual savings and loan association, does not have shareholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings institutions. The Conversion will enhance the Bank's ability to access capital markets, expand its current operations, acquire other financial institutions or branch offices, provide affordable home financing opportunities to the communities it serves or diversify into other financial services to the extent allowable by applicable law and regulation. The Conversion would also position the Bank for a conversion to a commercial bank charter if the Board of the Bank chooses to do so in the future.

         The holding company form of organization, if used, would provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.


         The potential impact of the Conversion upon the Bank's capital base is significant. The Conversion will significantly increase the Bank's capital position to a level whereby the Bank will be better positioned to take advantage of business opportunities and engage in activities which, prior to Conversion, would have been more difficult for the Bank to engage in and still continue to meet its status as a "well capitalized" institution. At September 30, 1997, the Bank had total equity, determined in accordance with

GAAP, of $28.5 million, or 7.7% of total assets, which approximated the Bank's regulatory tangible capital at that date of 7.4% of assets. An institution with a ratio of tangible capital to total assets of greater than or equal to 5.0% is considered to be "well-capitalized" pursuant to OTS regulations. Assuming that the Company uses 50% of the net proceeds at the maximum of the Estimated Price Range to purchase the stock of the Bank, the Bank's GAAP capital will increase to $53.7 million or a ratio of GAAP capital to adjusted assets, on a pro forma basis, of 13.6% after the Conversion. In the event that the holding company form of organization is not utilized and all of the net Conversion proceeds, at the midpoint of the Estimated Price Range, are retained by the Bank, the Bank's ratios of tangible and core capital to adjusted assets, on a pro forma basis, will both increase to 17.2% after Conversion. The investment of the net proceeds from the sale of the Common Stock is expected to provide the Bank with additional income to increase further its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers. See "Use of Proceeds."

         After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and regulatory approval of an offering, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the possible issuance of additional shares upon exercise of Stock Options under the Stock-Based Incentive Plan or the possible issuance of authorized but unissued shares to the Stock-Based Incentive Plan for Stock Awards. Following the Conversion, the Company will also be able to use stock-related incentive plans to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank -- Executive Compensation."

EFFECTS OF CONVERSION

         General. Each depositor in a mutual savings institution has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution or in the event the institution declares a capital distribution to depositors, subject to applicable regulations of the OTS. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, mutual savings institution depositors normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings institution is liquidated or in the event the institution declares a capital distribution to depositors, subject to applicable regulations of the OTS. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When a mutual savings institution converts to stock form, permanent nonwithdrawable capital stock is created to represent the ownership of the institution's net worth. THE COMMON STOCK IS SEPARATE AND APART FROM DEPOSIT ACCOUNTS AND CANNOT BE AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY. Certificates are issued to evidence ownership of the capital stock. The stock certificates are


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transferable and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the institution.

         Continuity. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the OTS and the FDIC. After the Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The Directors serving the Bank at the time of Conversion will serve initially as Directors of the Bank after the Conversion. The Directors of the Company will consist initially of individuals currently serving on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions immediately after Conversion.

         Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC to the same extent as before the Conversion (i.e., up to $100,000 per depositor). Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

         Effect on Loans. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

         Effect on Voting Rights of Members. At present, all depositors and certain borrowers of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon Conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of the Bank. Upon Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors and borrowers of the Bank will not have voting rights after the Conversion except to the extent that they become stockholders of the Company through the purchase of Common Stock.

         Tax Effects. The Bank has received an opinion of counsel with regard to federal income taxation and an opinion from KPMG Peat Marwick LLP with regard to Pennsylvania income taxation which provide that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for federal or Pennsylvania tax purposes to the Bank, its Eligible Account Holders, or its Supplemental Eligible Account Holders or the Company, except as discussed below. See " -- Tax Aspects."

         Effect on Liquidation Rights. If a mutual savings institution were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would be entitled to such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain depositors (see " -- Liquidation Rights"), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a post-Conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

STOCK PRICING

         The Plan of Conversion requires that the aggregate purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Bank and the Company have retained Keller to make such valuation. For its services in making such appraisal, Keller will receive a fee of $21,000, plus reasonable expenses not to exceed $500. The Bank and the Company have agreed to indemnify Keller and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where Keller's liability results from its negligence, willful misconduct or bad faith.

         An appraisal has been made by Keller in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. Keller also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings banks and savings institutions located in the Bank's market area and the Midwest and the midatlantic areas of the United States; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.


         On the basis of the foregoing, Keller has advised the Company and the Bank that, in its opinion, dated November 28, 1997, the estimated pro forma market value of the Common Stock, being offered for sale ranged from a minimum of $38.3 million to a maximum of $51.8 million with a midpoint of $45.0 million. Based upon the Valuation Range and the Purchase Price of $10.00 per share for the Common Stock established by the Board of Directors, the Board of Directors has established the Estimated Price Range of $38.3 million to $51.8 million, with a midpoint of $45.0 million, and the Company expects to issue between 3,825,000 and 5,175,000 shares of Common Stock. The Board of Directors of the Company and the Bank have reviewed the appraisal of Keller and in determining the reasonableness and adequacy of such appraisal consistent with OTS regulations and policies, have reviewed the methodology and reasonableness of the assumptions utilized by Keller in the preparation of such appraisal. The Estimated Price Range may be amended with the approval of the OTS (if required), if necessitated by subsequent developments in the financial condition of the Company or the Bank or market conditions generally. The $10.00 per share price for the Common Stock was based on the consideration of a number of factors, including the potential after market liquidity of the stock, stock exchange or AMEX listing requirements and other marketing conditions.


         SUCH APPRAISAL, HOWEVER, IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING COMMON STOCK IN THE OFFERINGS. KELLER DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY THE BANK, NOR DID KELLER VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF THE BANK. THE APPRAISAL CONSIDERS THE BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF THE BANK. MOREOVER, BECAUSE SUCH APPRAISAL IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK IN THE CONVERSION WILL THEREAFTER BE ABLE TO SELL COMMON


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STOCK AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE FOREGOING
VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. SEE "RISK FACTORS -- ABSENCE OF MARKET FOR COMMON STOCK."

         Following commencement of the Subscription Offering, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 5,951,250 shares due to regulatory considerations, changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See " -- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription Offering.

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause Keller to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Subscription Offering.


         If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Price Range or less than the minimum of the Estimated Price Range, the Bank and the Company, after consulting with the OTS, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order, extend or hold a new Subscription Offering and/or Community Offering, establish a new Estimated Price Range, commence a resolicitation of subscribers or take such other actions as permitted by the OTS in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription Offering would not exceed 45 days unless further extended by the OTS for periods of up to 90 days not to extend beyond _______________, 1998.


         If all shares of Common Stock are not sold through the Subscription Offering or Community Offering, then the Bank and the Company expect to offer the remaining shares in a Syndicated Community Offering which would occur as soon as practicable following the close of the Subscription Offering but may commence during the Subscription Offering subject to prior rights of subscribers. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription Offering and Community Offering. See " -- Syndicated Community Offering."

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, Keller confirms to the Bank, the Company and the OTS that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause Keller to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below or more than 15% above the Estimated Price Range would be subject to OTS approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription Offering, Community Offering or Syndicated Community Offering, establish a new Estimated Price Range and commence a resolicitation of all subscribers with the approval of the OTS or take such other actions as permitted by the OTS in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of such range, and the Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. A resolicitation, if any, following the conclusion of the Subscription Offering would not exceed 45 days unless further extended by the OTS for periods up to 90 days not to extend beyond _______________, 1998. If such resolicitation is not effected, the Bank will return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, bank draft or money order.


         Copies of the appraisal report of Keller, including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

NUMBER OF SHARES TO BE ISSUED

         Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range. Based on a fixed purchase price of $10.00 per share and Keller's estimate of the pro forma market value of the Common Stock ranging from a minimum of $38.3 million to a maximum, as increased by 15%, of $59.5 million, the number of shares of Common Stock expected to be sold in the Conversion is between a minimum of 3,825,000 shares and a maximum, as adjusted by 15%, of 5,951,250 shares. The actual number of shares sold between this range will depend on a number of factors and shall be determined by the Bank and Company subject to OTS approval, if necessary.

         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range, if the Plan is not terminated by the Company and the Bank after consultation with the OTS, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the OTS. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial condition, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the ESOP which will be able to subscribe for such adjusted amount. See " -- Limitations on Common Stock Purchases."

         In the event the members of the Bank approve the establishment of the Foundation, the number of shares to be issued and outstanding following the Conversion will be increased by a number of shares equal to 8.0% of the Common Stock sold in the Conversion. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 414,000 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 5,589,000 shares. Of that


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
amount, the Foundation will own 7.4%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts with a balance of $50 or more as of September 30, 1996 ("Eligible Account Holders"); (2) the ESOP; (3) holders of deposit accounts with a balance of $50 or more as of December 31, 1997 ("Supplemental Eligible Account Holders"); and (4) members of the Bank, consisting of depositors of the Bank as of __________, 199_, the Voting Record Date, and borrowers with loans outstanding as of December 16, 1997, which continue to be outstanding as of the Voting Record Date other than Eligible Account Holders and Supplemental Eligible Account Holders ("Other Members"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under " -- Limitations on Common Stock Purchases."


         Deposit accounts which will provide subscription rights to holders thereof consist of any "savings account," as defined by the Plan of Conversion consistent with OTS regulations. Pursuant to the Plan, savings accounts do not include any noninterest-bearing demand accounts, primarily noninterest-bearing checking accounts, maintained at the Bank.


         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of (1) the amount permitted to be purchased in the Community Offering, currently $175,000 of Common Stock; (2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $50 or more as of September 30, 1996) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See " -- Limitations on Common Stock Purchases."

         In the event that Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied..

         To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also Directors or Officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the 12 months preceding September 30, 1996.


         Priority 2: Employee Stock Ownership Plan. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of Common Stock issued in the Conversion, including shares issued to the Foundation, and any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8% of the shares to be issued in the Conversion, including shares issued to the Foundation, or 330,480 shares and 447,120 shares, based on the minimum and maximum of the Estimated Price Range, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription Offering, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. See "Management of the Bank -- Other Benefit Plans -- Employee Stock Ownership Plan."


         Priority 3: Supplemental Eligible Account Holders. Each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $175,000 of Common Stock, one-tenth of one percent (.10%) of the total offering of shares of Common Stock or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitation and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Price Range of up to 15%. See " -- Limitations on Common Stock Purchases."

         In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit


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
of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction to the subscription rights to be received as a Supplemental Eligible Account Holder.

         Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by the Eligible Account Holders, the ESOP and the Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority nontransferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greater of the amount permitted to be purchased in the Community Offering, currently $175,000 of Common Stock, or one-tenth of one percent (.10%) of the total offering of shares of Common Stock, subject to the overall purchase limitation and exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%.

         In the event that Other Members subscribe for a number of shares of Conversion Stock which, when added to the shares of Conversion Stock subscribed for by the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders is in excess of the total number of shares of Conversion Stock being issued, the subscriptions of such Other Members will be allocated among the subscribing Other Members so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied pro rata in the same proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire on _______________, 1998, unless extended for up to 45 days by the Bank or such additional periods with the approval of the OTS. Subscription rights which have not been exercised prior to the Expiration Date will become void.

         The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond _______________, 1998.


COMMUNITY OFFERING

         To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public and may reserve a number of shares equal to the lesser of 25% of the Common Stock offered or the Common Stock not subscribed for in the Subscription Offering for institutional investors. Any excess of shares available will be available for purchase by the general public, subject to the right of the Company to accept or reject any such orders, in whole or in part, in their sole discretion. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $175,000 of Common Stock subject to the maximum purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See " --Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than $175,000 at the sole discretion of the Company and the Bank. THE OPPORTUNITY TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO THE RIGHT OF THE BANK AND THE COMPANY, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE.

         Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of subscribers after completion of the Subscription Offering and the filling of institutional orders, such stock will be allocated first to each subscriber whose order is accepted by the Bank, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. Thereafter, unallocated shares will be allocated among the subscribers whose order remains unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated.

PERSONS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES

         The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Plan provides that the Bank and the Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which both of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; and (ii) the Company or the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request that the Company and the Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request to register or otherwise qualify the subscription rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Bank and the Company will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

MARKETING AND UNDERWRITING ARRANGEMENTS

         The Bank and the Company have engaged Sandler O'Neill as a consultant and financial advisor in connection with the offering of the Common Stock, and Sandler O'Neill has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Based upon negotiations between the Bank and the Company concerning fee structure, Sandler O'Neill will receive a fee equal to 1.25% of the aggregate Purchase Price of the shares sold in the Subscription and Community Offerings, excluding shares purchased by directors, officers, employees, and any immediate family member thereof, and any employee benefit plan of the Company or Bank, including the ESOP for which Sandler O'Neill will not receive a fee. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Bank will pay a fee (to be negotiated at such time under such agreement) to such selected dealers, any sponsoring dealers fees, and a management fee to Sandler O'Neill of 1.25% for shares sold by a National Association of Securities Dealers, Inc. member firms pursuant to a selected dealers agreement; provided, however, that any fees payable to Sandler O'Neill for Common Stock sold by them pursuant to such a selected dealers agreement shall not exceed 1.25% of the Purchase Price and provided, further, however, that the aggregate fees payable to Sandler O'Neill and the selected dealers will not exceed 7% of the aggregate purchase price of the Common Stock sold by selected dealers. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees, and Sandler O'Neill and such broker-dealers may be deemed to be underwriters. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Company, Sandler O'Neill will be entitled to a fee for its management advisory services in an amount to be agreed upon by the Bank and Sandler O'Neill, and based upon the amount of services performed by Sandler O'Neill. The Company and the Bank have agreed to indemnify Sandler O'Neill for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Sandler O'Neill has received advances towards its fees totaling $50,000. Total marketing fees to Sandler O'Neill are expected to be $414,500 and $568,700 at the minimum and the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Sandler O'Neill will perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $20,000. Reasonable out-of-pocket expenses shall not exceed $50,000.

         Directors and executive officers of the Company and Bank may participate in the solicitation of offers to purchase Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of the Bank may participate in the Offering in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

PROCEDURE FOR PURCHASING SHARES IN SUBSCRIPTION OFFERING

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

         To purchase shares in the Offerings, an executed stock order form and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at any of its offices by ____ p.m., Eastern time, on the Expiration Date. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Company shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.


         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (September 30, 1996) and/or the Supplemental Eligibility Record Date (December 31, 1997) and/or the Voting Record Date (_______, 1998) must list all accounts on the stock order form giving all names in each account and the account number.


         Payment for subscriptions may be made (i) in cash if delivered in person at any branch office of the Bank, (ii) by check, bank draft or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. Orders for Common Stock submitted by subscribers in the Subscription Offering which aggregate $50,000 or more must be paid by official or certified check or by withdrawal authorization from a deposit account of the Bank. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

         If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription Offering, if all shares are sold, or upon consummation of the Community Offering or Syndicated Community Offering if shares remain to be sold in such offerings; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed Individual Retirement Accounts ("IRAs") and Qualified Plans may use the assets of such IRAs and Qualified Plans to purchase shares of Common Stock in the Subscription Offering and/or Community Offering, provided that such IRAs are not maintained at the Bank. Persons with self-directed IRAs and Qualified Plans maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription Offering and/or Community Offering. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA funds and Qualified Plans to purchase shares of Common Stock in the Subscription Offering and/or Community Offering, make such purchases for the exclusive benefit of the IRAs and Qualified Plans.

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

         Prior to the completion of the Conversion, the OTS conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, the ESOP, the Supplemental Eligible Account Holders and Other Members of the Bank, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         THE BANK AND THE COMPANY WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES (INCLUDING FORFEITURE) IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF SUCH RIGHTS.


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
SYNDICATED COMMUNITY OFFERING

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank have the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under " -- Stock Pricing." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $175,000 of the Common Stock, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range of up to 15%; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.


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
         Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Company with the approval of the OTS. Such extensions may not be beyond _______________, 1998. See " -- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

LIMITATIONS ON COMMON STOCK PURCHASES

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

     (1)       No less than 25 shares;

     (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $175,000 of Common Stock; 2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (3) The ESOP is permitted to purchase in the aggregate up to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, including shares issued in the event of an increase in the Estimated Price Range of 15%, and intends to purchase 8% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation;

     (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $175,000 of Common Stock; 2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or 3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in such case on the Supplemental Eligibility Record Date subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;


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
     (5) Each Other Member may subscribe for and purchase in the Subscription Offering up to the greater of: 1) the amount permitted to be purchased in the Community Offering, currently $175,000 of Common Stock; or 2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock, in each case subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (6) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Community Offering up to $175,000 of Common Stock, subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%;

     (7) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Offering up to $175,000 of Common Stock, subject to the overall maximum purchase limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15% and, provided further that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $175,000 purchase limitation;

     (8) Except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of or persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; and

     (9) No more than 30% of the total number of shares offered for sale in the Conversion may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. In addition, the Boards of Directors of the Company and the Bank may, in their sole discretion, increase the maximum purchase limitation referred to above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offering in the Subscription and Community Offerings shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription and Community Offerings. Requests to purchase additional shares of Common Stock under this provision will be determined by the Boards of Directors and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth herein.


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
         The overall maximum purchase limitation may not be reduced to less than 1% but the individual amount permitted to be subscribed for may be reduced by the Bank to less than $175,000, subject to paragraphs (2), (4) and (5) above without the further approval of members or resolicitation of subscribers. An individual Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the overall maximum purchase limit for purchases in the Conversion.

         In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order or priority in accordance with the Plan: (i) to fill the ESOP's subscription of 8% of the amount of Common Stock issued in the Conversion, including shares issued to the Foundation, at the Adjusted Maximum number of shares; (ii) in the event that there is an oversubscription by Eligible Account Holders, to fill unsatisfied subscriptions of Eligible Account Holders, exclusive of the Adjusted Maximum; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unsatisfied subscriptions of Supplemental Eligible Account Holders, exclusive of the Adjusted Maximum; (iv) in the event that there is an oversubscription by Other Members, to fill unsatisfied subscriptions of Other Members exclusive of the Adjusted Maximum; and (v) to fill unsatisfied subscriptions in the Community Offering to the extent possible, exclusive of the Adjusted Maximum, with preference to institutional investors.

         The term "associate" of a person is defined to mean: (i) any corporation, partnership (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or 10% stockholder; (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include any employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank. Directors are not treated as associates of each other solely because of their Board membership. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank -- Subscriptions by Executive Officers and Directors," " -- Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."

LIQUIDATION RIGHTS

         In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including regular accounts, transaction accounts such as NOW accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in the Bank on September 30, 1996 and December 31, 1997, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account based on the proportion that the balance of his Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, bore to the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For deposit accounts in existence at both dates separate subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such respective record dates.

         If, however, on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, the amount of the Qualifying Deposit of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the amount of the Qualifying Deposit of such Eligible Account Holder or Supplemental Eligible Account Holder as of the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or less than the amount of the Qualifying Deposits as of the previous annual closing date, then the interest in the liquidation account relating to such Qualifying Deposit would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such Qualifying Deposit accounts are closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related Qualifying Deposit. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

TAX ASPECTS

         Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion with respect to federal income taxation, and an opinion with respect to Pennsylvania income taxation, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders, or Supplemental Eligible Account Holders except as noted below. The federal and Pennsylvania income tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.

         No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, to the effect that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized to the Bank or the Company upon the purchase of the Bank's capital stock by the Company or to the Company upon the purchase of its Common Stock in the Conversion; (iii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of Deposit Accounts


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
in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (iv) the tax basis of the depositors' accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion;
(v) the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and
(vii) the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised. KPMG Peat Marwick LLP has opined that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders for Pennsylvania income tax purposes. Certain portions of both the federal and the state income tax opinions are based upon the assumption that the subscription rights issued in connection with the Conversion will have no value.

         Unlike private rulings, an opinion of counsel or an opinion of an independent accountant is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding. The Bank has agreed to a limitation on the liability of KPMG Peat Marwick LLP to it solely as a result of, and to indemnify KPMG Peat Marwick LLP solely in connection with, certain claims or liabilities relating to its Pennsylvania income tax opinion, except to the extent determined to have resulted from professional negligence or intentional or deliberate misconduct.

         Keller has issued an opinion stating that, pursuant to its valuation, Keller is of the opinion that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the shares of Common Stock sold in the Community Offering. Such valuation is not binding on the IRS. If the subscription rights granted to Eligible Account Holders or Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of such rights could be taxable to those Eligible Account Holders or Supplemental Eligible Account Holders who receive and/or exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION

         To the extent permitted by law, all interpretations of the Plan by the Board of Directors of the Bank will be final. The Plan provides that the Bank's Board of Directors shall have the discretion to interpret and apply the provisions of the Plan to particular circumstances and that such interpretation or application shall be final. This includes any and all interpretations, applications and determinations made by the Board of Directors on the basis of such information and assistance as was then reasonably available for such purpose.

         The Plan provides that, if deemed necessary or desirable by the Board of Directors, the Plan may be substantively amended at any time prior to solicitation of proxies from members to vote on the Plan by a two-thirds vote of the Bank's Board of Directors. After submission of the proxy materials to the members, the Plan may be amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting with the concurrence of the OTS. The Plan may be amended at any time after the approval of


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
members with the approval of the OTS and no further approval of the members will be necessary unless otherwise required by the OTS. By adoption of the Plan, the Bank's members will be deemed to have authorized amendment of the Plan under the circumstances described above.

         The establishment of the Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the creation of the Foundation, the Bank intends to complete the Conversion without the Foundation. Failure to approve the establishment of the Foundation may materially increase the pro forma market value of the Common Stock since the Valuation Range, as set forth herein, takes into account the dilutive impact of the issuance of shares to the Foundation. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers. In the event of a resolicitation, unless an affirmative response is received within a specified period of time, all funds will be promptly returned to investors, as described elsewhere herein. See " -- Stock Pricing."

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER CONVERSION

         All shares of Common Stock purchased in connection with the Conversion by a director or an officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and officers of the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

         Purchases of outstanding shares of Common Stock of the Company by directors, officers (or any person who was an officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1.0% of the Company's outstanding Common Stock or to the purchase of stock pursuant to any stock option plan to be established after the Conversion.

         Unless approved by the OTS, the Company, pursuant to OTS regulations, will be prohibited from repurchasing any shares of the Common Stock for three years after the Conversion except: (i) for an offer to all stockholders on a pro rata basis; or (ii) for the repurchase of qualifying shares of a director. Notwithstanding the foregoing, beginning one year following completion of the Conversion the Company may repurchase its Common Stock so long as: (i) the repurchases within the following two years are part of an open-market program not involving greater than 5% of its outstanding capital stock during a twelve-month period; (ii) the repurchases do not cause the Company to become undercapitalized; and (iii) the Company provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. In addition, under current OTS policies, repurchases may be allowed in the first year following Conversion and in amounts greater than 5% in the second and third years following Conversion, provided there are valid and compelling business reasons for such repurchases and the OTS approves such repurchases.

                   RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                  AND THE BANK

GENERAL

         The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a new Federal Stock Charter and Bylaws to be adopted by members of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Directors of the Bank. See "The Conversion --General." In the event that the holding company form of organization is utilized, as described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration entered into in connection with the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Stock Charter and Bylaws and management remuneration entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

RESTRICTIONS IN THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS


         A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of the material provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.


         Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Bank or Company or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by the Company to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of the Company further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

         Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. The Certificate of Incorporation of the Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock.

         In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by the Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of 16,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee Stock Options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the Stock Program and upon exercise of Stock Options to be issued pursuant to the terms of the Stock Option Plan or Master Stock-Based Benefit Plan, all of which are to be established and presented to stockholders at the first annual meeting after the Conversion.

         Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than the Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof. The directors and executive officers of the Bank are purchasing in the aggregate approximately 3.35% of the shares of the Common Stock to be issued in the Conversion, including share to be issued to the Foundation, at the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock issued in connection with the Conversion including shares issued to the Foundation. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock-Based Incentive Plan is received, the Company expects to acquire 4% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, on behalf of the Stock-Based Incentive Plan and expects to issue options to purchase up to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, under the Stock-Based Incentive Plan to directors and executive officers. As a result, at the maximum of the Estimated Price Range, assuming the Stock-Based Incentive Plan is approved by Stockholders, directors, executive officers and employees have the potential to control the voting of approximately 23% of the Company's Common Stock, if the shares held by the Foundation and the ESOP are aggregated with the shares purchased in the Conversion by management and acquired for award under the Stock-Based Incentive Plan (without giving effect to any exercise of options granted under the Stock-Based Incentive Plan), thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described hereinabove.

         Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein) to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; and on the ability of the Company to fulfill its corporate objectives as a savings and loan holding company and on the ability of the Bank to fulfill the objectives of a federally-chartered stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

         Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by its Board of Directors, or by a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder.

ANTI-TAKEOVER EFFECTS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND MANAGEMENT REMUNERATION ADOPTED IN CONVERSION

         The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the Employment Agreements, CIC Agreements, Employee Severance Compensation Plan, Stock Program, Stock Option Plan or Master Stock-Based Benefit Plan to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. See "Management of the Bank -- Employment Agreements."

         The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interest of the Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at a price that reflects the true value of the Company and that otherwise is in the best interest of all stockholders.

DELAWARE CORPORATE LAW

         The state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

RESTRICTIONS IN THE BANK'S NEW CHARTER AND BYLAWS

         Although the Board of Directors of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by federal regulations to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors -- Certain Anti-Takeover Provisions."

         The Bank's Federal Stock Charter will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of five years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of the Federal Stock Charter provision will not be counted as outstanding for voting purposes. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Federal Stock Charter against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Federal Stock Charter, the Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company. Finally, for five years, stockholders will not be permitted to call a special meeting of stockholders relating to a change of control of the Bank or a charter amendment or to cumulate their votes in the election of directors. Furthermore, the staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

         Although the Bank has no arrangements, understandings or plans at the present time, except as described in "Description of Capital Stock of the Company -- Preferred Stock," for the issuance or use of the shares of undesignated Preferred Stock proposed to be authorized, the Board of Directors believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

REGULATORY RESTRICTIONS

         The Plan of Conversion prohibits any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan or the Common Stock to be issued upon their exercise. The Plan also prohibits any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock.

         For three years following the Conversion, OTS regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except for: (i) offers that, if consummated, would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock; (ii) offers for up to 25% in the aggregate by the ESOP or other tax qualified plans of the Bank or the Company; or (iii) offers which are not opposed by the Board of Directors of the Bank and which receive the prior approval of the OTS. Such prohibition is also applicable to the acquisition of the stock of the Company. Such acquisition may be disapproved by the OTS if it is found, among other things, that the proposed acquisition (a) would frustrate the purposes of the provisions of the regulations regarding conversions; (b) would be manipulative or deceptive; (c) would subvert the fairness of the conversion; (d) would be likely to result in injury to the savings institution; (e) would not be consistent with economical home financing; (f) would otherwise violate law or regulation; or (g) would not contribute to the prudent deployment of the savings institution's conversion proceeds. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for the Company's stock under circumstances that give rise to a conclusive or rebuttable determination of control under the OTS regulations.

         In addition, any proposal to acquire 10% of any class of equity security of the Company generally would be subject to approval by the OTS under the Change in Bank Control Act. The OTS requires all persons seeking control of a savings institution and, therefore, indirectly its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of a federally-insured savings institution without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of holding company stock are not limited to three years after conversion but will apply for as long as the regulations are in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of the 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval.

                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

         The Company is authorized to issue 16,000,000 shares of Common Stock having a par value of $0.01 per share and 2,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). Based on the sale of Common Stock in connection with the Conversion and issuance of authorized but unissued Common Stock in an amount equal to 8.0% of the Common stock sold in the Conversion, the Company currently expects to issue up to 5,589,000 shares of Common Stock (or 6,427,350 in the event of an increase of 15% in the Estimated Price Range) and no shares of Preferred Stock in the Conversion. Except as discussed above in "Restriction on Acquisition of the Company and the Bank," each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable.

         THE COMMON STOCK OF THE COMPANY WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

         Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% shareholder vote. See "Restrictions on Acquisition of the Company and the Bank."

         As a federal mutual savings and loan association, corporate powers and control of the Bank are vested in its Board of Directors, who elect the officers of the Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion -- Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

PREFERRED STOCK

         None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

GENERAL

         The Federal Stock Charter of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 16,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of Common Stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Common Stock up to the amount authorized by the Federal Stock Charter without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. THE CAPITAL STOCK OF THE BANK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.

COMMON STOCK

         Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation --Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held, subject to the right of shareholders to cumulate their votes for the election of directors. During the five-year period after the effective date of the Conversion, cumulation of votes will not be permitted. See "Restrictions on Acquisition of the Company and the Bank -- Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

         Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

                          TRANSFER AGENT AND REGISTRAR


   The transfer agent and registrar for the Common Stock is Registrar & Transfer Company.


                             CHANGES IN ACCOUNTANTS

         Prior to the year ended September 30, 1997, the Bank's financial statements were audited by Parente, Randolph, Orlando, Carey & Associates. Parente, Randolph, Orlando, Carey & Associates was replaced as of September 30, 1997, and KPMG Peat Marwick LLP was engaged and continues as the independent auditors of the Bank. The decision to change auditors was recommended by the Audit Committee and was approved by the Board of Directors. Accordingly, the statement of financial condition as of September 30, 1997 and related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1996, and included in this Prospectus, were audited by Parente, Randolph, Orlando, Carey & Associates.

         For the years ended September 30, 1996 and September 30, 1995 and up to the date of replacement of Parente, Randolph, Orlando, Carey & Associates, there were no disagreements with Parente, Randolph, Orlando, Carey & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Parente, Randolph, Orlando, Carey & Associates, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The independent auditors' report on the financial statements for the year ended September 30, 1996 did not contain an adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the Company's 1996 and 1995 fiscal years and up to the date of the replacement of Parente, Randolph, Orlando,


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
Carey & Associates, none of the kinds of events occurred which would require disclosure under paragraph (a)(i)(v) of Item 304 of Regulation S-K adopted by the Securities and Exchange Commission, 12 C.F.R. 229.304(a)(1)(v).

                                     EXPERTS

         The consolidated financial statements of the Bank and its subsidiaries as of September 30, 1997 and for the year then ended have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of the Bank and its subsidiaries as of September 30, 1996 and for the years ended September 30, 1996 and 1995 have been included in this Prospectus in reliance upon the report of Parente, Randolph, Orlando, Carey & Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         Keller has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its valuation with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and the Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and the Company. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnel. The Commonwealth of Pennsylvania income tax consequences of the Conversion and certain matters related to the Foundation will be passed upon for the Bank and the Company by KPMG Peat Marwick LLP. Certain legal matters will be passed upon for Sandler O'Neill by Elias, Matz, Tiernan & Herrick, LLP.


                             ADDITIONAL INFORMATION

         The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC including the Company. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the Registration Statement required to be described. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed an application for conversion with the OTS with respect to the Conversion. Pursuant to the rules and regulations of the OTS, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Office of the Regional Director of the OTS located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

         In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(b) of the Exchange Act and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the OTS under Section 12(b) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

         A copy of the Certificate of Incorporation and the Bylaws of the Company and the Federal Stock Charter and Bylaws of the Bank and the Certificate of Incorporation and Bylaws of the Foundation are available without charge from the Bank.

                              TABLE OF CONTENTS





                                                                                        PAGE
                                                                                        ----
REPORTS OF INDEPENDENT CERTIFIED PUBLIC AUDITORS.............................        F-2 TO F-3

CONSOLIDATED FINANCIAL STATEMENTS:

  Balance Sheet..............................................................               F-4

  Statement of Income........................................................                38

  Statement of Changes in Equity.............................................               F-5

  Statement of Cash Flows....................................................        F-6 to F-7

  Notes to Financial Statements..............................................       F-8 to F-29




         All schedules are omitted because they are not required or applicable, or the required information is shown in the financial statements or notes thereto.

         The financial statements of Northeast Pennsylvania Financial Corp. have been omitted because Northeast Pennsylvania Financial Corp. not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors
First Federal Savings and Loan
 Association of Hazleton
Hazleton, Pennsylvania:

We have audited the accompanying consolidated balance sheet of First Federal Savings and Loan Association of Hazleton and subsidiaries (the "Bank") as of September 30, 1997, and the related consolidated statements of income, changes in equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these 1997 consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






/s/ KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
November 13, 1997,
except as to note 15,
which is as of November 18, 1997

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
First Federal Savings and Loan
 Association of Hazleton
Hazleton, Pennsylvania:

     We have audited the accompanying consolidated balance sheet of First Federal Savings and Loan Association of Hazleton and subsidiaries (the "Bank") as of September 30, 1996, and the related consolidated statements of income, changes in equity, and cash flows for the years ended September 30, 1996 and 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings and Loan Association of Hazleton and subsidiaries as of September 30, 1996, and the results of its operations and its cash flows for the years ended September 30, 1996 and 1995 in conformity with generally accepted accounting principles.

                            /s/ Parente, Randolph, Orlando, Carey & Associates
                            --------------------------------------------------
                                Parente, Randolph, Orlando, Carey & Associates

Hazleton, Pennsylvania
November 7, 1996

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES


                           Consolidated Balance Sheets
                           September 30, 1997 and 1996
                                 (in thousands)



                                     Assets                                  1997           1996
                                                                           --------       --------

Cash and cash equivalents:
   Cash on hand                                                            $  1,355       $  1,118
   Interest bearing deposits                                                 11,689          2,728
   Non-interest bearing deposits                                                170            199
                                                                           --------       --------
                                                                             13,214          4,045
Securities held-to-maturity (estimated fair value of $38,869 in 1997         38,925         43,486
and $42,515 in 1996)
Securities available-for-sale                                                44,773         60,158
Loans (less allowance for loan losses of $1,272 for 1997 and                261,469        242,916
$730 for 1996)
Accrued interest receivable                                                   2,169          2,338
Real estate owned, net                                                          319            453
Property and equipment, net                                                   6,762          6,763
Other assets                                                                  1,611          2,305
                                                                           --------       --------

     Total assets                                                          $369,242       $362,464
                                                                           ========       ========

                            Liabilities and Equity

Deposits                                                                   $314,123       $306,806
Federal Home Loan Bank advances                                              23,516         25,534
Other borrowings                                                                 92             --
Advances from borrowers and insurance                                           477            592
Accrued interest payable                                                        745            540
Other liabilities                                                             1,751          2,865
Commitments and contingencies                                                   -              -
                                                                           --------       --------

     Total liabilities                                                     $340,704       $336,337

Retained earnings - substantially restricted                                 27,255         25,874
Net unrealized gain on available-for-sale securities, net of taxes            1,283            253
                                                                           --------       --------

     Total equity                                                            28,538         26,127
                                                                           --------       --------

               Total liabilities and equity                                $369,242       $362,464
                                                                           ========       ========



See accompanying notes to consolidated financial statements

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

                  Consolidated Statements of Changes in Equity
             For the Years Ended September 30, 1997, 1996, and 1995
                                 (in thousands)




                                                                   Net unrealized
                                                                       gain on
                                                                    available-for-
                                                       Retained    sale securities,
                                                       earnings      net of taxes             Total
                                                        -------    ----------------          --------

Balance, September 30, 1994                             $23,183                --            $ 23,183
Implementation of SFAS No. 115                               --           $   364                 364
Increase in net unrealized gains, net of taxes               --               253                 253
Net income                                                1,750                --               1,750
                                                        -------           -------            --------
Balance, September 30, 1995                              24,933               617              25,550
Decrease in net unrealized gains, net of taxes               --              (364)               (364)
Net income                                                  941                --                 941
                                                        -------           -------            --------
Balance, September 30, 1996                              25,874               253              26,127
                                                        -------           -------            --------
Increase in net unrealized gains, net of taxes               --             1,030               1,030
Net income                                                1,381                --               1,381
                                                        -------           -------            --------
Balance, September 30, 1997                             $27,255           $ 1,283            $ 28,538
                                                        =======           =======            ========


See accompanying notes to consolidated financial statements

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

                      Consolidated Statements of Cash Flows
              for the years ended September 30, 1997, 1996 and 1995
                                 (in thousands)


Operating Activities:                                                             1997                1996                1995
                                                                                --------            --------            --------
Net Income                                                                      $  1,381            $    941            $  1,750

Adjustments to reconcile net income to net cash provided by
operating activities:
     Provision for loan losses                                                       651                  97                  25
     Depreciation                                                                    645                 698                 810
     Deferred income tax (benefit) provision                                        (441)                156                 (29)
     Amortization and accretion on:
        Held-to-maturity securities                                                   22                  87                 168
        Available-for-sale securities                                                111                  76                 (13)
     Amortization of deferred loan fees                                             (201)               (210)               (192)
     (Gain) loss on sale of:
        Real estate acquired thorough foreclosure                                     66                  46                  (8)
        Loans                                                                        (22)                (18)                (10)
        Available-for-sale securities                                                563                  --                   6
     Loss on disposal of property and equipment                                      176                  65                  75
     Changes in assets and liabilities:
        (Increase) decrease in accrued interest receivable                           169                (347)               (373)
        (Increase) decrease in other assets                                          (40)                104                 174
        Increase in accrued interest payable                                         205                  17                 205
        Increase (decrease) in accrued income taxes payable                          649                (547)               (698)
        Increase (decrease) in other liabilities                                  (1,406)              2,214                (180)
                                                                                --------            --------            --------

            Net cash provided by operating activities                              2,528               3,379               1,710
                                                                                --------            --------            --------

Investing Activities:
Loan origination and principal payments on loans                                 (21,077)            (21,978)            (21,599)
Proceeds from sale of:
   Available-for-sale securities                                                  26,530                  --               2,995
   Real estate acquired through foreclosure                                          266                 420                 184
   Loans                                                                           1,811               1,578               1,745
Proceeds from repayments of held-to-maturity securities                           10,406              16,845              10,775
Proceeds from repayments of available-for-sale securities                         13,849               6,500                  --
Proceeds from disposal of fixed assets                                                --                  12                  --
Purchase of:
   Held-to-maturity securities                                                    (5,867)            (25,101)            (18,823)
   Available-for-sale securities                                                 (23,904)            (20,286)            (10,424)
   Office properties and equipment                                                  (649)             (2,104)               (833)
   Federal Home Loan Bank stock                                                       --                (173)                (79)
                                                                                --------            --------            --------

Net cash provided by (used in) investing activities                                1,365             (44,287)            (36,059)
                                                                                --------            --------            --------


See accompanying notes to consolidated financial statements

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

                      Consolidated Statements of Cash Flows
              for the years ended September 30, 1997, 1996 and 1995
                                 (in thousands)


                                                                1997                1996                1995
                                                              --------            --------            --------
Financing Activities:
  Net increase in deposit accounts                            $  7,317            $ 26,796            $ 22,849
  Net increase (decrease) in Federal Home Loan Bank
   advances                                                     (2,018)             14,484              10,930
  Net increase (decrease) in advances from borrowers
   for taxes and insurance                                        (115)                 (8)                114
Net increase in other borrowings                                    92                  --                  --
                                                              --------            --------            --------

     Net cash provided by financing activities                   5,276              41,272              33,893
                                                              --------            --------            --------

Increase (decrease) in cash and cash equivalents                 9,169                 364                (456)

Cash equivalents, beginning of year                              4,045               3,681               4,137
                                                              --------            --------            --------

Cash and cash equivalents, end of year                        $ 13,214            $  4,045            $  3,681
                                                              ========            ========            ========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
     Interest                                                 $ 13,989            $ 12,990            $ 10,640
                                                              ========            ========            ========

     Income taxes                                             $    540            $    816            $    954
                                                              ========            ========            ========

Supplemental disclosure - non-cash information:
  Transfer from loans to real estate owned                    $    285            $    522            $    386
                                                              ========            ========            ========


See accompanying notes to consolidated financial statements

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES


Notes to Consolidated Financial Statements

1.        Summary of Significant Accounting Policies.

          Business. First Federal Savings and Loan Association of Hazleton and subsidiaries ("the Bank") provides a wide range of banking services to individual and corporate customers through its branch network in Hazleton, Bloomsburg, Lehighton, and Schuylkill County, Pennsylvania. The Bank also serves its loan customers through three mortgage loan production offices located in the Pennsylvania communities of Monroe County, Central Susquehanna County, and Mountaintop. All of the branches are full-service and offer commercial and retail products. These products include checking accounts (interest and non-interest bearing), savings accounts, certificates of deposit, commercial and consumer loans, real estate loans, and home equity loans. The Bank is subject to competition from other financial institutions and other companies that provide financial services. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

          Principles of Consolidation and Presentation. The accompanying financial statements of the Bank include the accounts of Hazleton Bancorp, Inc., and Fidaco, Inc., wholly-owned subsidiaries of First Federal Savings and Loan Association of Hazleton. Both Hazleton Bancorp, Inc. and FIDACO, Inc. are inactive subsidiaries with the only major asset being an investment by FIDACO, Inc. in Hazleton Community Development Corporation. All material inter-Bank balances and transactions have been eliminated in consolidation. Prior period amounts are reclassified, when necessary, to conform with the current year's presentation.

          The Bank follows accounting principles and reporting practices which are in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate.

          Risks and Uncertainties. In the normal course of its business, the Bank encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk, and market risk. The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases from its interest-earning assets. The Bank's primary credit risk is the risk of default on the Bank's loan portfolio that results from the borrowers inability or unwillingness to make contractually required payments. The

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

          Bank's lending activities are concentrated in Pennsylvania. The largest concentration of the Bank's loan portfolio is located in Northeastern Pennsylvania. The ability of the Bank's borrowers to repay amounts owed is dependent on several factors, including the economic conditions in the borrower's geographic region and the borrower's financial condition. Market risk reflects changes in the value of collateral underlying loans, the valuation of real estate held by the Bank, and the valuation of loans held for sale, Mortgage-related securities available for sale and mortgage servicing assets.

          The Bank is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Bank also undergoes periodic examinations by the regulatory agencies which may subject it to further changes with respect to asset valuations, amounts of required loss allowances, and operating restrictions resulting from the regulators' judgements based on information available to them at the time of their examination.

          The Bank has an ongoing program designed to ensure that its operational and financial systems will not be adversely affected by year 2000 software failures due to processing errors arising from calculations using the year 2000 date. While the Bank believes it is acting prudently to assure year 2000 compliance, it is to some extent dependent upon vendor cooperation. The Bank is requiring its computer systems and software vendors to represent that the products provided are or will be year 2000 compliant and has planned a program of testing for compliance. It is recognized that any year 2000 compliance failures, either internal or on the part of the Bank's customers, could result in additional expense or loss to the Bank.

          Cash and Cash Equivalents. For the purpose of the consolidated statement of cash flows, cash and cash equivalents include cash and interest bearing deposits with an original maturity of three months or less.


          Securities. The Bank divides its securities portfolio into two segments: (a) held to maturity and (b) available for sale. Securities in the held to maturity category are accounted for at cost, adjusted for amortization of premiums and accretion of discounts, using the level yield method, based on the Bank's intent and ability to hold the securities until maturity. All other securities are included in the available for sale category and are accounted for at fair value, with unrealized gains or losses, net of taxes, being reflected as adjustments to equity.


          At the time of purchase, the Bank makes a determination of whether or not it will hold the securities to maturity, based upon an evaluation of the probability of future events. Securities, which the Bank believes may be involved in interest rate risk, liquidity, or other asset/liability management decisions, which might reasonably result in such securities not being held to maturity, are classified as available for sale. If securities are sold, a gain or loss is determined by specific identification and reflected in the operating results in the period the trade occurs.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES



          Allowance for Loan Losses. The allowance for loan losses is maintained at a level that management considers adequate to provide for inherent losses, based upon an evaluation of known and inherent risks in the loan portfolio. Management's evaluation is based upon an analysis of the portfolio, past loss experience, current economic conditions, and other relevant factors. While management uses the best information available to make evaluations, such evaluations are highly subjective, and future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance, based on their judgements about information available to them at the time of their examination. The allowance is increased by the provision for loan losses, which is charged to operations. Loan losses are charged directly against the allowance and recoveries on previously charged-off loans are added to the allowance.


          Loans are deemed to be "impaired" if management's assessment of the relevant facts and circumstances, it is probable that the bank will be unable to collect all proceeds due according to the contractual terms of the loan agreement. For purposes of applying the measurement criteria for impaired loans, the Bank excludes large groups of smaller balance homogeneous loans, primarily consisting of residential real estate and consumer loans, as well as commercial loans with balances of less than $100,000.

          The Bank's policy for the recognition of interest income on impaired loans is the same as for non-accrual loans discussed below. Impaired loans are charged off when the Bank determines that foreclosure is probable, and the fair value of the collateral is less than the recorded investment of the impaired loan.


          Loans, Loan Origination Fees, and Uncollected Interest. Loans are recorded at cost net of unearned discounts, deferred fees, and allowances. Discounts or premiums on purchased loans are amortized using the interest method over the remaining contractual life of the portfolio, adjusted for actual prepayments. Loan origination fees and certain direct origination costs are deferred and amortized using the level yield method over the contractual life of the related loans as an adjustment of the yield on the loans.


          Uncollected interest receivable on loans is accrued to income as earned. Non-accrual loans are loans on which the accrual of interest has ceased because the collection of principal or interest payments is determined to be doubtful by management. It is the policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent 90 days or more (unless the loan principal and interest are determined by management to be fully secured and in the process of collection), or earlier if the financial condition of the borrower raises significant concern with regard to the ability of the borrower to service the debt in accordance with the terms of the loan. Interest income on such loans is not accrued until the financial condition and payment record of the borrower demonstrates the ability to service the debt.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES


          Loans Held for Sale. Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

          Real Estate Owned (REO). Real estate acquired through foreclosure or by deed in lieu of foreclosure is classified as REO. REO is carried at the lower of cost (lesser of carrying value of the loan or fair value of the property at the date of acquisition, as determined by a certified appraiser) or fair value less selling expenses. Costs relating to the development or improvement of the property are capitalized; holding costs are charged to expense. At September 30, 1997, the Bank has provided a reserve of $87,000 for REO. In prior years, no reserves were necessary.

          Property and Equipment. Property and equipment are stated at cost, less accumulated depreciation. Depreciation for each class of depreciable asset is computed using the straight-line method over the estimated useful lives of the assets (39 years for buildings and 3 to 7 years for furniture and equipment). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. The cost of maintenance and repairs is charged to expense as incurred and renewals and betterments are capitalized.

          Income Taxes. The Bank accounts for income taxes under the asset/liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as, operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

          Retained earnings at September 30, 1997 and 1996 include approximately $8.3 million, for which no provision for Federal income tax has been made. These amounts represent allocations of earnings to bad debt reserves for tax purposes and are a restriction upon retained earnings. If, in the future, this portion of retained earnings is reduced for any purpose other than tax bad debt losses, Federal income taxes may be imposed at the then applicable rates.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

2.        Securities.

          Securities are summarized as follows (in thousands):


                                    ....................... SEPTEMBER 30, 1997.....................



                                                                         GROSS           GROSS
                                                     AMORTIZED         UNREALIZED     UNREALIZED            FAIR
                                                        COST             GAINS          LOSSES              VALUE
                                                     ---------         ----------     ----------           -------
Held-to-maturity securities:

  Municipal securities                                 $ 8,963           $  142           $  --            $ 9,105
  Obligations of U.S. government agencies               19,997               17             (61)            19,953
  Mortgage-related securities (A)                        9,965               --            (154)             9,811
                                                       -------           ------           -----            -------

        Total                                          $38,925           $  159           $(215)           $38,869
                                                       =======           ======           =====            =======

Available-for-sale securities:

   Obligations of the U.S. Treasury                    $   991           $    8           $  --            $   999
   Obligations of U.S. Government agencies               9,993               53              --             10,046
   Mortgage-related securities (A)                      29,491              492              (1)            29,982
                                                       -------           ------           -----            -------

          Total debt securities                         40,475              553              (1)            41,027

  Federal Home Loan Bank of Pittsburgh Stock             2,054               --              --              2,054
  Federal Home Loan Mortgage Corporation
     Stock                                                  47            1,645              --              1,692
                                                       -------           ------           -----            -------

            Total equity securities                      2,101            1,645              --              3,746


        Total                                          $42,576           $2,198           $  (1)           $44,773
                                                       =======           ======           =====            =======



(A) Insured or guaranteed by an agency or instrument of the United States Government (FHLMC, FNMA, and GNMA.)

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES


                                ....................... SEPTEMBER 30, 1996.....................



                                                                     GROSS               GROSS
                                                   AMORTIZED       UNREALIZED          UNREALIZED           FAIR
                                                      COST           GAINS               LOSSES             VALUE
                                                   ---------       ----------           ---------          -------
Held-to-maturity securities:

  Municipal securities                               $ 4,105           $    4           $    --            $ 4,109
  Obligations of U.S. government agencies             25,995               --              (520)            25,475
  Mortgage-related securities (A)                     13,386               --              (455)            12,931

          Total                                      $43,486           $    4           $  (975)           $42,515
                                                     =======           ======           =======            =======

Available-for-sale securities:

   Obligations of the U.S. Treasury                  $ 2,974           $   --           $   (11)           $ 2,963
   Obligations of U.S. Government agencies            16,961               --              (155)            16,806
   Mortgage-related securities (A)                    37,785               --              (526)            37,259
                                                     -------           ------           -------            -------

          Total debt securities                       57,720               --              (692)            57,028

   Federal Home Loan Bank of Pittsburgh
    Stock                                              1,958               --                --              1,958
   Federal Home Loan Mortgage  Corporation
     Stock                                                47            1,125                --              1,172
                                                     -------           ------           -------            -------
                                                       2,005            1,125                --              3,130



          Total                                      $59,725           $1,125           $  (692)           $60,158
                                                     =======           ======           =======            =======



(A) Insured or guaranteed by an agency or instrument of the United States Government (FHLMC, FNMA, and GNMA.)

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

The amortized cost and estimated fair value of securities at September 30, 1997, by contractual maturity, are shown below (dollars in thousands).


                                                                  MATURING          MATURING
                                                                  AFTER ONE          AFTER 5
                                                 MATURING          YEAR BUT         YEARS BUT           MATURING
                                                WITHIN ONE          WITHIN          WITHIN 10           AFTER 10
                                                   YEAR            5 YEARS            YEARS               YEARS              TOTAL
                                                  ------           -------          ---------           --------            -------
Held-to-maturity securities:

   Municipal securities                           $   --            $   --            $ 2,417            $ 6,546            $ 8,963
   Obligations of U.S. Government
     agencies                                         --             5,000             12,997              2,000             19,997
   Mortgage-related securities                        --               244                 --              9,721              9,965

        Total securities at  amortized
         cost                                     $    0            $5,244            $15,414            $18,267            $38,925
                                                  ======            ======            =======            =======            =======

        Total securities at fair  value           $    0            $5,247            $15,393            $18,229            $38,869
                                                  ======            ======            =======            =======            =======

     Weighted Average Yield                           --              5.95%              6.60%              5.88%              6.17%
                                                  ------            ------            -------            -------            -------

Available-for-sale securities:

   Obligations of the U.S.  Treasury              $  991            $   --            $    --            $    --            $   991
   Obligations of U.S. Government
    agencies                                       1,000             5,993              3,000                 --              9,993
   Mortgage-related securities                     2,628             1,384                 --             25,479             29,491
   Equity securities                               2,101                --                 --                 --              2,101
                                                  ------            ------            -------            -------            -------

        Total securities at amortized
          cost                                    $6,720            $7,377            $ 3,000            $25,479            $42,576
                                                  ======            ======            =======            =======            =======

        Total securities at fair value             8,380             7,412              3,026             25,955             44,773
                                                  ======            ======            =======            =======            =======

     Weighted Average Yield                         6.67%             7.43%              7.29%              6.64%              6.83%
                                                  ------            ------            -------            -------            -------


Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Weighted average yields are based on amortized cost including municipal securities which are not reported on a tax-equivalent basis.

Proceeds from sales of securities available for sale during the year ended September 30, 1997 were $26,804,480 resulting in gross realized gains of $63,251 and gross realized losses of $626,366.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

The Bank did not sell any securities during the year ended September 30, 1996.

The proceeds from sales of securities available for sale during the year ended September 30, 1995 were $2,994,844, resulting in gross realized losses of $5,914.

Accrued interest receivable on securities amounted to $821,363 and $1,051,488 at September 30, 1997 and 1996, respectively.

Securities, carried at approximately $30,514,940 at September 30, 1997, were pledged to secure public deposits as required by law.


On December 31, 1995, the Bank transferred certain held-to-maturity securities to the available-for-sale investment portfolio. The amortized cost of the securities was approximately $37,785,000 with an unrealized loss net of taxes of approximately $377,000. This transfer was in accordance with a special reassessment provision contained within a Special Report issued by the Financial Accounting Standards Board ("FASB").



The unamortized premiums on mortgage-related securities amounted to $339,472 and $425,355 as of September 30, 1997 and 1996, respectively. The unearned discount on mortgage-related securities amounted to $93,353 and $69,149 as of September 30, 1997 and 1996, respectively.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

3.          Loans

Loans are summarized as follows:


                                                          At September 30
                                                          ---------------
                                                      1997                 1996
                                                   ---------            ---------
Real Estate loans:
   One-to-four family                              $ 179,101            $ 170,773
   Multiple family and commercial                      6,701                4,429
   Construction                                        5,818                5,129
                                                   ---------            ---------
Total real estate loans                              191,620              180,331
                                                   ---------            ---------
Consumer Loans:
   Home equity loans and lines of credit              41,278               38,054
   Automobile                                         13,678               10,594
   Education                                           2,348                2,538
   Unsecured lines of credit                           1,310                  959
   Other                                               3,229                3,309
                                                   ---------            ---------

Total consumer loans                                  61,843               55,454
                                                   ---------            ---------
Commercial loans                                      10,775                9,280
                                                   ---------            ---------
Total loans                                          264,238              245,065
                                                   ---------            ---------
          Less:
          Allowances for loan losses                  (1,272)                (730)
          Deferred loan origination fees              (1,497)              (1,419)
                                                   ---------            ---------
Total loans, net                                   $ 261,469            $ 242,916
                                                   =========            =========


Accrued interest receivable on loans amounted to $1,347,982 and $ 1,286,374 at September 30, 1997, and 1996, respectively.

Impaired loans and the related specific loan loss allowances were as follows (in thousands):

                                                                               September 30,
                                                                               -------------
                                                              1997                                        1996
                                           -----------------------------------------    ----------------------------------------

                                                           Allowance                                    Allowance
                                           Recorded           for            Net         Recorded          for            Net
                                           Investments       Losses       Investment    Investment        Losses      Investment
                                           -----------       ------       ----------    ----------        ------      ----------
Non-accrual loans:
            With specific allowances           $290           $ 68           $222           $292           $ 55           $237


Other impaired loans:
            With specific allowances           $187           $108           $ 79           $199           $ 14           $185
                                               ----           ----           ----           ----           ----           ----

                                               $477           $176           $301           $491           $ 69           $422
                                               ====           ====           ====           ====           ====           ====

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

The average net recorded investment in impaired loans for the years ended September 30, 1997, 1996, and 1995, respectively, was $577,951, $515,707, and
$1,334,100. The related amount of interest income recognized on impaired loans was $39,000, $19,000, and $66,000 for the years ended September 30, 1997, 1996, and 1995, respectively.


Non-accrual loans totaled $774,000, $716,000, and $1,234,000 at September
30, 1997, 1996, and 1995, respectively. Loans in non-accrual status as of September 30, 1997, 1996 and 1995 had interest due but not recognized of approximately $86,000, $54,000, and $150,000, respectively. The amount of interest income on these loans that was included in net income in fiscal year 1997, 1996 and 1995 was $53,000, $38,000 and $ 110,000, respectively. The aggregate recorded investment in troubled debt restructuring was $112,000 at September 30, 1997. The gross interest income that would have been recorded if this loan had been current in accordance with the original terms is $16,605. The amount of interest income on the loan that was included in net income for the period was $8,443. The Bank has no commitments to lend additional funds to borrowers whose loans were classified as non-performing or troubled debt restructuring.


The activity in the allowance for loan losses was as follows:

                                                       September 30,
                                                       -------------
                                         1997               1996               1995
                                      -------            -------            -------
Balance, beginning                    $   730            $   724            $   769
Provision charged to income               651                 97                 25
Charge-offs                              (132)               (94)               (95)
Recoveries                                 23                  3                 25
                                      -------            -------            -------

Balance, ending                       $ 1,272            $   730            $   724
                                      =======            =======            =======

At September 30, 1997, 1996, and 1995, the Bank serviced loans for others of $14,197,000, $16,186,000, and $18,785,000, respectively. Loans serviced by others for the Bank as of September 30, 1997, 1996, and 1995 were; $7,721,000, $9,968,000, and $11,812,000, respectively.

An analysis of the activity of loans to directors and officers follows (in thousands):

                                          September 30,1997
                                          -----------------
Balance, beginning of year                        $ 1,205
  New loans and line of credit advances                14
  Repayments                                          (39)
                                                  -------
Balance, end of year                              $ 1,180
                                                  =======

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

4.          Office Properties and Equipment

Properties and equipment by major classification are summarized as follows (in thousands):

                                              1997              1996
                                            -------           -------

Land                                        $   854           $   710
Buildings and improvements                    6,550             6,496
Furniture, fixtures and equipment             3,695             3,462
Leasehold improvements                        1,095             1,094
Renovations in progress                         208                 2
                                            -------           -------

            Total                            12,402            11,764

Less accumulated depreciation                 5,640             5,001
                                            -------           -------

            Net                             $ 6,762           $ 6,763
                                            =======           =======

The Bank has entered into operating leases for several of its branch facilities. The minimum annual rental payments under these leases at September 30, 1997, are as follows (in thousands):

                                   Years ending September 30:
                                   --------------------------

                                   1998                                 $213
                                   1999                                   98
                                   2000                                   89
                                   2001                                   83
                                   2002 and after                        214
                                                                        ----

                                   Total                                $697
                                                                        ====

Rent expense was $261,000, $263,000, and $262,000, for the years ended September 30, 1997, 1996, and 1995, respectively.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

5.          Deposits

Deposits consist of the following major classifications (in thousands):


                                                                                At September 30,
                                                                                ----------------

                                                                   1997                                 1996
                                                                   ----                                 ----

                                                    Weighted                   Percent     Weighted                 Percent
                                                    Average                      of         Average                    of
                                                      Rate        Amount        Total         Rate      Amount       Total
                                                   ---------     --------     ---------     -------    --------    -------
Savings accounts (passbook, statement, clubs)           2.45%    $ 71,779          22.8%       2.52%   $ 73,415       24.0%
Money market accounts                                   2.81%      13,821           4.4%       2.82%     14,520       4.73%
Certificates of deposit less than $100,000              5.42%     161,844          51.5%       5.47%    164,701       53.7%
Certificates of deposit greater than $100,000 (A)                  30,892           9.9%                 22,043        7.1%
NOW Accounts                                            1.49%      27,302           8.7%       1.50%     25,349        8.3%
Non-interest bearing deposits                             --        8,485           2.7%         --       6,778        2.2%
                                                   ---------     --------     ---------     -------    --------    -------

Total deposits at end of period                         4.12%    $314,123     $     100%       4.15%   $306,806    $   100%
                                                   =========     ========     =========     =======    ========    =======



(A)  Deposit balances in excess of $100,000 are not federally insured.


While the certificates frequently are renewed at maturity rather than paid out, a summary of certificates by contractual maturity at September 30, 1997 is as follows (in thousands):


                  Years ending September 30,                    Amount
                  --------------------------                   --------
                  1998                                         $127,375
                  1999                                         $ 37,223
                  2000                                          $21,563
                  2001                                         $  4,697
                  2002                                         $  1,878
                  2003 and thereafter                                 0
                                                               --------
                  Total                                        $192,736
                                                               ========

Interest expense on deposits is comprised of the following:

                                  Year ended September 30,
                                  ------------------------

                             1997           1996           1995
                           -------        -------        -------
Savings accounts           $ 1,765        $ 1,871        $ 2,079
Money market accounts          399            371
Certificates                10,120**        9,549**        7,675**
NOW Accounts                   415            404            960*
                           -------        -------        -------

Total                      $12,699        $12,195        $10,714
                           =======        =======        =======

* Information regarding interest expense on money market accounts was not available prior to the year ended September 1995.

** Information regarding interest expense on certificates of deposit of $100,000 or greater was not available prior to June 1997.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

6.          Federal Home Loan Bank Advances

Under terms of its collateral agreement with the Federal Home Loan Bank of Pittsburgh ("FHLB"), the Bank maintains otherwise unencumbered qualifying assets (principally 1-4 family residential mortgage loans and U.S. Government and Agency notes and bonds) in the amount of at least as much as its advances from the FHLB. The Banks's FHLB stock is also pledged to secure these advances. At September 30, 1997 and 1996, such advances mature as follows (in thousands):

       Due by September 30,       Weighted Average Rate       September 30, 1997
       --------------------       ---------------------       ------------------

       1998                               5.45%                       $8,000
       1999                                  -                             -
       2000                                  -                             -
       2001                               5.49%                        5,000
       2002                               5.69%                       10,000
       Thereafter                         2.53%                          516
                                          ----                       -------

       Total FHLB advances                5.50%                      $23,516
                                          ====                       =======

       Due by September 30,       Weighted Average Rate       September 30, 1996
       --------------------       ---------------------       ------------------

       1998                               5.44%                      $25,000
       1999                                  -                             -
       2000                                  -                             -
       2001                                  -                             -
       2002                                  -                             -
       Thereafter                         2.53%                          534
                                          ----                       -------

       Total FHLB advances                5.38%                      $25,534
                                          ====                       =======


The Bank has included in the preceding table annually renewable lines of credit totalling $41,307,000. The Bank, from time to time, has used the lines of credit to meet liquidity needs. At September 30, 1997 and 1996, the balances outstanding on the lines of credit were $0 and $ 17,000,000 respectively.

7.          Income Taxes

The Small Business Job Protection Act of 1996, enacted August 20, 1996, provides for the repeal of the tax bad debt deduction computed under the percentage of taxable income method. The repeal of the use of this method is effective for tax years beginning after December 31, 1995. Prior to the change in law, the Bank had qualified under the provisions of the Internal Revenue Service Code which permitted it to deduct from taxable income an allowance for bad debts based on 8% of taxable income.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

Upon repeal, the Bank is required to recapture into income, over a six year period, the portion of its tax bad debt reserves that exceed its base year reserves (i.e., tax reserves for tax years beginning before 1988). The base year tax reserves, which may be subject to recapture if the Bank ceases to qualify as a bank for federal income tax purposes, are restricted with respect to certain distributions. The Bank's total tax bad debt reserves at September 30, 1997, are approximately $8.9 million, of which $8.3 million represents the base year amount and $600,000 is subject to recapture. The Bank has previously recorded a deferred tax liability for the amount to be recaptured; therefore, this recapture will not impact the statement of income.



The provision (benefit) for income taxes is summarized as follows
(in thousands):


                                       Year ended September 30,
                                       ------------------------
Current:                       1997             1996             1995
                             -------            -----            -----
  Federal                    $ 1,105            $ 147            $ 827
  State                           84             (291)             101
Deferred - Federal              (441)             156              (29)
                             -------            -----            -----

Total                        $   748            $  12            $ 899
                             =======            =====            =====



The provision for income taxes differs from the statutory rate due to the following (in thousands):



                                                   Year ended September 30,
                                                   ------------------------

                                               1997          1996          1995
                                              -----         -----         -----
Federal income taxes at statutory rate (34%)  $ 724         $ 324         $ 901
Tax exempt interest, net                       (102)          (51)          (11)
State taxes, net of Federal benefit              56          (192)           67
Other, net                                       70           (69)          (58)
                                              -----         -----         -----

Total                                         $ 748         $  12         $ 899
                                              =====         =====         =====
Effective Tax Rate                               35%            1%           34%

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

The components of the net deferred tax liability (asset) are as follows (in thousands):

                                                                                      September 30,
                                                                                      -------------
                                                                                  1997             1996
                                                                                -------            -----
Deferred tax assets:
            Loan fees and costs                                                 $  (261)           $(464)
            Deferred compensation                                                  (127)            (107)
            Foreclosed asset writedowns                                             (14)              (6)
            Provision for abandoned assets                                          (59)               0
            Depreciation                                                             (5)             (25)
            Accrued hospitalization                                                 (33)              10
            Charitable contributions                                                (15)               0
            Book bad debt reserves - loans                                         (516)               0
                                                                                -------            -----

                                                                                $(1,030)           $(592)

Deferred tax liabilities:
            Accretion                                                           $    26            $  29
            Unrealized holding gains on available-for-sale securities               914              180
            Tax bad debt reserves in excess of base year                            215              215
                                                                                -------            -----
            Gross deferred tax liabilities                                      $ 1,155            $ 424
                                                                                -------            -----

                        Net deferred tax liability (asset)                      $   125            $(168)
                                                                                =======            =====


8.          Financial Instruments

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. Commitments to originate loans amounted to $ 4.4 million as of September 30, 1997, of which $1.39 million was for variable-rate loans. The balance of the commitments represent fixed-rate loans with interest rates ranging from 5.385% to 9.5%. At September 30, 1997, the Bank had undisbursed loans in process for construction loans of $ 4.7 million and $16.3 million in undisbursed lines of credit. These instruments involve, to varying degrees, elements of credit, interest rate or liquidity risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of these commitments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank on extension of credit, is based on management's credit assessment of the counterparty. At September 30, 1997, the Bank expects all commitments to be funded within 60 days.

The Bank is required to disclose estimated fair values for its financial instruments. The following describes various limitations and assumptions related to such fair value disclosures.

Limitations. Estimates of fair value are made at a specific point in time, based upon, where available, relevant market prices and information about the financial instrument. Such estimates do not include any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. For a substantial portion of the Bank's financial instruments, no quoted market exists. Therefore, estimates of fair value are necessarily based on a number of significant assumptions (many of which involve events outside the control of management). Such assumptions include assessments of current economic conditions, perceived risks associated with these financial instruments and their counterparties, future expected loss experience, and other factors. Given the uncertainties surrounding these assumptions, the reported fair values represent estimates only, and therefore cannot be compared to the historical accounting model. Use of different assumptions or methodologies are likely to result in significantly different fair value estimates.

The estimated fair values presented neither include nor give effect to the values associated with the Bank's banking, or other businesses, existing customer relationships, extensive branch banking network, property, equipment, goodwill, or certain tax implications related to the realization of unrealized gains or losses. Also, the fair value of non-interest bearing demand deposits, savings, and NOW accounts and money market deposit accounts is equal to the carrying amount because these deposits have no stated maturity. Obviously, this approach to estimating fair value excludes the significant benefit that results from the low-cost funding provided by such deposit liabilities, as compared to alternative sources of funding. As a consequence, the fair value of individual assets and liabilities may not be reflective of the fair value of a banking organization that is a going concern.

The following methods and assumptions were used to estimate the fair value of each major classification of financial instruments at September 30, 1997 and 1996.

Cash and cash equivalents. Current carrying amounts approximate estimated fair value.

Securities.  Current quoted market prices were used to determine fair value.

Loans. Fair values were estimated for portfolios of loans with similar financial characteristics. Loans were segregated by type, and each loan category was further segmented by fixed and adjustable-rate interest terms. The estimated fair value of the segregated portfolios was calculated by discounting cash flows through the estimated maturity

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

using estimated prepayment speeds while using estimated market discount rates that reflect credit and interest rate risk inherent in the loans. The estimate of the maturities and prepayment speeds was based on the Bank's historical experience. Cash flows were discounted using market rates adjusted for portfolio differences.

Accrued interest receivable. Current carrying amounts approximate estimated fair value.

Deposits with no stated maturity. Current carrying amounts approximate estimated fair value.

Certificates of deposit. Fair values were estimated by discounting the contractual cash flows using current market rates offered in the Bank's market area for deposits with comparable terms and maturities.

Federal Home Loan Bank Advances. The fair value of borrowings was estimated using rates currently available to the Bank for debt with similar terms and remaining maturities.

Other borrowings. Current carrying amounts approximate estimated fair value.

Accrued interest payable. Current carrying amounts approximate estimated fair value.

Commitments to extend credit. The majority of the Bank's commitments to extend credit carry current market interest rates if converted to loans. Because commitments to extend credit are generally unassignable by either the Bank or the borrower, they only have value to Bank and the borrower. The estimated fair value approximates the recorded deferred fee amounts.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

The carrying amounts and estimated fair values of the Bank's financial instruments were as follows (in thousands):

                                                                          At September 30,
                                                                          ----------------

                                                                1997                                 1996
                                                                ----                                 ----

                                                    Carrying          Estimated           Carrying          Estimated
                                                     Amount          Fair Value            Amount           Fair Value
                                                    --------         ----------           --------          ----------
Financial Assets:
Cash and cash equivalents                           $ 13,214           $ 13,214           $  4,045           $  4,045
Securities available-for-sale                         44,773             44,773             60,158             60,158
Securities held-to-maturity                           38,925             38,869             43,486             42,515
Loans                                                261,469            261,445            242,916            242,350
Accrued interest receivable                            2,169              2,169              2,338              2,338

Financial Liabilities:
Deposits with no stated maturity which
consist of savings, money market, NOW and
non-interest bearing deposits                        121,386            121,386            120,062            120,062
Certificates of deposit                              192,736            191,328            186,744            184,924
Federal Home Loan Bank advances                       23,516             23,431             25,534             25,317
Other borrowings
Accrued interest payable                                 745                745                540                540

Off balance sheet assets (liabilities):
Loan commitments                                          --              9,141                 --              8,027
Consumer lines of credit                                  --             13,028                 --             11,806
Commercial lines of credit                                --              3,240                 --              1,765


9.  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital and tangible capital (as defined) to total assets (as defined). Management believes, as of September 30, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 1997, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios at September 30, 1997 and 1996 are also presented in the following table (dollars in thousands).


                                                                                                  To be Well Capitalized
                                                                          For Capital            under prompt corrective
                                                 Actual                 Adequacy Purposes             Action Provisions
                                                 ------                --------------------      -----------------------
                                           Amount         Ratio(1)     Amount      Ratio(1)        Amount        Ratio(1)

As of September 30, 1997
------------------------
Risk-based Capital (Total Capital
to risk weighted assets)                   $28,527          14.4%      $15,845        >8.0%        $19,806        >10.0%

Tier I Capital (to risk weighted
assets)                                     27,255          13.8%        7,922        >4.0%         11,883        >6.0%
Core Capital (Tier I Capital to
total assets)                               27,255           7.4%       11,077        >3.0%         18,462        >5.0%

Tangible Capital (Tier I Capital to
total assets)                               27,255           7.4%        5,539        >1.5%            n/a         n/a

As of September 30, 1996
------------------------

Risk-based Capital (Total Capital
to risk weighted assets)                   $26,604          14.3%      $14,930        >8.0%        $18,662        >10.0%

Tier I Capital (to risk weighted
assets)                                     25,874          13.9%        7,465        >4.0%         11,197         >6.0%

Core Capital (Tier I Capital to
total assets)                               25,874           7.1%       10,874        >3.0%         18,123         >5.0%

Tangible Capital (Tier I Capital to
total assets)                               25,874           7.1%        5,437        >1.5%            n/a          n/a


(1) Tangible and core capital are completed as a percentage of total assets of $369 million and $362 million at September 30, 1997 and 1996, respectively. Risk-based capital and Tier I capital is computed as a percentage of total risk-weighted assets of $198 million and $187 million at September 30, 1997 and 1996, respectively.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES


Regulatory capital reconciliation (in thousands):



                                                                           September 30,
                                                                           -------------
                                                                        1997         1996
                                                                     --------      --------
Total equity                                                         $ 28,538      $ 26,127
Unrealized gains on certain available-for-sale securities, net of
taxes                                                                 (1,283)         (253)
                                                                     --------      --------
Tangible and core capital                                              27,255        25,874
Allowances for loan and lease losses                                    1,272           730
                                                                     --------      --------
Risk based capital                                                   $ 28,527      $ 26,604
                                                                     ========      ========


10.   Employee Benefit Plans


The Bank participates in a multiple-employer defined benefit pension plan covering all employees meeting eligibility requirements of being at least age 21 with one year of service with the Bank. Because of the multiple-employer nature of the plan, information regarding the Bank's portion of present values of vested and nonvested benefits is not available. The plan is fully funded and no contributions were required during the years ended September 30, 1997, 1996 and 1995.


Effective March 7, 1994, the Bank implemented a Section 401(k) defined contribution plan which covers substantially all of its employees. The Bank made contributions to this plan of approximately $ $83,000, $77,000 and $73,000 for the years ended September 30, 1997, 1996 and 1995, respectively.

11.  Federal Deposit Insurance Corporation (FDIC) Special Assessment

On September 30, 1996, legislation was enacted to bring the funding level of the Savings Association Insurance Fund (of which the Bank is a member) of the FDIC to the same level as the Bank Insurance Fund of the FDIC. As a result of that legislation, the Bank accrued a single premium payment of $1,744,291 as of September 30, 1996. The impact of this single premium payment, net of estimated federal and state taxes on 1996 net income was approximately $1,047,000. The single premium payment was assessed at 65.7 basis points of the March 31, 1995 deposit base of the Bank. With the enactment of the legislation, the regular assessment rate for the fourth quarter, October 1 to December 31, 1996, was lowered retroactively from 23 to 18 basis points. Beginning January 1, 1997, annual premium assessments further decreased to an annual premium level of 6.4 basis points.

12. Related Party Transactions

The Bank retains a law firm, in which the Chairman of the Bank's Board of Directors also is a member, that provides general legal counsel to the Bank. The Bank paid $49,859, $41,197, and $39,501 for the years ended September 30, 1997, 1996, and 1995, respectively.

13. Service Corporation

FIDACO, Inc., a wholly owned subsidiary of the Bank, was originally formed for the purpose of owning stock in the Bank's service bureau, Financial Accounting Services, Inc.

Assets of FIDACO, Inc. total approximately $ 32,000, $140,000 and $400,000 at September 30, 1997, 1996, and 1995, respectively. Such assets primarily consist of cash and investments in the stock of Hazleton Community Development Corporation. FIDACO, Inc. has no liabilities and results of operations are not significant.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES

14.  Recent Accounting Pronouncements

In September 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Bank will make the appropriate disclosures in the applicable consolidated financial statements, as required.

In September 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. Management has not yet determined the impact, if any, of this statement on the Bank.

15.  Subsequent Event

On November 18, 1997, the Board of Directors of the Bank adopted the Plan of Conversion (the "Plan") pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank. All of the outstanding common stock of the Bank will be acquired in exchange for a portion of the net conversion proceeds (the "Conversion") by a holding company formed expressly for such purpose (the "Company") All of the stock to be issued in the Conversion is being offered to eligible account holders as of September 30, 1996.

The Bank plans to establish an ESOP for the benefit of eligible employees, to become effective upon the Conversion. The ESOP intends to purchase up to 8% of the Common Stock issued in the Conversion utilizing proceeds of a loan from a wholly-owned subsidiary of the Company or a third party lender. The loan will be repaid over a period of 10 years and the collateral for the loan will be the common stock purchased by the ESOP.

Pursuant to the Plan, the Company intends to establish a Charitable Foundation ("Foundation") in connection with the Conversion. The Plan provides that the Bank and the Company will create the Foundation and donate an amount of the Company's common stock equal to 8% of the common stock to be sold in the Conversion. The Foundation will be dedicated to charitable purposes within the communities in which the Bank operates and to complement the Bank's existing community activities. Establishment of the Foundation is subject to the approval of the Bank's members at the special meeting being held to vote upon the Conversion.

FIRST FEDERAL SAVINGS AND LOAN
ASSOCIATION OF HAZLETON AND
SUBSIDIARIES


The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization and would likely be classified as a private foundation. A contribution of common stock to the Foundation by the Company would be tax deductible, subject to a limitation based on 10 percent of the Company's taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding benefit for the tax deduction, during the quarter in which the contribution is made.

The Bank may provide support services to the Foundation including, but not limited to, employee time, office space and accounting support. The Bank expects to provide these services without compensation, however, expenses incurred on behalf of the Foundation are not expected to be significant to the operations of the Bank.

At the time of Conversion, the Bank will establish a liquidation account in an amount equal to its equity as reflected in the latest balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the Conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's or supplemental account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

The costs associated with Conversion will be deferred and will be deducted from the proceeds upon the sale and issuance of stock. In the event the Conversion is not consummated, costs incurred will be charged to expense. At September 30, 1997, there were no deferred conversion costs.

After the conversion, the Bank may not declare or pay dividends on its stock if such declaration and payment would violate statutory or regulatory requirements.

===============================================================================

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NORTHEAST PENNSYLVANIA FINANCIAL CORP., THE BANK OR SANDLER O'NEILL & PARTNERS, L.P. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORTHEAST PENNSYLVANIA FINANCIAL CORP. OR THE BANK SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.

                         ______________________________


                           TABLE OF CONTENTS
                                                                          Page
Summary .....................................................................
Recent Development ..........................................................
Selected Consolidated Financial and
     Other Data of the Bank .................................................
Risk Factors ................................................................
Northeast Pennsylvania Financial Corp. ......................................
First Federal Savings and Loan Association of Hazleton ......................
Regulatory Capital Compliance ...............................................
Use of Proceeds .............................................................
Dividend Policy .............................................................
Market for the Common Stock .................................................
Capitalization ..............................................................
Pro Forma Data ..............................................................
Comparison of Valuation and Pro Forma Information With No Foundation ........
First Federal Savings and Loan Association of Hazleton and
     its Subsidiaries Consolidated Statements of Income .....................
Management's Discussion and Analysis of Financial
     Condition and Results of Operations ....................................
Business of the Bank ........................................................
Federal and State Taxation ..................................................
Regulation ..................................................................
Management of the Company ...................................................
Management of the Bank ......................................................
The Conversion ..............................................................
Restrictions on Acquisition of the Company
     and the Bank ...........................................................
Description of Capital Stock of the Company .................................
Description of Capital Stock of the Bank ....................................
Transfer Agent and Registrar ................................................
Experts .....................................................................
Legal and Tax Opinions ......................................................
Additional Information ......................................................
Index of Consolidated Financial Statements ..................................


                         ------------------------------

UNTIL __________, 1998 OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================


===============================================================================






                                5,175,000 Shares







                             NORTHEAST PENNSYLVANIA
                                 FINANCIAL CORP.

                          (Proposed Holding Company for
                            First Federal Savings and
                          Loan Association of Hazleton)




                                  COMMON STOCK



                                 ______________

                                   PROSPECTUS
                                 ______________








                               __________ __, 1998






                        Sandler O'Neill & Partners, L.P.
















===============================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SEC filing(1)..................................................  $   18,961
     OTS filing fee.................................................      14,400
     NASD filing fee(1).............................................       6,928
     AMEX listing fee(1)............................................      30,000
     Printing, postage and mailing..................................     200,000
     Legal fees and expenses (including underwriter's
          counsel)..................................................     240,000
     Accounting fees and expenses...................................     150,000
     Appraisers' fees and expenses (including
          business plan)............................................      29,500
     Marketing fees and selling commissions(1)......................     657,300
     Underwriter's expenses.........................................      10,000
     Conversion agent fees and expenses.............................      20,000
     Transfer agent fees and expenses...............................      10,000
     Certificate printing...........................................       5,000
     Telephone, temporary help and other equipment..................      10,000
     Miscellaneous..................................................      30,211
     TOTAL..........................................................  $1,432,300
                                                                      ==========

----------------------
(1) Unless otherwise noted, based upon the registration and issuance of 6,427,350 shares at $10.00 per share.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)      List of Exhibits (filed herewith unless otherwise noted)


1.1 Engagement Letter between First Federal Savings and Loan Association of Hazleton and Sandler O'Neill & Partners, L.P.*



1.2 Draft Form of Agency Agreement between First Federal Savings and Loan Association of Hazleton and Sandler O'Neill & Partners, L.P.



2.1 Amended Plan of Conversion (including the Amended and Restated Federal Stock Charter and Stock Bylaws of First Federal Savings Bank)



3.1      Certificate of Incorporation of Northeast Pennsylvania Financial Corp.*



3.2      Bylaws of Northeast Pennsylvania Financial Corp.*



3.3 Amended and Restated Federal Stock Charter and Stock Bylaws of First Federal Bank (See Exhibit 2.1 hereto)*



4.0      Draft Stock Certificate of Northeast Pennsylvania Financial Corp.*



5.0      Opinion of Muldoon, Murphy & Faucette re: legality



5.1      Opinion of Morris, Nichols, Arsht & Tunnell re: legality



8.0      Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters



8.1      Opinion of KPMG Peat Marwick LLP re: State Tax Matters*



10.1     Form of First Federal Bank Employee Stock Ownership Plan and Trust*



10.2     Draft ESOP Loan Commitment Letter and ESOP Loan Documents*



10.3 Form of Proposed Employment Agreement between First Federal Bank and certain executive officers*



10.4 Form of Proposed Employment Agreement between Northeast Pennsylvania Financial Corp. and certain executive officers*



10.5 Form of Proposed Change in Control Agreement between First Bank and certain executive officers*



10.6 Form of Proposed Change in Control Agreement between Northeast Pennsylvania Financial Corp. and certain executive officers*



10.7     Form of Proposed First Federal Bank Employee Severance Compensation
         Plan*



10.8     Form of First Federal Bank Supplemental Executive Retirement Plan*



10.9     Form of First Federal Bank Management Supplemental Executive Retirement
         Plan*



16.1 Letter from Parente, Randolph, Orlando, Carey & Associates regarding change in certifying accountant*


23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Parente, Randolph, Orlando, Carey & Associates


23.3     Consent of Muldoon, Murphy & Faucette*



23.4     Consent of Morris, Nichols, Arsht & Tunnell*



23.5     Consent and Subscription Rights Opinion of Keller & Company, Inc.*



24.1     Powers of Attorney*



27.0     Financial Data Schedule*


99.1     Appraisal Report of Keller & Company, Inc. (P)


99.2     Draft of First Federal Charitable Foundation Gift Instrument



----------


* Previously filed
(P) Previously filed pursuant to Rule 202 of Regulation S-T.

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hazleton, Commonwealth of Pennsylvania, on February 6, 1998.


Northeast Pennsylvania Financial Corp.


By:      /s/ E. Lee Beard
         --------------------------
         E. Lee Beard
         President, Chief Executive
         Officer and Director



         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             Name                Title                                  Date
             ----                -----                                  ----
/s/ E. Lee Beard                 President, Chief Executive Officer   February 6, 1998
------------------------------   and Director
E. Lee Beard                     (principal executive officer)

/s/ Patrick J. Owens, Jr.        Chief Financial Officer, Treasurer   February 6, 1998
------------------------------   and Secretary
Patrick J. Owens, Jr.            (principal accounting
                                 and financial officer)

/s/ Thomas L. Kennedy            Chairman of the Board                February 6, 1998
------------------------------
Thomas L. Kennedy

           *                     Director
------------------------------
Paul L. Conard

           *                     Director
------------------------------
William R. Davidson

           *                     Director
------------------------------
Barbara M. Ecker

           *                     Director
------------------------------
R. Peter Haentjens, Jr.

           *                     Director
------------------------------
John P. Lavelle

           *                     Director
------------------------------
Michael J. Leib

           *                     Director
------------------------------
William J. Spear


----------------


* Pursuant to a Power of Attorney dated December 24, 1997 and filed as Exhibit
  24.1 to the Registration Statement on Form S-1 of Northeast Pennsylvania Financial Corp. on December 24, 1997.

       As filed with the Securities and Exchange Commission on February 6, 1998
                                                      Registration No. 333-43281


                     =======================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------


                                    EXHIBITS

                                     TO THE


                      PRE-EFFECTIVE AMENDMENT NO. 1 TO THE


                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  ------------


                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.

             (Exact name of registrant as specified in its charter)

                     =======================================

                                TABLE OF CONTENTS


LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)


1.1 Engagement Letter between First Federal Savings and Loan Association of Hazleton and Sandler O'Neill & Partners, L.P.*



1.2 Draft Form of Agency Agreement between First Federal Savings and Loan Association of Hazleton and Sandler O'Neill & Partners, L.P.



2.1 Amended Plan of Conversion (including the Amended and Restated Federal Stock Charter and Stock Bylaws of First Federal Bank)



3.1      Certificate of Incorporation of Northeast Pennsylvania Financial Corp.*



3.2      Bylaws of Northeast Pennsylvania Financial Corp.*



3.3 Amended and Restated Federal Stock Charter and Stock Bylaws of First Federal Bank (See Exhibit 2.1 hereto)*



4.0      Draft Stock Certificate of Northeast Pennsylvania Financial Corp.*



5.0      Opinion of Muldoon, Murphy & Faucette re: legality



5.1      Opinion of Morris, Nichols, Arsht & Tunnell re: legality



8.0      Opinion of Muldoon, Murphy & Faucette re: Federal Tax Matters



8.1      Opinion of KPMG Peat Marwick LLP re: State Tax Matters*



10.1     Form of First Federal Bank Employee Stock Ownership Plan and Trust*



10.2     Draft ESOP Loan Commitment Letter and ESOP Loan Documents*



10.3 Form of Proposed Employment Agreement between First Federal Bank and certain executive officers*



10.4 Form of Proposed Employment Agreement between Northeast Pennsylvania Financial Corp. and certain executive officers*



10.5 Form of Proposed Change in Control Agreement between First Bank and certain executive officers*



10.6 Form of Proposed Change in Control Agreement between Northeast Pennsylvania Financial Corp. and certain executive officers*



10.7     Form of Proposed First Federal Bank Employee Severance Compensation
         Plan*



10.8     Form of First Federal Bank Supplemental Executive Retirement Plan*



10.9     Form of First Federal Bank Management Supplemental Executive Retirement
         Plan*



16.1 Letter from Parente, Randolph, Orlando, Carey & Associates regarding change in certifying accountant*


23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Parente, Randolph, Orlando, Carey & Associates


23.3     Consent of Muldoon, Murphy & Faucette*



23.4     Consent of Morris, Nichols, Arsht & Tunnell*



23.5     Consent and Subscription Rights Opinion of Keller & Company, Inc.*



24.1     Powers of Attorney*



27.0     Financial Data Schedule*


99.1     Appraisal Report of Keller & Company, Inc. (P)


99.2     Draft of First Federal Charitable Foundation Gift Instrument


----------


* Previously filed
(P) Previously pursuant to Rule 202 of Regulation S-T.